UNITED NATURAL FOODS, INC.,
UNITED NATURAL FOODS WEST, INC.
and certain other Subsidiaries from time to time,
as U.S. Borrowers
and
UNFI CANADA, INC.,
as Canadian Borrower
______________________________________________________________________________
LOAN AGREEMENT
Dated as of August 30, 2018
U.S.$2,000,000,000.00
______________________________________________________________________________
CERTAIN FINANCIAL INSTITUTIONS,
as Lenders
and
BANK OF AMERICA, N.A.,
as Administrative Agent
BANK OF AMERICA, N.A. (acting through its Canada branch),
as Canadian Agent

GOLDMAN SACHS BANK USA, WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION,
as Co-Syndication Agents

and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
GOLDMAN SACHS BANK USA, WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91162358v46

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91162358v46	-im#-

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91162358v46	-iim#-

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91162358v46	-iiim#-

(continued)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91162358v46	-ivm#-

LIST OF EXHIBITS AND SCHEDULES
Exhibit A    U.S. Revolver Note
Exhibit B    Canadian Note
Exhibit C    Assignment and Acceptance
Exhibit D    Assignment Notice
Exhibit E    Intercreditor Agreement
Exhibit F    Credit Card Notification

Schedule 1.1(a)    U.S. Revolver Commitments and Canadian Commitments of Lenders
Schedule 1.1(b)    Fiscal Periods; Fiscal Quarters
Schedule 9.1.4    Names and Capital Structure
Schedule 9.1.11    Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14    Environmental Matters
Schedule 9.1.16    Litigation
Schedule 9.1.18    Pension Plans
Schedule 9.1.20    Labor Contracts
Schedule 10.1.11    Post-Closing Deliverables
Schedule 10.2.1    Existing Debt
Schedule 10.2.2    Existing Liens
Schedule 10.2.5    Existing Investments
Schedule 10.2.17    Existing Affiliate Transactions

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91162358v46	-vm#-

LOAN AGREEMENT
THIS LOAN AGREEMENT is dated as of August 30, 2018, by and among UNITED NATURAL FOODS, INC., a Delaware corporation (“UNFI”), UNITED NATURAL FOODS WEST, INC., a California corporation (“UNFW”) and certain Subsidiaries of UNFI party hereto from time to time that become borrowers pursuant to Section 10.1.9 (each such Subsidiary, together with UNFI and UNFW, collectively, “U.S. Borrowers”), UNFI CANADA, INC., a corporation organized under the Canada Business Corporations Act (“Canadian Borrower” and, together with U.S. Borrowers, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (“Administrative Agent”), BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian agent for the Lenders (“Canadian Agent”), the Co-Syndication Agents set forth on the cover page hereof, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, GOLDMAN SACHS BANK USA, and WELLS FARGO BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION, as Joint Lead Arrangers and Joint Bookrunners.
R E C I T A L S:
WHEREAS, on the Closing Date, UNFI will acquire (the “Supervalu Acquisition”) Supervalu Inc., a Delaware corporation (“Supervalu”), pursuant to the Agreement and Plan of Merger, dated as of July 25, 2018 (together with the schedules and exhibits thereto and as amended, restated, amended and restated, supplemented or otherwise modified from time to time in a manner not prohibited hereunder, the “Supervalu Acquisition Agreement”), by and among, inter alia, Supervalu Inc., UNFI and Supervalu Enterprises, Inc., a wholly-owned subsidiary of UNFI incorporated under the laws of the State of Delaware.
WHEREAS, in connection with the foregoing, the Borrowers have requested the Lenders to make available to the Borrowers an asset based revolving credit facility in an aggregate principal amount of U.S.$2,000,000,000, which facility will consist of U.S. Revolver Commitments of U.S.$1,950,000,000 and Canadian Commitments of U.S.$50,000,000, and the proceeds under which will be used for the purposes set forth in Section 2.1.3.
WHEREAS in connection with the foregoing, on the Closing Date, the Borrower Agent shall use the proceeds of (x) cash on hand, (y) the loans incurred under the Term Loan Facility and (z) the Loans made on the Closing Date to fund (i) the payment of consideration pursuant to the terms and conditions of the Supervalu Acquisition Agreement, and the other payments contemplated by the Supervalu Acquisition Agreement, (ii) the repayment in full (or the termination, discharge or defeasance) of, and termination of commitments under, all outstanding indebtedness (and the release of guarantees and liens securing such indebtedness) of (A) the Borrower Agent and its Subsidiaries under (1) the Term Loan Agreement, dated as of August 14, 2014, by and among the Borrower Agent, Bank of America, N.A., as administrative agent, the lenders party thereto and the other parties party thereto (the “Existing UNFI Term Loan Credit Agreement”) and (2) that Third Amended and Restated Loan and Security Agreement, dated as of April 29, 2016, by and among UNFI, UNFW, THE Canadian Borrower, the lenders party thereto, the Administrative Agent and the other parties party thereto (the “Existing UNFI ABL Credit Agreement”) (including the payment in full of any outstanding interest, fees and expenses owing or accruing under or in respect of the Existing UNFI ABL Credit Agreement) and (B) Supervalu Inc. and its Subsidiaries under (1) the Second Amended and Restated Term Loan Credit Agreement, dated as of January 31, 2014, by and among Supervalu Inc., Goldman Sachs Bank USA, as administrative agent, the lenders party thereto and the other parties party thereto, (2) the Amended and Restated Credit Agreement, dated as of March 21, 2013, by and among Supervalu Inc., Wells

Fargo Bank, National Association, as administrative agent, the lenders party thereto and the other parties party thereto, (3) Supervalu Inc.’s 6.75% Senior Notes due June 1, 2021 and (4) Supervalu Inc.’s 7.75% Senior Notes due November 15, 2022 (the repayment, termination, discharge, defeasance, arrangement and release of all such indebtedness in this clause (ii) or, solely, in the case of the Existing UNFI Term Loan Credit Agreement, the giving of irrevocable notice for the repayment or redemption thereof in full, collectively, the “Closing Date Refinancing”), (iii) fees and expenses incurred in connection with the foregoing and transactions related thereto and (iv) working capital and general corporate purposes.
WHEREAS, substantially concurrently with the closing of the Supervalu Acquisition, the Borrower Agent is entering into the Term Loan Agreement to incur first lien term loans in an aggregate principal amount of up to $2,150,000,000, subject to the terms of the Intercreditor Agreement.
WHEREAS, the Lenders have indicated their willingness to make Loans, and the Issuing Banks have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
SECTION 1.    DEFINITIONS; RULES OF CONSTRUCTION
1.1.    Definitions. As used herein, the following terms have the meanings set forth below:
ABL Priority Collateral: as defined in the Intercreditor Agreement.
Account: as defined in the UCC or PPSA, as applicable, and all “claims” (for purposes of the Civil Code of Québec), including all rights to payment for goods sold or leased, or for services rendered.
Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible, including, without limitation, a Credit Card Issuer, a Credit Card Processor, a Fiscal Intermediary or another Third Party Payor.
Acquired EBITDA: with respect to any Acquired Entity or Business for any period or any Converted Restricted Subsidiary, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.
Acquired Entity or Business: the meaning specified in the definition of the term “Consolidated EBITDA.”
Adjusted Aggregate Availability: the sum of (a) Aggregate Availability, plus (b) subject to Section 10.1.1(c), the amount by which (i) the sum of (A) the U.S. Accounts Formula Amount, plus (B) the U.S. Credit Card Receivables Formula Amount, plus (C) the U.S. Inventory Formula Amount, plus (D) the U.S. Pharmacy Receivables Formula, plus (E) Pharmacy Scripts Availability, plus (F) the Canadian Accounts Formula Amount, plus (G) the Canadian Inventory Formula Amount, minus (H) the Availability Reserve exceeds (ii) the Aggregate Commitments; provided, that the amount in this clause (b) shall not exceed an amount equal to 2.50% of the Aggregate Commitments as of the applicable date of determination.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Administrative Agent: as defined in the preamble to this Agreement.
Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.
Agent or Applicable Agent: the Administrative Agent or the Canadian Agent, as the context requires.
Agent Indemnitees: each Agent and its Affiliates and their respective officers, directors, employees, agents and attorneys.
Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by any Agent.
Aggregate Availability: on any date of determination, an amount equal to the sum of (a) U.S. Revolver Availability plus (b) Canadian Availability.
Aggregate Availability Certificate: a certificate, in form satisfactory to Administrative Agent, by which Borrowers certify as to the daily average Aggregate Availability, U.S. Revolver Availability and Canadian Availability (a) for purposes of determining the termination date of a Trigger Event, for the thirty (30) consecutive days prior to such termination date, and (b) for all other purposes herein, for the most recently ended Fiscal Quarter.
Aggregate Borrowing Base: on any date of determination, an amount equal to the sum of (a) the U.S. Revolver Borrowing Base plus (b) the Canadian Borrowing Base.
Aggregate Canadian Commitments: the aggregate amount of Canadian Commitments of all Canadian Lenders.
Aggregate Commitments: the Aggregate U.S. Revolver Commitments and the Aggregate Canadian Commitments.
Aggregate U.S. Revolver Commitments: the aggregate amount of U.S. Revolver Commitments of all U.S. Revolver Lenders.
Agreement: this Loan Agreement.
Allocable Amount: as defined in Section 5.11.3.
Anti-Corruption Laws: all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption.
Anti-Terrorism Laws: any applicable laws relating to terrorism or money laundering, including the Patriot Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and associated regulations and guidance and the Criminal Code (Canada).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Applicable Commitment Termination Date: the U.S. Revolver Commitment Termination Date or the Canadian Commitment Termination Date, as the context requires.
Applicable Floating Rate: the Base Rate or the Canadian Prime Rate, as the context requires.
Applicable Floating Rate Loans: Base Rate Loans or Canadian Prime Rate Loans, as the context requires.
Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.
Applicable Lenders: with respect to (a) U.S. Revolver Loans and Letters of Credit issued for the account or benefit of the U.S. Borrowers or their Subsidiaries, the U.S. Revolver Lenders, and (b) Canadian Loans and Letters of Credit issued for the account or benefit of the Canadian Borrower or its Subsidiaries, the Canadian Lenders.
Applicable Margin: with respect to any Type of Loan, the margin set forth below, as determined by the daily average Aggregate Availability for the last Fiscal Quarter:

Level	Aggregate Availability (Daily Average)	Applicable Floating Rate Loans	Applicable Offered Rate Loans
I	> 66.67%	0.00%	1.00%
II	< 66.67% but > 33.33%	0.25%	1.25%
III	< 33.33%	0.50%	1.50%

From and after the Closing Date until the last day of the first full Fiscal Quarter ending after the Closing Date, margins shall be determined as if Level II were applicable. Thereafter, the margins shall be subject to increase or decrease based upon daily average Aggregate Availability for the most recently ended Fiscal Quarter upon receipt by Administrative Agent pursuant to Section 10.1.2 of the Aggregate Availability Certificate for the most recently ended Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any Aggregate Availability Certificate due in the preceding month has not been received, then, at the option of Administrative Agent or Required Lenders, the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.
Applicable Offered Rate: LIBOR or the BA Equivalent Rate, as the context requires.
Applicable Offered Rate Loans: LIBOR Loans or BA Equivalent Rate Loans, as the context requires.
Applicable Termination Date: the U.S. Revolver Termination Date or the Canadian Termination Date, as the context requires.
Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.
Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of the Borrower Agent or any Subsidiary thereof, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.
Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C or otherwise satisfactory to the Applicable Agent.
Attributable Debt: on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon ABL Priority Collateral that are senior to any Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom), but not in excess of the Value of the affected ABL Priority Collateral; and (e) such additional reserves (including, without limitation, a reserve equal to the amount outstanding under all Seller Notes), in such amounts and with respect to such matters, as the Administrative Agent in its Permitted Discretion may elect to impose from time to time, including reserves with respect to amounts owing by any Borrowing Base Obligor to any Person to the extent secured by a Lien on, or trust over, any ABL Priority Collateral including pursuant to PACA and/or PSA, or the rights of suppliers under Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or of farmers, fishermen and aquaculturists under Section 81.2 of the Bankruptcy and Insolvency Act (Canada) and Prior Claims.
Available Equity Amount: at any time (the “Available Equity Amount Reference Time”), an amount equal to, without duplication, (a) the amount of any capital contributions or other equity issuances (or issuances of Debt or Disqualified Equity Interests, in each case after the Closing Date, that have been converted into or exchanged for Qualified Equity Interests) received as cash equity by any Borrower (including to the extent issued by a direct or indirect parent company of any Borrower and subsequently contributed to any Borrower as Qualified Equity Interests) during the 30-day period immediately preceding the Available Equity Amount Reference Time, but excluding all proceeds from the issuance of Disqualified Equity Interests, plus (b) the aggregate amount of all dividends, returns, interests, profits, distributions, income and similar amounts (in each case, to the extent made in cash or Cash Equivalents) received by any Borrower or any Subsidiary on Investments made using the Available Equity Amount during the period from and including the Business Day immediately following the Closing Date through and including the Available Equity Amount Reference Time minus (c) the sum, without duplication, and, without taking into account the proposed portion of the Available Equity Amount calculated above to be used at the applicable Available Equity Amount Reference Time, of:
(a)    the aggregate amount of any Investments made by any Borrower or any Subsidiary using the Available Equity Amount after the Closing Date and prior to the Available Equity Amount Reference Time;
(b)    the aggregate amount of Distributions made by any Borrower or any Subsidiary using the Available Equity Amount pursuant to Section 10.2.4(h) after the Closing Date and prior to the Available Equity Amount Reference Time; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c)    the aggregate amount expended on prepayments, repurchases, redemptions, defeasements and acquisitions, in each case of Junior Debt, made by any Borrower or any Subsidiary using the Available Equity Amount after the Closing Date and prior to the Available Equity Amount Reference Time.
BA Equivalent Rate: for the applicable Interest Period of each BA Equivalent Rate Loan, the rate of interest per annum equal to the annual rates applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed BA Equivalent Rate Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 A.M. on such day (or, if such day is not a Business Day, as of 10:00 A.M. on the immediately preceding Business Day), provided, that if such rates do not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 A.M. on such day at which a Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by Bank of America-Canada Branch is then offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term); provided, that in no event shall the BA Equivalent Rate be less than zero.
BA Equivalent Rate Loan: any Loan in Canadian Dollars bearing interest at a rate determined by reference to the BA Equivalent Rate. All BA Equivalent Rate Loans shall be denominated in Canadian Dollars.
Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
Bail-In Legislation: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.
Bank of America-Canada Branch: Bank of America, N.A. (acting through its Canada branch), and its successors and assigns.
Bank of America Indemnitees: Bank of America and its Affiliates and their respective officers, directors, employees, branches (including Bank of America-Canada Branch), agents, mandataries, and attorneys.
Bank Product: any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by any Borrower or Subsidiary, other than Letters of Credit.
Bank Product Reserve: the sum of (a) with respect to Qualified Secured Bank Product Obligations, an amount equal to the sum of the maximum amounts of the then outstanding Qualified Secured Bank Product Obligations to be secured as set forth in the notices delivered by Secured Bank Product Providers providing such Qualified Secured Bank Product Obligations and the Borrower Agent to the Administrative Agent in accordance with clause (b) of the definition of Secured Bank Product

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Providers plus (b) with respect to any other Secured Bank Product Obligations, the aggregate amount of reserves established by Administrative Agent from time to time in its Permitted Discretion to reflect the reasonably anticipated liabilities in respect of such other then outstanding Secured Bank Product Obligations.
Bankruptcy Code: Title 11 of the United States Code.
Base Rate: for any day, a per annum rate equal to the highest of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) LIBOR for a one-month interest period as determined on such day, plus 1.0%.
Base Rate Loan: any Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in U.S. Dollars.
Beneficial Ownership Certification: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.
Benefits Plan: (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
Board of Governors: the Board of Governors of the Federal Reserve System.
Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor, (ii) is evidenced by notes, drafts, bonds, debentures, credit agreements or similar instruments, (iii) accrues interest in the absence of default or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property (excluding trade payables owing in the Ordinary Course of Business); (b) Capital Leases; (c) reimbursement obligations with respect to standby letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.
Borrower Agent: as defined in Section 4.4.
Borrower Materials: U.S. Revolver Borrowing Base information, Canadian Borrowing Base information, Compliance Certificates, Aggregate Availability Certificates, reports, financial statements and other written materials delivered by Borrowers hereunder, as well as other Reports and written information provided by Administrative Agent to Lenders.
Borrowers: as defined in the preamble to this Agreement.
Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.
Borrowing Base Certificate: a certificate, in form satisfactory to Administrative Agent, prepared by Borrowers, by which a Senior Officer of Borrower Agent certifies the calculation of the U.S. Revolver Borrowing Base and the Canadian Borrowing Base.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Borrowing Base Obligor: each U.S. Borrowing Base Obligor and the Canadian Borrower.
Business Day: any day other than (a) a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York, (b) if such day relates to a LIBOR Loan, any such day on which dealings in U.S. Dollar deposits are conducted between banks in the London interbank Eurodollar market, and (c) when used with reference to a Canadian Loan, any other day on which banks are permitted or required to be closed in Toronto, Ontario, Canada or Montreal, Quebec, Canada.
California Producer’s Lien Law: §55631, et seq. of the California Food and Agricultural Code.
Canadian Accounts Formula Amount: 90% of the U.S. Dollar Equivalent of the Value of Eligible Accounts of the Canadian Borrower; provided, however, that such percentage shall be reduced by 1.0% for each percentage point of Dilution.
Canadian Agent: as defined in the preamble to this Agreement.
Canadian Availability: the Canadian Borrowing Base minus the Total Canadian Outstandings.
Canadian Borrower: as defined in the preamble to this Agreement.
Canadian Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the Aggregate Canadian Commitments; and (b) subject to Section 10.1.1(c), the sum of the Canadian Accounts Formula Amount, plus the Canadian Inventory Formula Amount, plus Qualified Cash of the Canadian Borrower, minus the Availability Reserve (it being understood that the amount of the Availability Reserve shall be allocated, in the Permitted Discretion of the Administrative Agent and without duplication, between the U.S. Revolver Borrowing Base and the Canadian Borrowing Base).
Canadian Commitment: for any Canadian Lender, its obligation to make Canadian Loans and to participate in Canadian LC Obligations up to the maximum principal U.S. Dollar amount shown on Schedule 1.1(a), as hereafter modified pursuant to Section 2.1.7 or an Assignment and Acceptance to which it is a party.
Canadian Commitment Termination Date: the earliest to occur of (a) the Canadian Termination Date; (b) the date on which the Canadian Borrower terminates the Aggregate Canadian Commitments pursuant to Section 2.1.4; or (c) the date on which the Aggregate Canadian Commitments are terminated pursuant to Section 11.2.
Canadian Debtor Relief Laws: the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, dissolution or similar provincial, territorial, federal or other applicable jurisdictional debtor relief laws of Canada.
Canadian Deed of Hypothec: any deed of hypothec creating a hypothec in favor of the Canadian Agent, as hypothecary representative for the benefit of the Secured Parties, pursuant to the laws of the Province of Quebec on the assets of any Obligor existing under the laws of the Province of Quebec, having its domicile (within the meaning of the Civil Code of Quebec) in the Province of Quebec or having a place of business or tangible property situated in the Province of Quebec.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Canadian Dollar Equivalent: of any amount means, at the time of determination thereof, (a) if such amount is expressed in Canadian Dollars, such amount and (b) if such amount is denominated in any other currency, the equivalent of such amount in Canadian Dollars as determined by the Canadian Agent using the Spot Rate.
Canadian Dollars or CD$: the lawful currency of Canada.
Canadian Guarantor: any Guarantor that is a Canadian Subsidiary.
Canadian Intellectual Property Security Agreements: any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on Intellectual Property owned by the Canadian Borrower to the Canadian Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Canadian Security Agreement.
Canadian Inventory Formula Amount: 90% of the NOLV Percentage of the U.S. Dollar Equivalent of the Value of Eligible Inventory of the Canadian Borrower.
Canadian LC Conditions: the following conditions necessary for issuance of a Letter of Credit for the account or benefit of the Canadian Borrower or any of its Subsidiaries: (a) each of the conditions set forth in Section 6 shall have been satisfied (or, solely with respect to any such Letter of Credit issued on the Closing Date, the conditions set forth in Section 6.2 only); (b) after giving effect to such issuance, the U.S. Dollar Equivalent of Canadian LC Obligations does not exceed U.S.$5,000,000, Total LC Obligations do not exceed U.S.$125,000,000, no Overadvance exists, no Canadian Overadvance exists, Total Canadian Outstandings do not exceed the Canadian Borrowing Base, and Total Outstandings do not exceed the Aggregate Borrowing Base; (c) the expiration date of such Letter of Credit is (i) no more than one year from issuance (or such longer period of time as may be agreed by the applicable Issuing Bank in its discretion) in the case of standby Letters of Credit, and (ii) no more than 120 days from issuance (or such longer period of time as may be agreed by the applicable Issuing Bank in its discretion) in the case of commercial Letters of Credit, (d) the Letter of Credit and payments thereunder are denominated in Canadian Dollars or U.S. Dollars, (e) the form of the proposed Letter of Credit is reasonably satisfactory to the Canadian Agent and the applicable Issuing Bank and (f) the Total LC Obligations with respect to Letters of Credit issued by the applicable Issuing Bank would not exceed such Issuing Bank’s LC Commitment with respect to the issuance of Letters of Credit for the account or benefit of the Canadian Borrower or any of its Subsidiaries.
Canadian LC Obligations: the sum (without duplication) of (a) all amounts owing by the Canadian Borrower for any drawings under Letters of Credit issued for the account or on behalf of the Canadian Borrower or any of its Subsidiaries; and (b) the amount available to be drawn under outstanding Letters of Credit issued for the account or on behalf of the Canadian Borrower or any of its Subsidiaries, except to the extent Cash Collateralized.
Canadian Lenders: the Lenders indicated on Schedule 1.1(a) as the Lenders of Canadian Loans, the Canadian Swingline Lenders, any Issuing Bank that issues a Letter of Credit for the account or on behalf of the Canadian Borrower and any other Person who hereafter becomes a “Canadian Lender” pursuant to the terms hereof.
Canadian Loan: (a) a loan made to the Canadian Borrower pursuant to Section 2.1.1(b), (b) any Swingline Loan for the account of the Canadian Borrower, (c) any Overadvance Loan for the account of the Canadian Borrower deemed by the Canadian Agent to be a Canadian Loan and (d) any Canadian Protective Advance.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Canadian Loan Party: each Obligor that is organized or formed under the laws of Canada or any province or territory thereof.
Canadian MEPP: any Canadian Plan that constitutes a multi-employer pension plan within the meaning of the Pension Benefits Act (Ontario) or under applicable pension standards legislation of another Canadian jurisdiction.
Canadian Note: a promissory note executed by the Canadian Borrower in favor of a Canadian Lender in the form of Exhibit B, in the amount of such Canadian Lender’s Canadian Commitment.
Canadian Obligations: the Obligations of the Canadian Borrower or any other Canadian Loan Party, as applicable.
Canadian Overadvance: as defined in Section 2.1.5.
Canadian Pension Event: an event which gives rise to a Lien (other than a Permitted Lien) in respect of a Canadian Plan that is a registered pension plan or pension plan (within the meaning of the Pension Benefits Act (Ontario) or under applicable pension standards legislation of another Canadian jurisdiction) or an event which would entitle a Person (with or without the consent of any Borrower or any of its Subsidiaries) to trigger or request a wind-up or termination, in full or in part, of such a Canadian Plan, or the institution of any procedure or other steps by any Person to trigger the termination of or obtain an order to terminate or wind-up, in full or in part, any such plan, or the receipt by any Borrower or any of its Subsidiaries of material correspondence from a Governmental Authority or any other Person relating to any circumstance or event that could lead to or trigger a potential or actual, partial or full, termination or wind-up of any such plan, or any other event in relation to any such plan which could otherwise reasonably be expected to adversely affect the registered or tax status of any such plan maintained by, sponsored by, or in which participates, any Borrower, or to which any of its Subsidiaries makes contributions.
Canadian Plan: any pension or other employee benefit plan (other than any provincial or territorial medical or drug program to which the Canadian Borrower or any of its Subsidiaries is obliged to directly or indirectly contribute but which is administered by a Governmental Authority) and which is: (a) a plan maintained by the Canadian Borrower or any of its Subsidiaries; (b) a plan to which the Canadian Borrower or any of its Subsidiaries contributes or is required to contribute; (c) a plan to which the Canadian Borrower or any of its Subsidiaries was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which the Canadian Borrower or any of its Subsidiaries or Affiliates has incurred or may incur liability, including contingent liability either to such plan or to any Person, administration or Governmental Authority. For purposes of this provision, “pension plan” means a plan that is subject to registration under the Pension Benefits Act (Ontario) or applicable pension standards legislation of another Canadian jurisdiction.
Canadian Prime Rate: a fluctuating rate per annum equal to the highest of (a) 30-day Reuters Canadian Deposit Offering Rate for bankers’ acceptances plus 1/2 of 1%, (b) the rate of interest publicly announced from time to time by Bank of America-Canada Branch as its reference rate of interest for loans made in Canadian Dollars to Canadian customers and designated as its “prime rate” and (c) BA Equivalent Rate for a one month interest period as determined on such day, plus 1.0%; provided, that in no event shall such rate be less than zero. The “prime rate” is a rate set by Bank of America-Canada Branch based upon various factors, including Bank of America-Canada Branch’s costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Any change in the Canadian Prime Rate due to a change in Bank of America-Canada Branch’s Canadian prime rate shall be effective on the effective date of such change in Bank of America-Canada Branch’s prime rate.
Canadian Prime Rate Loan: any Loan that bears interest based on the Canadian Prime Rate. All Canadian Prime Rate Loans shall be denominated in Canadian Dollars.
Canadian Protective Advance: as defined in Section 2.1.6(b).
Canadian Security Agreement: the Security Agreement, dated as of the Closing Date, by the Canadian Borrower in favor of the Canadian Agent.
Canadian Security Documents: the Closing Date Canadian Security Documents and all other security agreements, deeds of hypothec, pledge agreements, or other collateral security agreements, instruments or documents entered into or to be entered into by a Canadian Loan Party pursuant to which such Canadian Loan Party grants or perfects a security interest in certain of its assets to the Canadian Agent to secure the Canadian Obligations, including PPSA financing statements and financing change statements, as applicable, required to be executed or delivered pursuant to any Closing Date Canadian Security Document, and in each case any applicable joinder agreement to any of the foregoing.
Canadian Subsidiary: a Subsidiary that is organized or formed under the laws of Canada or any province or territory thereof.
Canadian Swingline Lender: Bank of America, N.A. (acting through its Canada branch) in its capacity as provider of Swingline Loans (subject to its right to resign under Section 4.1.3), or any successor swing line lender hereunder that becomes a party hereto pursuant to documentation reasonably agreed between such Canadian Swingline Lender, the Administrative Agent and the Borrower Agent.
Canadian Termination Date: the date that is five years after the Closing Date.
Capital Expenditures: all liabilities incurred or expenditures made by a Borrower or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.
Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to the Applicable Agent to Cash Collateralize any Obligations.
Cash Collateralize: the delivery of cash to the Applicable Agent, as security for the payment of the applicable Obligations, in an amount equal to (a) with respect to the applicable LC Obligations, 105% of the aggregate of such LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), the Applicable Agent’s good faith estimate of the amount that is due or could become due, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.
Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-2 (or better) by S&P or P-2 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 120 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-2 (or better) by S&P or P-2 (or better) by Moody’s, and maturing within twelve months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least U.S. $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.
Cash Management Services: any services provided from time to time to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
Cash Receipts: (i) all proceeds of collections of Accounts, Credit Card Receivables and Pharmacy Receivables, (ii) all available cash receipts from the sale of ABL Priority Collateral (including Inventory) and (iii) all casualty insurance proceeds arising from any of the foregoing.
CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).
Certain Funds Period: the period commencing on the Signing Date and ending on the earlier of (and including) (i) the Pre-Closing Commitment Termination Date and (ii) the Closing Date.
Certified Medicaid Provider: any provider or supplier, including without limitation a pharmacy, that has in effect an agreement with a Governmental Authority of a state to participate in Medicaid.
Certified Medicare Provider: a provider or supplier, including without limitation a pharmacy, that has in effect an agreement with the Centers for Medicare and Medicaid Services to participate in Medicare.
CFC: a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
Change in Law: the occurrence, after the Signing Date, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.
Change of Control: (a) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock of UNFI entitled to exercise more than 50% of the total voting power of all outstanding Voting Stock of UNFI (including any right to acquire

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Voting Stock that is not then outstanding of which such person or group is deemed the beneficial owner); (b) during any period of 12 consecutive months, a majority of the members of the board of directors of UNFI cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board; (c) UNFI shall cease to own 100% of the issued and outstanding Voting Stock of any Borrower (other than UNFI); (d) all or substantially all of a Borrowing Base Obligor’s assets are sold or transferred, other than sale or transfer to another Borrowing Base Obligor (other than to the Canadian Borrower) or (e) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the Term Loan Agreement.
Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of any Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.
Closing Date: the first date on which the conditions set forth in Section 6.2 have been satisfied or waived in accordance with the terms hereof.
Closing Date Canadian Security Documents: the Canadian Security Agreement, the Canadian Intellectual Property Security Agreements and the Canadian Deed of Hypothec.
Closing Date Guaranty Agreement: that certain Continuing Guaranty Agreement dated as of the Closing Date by and among the U.S. Borrowers and the Guarantors party thereto (including, as applicable Supervalu Inc. and its Subsidiaries) and the Administrative Agent.
Closing Date Loan Documents: the Closing Date Guaranty Agreement, the Closing Date Security Documents, the Intercreditor Agreement (to the extent that the Term Loan Facility is entered into on or prior to the Closing Date) and each Note to the extent requested in writing by a Lender at least three (3) Business Days prior to the Closing Date.
Closing Date Refinancing: as defined in the recitals to this Agreement.
Closing Date Security Documents: the Closing Date Canadian Security Documents, the Closing Date U.S. Security Agreement, the U.S. Intellectual Property Security Agreements and the Closing Date Guaranty Agreement.
Closing Date Solvency Certificate: as defined in Section 6.2.11.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Closing Date U.S. Security Agreement: that certain Security Agreement dated as of the Closing Date by and among the U.S. Borrowers and the Guarantors party thereto in favor of the Administrative Agent.
Code: the Internal Revenue Code of 1986.
Collateral: all the “Collateral” as defined in the Security Documents, which shall include substantially all personal property of the Obligors and all other property of whatever kind and nature pledged or charged as collateral under any Security Document; provided, that, the Collateral shall not in any event include (i) any Excluded Property or (ii) any property excluded as Collateral pursuant to any Security Document to the extent such exclusion is consistent with the Guarantee and Collateral Requirement.
Commitment Letter: the second amended and restated commitment letter dated August 8, 2018 by and among the Lead Arrangers and the Borrower Agent.
Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
Company Competitor: any Person that is a bona fide competitor of the Borrowers, Supervalu or any of their respective Subsidiaries.
Compliance Certificate: a certificate, in form reasonably satisfactory to Administrative Agent, by which the Borrower Agent certifies as to (a) the Fixed Charge Coverage Ratio for the most recently ended period of four consecutive Fiscal Quarters, (b) the calculations attached thereto demonstrating the Fixed Charge Coverage Ratio for such period, (c) the daily average Aggregate Availability, U.S. Revolver Availability and Canadian Availability for the most recently ended Fiscal Quarter, and (d) to the extent the Borrowers’ compliance with Section 10.3.1 is required at the time such Compliance Certificate is required to be delivered, the Borrowers’ compliance with such Section.
Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.
Consolidated Cash Interest Charges: as of any date for the applicable period ending on such date with respect to the Borrowers and their Subsidiaries on a consolidated basis, the Consolidated Interest Expense determined on a cash basis only and solely in respect of Debt of the type described in clause (a) of the definition thereof and excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, (ii) any expenses resulting from discounting of indebtedness in connection with the application of recapitalization accounting or purchase accounting, (iii) penalties or interest related to taxes and any other amounts of noncash interest resulting from the effects of acquisition method accounting or pushdown accounting), (iv) the accretion or accrual of, or accrued interest on, discounted liabilities during such period, (v) any one-time cash costs associated with breakage in respect of Hedging Agreements for interest rates, (vi) all non-recurring interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, all as calculated on a consolidated basis in accordance with GAAP and (vii) expensing of bridge, arrangement, structuring, commitment or other financing fees.
Consolidated Depreciation and Amortization Expense: with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the issuance of Debt at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
Consolidated EBITDA: with respect to any Person for any period, the Consolidated Net Income of such Person (and with respect to the Borrowers and their Subsidiaries, such Persons on a consolidated basis) for such period:
(a)increased (without duplication) by the following:

(i)
provision for Taxes based on income or profits or capital, including, without limitation, state franchise, excise and similar Taxes and foreign withholding Taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, deducted (and not added back) in computing Consolidated Net Income; plus

(ii)
Consolidated Interest Expense, of such Person for such period (including (x) net losses or any obligations under any Hedging Agreements or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and (z) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income); plus

(iii)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)
any fees, expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Debt permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to this Agreement, the Term Loan Agreement and any other credit facilities (including fees, expenses or charges of any consultants and advisors incurred in connection with the Transaction or the Supervalu Acquisition) and (B) any amendment or other modification of this Agreement, the Term Loan Agreement and any other credit facilities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)
the amount of any restructuring charge or reserve, integration cost or other business optimization expense or cost, including in connection with establishing new facilities, that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Closing Date, and costs related to the closure and/or consolidation of facilities and to exiting lines of business; plus

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(vi)
any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges, the impact of purchase accounting and all reserves during such period on account of contingent cash payments that may be required in a future period (provided, that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) Borrower Agent may elect not to add back such non-cash charge in the current period and (B) to the extent Borrower Agent elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent) or other items classified by Borrower Agent as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii)	non-cash charges or losses from (A) any joint venture of any Borrower or any Subsidiary and (B) non-cash minority interest reductions; plus

(viii)
the amount of “run-rate” cost savings, synergies and incremental earnings from administrative, selling or production-related activities projected by Borrower Agent in good faith to result from actions taken prior to or during, or expected to be taken following such period (which cost savings, synergies or incremental earnings shall be subject only to certification by a Senior Officer of the Borrower Agent and shall be calculated on a pro forma basis as though such cost savings, synergies or incremental earnings had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (A) a Senior Officer of the Borrower Agent shall have certified to the Administrative Agent that (x) such cost savings, synergies or incremental earnings are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions, and (y) such actions have been taken or are to be taken within eighteen (18) months of the event giving rise thereto and (B) the aggregate increase to Consolidated EBITDA for any period pursuant to this clause (viii) and clause (ii) of the definition of “Pro Forma Adjustment” shall not exceed for any period 25% of Consolidated EBITDA (calculated after giving effect to any increases pursuant to this clause (viii) and clause (ii) of the definition of “Pro Forma Adjustment”); plus

(ix)
(A) any costs or expense incurred by any Borrower or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the any Borrower or Net Proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) of any Borrower and (B) cash payments under long-term management equity incentive plans; plus

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(x)
cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xi)	any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(xii)	realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of any Borrower and its Subsidiaries; plus

(xiii)
net realized losses from Hedging Agreements or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(xiv)	[Intentionally Omitted]; plus

(xv)	the amount of any charges, expenses, costs or other payments in respect of facilities no longer used or useful in the conduct of the business of the Borrowers and their Subsidiaries; plus

(xvi)	costs, expenses and payments in connection with actual or prospective litigation, legal settlements, fines, judgments or orders; plus

(xvii)
any other adjustments or add-backs with respect to the Supervalu Acquisition specified in (but without duplication) (i) the Due Diligence Report prepared by PricewaterhouseCoopers LLP, dated as of June 2018 and delivered to certain Lead Arrangers on June 22, 2018 and (ii) the “Project Eden” Financial Due Diligence Assistance Report prepared by KPMG LLP and dated as of June 20, 2018 provided that in no event shall the aggregate amount added to Consolidated EBITDA pursuant to this clause (xvii) in any period exceed $214,000,000;

(b)	decreased (without duplication) by the following:

(i)
non-cash gains increasing Consolidated Net Income of such Person for such period (other than any such amounts in connection with the sale of routes to independent operators), excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(ii)
realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrowers and their Subsidiaries; plus

(iii)
any net realized income or gains from any obligations under any Hedging Agreements or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(iv)
any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45;

(c)increased or decreased (without duplication) by, as applicable, any non-cash adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation; and
(d)increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment.
There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by any Borrower or any Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by such Borrower or such Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Senior Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining the Consolidated EBITDA for any period, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by any Borrower or any Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition).
Consolidated First Lien Net Leverage Ratio: with respect to any most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis, the ratio of (a) Consolidated Total Debt (i) that is secured by a Lien on the Collateral on a pari passu or senior priority basis with the Liens securing the Term Loan Facility (but without regard to the control of remedies) or (ii) that constitutes Capital Lease obligations of the Borrower Agent or any of its Subsidiaries, plus, the principal amount of Obligations, as of the last day of such most recently ended period of four consecutive Fiscal Quarters

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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calculated on a pro forma basis to (b) Consolidated EBITDA of the Borrowers and the Subsidiaries for such most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis.
Consolidated Interest Expense: with respect to any Person for any period (and with respect to the Borrowers and Subsidiaries, such Persons on a consolidated basis), without duplication, the sum of:
(a)consolidated interest expense of such Person for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Debt at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments, (d) the interest component of Capital Lease obligations and (e) net payments, if any, pursuant to interest rate obligations under any Hedging Agreements with respect to Debt); plus
(b)consolidated capitalized interest of such Person for such period, whether paid or accrued; less
(c)interest income for such period.
For purposes of this definition, interest on a Capital Lease obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease obligation in accordance with GAAP.
Consolidated Net Income: with respect to any Person for any period, the net income (loss) of such Person for such period determined on a consolidated basis in accordance with GAAP (and with respect to the Borrowers and Subsidiaries, such Persons on a consolidated basis); provided, however, that there will not be included in such Consolidated Net Income:
(a)any net gain (or loss) from disposed, abandoned or discontinued operations and any net gain (or loss) on disposal of disposed, discontinued or abandoned operations;
(b)any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of any Borrower or any Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Senior Officer or the board of directors of the Borrower Agent), including the gain on the sale of routes to independent operators;
(c)any extraordinary expenses, exceptional, unusual or nonrecurring gain, loss, charge or expense, or any charges, expenses or reserves (including relating to the Transaction Expenses) in respect of any restructuring, relocation, redundancy or severance expense, new product introductions or one-time compensation charges;
(d)the cumulative effect of a change in accounting principles;
(e)any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards (including any long-term management equity incentive plans) and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(f)all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Debt and any net gain (loss) from any write-off or forgiveness of Debt;
(g)any unrealized gains or losses in respect of any obligations under any Hedging Agreement or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Hedging Agreement;
(h)any unrealized foreign currency translation gains or losses in respect of Debt of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;
(i)any unrealized foreign currency translation or transaction gains or losses in respect of Debt or other obligations of any Borrower or any Subsidiary owing to any Borrower or any Subsidiary;
(j)any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrowers and the Subsidiaries), as a result of any consummated acquisition (including the Supervalu Acquisition), or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);
(k)any impairment charge, write-down or write-off, including impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a Change in Law or regulation;
(l)any after-tax effect of income (loss) from the early extinguishment or cancellation of Debt or any obligations under any Hedging Agreements or other derivative instruments;
(m)accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP;
(n)any net unrealized gains and losses resulting from Hedging Agreements or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements;
(o)any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item; and
(p)any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that equity of any Borrower or Restricted Subsidiary in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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cash or Cash Equivalents actually distributed to such Borrower or Restricted Subsidiary as a dividend or other distribution or return on investment during such Period.
In addition, to the extent not already excluded from the Consolidated Net Income of such Person, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment (including the Supervalu Acquisition) or any sale, conveyance, transfer or other disposition of assets permitted hereunder (it being understood and agreed that if such Person has notified a third party of such amount to be reimbursed or indemnified and such third party has not denied its reimbursement or indemnification obligation, such amounts shall also be excluded) and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower Agent has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.
Consolidated Secured Net Leverage Ratio: with respect to any most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis, the ratio of (a) Consolidated Total Debt that is secured by a Lien on the property of the Borrower Agent or any of its Subsidiaries and (b) Consolidated EBITDA of the Borrowers and the Subsidiaries for such most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis.
Consolidated Total Debt: as of any date of determination, (a) the aggregate principal amount of Debt of the Borrowers and the Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Debt resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of Debt for borrowed money (including obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments), Capital Lease obligations and letters of credit (but only to the extent any letter of credit has been drawn but not reimbursed) minus (b) the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than any nonconsensual Lien that is permitted under the Loan Documents, Liens of the Administrative Agent, Liens in favor of the Term Loan Facility Agent under the Term Loan Facility Documents and any Liens securing other Debt permitted hereunder to be secured by a Lien on the Collateral along with the Obligations), which aggregate amount of cash and Cash Equivalents shall be determined without giving pro forma effect to the proceeds of Debt incurred on such date; provided that Consolidated Total Debt shall not include obligations under Hedging Agreements entered into in the ordinary course of business and not for speculative purposes.
Consolidated Total Net Leverage Ratio: with respect to any most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis, the ratio of (a) Consolidated Total Debt as of the last day of such any most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis to (b) Consolidated EBITDA of the Borrowers and the Subsidiaries for such most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis.
Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt or dividend (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
Contribution Debt: unsecured Debt of any Borrower or any Subsidiary in an amount equal to the aggregate amount of cash contributions made after the Closing Date to any Borrower in exchange for Qualified Equity Interests of any Borrower, except to the extent utilized in connection with any other transaction permitted by Section 10.2.8 and Section 10.2.9 and except to the extent such amount increases the Available Equity Amount.
Converted Restricted Subsidiary: as defined in the definition of “Consolidated EBITDA”.
Converted Unrestricted Subsidiary: as defined in the definition of “Consolidated EBITDA”.
Credit Card Agreements: all agreements now or hereafter entered into by any U.S. Borrowing Base Obligor or for the benefit of any U.S. Borrowing Base Obligor, in each case with any Credit Card Issuer or any Credit Card Processor with respect to sales transactions involving credit card or debit card purchases.
Credit Card Issuer: any Person (other than an Obligor) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through World Financial Network National Bank, MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc., Novus Services, Inc., PayPal and other issuers approved by the Administrative Agent.
Credit Card Notifications: notifications substantially in the form attached hereto as Exhibit F.
Credit Card Processor: any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any U.S. Borrowing Base Obligor’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.
Credit Card Receivables: amounts, together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a U.S. Borrowing Base Obligor resulting from charges by a customer of a U.S. Borrowing Base Obligor on credit or debit cards issued by such Credit Card Issuer or processed by such Credit Card Processor (including, without limitation, electronic benefits transfers) in connection with the sale of goods by a U.S. Borrowing Base Obligor, or services performed by a U.S. Borrowing Base Obligor, in each case in the ordinary course of its business.
Credit Card Receivables Dilution: the percent, determined for the Borrowers’ most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Credit Card Receivables, divided by (b) gross sales.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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CST Exposure: the sum (without duplication) of (x) the aggregate fair market value (reasonably determined by the Borrower Agent in good faith) of all Property disposed of by the Borrower Agent and its Subsidiaries in reliance of clause (s) of Section 10.2.6, plus (y) the aggregate amount of Investments made by the Borrower Agent and its Subsidiaries in reliance of clause (w) of the definition of “Permitted Investment” (in an amount equal to the amount actually invested, giving effect to returns on capital but without giving effect to increases or decreases in value or any cancellation of such investment), plus (z) the aggregate principal amount of Debt of the Borrower Agent and its Subsidiaries (including the aggregate principal amount of Debt guaranteed by the Borrower Agent and its Subsidiaries) entered into in reliance of clause (x) of Section 10.2.1.
Customer Support Transaction: any one of the following transactions entered into in the ordinary course of business of the Obligors and that is consistent with current practice of the Obligors (including those practices of the members of the Supervalu Group that shall become Obligors pursuant to the terms hereof on the Closing Date) as of the Signing Date: (a) any sublease by an Obligor to a customer of any Obligor of leased real property or leased equipment of such Obligor that constitutes a Capital Lease, (b) any lease by a Obligor to a customer of any Obligor of owned real property or equipment of such Obligor that constitutes a Capital Lease, (c) any assignment of a lease of real property or equipment by any Obligor that constitutes a Capital Lease to a customer of any Obligor in connection with which the assigning Obligor is not released from liability under such lease, (d) any guarantee by an Obligor for the benefit of a third party of Debt or operating lease obligations of a customer of any Obligor, (e) any loan of money or property (other than ABL Priority Collateral) by an Obligor to a customer, (f) any other transfer of equipment or Real Estate not otherwise permitted pursuant to this Agreement by an Obligor to a customer and (g) cash payments to new or existing customers to secure, maintain or expand business; provided, that, the foregoing clauses (a) through (g) shall not be construed to apply to the sale of inventory on credit by any Obligor to a customer in the ordinary course of business.
CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).
Debt: as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)net obligations of such Person under any Hedging Agreement;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all Attributable Debt;
(g)all obligations of such Person in respect of Disqualified Equity Interests; and
(h)all Contingent Obligations of such Person in respect of any of the foregoing.
For all purposes hereof, the Debt of any Person shall (A) include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Debt is otherwise limited and (B) in the case of the Borrowers and the Subsidiaries, exclude all intercompany Debt having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Debt of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Debt and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
Debt Fund Affiliate: an Affiliate of a Company Competitor that is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and with respect to which neither such Company Competitor nor any other Affiliate of such Company Competitor (other than other Debt Fund Affiliates) makes investment decisions or has the power, directly or indirectly, to direct or cause the direction of such Debt Fund Affiliate’s investment decisions.
Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.
Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Administrative Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or has made a public statement to that effect; (c) has failed, within three Business Days following request by an Agent or any Borrower, to confirm in a manner satisfactory to such Agent and Borrowers that such Lender will comply with its funding obligations hereunder; (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, interim receiver, receiver manager, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority) or (e) become the subject of a Bail-in Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.
Deposit Account Control Agreements: the deposit account control agreements to be executed by each institution maintaining a Deposit Account for an Obligor, in favor of the Applicable Agent, for the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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benefit of the applicable Secured Parties, as security for the Obligations or the Canadian Obligations, as the case may be.
Designated Jurisdiction: any country or territory that is the subject of any comprehensive Sanctions.
Designated Non-Cash Consideration: means the fair market value of non-cash consideration received by any Borrower or any Subsidiary in connection with an Asset Disposition pursuant to Section 10.2.6(m) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Senior Officer of the Borrower Agent setting forth the basis of such valuation.
Dilution: the percent, determined for Borrowers’ most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Accounts, divided by (b) gross sales.
Disposed EBITDA: with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.
Disqualified Equity Interests: any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of an initial public offering, change of control or asset sale so long as any rights of the holders thereof upon the occurrence of an initial public offering, change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations (other than Secured Bank Product Obligations and contingent indemnification and expense reimbursement obligations as to which no claim has been made) that are accrued and payable and the termination of the U.S. Revolver Commitments, the Canadian Commitments and all outstanding Letters of Credit (unless cash collateralized or backstopped in a manner reasonably acceptable to the applicable Issuing Bank), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Debt or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the latest Applicable Termination Date at the time such Equity Interests are issued.
Disqualified Institution: unless otherwise consented to by the Borrower in writing, (a) those banks, financial institutions or other Persons separately identified in writing by the Borrower prior to the date of the Commitment Letter, (b) Company Competitors identified by the Borrower to the Administrative Agent by name in writing from time to time after the Closing Date or (c) any affiliates of the foregoing that are readily identifiable by virtue of their names or that are identified in writing by the Borrower to the Administrative Agent from time to time, but excluding Debt Fund Affiliates. Notwithstanding anything in the Loan Documents to the contrary, the Administrative Agent shall not be responsible (or have any liability) for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions thereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (1) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (2) have any liability with respect to or arising out of any assignment or participation of Loans or commitments, or disclosure of confidential information, to any Disqualified Institution;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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provided, that (i) any permitted updates to the list of Disqualified Institutions will not become effective until one Business Day after such update has been provided to the Administrative Agent and (ii) no updates to the list of Disqualified Institutions shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the U.S. Revolver Commitments, the Canadian Commitments and Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Institutions.
Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest; or any payment or repurchase permitted under Section 10.2.4(b).
Distributions Payment Conditions: as defined in the final paragraph of Section 10.2.4.
Domestic Guarantor: any Guarantor that is a Domestic Subsidiary.
Domestic Subsidiary: any Subsidiary that is organized under the laws of any political subdivision of the United States other than any FSHCO.
Dominion Account: a special account established by any Obligor at Bank of America or another bank acceptable to Administrative Agent, over which the Applicable Agent has exclusive control for withdrawal purposes.
EEA Financial Institution: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Eligible Account: an Account owing to a Borrowing Base Obligor that arises in the Ordinary Course of Business from the sale of goods or rendition of services, is payable in U.S. Dollars (or U.S. Dollars or Canadian Dollars in respect of Accounts owing to the Canadian Borrower) and is deemed by Administrative Agent, in its Permitted Discretion to be an Eligible Account). Without limiting the foregoing, no Account shall be an Eligible Account if:
(a)    it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date;
(b)    50% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause (a);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c)    when aggregated with other Accounts owing by the Account Debtor, it exceeds 25% of the aggregate Eligible Accounts (or such higher percentage as Administrative Agent may establish for the Account Debtor from time to time), to the extent of such excess;
(d)    it does not conform with a covenant or representation herein;
(e)    it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); provided, that no Account that otherwise constitutes an Eligible Account shall be rendered ineligible by virtue of this clause (e) to the extent, but only to the extent, that the Account Debtor’s right to set-off is limited by an enforceable agreement that is reasonably satisfactory to the Administrative Agent;
(f)    an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is the subject of any Sanctions, including but not limited to being listed on any specially designated nationals list maintained by OFAC; or the applicable Borrowing Base Obligor is not able to bring suit or enforce remedies against the Account Debtor through judicial process;
(g)    the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by the Administrative Agent) or credit insurance satisfactory in all respects to the Administrative Agent;
(h)    it is owing by a Governmental Authority, unless (i) with respect to an Account owing to any U.S. Borrowing Base Obligor, the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Administrative Agent in compliance with the federal Assignment of Claims Act or (ii) with respect to an Account owing to the Canadian Borrower, the Account Debtor is the Canadian government (Her Majesty The Queen in Right of Canada) or a political subdivision thereof, or any province or territory, or any department, agency or instrumentality thereof and the Account has been assigned to the Canadian Agent in compliance with the Financial Administration Act (Canada);
(i)    it is not subject to a duly perfected, first priority Lien in favor of the Applicable Agent, or is subject to any other Lien (other than a Permitted Lien in favor of the Term Loan Facility Agent that is subject to the Intercreditor Agreement);
(j)    the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale;
(k)    (i) it is evidenced by Chattel Paper or an Instrument of any kind, unless such Chattel Paper or Instrument is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent or (ii) has been reduced to judgment;
(l)    (A) its payment has been extended except to the extent granted in the ordinary course of business or (B) the Account Debtor has made a partial payment;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(m)    it arises from a sale to an Affiliate that is a Subsidiary or in which any Borrowing Base Obligor has a direct or indirect controlling interest, from a sale on a cash-on-delivery, bill-and-hold, sale‑or‑return, sale‑on‑approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes;
(n)    it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued;
(o)    the portion, if any, that it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof;
(p)    the Account is owed by an Account Debtor that has a pending PACA Claim or PSA Claim being asserted against a Borrower or any Subsidiary at the time that the Eligible Accounts are being determined;
(q)    the Account constitutes a Credit Card Receivable or a Pharmacy Receivable;
(r)    the Account is attributable to any Supervalu Group Discontinued Operation; or
(s)    the Account is subject to any factoring arrangement.
In calculating delinquent portions of Accounts under clauses (a) and (b) above, credit balances more than 90 days old will be excluded.
Eligible Assignee: a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five Business Days after Borrower Agent’s receipt of notice of the proposed assignment), the Administrative Agent and each Issuing Bank (such consent not to be unreasonably withheld or delayed) that extends revolving credit facilities of this type in its ordinary course of business; or (c) during any Event of Default, any Person acceptable to (i) the Administrative Agent in its discretion and (ii) each Issuing Bank (such consent not to be unreasonably withheld or delayed); provided, that in no event shall a Defaulting Lender or a Disqualified Institution be an Eligible Assignee.
Eligible Credit Card Receivables: at the time of any determination thereof, each Credit Card Receivable that at all times satisfies the criteria set forth below and which has been earned by performance and represents the bona fide amounts due to a U.S. Borrowing Base Obligor from a Credit Card Processor and/or Credit Card Issuer, and in each case originated in the ordinary course of business of such U.S. Borrowing Base Obligor and which, in the Permitted Discretion of the Administrative Agent, is deemed an Eligible Credit Card Receivable. Without limiting the foregoing, in order to be an Eligible Credit Card Receivable, an Account shall indicate no Person other than a U.S. Borrowing Base Obligor as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual fees, discounts, claims or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a U.S. Borrowing Base Obligor may be obligated to rebate to a customer, a Credit Card Processor or Credit Card Issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Obligors to reduce the amount of such Credit Card Receivable. Eligible Credit Card Receivables shall not include any Credit Card Receivable:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(a) which is unpaid more than five (5) Business Days after the date of determination of eligibility thereof;
(b) where such Credit Card Receivable or the underlying contract contravenes any laws, rules or regulations applicable thereto, including, rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy or any party to the underlying contract is in violation of any such laws, rules or regulations;
(c) which is not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto;
(d) which is disputed, is with recourse due to the creditworthiness of the cardholder, or with respect to which a claim, chargeback, offset, deduction or counterclaim, dispute or other defense has been asserted (to the extent of such claim, chargeback, offset, deduction or counterclaim, dispute or other defense);
(e) that is not subject to a perfected, first priority security interest in favor of the Administrative Agent senior in right of security to all other security interests thereon, or with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien, other than Liens granted to the Administrative Agent pursuant to the Security Documents and Liens permitted under clauses (c), (d) or (p) of Section 10.2.2 or a Permitted Lien in favor of the Term Loan Facility Agent that is subject to the Intercreditor Agreement;
(f) which does not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;
(g) which does not constitute an “Account” or “Payment Intangible” (as each such term is defined in the UCC);
(h) as to which the Credit Card Issuer or Credit Card Processor has asserted the right to require any U.S. Borrowing Base Obligor to repurchase such Credit Card Receivable from such Credit Card Issuer or Credit Card Processor;
(i) which is due from a Credit Card Issuer or Credit Card Processor which is the subject of an Insolvency Proceeding;
(j) which is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent;
(k) which is a Pharmacy Receivable or an Eligible Account;
(l) which arise from the “Purchase Advantage” private label credit card of any U.S. Borrowing Base Obligor or any other proprietary credit card of any U.S. Borrowing Base Obligor where such any U.S. Borrowing Base Obligor has liability for the failure of the card holder to make payment thereunder as a result of the financial condition of such card holder;
(m) which is payable in any currency other than U.S. Dollars;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(n) which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection;
(o) which is attributable to any Supervalu Group Discontinued Operation; or
(p) which is subject to any factoring arrangement.
Eligible Inventory: Inventory owned by a Borrowing Base Obligor that Administrative Agent, in its Permitted Discretion, deems to be Eligible Inventory. Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it:
(a)    is finished goods or raw materials, and not work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies;
(b)    is not held on consignment unless by an Obligor, nor subject to any deposit or down payment;
(c)    is in new and saleable condition and is not damaged, defective, shopworn or otherwise unmerchantable for sale;
(d)    is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods;
(e)    other than in the case of any Inventory attributable to the Supervalu Group, is not perishable (including perishable agricultural or farming products such as fruits, vegetables or meat); provided that any Inventory attributable to the Supervalu Group that is perishable (including perishable agricultural or farming products such as fruits, vegetables or meat) shall not constitute Eligible Inventory to the extent that the Value thereof exceeds twenty-five percent (25%) of the U.S. Revolver Borrowing Base (determined without regard to the limitation in this proviso);
(f)    meets all applicable standards imposed by any Governmental Authority having regulatory authority over such Inventory, and does not constitute Hazardous Materials;
(g)    conforms with the covenants and representations herein;
(h)    is subject to the Applicable Agent’s duly perfected, first priority Lien, and no other Lien (other than a Permitted Lien in favor of the Term Loan Facility Agent that is subject to the Intercreditor Agreement);
(i)    is within the continental United States or Canada, is not in transit except between locations of Borrowing Base Obligors and is not consigned to any Person;
(j)    is not subject to any warehouse receipt or negotiable document;
(k)    is not subject to any License or other arrangement that restricts such Borrowing Base Obligor’s or such Agent’s right to dispose of such Inventory, unless the Applicable Agent has received an appropriate Lien Waiver;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(l)    is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established;
(m)    is not attributable to any Supervalu Group Discontinued Operation; and
(n)     if acquired in a Permitted Acquisition or which is not of the type usually sold in the ordinary course of a Borrower’s business, until the Administrative Agent has completed or received (A) an appraisal of such Inventory from appraisers reasonably satisfactory to the Administrative Agent and establishes an Inventory advance rate and Availability Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, and (B) such other due diligence as the Administrative Agent may reasonably require (including a field examination with respect thereto, which will not be considered for purposes of any of the limitations in Section 10.1.1), all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.
Eligible Pharmacy Receivables: at the time of any determination thereof, each Pharmacy Receivable that at all times satisfies the criteria set forth below and which has been earned by performance, and in each case originated in the ordinary course of business of any U.S. Borrowing Base Obligor and which, in the Permitted Discretion of the Administrative Agent, is deemed to be an Eligible Pharmacy Receivable. In determining the amount to be so included, the face amount of a Pharmacy Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (1) any and all returns, accrued rebates, discounts (which may, at the Administrative Agent’s option, be calculated on shortest terms), credits, allowances or sales or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Pharmacy Receivables at such time, and (2) the aggregate amount of all customer deposits, unapplied cash, bonding subrogation rights to the extent not cash collateralized. Eligible Pharmacy Receivables shall not include any Pharmacy Receivable:
(a)        which is unpaid within the earlier of thirty (30) days following its original due date or sixty (60) days following its original invoice date;
(b)        that is the obligation of an Account Debtor (or its Affiliates) if fifty percent (50%) or more of the dollar amount of all Pharmacy Receivables owing by that Account Debtor (or its Affiliates) are ineligible under the other criteria listed in clause (a) above;
(c)        where such Pharmacy Receivable or the underlying contract contravenes any laws, rules or regulations applicable thereto, including, rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy or any party to the underlying contract is in violation of any such laws, rules or regulations;
(d)        which is not a valid, legally enforceable obligation of the applicable Account Debtor with respect thereto;
(e)        which is disputed, or with respect to which a claim, chargeback, offset, deduction or counterclaim, dispute or other defense has been asserted (to the extent of such claim, chargeback, offset, deduction or counterclaim, dispute or other defense);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(f)        that is not subject to a perfected, first priority security interest in favor of the Administrative Agent, or with respect to which a U.S. Borrowing Base Obligor does not have good, valid and marketable title thereto, free and clear of any Lien, other than Liens granted to the Administrative Agent pursuant to the Security Documents and Liens permitted under clauses (c), (d) or (p) of Section 10.2.2 or a Permitted Lien in favor of the Term Loan Facility Agent that is subject to the Intercreditor Agreement;
(g)        which does not conform to all representations, warranties or other provisions in the Loan Documents relating to Pharmacy Receivables;
(h)        which does not constitute an “Account” or “Payment Intangible” (as each such term is defined in the UCC);
(i)        which is due from an Account Debtor which is the subject of an Insolvency Proceeding;
(j)        where the Account Debtor obligated upon such Pharmacy Receivable suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due;
(k)    which is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent;
(l)        which is a Credit Card Receivable or an Eligible Account;
(m)    which do not direct payment thereof to be sent to a Dominion Account;
(n)        which is payable in any currency other than U.S. Dollars;
(o)        for which the Account Debtor is (i) any Governmental Authority (including, without limitation, Medicare, Medicaid and food assistance programs) or (ii) a Credit Card Issuer or Credit Card Processor;
(p)        for which the Account Debtor is not a (i) retail customer or (ii) Third Party Payor;
(q)        that does not arise from the sale of medication, medical equipment or other medical items by such U.S. Borrowing Base Obligor in the ordinary course of its business;
(r)        with respect to an Account Debtor, other than a Supervalu Investment Grade Account Debtor, whose total obligations owing to U.S. Borrowing Base Obligors exceed fifteen percent (15%) (such percentage, as applied to a particular Account Debtor, being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates or otherwise, in any event, as applied to a particular Account Debtor being subject to increase as to such Account Debtor by Administrative Agent in its Permitted Discretion) of all Eligible Pharmacy Receivables, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Pharmacy Receivables that are excluded because they exceed the foregoing

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Pharmacy Receivables prior to giving effect to any eliminations based upon the foregoing concentration limit;
(s)        (i) upon which such U.S. Borrowing Base Obligor’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, (ii) as to which Pharmacy Receivable the Account Debtor is located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such U.S. Borrowing Base Obligor to use the courts of such state or to otherwise seek judicial enforcement of payment of such Pharmacy Receivable, in each case unless such U.S. Borrowing Base Obligor has qualified to do business in such state or has filed a Notice of Business Activities Report (or equivalent report, as applicable) for the most recent year for which such qualification or report is required (in each case to the extent that the Administrative Agent has determined to render such Pharmacy Receivable ineligible), or (iii) if the Pharmacy Receivable represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to such U.S. Borrowing Base Obligor’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;
(t)        to the extent any U.S. Borrowing Base Obligor or any Subsidiary thereof is (i) liable for goods sold or services rendered by the applicable Account Debtor to any U.S. Borrowing Base Obligor or any Subsidiary thereof, or (ii) liable for accrued and actual discounts, claims, unpaid fees, credit or credits pending, promotional program allowances, price adjustment, finance charges or other allowances (including any amount that any U.S. Borrowing Base Obligor or any Subsidiary thereof, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (whether written or oral), but in each case only to the extent of the potential offset resulting therefrom;
(u)        that is the obligation of an Account Debtor located in a foreign country unless payment thereof is supported by an irrevocable letter of credit reasonably satisfactory to the Administrative Agent as to form, substance and issuer or domestic confirming bank (provided, that, at any time an Event of Default exists, in addition, any such letter of credit shall have been delivered to Administrative Agent and shall be directly drawable by Administrative Agent) or is covered by credit insurance in form, substance and amount, and by an insurer, reasonably satisfactory to Administrative Agent;
(v)        with respect to which an invoice, reasonably acceptable to the Administrative Agent in form, has not been sent to the applicable Account Debtor or such invoice does not include a true and correct statement of the bona fide payment obligation incurred in the amount of the Pharmacy Receivable for medication, medical equipment or other medical items sold to and accepted by the applicable Account Debtor;
(w)    in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by an Account Debtor may be conditional;
(x)        as to which any check, draft or other items of payment has previously been received which has been returned unpaid or otherwise dishonored;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(y)        to the extent such Pharmacy Receivable consists of finance charges as compared to obligations to such U.S. Borrowing Base Obligor for goods sold;
(z)        to the extent such Pharmacy Receivable exceeds any credit limit established by the Administrative Agent in its Permitted Discretion, but only after a determination made by the Administrative Agent in its Permitted Discretion that the creditworthiness of such applicable Account Debtor has declined in such a manner that the prospects for payment on such Pharmacy Receivable have or may become materially impaired;
(aa)    which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection;
(bb)    which is attributable to any Supervalu Group Discontinued Operation; or
(a)        which is subject to any factoring arrangement.
Any Pharmacy Receivables that are not Eligible Pharmacy Receivables shall nevertheless be part of the ABL Priority Collateral.
Eligible Prescription Files: at the time of any determination thereof, each Prescription File that at all times satisfies the criteria set forth below and which arises and is maintained in the ordinary course of the business of any U.S. Borrowing Base Obligor and which is of a type included in an appraisal of Prescription Files received by the Administrative Agent in accordance with the requirements of the Administrative Agent (including Prescription Files acquired by such U.S. Borrowing Base Obligor after the date of such appraisal) and which, in the Permitted Discretion of the Administrative Agent, is deemed to be an Eligible Prescription File. Eligible Prescription Files shall not include any Prescription Files: (a) at premises other than those owned, leased or licensed and in each case controlled by a U.S. Borrowing Base Obligor; (b) subject to a Lien in favor of any Person other than Administrative Agent or a Permitted Lien in favor of the Term Loan Facility Agent that is subject to the Intercreditor Agreement; (c) that are not in a form that may be sold or otherwise transferred or are subject to regulatory restrictions on the transfer thereof that are not acceptable to the Administrative Agent in its Permitted Discretion; or (d) which are attributable to any Supervalu Group Discontinued Operation. The criteria for Eligible Prescription Files set forth above may only be changed and any new criteria for Eligible Prescription Files may be established by the Administrative Agent in the exercise of its Permitted Discretion based solely on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent that such event, condition or circumstance has not been identified by a Borrower to the field examiners of Administrative Agent prior to the Closing Date (except to the extent that it may have been identified but the Administrative Agent has elected not to establish eligibility criteria with respect thereto as of the Closing Date), in either case under clause (i) or (ii) which adversely affects or would reasonably be expected to adversely affect the Prescription Files or the Administrative Agent’s ability to realize upon the Prescription Files in any material respect, in each case, as determined by Administrative Agent in its Permitted Discretion. Any Prescription Files that are not Eligible Prescription Files shall nevertheless be part of the ABL Priority Collateral.
Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to act in an Obligor’s Insolvency Proceeding or to credit bid Obligations, or otherwise).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to pollution, the protection of the environment or human health and safety, including CERCLA, RCRA and CWA.
Environmental Notice: a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.
Environmental Release: a release as defined in CERCLA or under any other Environmental Law.
Equity Interest: equity securities, ordinary shares, preference shares, deferred shares, other similar shares, shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other similar rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that “Equity Interests” shall not include Debt that is convertible into Equity Interests.
ERISA: the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is or is expected to be insolvent or in endangered or critical status; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan is or is expected to be “at risk” under the Code or ERISA; (f) an event or condition which constitutes or could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the failure to satisfy the minimum funding standards with respect to a Pension Plan within the meaning of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived; (h) conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Pension Plan; or (i) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.
EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
Event of Default: as defined in Section 11.
Excluded Equity: Equity Interests (a) of any Subsidiary acquired pursuant to a Permitted Acquisition financed with Debt permitted pursuant to Section 10.2.1 if such Equity Interests are pledged

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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and/or mortgaged as security for such Debt and if and for so long as the terms of such Debt prohibit the creation of any other Lien on such Equity Interests (and which prohibition was not created in contemplation of such Permitted Acquisition), (b) of any CFC or FSHCO in excess of 65% of the issued and outstanding voting Equity Interests and 100% of the nonvoting Equity Interests of each such CFC or FSHCO; provided, that nothing in this clause (b) shall limit the pledge of the Equity Interests of the Canadian Borrower or any CFC or FSHCO that is a Canadian Subsidiary or a Subsidiary of the Canadian Borrower, in each case, to secure Obligations other than the U.S. Obligations, (c) of any Subsidiary with respect to which the Administrative Agent and the Borrower Agent have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom, (d) of any captive insurance companies, not-for-profit Subsidiaries, special purpose entities, (e) of any non-wholly-owned Subsidiary; (f) of any Subsidiary outside the United States (other than any Guarantor designated as such pursuant to the definition of “Guarantor”) the pledge of which is prohibited by applicable Laws or which would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers and (g) of any Unrestricted Subsidiary.

Excluded Obligor: (a) any Subsidiary that is prohibited by applicable Law or by any contractual obligation existing on the Closing Date (or, if later, the date such Subsidiary first becomes a Subsidiary) from guaranteeing the Obligations (and in the case of such contractual obligation, not entered into in contemplation of the acquisition of such Subsidiary) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received, (b) any Subsidiary acquired pursuant to a Permitted Acquisition that, at the time of such Permitted Acquisition, has assumed secured Debt not incurred in contemplation of such Permitted Acquisition and each Subsidiary that is a Subsidiary thereof that guarantees such Debt to the extent such secured Debt prohibits such Subsidiary from becoming a Guarantor (provided, that each such Subsidiary shall cease to be an Excluded Obligor under this clause (b) if such secured Debt is repaid or becomes unsecured, if such Subsidiary ceases to be an obligor with respect to such secured Debt or such prohibition no longer exists, as applicable), (c) any Immaterial Subsidiary, (d) captive insurance companies, (e) not-for-profit Subsidiaries, (f) special purpose entities, (g) any non-wholly-owned Subsidiary, (h) any Unrestricted Subsidiary, (i) solely in the case of any U.S. Obligation, any CFC, any FSHCO, and, in each case, any Subsidiary thereof and (j) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent, the cost or other consequences (including any adverse tax consequences) of providing a guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom; in each case of this definition, unless such Subsidiary is designated by the Borrower Agent as a Guarantor pursuant to the definition of “Guarantors”.
Excluded Property: (a) any fee-owned real property and any leasehold interests in real property (it being understood that no action shall be required with respect to creation or perfection of security interests with respect to such leases, including to obtain landlord waivers, estoppels or collateral access letters), (b) (i) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC or PPSA financing statement, (ii) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC or PPSA financing statement and (iii) commercial tort claims expected to result in a recovery of less than an amount to be set forth in the applicable Security Documents, (c) assets for so long as a pledge thereof or a security interest therein is prohibited by Applicable Law or any permitted contractual obligation binding on such assets on the Closing Date (or, if later, the date such asset or right was acquired by the Borrower or the applicable Guarantor (or the date the owner of such asset or right became a Subsidiary) to the extent not entered into in contemplation of such acquisition), or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization, other than to the extent such prohibition

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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or restriction is rendered ineffective under the UCC, the PPSA or other Applicable Law, (d) margin stock, (e) any cash, deposit accounts and securities accounts (including securities entitlements and related assets) (it being understood that this exclusion shall not affect the grant of the Lien on proceeds of Collateral and all proceeds of Collateral shall be Collateral), unless the foregoing constitutes ABL Priority Collateral, (f) any lease, license or other agreements, or any property subject to a purchase money security interest, Capital Lease or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Capital Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrowers or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code, the PPSA and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (g) any assets (including Equity Interests) owned by any CFC or any FSHCO; provided, that nothing in this clause (g) shall limit the pledge of assets by the Canadian Borrower or any other CFC or FSHCO that is designated a Guarantor pursuant to the definition of “Guarantor” to secure Obligations other than the U.S. Obligations, (h) any assets not otherwise excluded by this definition if a pledge thereof or granting a security interest therein would result in a material adverse tax consequence as reasonably determined by the Borrower Agent in consultation with the Administrative Agent, (i) assets for which the Administrative Agent and the Borrower Agent have determined in their reasonable judgment and agree in writing that the cost of creating or perfecting such pledges or security interests therein would be excessive in view of the benefits to be obtained by the Lenders therefrom, (j) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Federal law and (k) Excluded Equity.

Excluded Swap Obligation: with respect to an Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because the Obligor does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation. If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.
Excluded Taxes: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal or Canadian withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 13.4) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.10, and (d) any U.S. federal withholding Taxes imposed under FATCA.
Existing UNFI Letters of Credit: those letters of credit issued by Bank of America under the Existing UNFI ABL Credit Agreement that are outstanding on the Closing Date.
Existing Supervalu Letters of Credit: those letters of credit issued by an issuing bank under the Existing Supervalu Inc. Credit Agreement that are outstanding on the Closing Date.
Existing Supervalu Inc. Credit Agreement: the Amended and Restated Credit Agreement dated as of March 21, 2013 by and among, inter alios, Supervalu Inc., the lenders party thereto from time to time and Wells Fargo Bank, National Association, as administrative agent (together with its successors and assigns) as such agreement may be amended, supplemented, modified, restated, renewed or replaced (whether upon or after termination or otherwise) in whole or in part from time to time; provided, that any amendment to the computation of the borrowing base thereunder (including to any applicable component definition of the definition of borrowing base) shall be taken into account for purposes of Section 10.1.1 at the discretion of the Administrative Agent.
Existing UNFI ABL Credit Agreement: as defined in the recitals to this Agreement.
Existing UNFI Term Loan Credit Agreement: as defined in the recitals to this Agreement.
Extraordinary Expenses: all costs, expenses or advances that (i) any Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, or (ii) any Lender may incur at any time after the acceleration of the Obligations hereunder or during the pendency of an Insolvency Proceeding of an Obligor, including, in each case, those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against such Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of such Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of such Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.
FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Administrative Agent; provided, that in no event shall such rate be less than zero.
Fee Letter: the second amended and restated fee letter dated August 8, 2018 by and among the Lead Arrangers and the Borrower Agent.
Fiscal Intermediary: any qualified insurance company or other Person that has entered into an ongoing relationship with any Governmental Authority to make payments to payees under Medicare, Medicaid or any other federal, state or local public health care or medical assistance program pursuant to any of the Health Care Laws.
Fiscal Period: each of the twelve (12) periods of either four weeks or five weeks (as applicable) in each Fiscal Year, as further described on Schedule 1.1(b) attached hereto.
Fiscal Quarter: any fiscal quarter described on Schedule 1.1(b) attached hereto.
Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on the Saturday closest to July 31 of each year.
Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries as of any date of determination for the four Fiscal Quarters then most recently ended, of (a) Consolidated EBITDA minus Capital Expenditures (except those financed with Borrowed Money other than Loans) and cash taxes paid, to (b) Fixed Charges.
Fixed Charges: the sum of the following, to the extent paid or required to be paid in cash: Consolidated Cash Interest Charges, scheduled principal payments made on Borrowed Money and Distributions made.
FLSA: the Fair Labor Standards Act of 1938.
Foreign Lender: any U.S. Revolver Lender that is not a U.S. Person.
Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States or any jurisdiction in Canada; or (b) mandated by a government other than the United States (including any local or state government) or Canada (or any Canadian provincial or territorial government) for employees of any Obligor or Subsidiary.
Foreign Subsidiary: any Subsidiary that is organized under the laws of any political subdivision of any jurisdiction other than the United States.
Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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FSHCO: (a) any Subsidiary that owns no material assets (directly or through one or more entities treated as flow-through entities for U.S. federal income tax purposes) other than Equity Interests (or Equity Interests and Debt) of one or more CFCs and cash or Cash Equivalents incidental thereto.
Full Payment: with respect to any Obligations (other than (i) Secured Bank Product Obligations with respect to Bank Products consisting of Hedging Agreements and (ii) any other Secured Bank Product Obligations as to which, in the case of this clause (ii) only, arrangements satisfactory to the applicable Secured Bank Product Provider have been made): (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding but excluding any contingent indemnification obligations for which no claim has been made); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than any contingent indemnification obligations for which no claim has been made), Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to the Applicable Agent in its discretion, in the amount of required Cash Collateral). No U.S. Revolver Loans or Canadian Loans shall be deemed to have been paid in full until all U.S. Revolver Commitments or Canadian Commitments, as the case may be, have expired or been terminated.
GAAP: generally accepted accounting principles in effect in the United States from time to time.
Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
Governmental Authority: any federal, state, provincial, territorial, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).
Guarantee and Collateral Requirement: the requirement that:
(a)        all payment Obligations of the U.S. Borrowers and the Domestic Guarantors shall have been unconditionally guaranteed, jointly and severally, solely by each wholly-owned Domestic Subsidiary of the Borrower Agent, in each case, other than any Excluded Obligor; provided, that each U.S. Borrower shall, in addition to becoming a party to the Closing Date Guaranty Agreement, accede to this Agreement and be bound by the provisions herein, including Section 5.11;
(b)        all payment Obligations of the Canadian Borrower and the Canadian Guarantors (if any) shall have been unconditionally guaranteed, jointly and severally, by each U.S. Loan Party and each wholly-owned Canadian Subsidiary, other than any Excluded Obligor;
(c)         (i) the Applicable Agent shall have received each Security Document required to be delivered on the Closing Date pursuant to Section 6.2.2(b) (in each case, in a form approved by the Applicable Agent and the Borrower Agent in their reasonable discretion without the further consent of any other party hereto so long as the form thereof is consistent with the requirements in this Guarantee and Collateral Requirement), in each case duly executed by each applicable Borrower and each applicable Subsidiary of the Borrower Agent that is required to be a Guarantor pursuant to clause (a) or (b) above from time to time and such Security Documents, taken as a whole and together with the other documents, instruments and actions described in this Guarantee and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Collateral Requirement but subject to the limitations set forth herein (including limitations with respect to Excluded Property), shall grant Liens in favor of the Applicable Agent on substantially all Collateral in order to secure the Obligations and (ii) to the extent the Term Loan Agreement is outstanding, the Administrative Agent and the Term Loan Facility Agent shall have entered into, and each Obligor (other than any Canadian Loan Party) shall have entered into or acknowledged, the Intercreditor Agreement;
(d)        (i) the Obligors shall have taken all actions reasonably necessary (including, without limitation, entering into and delivering Credit Card Notifications) and delivered to the Applicable Agent or such other applicable Person all documents, UCC financing statements, PPSA financing statements, filings with the United States Copyright Office, the United States Patent and Trademark Office and the Canadian Intellectual Property Office covering Collateral that consists of Intellectual Property, other filings, instruments, Equity Interests and related transfer powers (as more fully set forth herein), in each case, pursuant to the terms of the applicable Security Document that are necessary to perfect the Liens described in the Collateral and (ii)(x) in the case of any such Liens granted by the Canadian Loan Parties, such Liens shall be perfected on a first-priority basis, (y) in the case of any such Liens granted by the U.S. Loan Parties over Collateral constituting ABL Priority Collateral, such Liens shall be perfected on a first-priority basis and (z) in the case of any such Liens granted by the U.S. Loan Parties over Collateral constituting Term Priority Collateral, such Liens shall be perfected on a second-priority basis to the extent the first-priority Lien with respect to such Collateral is granted in favor of the Term Loan Facility Agent, in each case subject to Permitted Liens; provided, that, prior to the discharge of the Term Loan Agreement, Term Priority Collateral that is required to be delivered to the Administrative Agent hereunder or under any Security Document shall be delivered to the Term Loan Facility Agent instead to the extent required under the Intercreditor Agreement and, to the extent so delivered, shall be held by the Term Loan Facility Agent as gratuitous bailee for the applicable Secured Parties solely for the purpose of perfecting the security interest granted to the Administrative Agent under the applicable Security Documents; provided, further, that no filings shall be required to be made other than, for the purposes of perfection, pursuant to the UCC with the office of the secretary of state (or similar filing office) of the relevant State(s), the PPSA or, solely with respect to intellectual property constituting Collateral, with the applicable United States governmental offices and the Canadian Intellectual Property Office; and
(e)        in furtherance of and not in limitation of clauses (c) and (d) above but subject to the proviso in clause (d) above, all outstanding Equity Interests, in each case, directly owned by the Obligors and all intercompany Debt owing to any Obligor, in each case constituting Collateral and other than property excluded from the Guarantee and Collateral Requirement pursuant to the second full paragraph of this clause (e) of this Guarantee and Collateral Requirement definition, shall have been pledged in favor of the Applicable Agent pursuant to and to the extent required under the applicable Security Document and, to the extent required by the applicable Security Document, the Applicable Agent shall have received certificates or other instruments (if any) representing such Equity Interests and any such notes or other instruments, together with stock powers, note powers or other instruments of transfer (if applicable) with respect thereto endorsed in blank (collectively, the “Pledged Collateral”).
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(i)    Liens required to be granted from time to time pursuant to the Guarantee and Collateral Requirement (including perfection actions applicable thereto) and guarantees required to be provided pursuant to the Guarantee and Collateral Requirement shall, in each case, be subject to exceptions and limitations (including materiality thresholds and qualifiers) set forth in the Security Documents.
(ii)    The Guarantee and Collateral Requirement shall not apply to any Excluded Property.
(iii)    The execution and delivery of deposit account control agreement, securities account control agreement or other control agreements shall not be required with respect to any deposit account, securities account, commodities account or other asset specifically requiring perfection through control agreements or any other means of perfection by “control” (as such term is used under the UCC or the PPSA, as applicable) except to the extent set forth in Section 8.
(iv)    No actions in any jurisdiction other than the United States of America (including any state thereof and the District of Columbia) or Canada (including any province or territory thereof) shall be required in order to create any security interests in assets located, titled, registered or filed outside of the United States of America or Canada or to perfect such security interests including, in each case, intellectual property (it being understood that there shall be in no security agreements, pledge agreements or other security instruments governing the laws of a non-U.S. jurisdiction other than the Canadian Security Documents).
(v)    The Applicable Agent may grant extensions of time for the granting and perfection of security interests where it reasonably determines, in consultation with the Borrower Agent, that such grant or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.
(vi)    (A) The Canadian Obligations shall be secured by the Collateral of the Canadian Loan Parties and the U.S. Loan Parties, but the Obligations of the U.S. Loan Parties shall not in any event be secured by the Collateral of the Canadian Loan Parties or of any other CFC or FSHCO and (B) in no event shall any CFC or FSHCO that is not a Canadian Subsidiary be required to become an Obligor.
(vii)    In no event shall the Collateral consist of Real Estate.
(viii)    The Security Documents shall include customary provisions relating to Excluded Swap Obligations.
(ix)    The Guarantee and Collateral Requirement shall be subject to the limitations set forth in the final paragraph of Section 6.2 with respect to Collateral granted on the Closing Date.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Guarantor Payment: as defined in Section 5.11.3.
Guarantors: Natural Retail Group, Inc., a Delaware corporation, Albert’s Organics, Inc., a California corporation, United Natural Trading, LLC, a Delaware limited liability company, Blue Marble Brands, LLC, a Delaware limited liability company, Select Nutrition, LLC, a Delaware limited liability company, Tony’s Fine Foods, a California corporation, Nor-Cal Produce, Inc., a California corporation, and, subject to the prior written consent of the Administrative Agent with respect to any Person that is not a Canadian Subsidiary or a Domestic Subsidiary, each other Person who guarantees payment or performance of any Obligations.
Guaranty: (a) the Closing Date Guaranty Agreement and (b) each other guaranty agreement executed by a Guarantor in favor of the Applicable Agent.
Hazardous Materials: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.
Health Care Laws: all federal, state and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement programs, as now or at any time hereafter in effect, applicable.
Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.
HIPAA: the Health Insurance Portability and Accountability Act of 1996, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.
HIPAA Compliance Date: as defined in Section 9.1.29.(b).
HIPAA Compliance Plan: as defined in Section 9.1.29.(a).
Immaterial Subsidiary: any Subsidiary of a Borrower that, together with its Subsidiaries, (a) generated less than 5% of Consolidated EBITDA for the Fiscal Year most recently ended or (b) had total assets (including Equity Interests in other Subsidiaries and excluding investments that are eliminated in consolidation) of less than 5% of the total assets of the Borrowers and their Subsidiaries, on a consolidated basis, as of the end of the Fiscal Year most recently ended; provided, however, that if at any time there are Subsidiaries that are classified as “Immaterial Subsidiaries” but that collectively (i) generated more than 5% of Consolidated EBITDA for the Fiscal Year most recently ended or (ii) had total assets (including Equity Interests in other Subsidiaries and excluding investments that are eliminated in consolidation) of equal to or greater than 5% of the total assets of the Borrowers and their Subsidiaries on a consolidated basis, as of the end of the Fiscal Year most recently ended, then the Borrowers shall cause such Subsidiaries to comply with the provisions of Section 10.1.9 such that, after such Subsidiaries become Guarantors hereunder, the Subsidiaries that are not Guarantors shall (A) have generated less than 5% of Consolidated EBITDA for the Fiscal Year most recently ended and (B) have had total assets of less than 5% of the total assets of the Borrowers and their Subsidiaries on a consolidated basis as of the end of the Fiscal Year most recently ended. To the extent any of such Subsidiaries are acquired or formed during the relevant Fiscal Year, the percentages set forth above shall be calculated on a pro forma basis

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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after giving effect to such acquisition or formation as if such acquisition or formation had occurred on the first day of such Fiscal Year.
Incremental Equivalent Debt: Debt of any Borrower or any Subsidiary in an aggregate principal amount not to exceed the Maximum Incremental Facilities Amount so long as (A) such Debt shall not mature prior to the date that is 91 days after the latest Applicable Termination Date (or prior to the latest Applicable Termination Date in the case of any such Debt that is secured with a Lien on the Term Loan Priority Collateral ranking pari passu with the Liens securing the Term Loan Facility); provided, that the foregoing requirements of this clause (A) shall not apply to the extent such Debt constitutes a customary bridge facility, so long as the long-term Debt into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (A), (B) such Debt shall not have mandatory prepayment, redemption or offer to purchase events more onerous than those applicable to the initial term loans under the Term Loan Facility; provided, that the foregoing requirements of this clause (2) shall not apply to the extent such Debt constitutes a customary bridge facility, so long as the long-term Debt into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (B), (C) in the case of any secured Incremental Equivalent Debt, shall be subject to customary intercreditor terms (including those in the Intercreditor Agreement and/or any other lien subordination and intercreditor arrangement reasonably satisfactory to the Borrower and the Administrative Agent, as applicable), (D) such Debt is not guaranteed by any Person other than any Obligor, (E) if such Debt is secured, it is not secured by any assets other than the Collateral and (F) the maximum aggregate principal amount of Incremental Equivalent Debt that may be incurred by Subsidiaries that are not Obligors shall not exceed the greater of (x) U.S.$50,000,000 and (y) 5.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis at any one time outstanding (this clause (F), the “Non-Loan Party Incremental Debt Basket”).
Incremental Fixed Dollar Basket: the greater of (x) $875,000,000 and (y) 100% of Consolidated EBITDA (calculated on a pro forma basis) for the most recently ended period of four consecutive Fiscal Quarters.
Indemnified Taxes: (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any Obligation of any Borrower or Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.
Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, provincial, territorial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, any Canadian Debtor Relief Law, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, interim receiver, receiver manager, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors; or (d) in the case of the Canadian Borrower or any Canadian Subsidiary, the filing of a notice of intention to make a proposal or the filing of a proposal under the Bankruptcy and Insolvency Act (Canada).
Intellectual Property: all intellectual property rights and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all goodwill associated therewith or symbolized by the foregoing; all embodiments or fixations thereof and all related

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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documentation, applications, registrations and franchises; all extensions or renewals thereof; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing; and all rights to sue for past, present and future infringements of any of the foregoing.
Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property or service violates another Person’s Intellectual Property.
Intercreditor Agreement: the Intercreditor Agreement dated as of the Closing Date, by and between the Administrative Agent and the Term Loan Facility Agent, and acknowledged by the Obligors (other than the Canadian Borrower), as such agreement may be amended, supplemented, modified, restated, renewed or replaced (whether upon or after termination or otherwise) in whole or in part from time to time in accordance with the terms set forth therein. The Intercreditor Agreement executed on the Closing Date shall be substantially in the form of Exhibit E with such modifications or in such other form as shall be consistent with market terms governing security arrangements for the sharing of Liens and Collateral proceeds on a Split Collateral Basis at the time the Intercreditor Agreement is proposed to be established, so long as the terms of the Intercreditor Agreement are reasonably satisfactory to the Administrative Agent and the Borrower Agent; provided, that if the proposed Intercreditor Agreement differs from Exhibit E in any material respect, the Administrative Agent shall post the proposed Intercreditor Agreement to Lenders and such Intercreditor Agreement shall be deemed to be acceptable to the Administrative Agent and the Lenders unless the Required Lenders shall have delivered notice in writing to the Administrative Agent objecting to such Intercreditor Agreement within five Business Days of the posting thereof.
Interest Period: as defined in Section 3.1.3.
Inventory: as defined in the UCC or PPSA, as applicable, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).
Inventory Reserve: reserves established by Administrative Agent in its Permitted Discretion to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.
IRS: the United States Internal Revenue Service.
Issuing Bank: each of (i) Bank of America, Bank of America-Canada Branch and any Affiliate of Bank of America, (ii) each other Lender listed on Schedule 1.1(a) (and, in each case, any Affiliate of any such Lender selected by such Lender to issue Letters of Credit on its behalf) and (iii) any replacement Letter of Credit issuer appointed pursuant to Section 2.3.4 and any other Lender designated as an Issuing Bank by the Borrower Agent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Issuing Bank Indemnitees: each Issuing Bank and its Affiliates and their respective officers, directors, employees, agents and attorneys.
ITA: the Income Tax Act (Canada).
Junior Debt: Debt incurred by an Obligor that is (w) in excess of the Threshold Amount and subordinated in right of payment to the prior payment of all Obligations of such Obligor under the Loan Documents, (x) in excess of the Threshold Amount and junior in priority to the Liens securing the Obligations or (z) in excess of the Threshold Amount and is unsecured, to the extent, in the case of this clause (z), any prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof is funded by a Borrowing.
LC Application: an application by Borrower Agent or the Canadian Borrower, as the case may be, to the applicable Issuing Bank for issuance of a Letter of Credit, in form satisfactory to such Issuing Bank and Agent.
LC Commitment: as to any Issuing Bank, its commitment to issue Letters of Credit, and to amend, increase or extend Letters of Credit previously issued by it, pursuant to Section 2.3, in an aggregate face amount at any time outstanding not to exceed (a) in the case of any Issuing Bank party hereto as of the Signing Date, the amount set forth opposite such Issuing Bank’s name on Schedule 1.1(a) under the heading “LC Commitments” and (b) in the case of any Lender that becomes an Issuing Bank hereunder thereafter, the amount which shall be set forth in the written agreement by which such Lender shall become an Issuing Bank hereunder, in each case as such commitment may be changed from time to time pursuant to the terms hereof or with the agreement in writing of such Issuing Bank, the Borrower Agent and the Administrative Agent. The aggregate LC Commitments of all the Issuing Banks shall be less than or equal to the LC Sublimit at all times.
LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by the applicable Borrowers or any other Person to the applicable Issuing Bank or the Applicable Agent in connection with any Letter of Credit.
LC Obligations: U.S. LC Obligations and/or Canadian LC Obligations, as the context requires.
LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent or the Canadian Borrower, as the case may be, to the applicable Issuing Bank, in form satisfactory to the Applicable Agent, as the case may be, and the applicable Issuing Bank.
LC Sublimit: an amount equal to $125,000,000; provided, that only up to $5,000,000 of such amount shall be available for the issuance of Letters of Credit for the account or benefit of the Canadian Borrower or any of its Subsidiaries.
Lead Arrangers: collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the Signing Date), Goldman Sachs Bank USA, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A and U.S. Bank National Association in their capacities as lead arrangers and bookrunners with respect to this Agreement.
Lender Indemnitees: Lenders and Secured Bank Product Providers, and their Affiliates and their respective officers, directors, employees, agents and attorneys.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Lenders: as defined in the preamble to this Agreement, including the U.S. Revolver Lenders, the Canadian Lenders, each Swingline Lender and any other Person who hereafter becomes a “U.S. Revolver Lender” and/or a “Canadian Lender” pursuant to an Assignment and Acceptance.
Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to (a) with respect to a U.S. Revolver Lender, Administrative Agent and Borrower Agent and (b) with respect to a Canadian Lender, each Agent and the Borrower Agent.
Letter of Credit: any standby or commercial letter of credit (including the Existing UNFI Letters of Credit and, solely to the extent agreed by the Administrative Agent in its reasonable discretion, the Existing Supervalu Letters of Credit) issued by the applicable Issuing Bank for the account of a Borrower or a Subsidiary, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Administrative Agent, the Canadian Agent or the applicable Issuing Bank for the benefit of a Borrower or a Subsidiary. Letters of Credit issued for the account or benefit of a U.S. Borrower or a Subsidiary shall be issued in U.S. Dollars. Letters of Credit issued for the account or benefit of the Canadian Borrower or a Subsidiary thereof shall be issued in Canadian Dollars or U.S. Dollars.
LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest determined by Administrative Agent at or about 11:00 a.m. (London time) two Business Days prior to such Interest Period, for a term equivalent to such Interest Period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Administrative Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Administrative Agent from time to time); provided, that any such comparable or successor rate shall be applied by Administrative Agent, if administratively feasible, in a manner consistent with market practice; provided further, that in no event shall LIBOR be less than zero.
LIBOR Loan: a Loan that bears interest based on LIBOR (other than by virtue of clause (c) of the definition of “Base Rate”). All LIBOR Loans shall be denominated in U.S. Dollars.
LIBOR Screen Rate: the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
LIBOR Successor Rate: as defined in Section 3.6.
LIBOR Successor Rate Conforming Changes: with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower Agent).
License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.
Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, Licenses, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property. For avoidance of doubt, the interest of a landlord or lessor under a lease or license that is not a Capital Lease shall not in and of itself be regarded to be a Lien on the property interest of the tenant or lessee pursuant to the subject lease.
Lien Waiver: an agreement, in form and substance reasonably satisfactory to the Applicable Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Applicable Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Applicable Agent, and agrees to deliver the Collateral to the Applicable Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges the Applicable Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to the Applicable Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
Limited Condition Transaction: (x) any Permitted Acquisition or other similar investment, including by way of merger, by any Borrower or one or more of their Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing and (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, satisfaction and discharge or repayment.
Loan: a U.S. Revolver Loan and/or a Canadian Loan, as the context requires.
Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.
Loan Documents: this Agreement, the Other Agreements, the Intercreditor Agreement and the Security Documents.
Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.
Margin Stock: as defined in Regulation U of the Board of Governors.
Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties or condition (financial or otherwise) of the Obligors, taken as a whole, on the value of any material portion of the Collateral, on the enforceability of any Loan Documents, or on the validity or priority of any Agent’s Liens on any Collateral; (b) impairs the ability of the Obligors, taken as a whole, to perform their payment obligations under the Loan

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Documents; or (c) otherwise results in a material adverse effect on the ability of any Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.
Material Contract: any agreement or arrangement to which a Borrower or Subsidiary is party (other than the Loan Documents) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.
Maximum Incremental Facilities Amount: at any date of determination, an aggregate principal amount of up to (i) the Incremental Fixed Dollar Basket, plus (ii) the aggregate amount of voluntary prepayments of loans under (A) the Term Loan Facility (including purchases of such loans by the Borrowers or any of their Subsidiaries at or below par, in which case the amount of voluntary prepayments of such Loans shall be deemed not to exceed the actual purchase price of such Loans below par), other than from proceeds of long term Debt (other than revolving Debt) and (B) Incremental Equivalent Debt and other Debt permitted by Section 10.1.1(l), in each case secured on a pari passu basis with the Term Loan Facility and, in the case of any such Debt that is revolving in nature, to the extent such prepayments are accompanied by permanent commitment reductions, plus (iii) an unlimited amount, so long as in the case of this clause (iii) only, such amount at such date of determination can be incurred without causing (w) in the case of incremental Loans under the Term Loan Facility and Incremental Equivalent Debt, in each case, secured with a Lien on the Term Priority Collateral ranking pari passu with the Liens securing the obligations under the Term Loan Facility, the Consolidated First Lien Net Leverage Ratio to exceed 4.00 to 1.00, (x) in the case of incremental loans under the Term Loan Facility and Incremental Equivalent Debt, in each case that is secured by a Lien on the Term Priority Collateral ranking junior to the Lien securing the obligations under the Term Loan Facility or secured with a Lien on property of the Borrower Agent or any of its Subsidiaries that does not constitute Collateral, the Consolidated Secured Net Leverage Ratio to exceed 4.00 to 1.00, (y) in the case of unsecured incremental term loans under the Term Loan Facility and unsecured Incremental Equivalent Debt, in each case incurred under the Non-Loan Party Incremental Debt Basket, the Consolidated Total Net Leverage Ratio to exceed 4.00 to 1.00 and (z) in the case of all other unsecured incremental loans under the Term Loan Facility and unsecured Incremental Equivalent Debt, the Consolidated Total Net Leverage Ratio to exceed 4.50 to 1.00, in each case on a pro forma basis, and after giving effect to any other transactions consummated in connection therewith and assuming for purposes of this calculation that (1) any cash proceeds of any incremental loans under the Term Loan Facility then being incurred shall not be netted from the numerator in the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable, for purposes of calculating the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable, under this clause (iii) for purposes of determining whether such incremental loans under the Term Loan Facility can be incurred and (2) in the case of any incremental revolving facility or any incremental term loan facility with delayed draw commitments, that the commitments thereunder are fully drawn on the date of incurrence (provided, however, that if amounts incurred under this clause (iii) are incurred concurrently with the incurrence of incremental loans under the Term Loan Facility (in each case, including any unused commitments obtained) in reliance on clause (i) and/or clause (ii) above, the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio shall be calculated without giving effect to such amounts incurred (or commitments obtained) in reliance on the foregoing clause (i) and/or clause (ii)); provided further, for the avoidance of doubt, to the extent the proceeds of any incremental loans under the Term Loan Facility are being utilized to repay Debt, such calculations shall give pro forma effect to such repayments). The Borrowers may elect to use clause (iii) above regardless of whether the Borrowers have capacity under clause (i) or clause (ii) above. Further, the Borrowers may elect to use clause (iii) above prior to using clause (i) or clause (ii) above, and if both clause (iii) and clause (i) and/or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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clause (ii) are available and the Borrowers do not make an election, then the Borrower swill be deemed to have elected to use clause (iii) above. Notwithstanding the foregoing, the Borrowers may re-designate any Debt originally designated as incurred under clause (i) and/or clause (ii) above as having been incurred under clause (iii), so long as at the time of such re-designation, the Borrowers would be permitted to incur under clause (iii) the aggregate principal amount of Debt being so re-designated (for purposes of clarity, with any such re-designation having the effect of increasing the Borrowers’ ability to incur Debt under clause (i) and/or clause (ii) on and after the date of such re-designation by the amount of Debt so re-designated).
Medicaid: the health care financial assistance program jointly financed and administered by the Federal and State governments under Title XIX of the Social Security Act.
Medicare: the health care financial assistance program under Title XVIII of the Social Security Act.
Moody’s: Moody’s Investors Service, Inc., and its successors.
Multiemployer Plan: any employee benefit plan of the type defined in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Borrower or Subsidiary in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien (that, in the case of Collateral sold, is senior to any Agent’s Liens thereon); (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.
NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms reasonably satisfactory to Administrative Agent.
Non-Consenting Lender: any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 14.1 and (b) has been approved by the Required Lenders.
Non-Defaulting Lender: any Lender that is not a Defaulting Lender.
Notes: each U.S. Revolver Note, Canadian Note or other promissory note executed by a Borrower to evidence any Obligations.
Notice of Borrowing: a Notice of Borrowing to be provided by (a) Borrower Agent to request a Borrowing of U.S. Revolver Loans in a form reasonably satisfactory to Administrative Agent or (b) Canadian Borrower to request a Borrowing of Canadian Loans in form reasonably satisfactory to Canadian Agent.
Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent or Canadian Borrower, as the case may be, to request a conversion or continuation of any Loans as Applicable Offered Rate Loans, in form satisfactory to the Applicable Agent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Obligations: all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of an Obligor shall not include its Excluded Swap Obligations.
Obligor: each Borrower and Guarantor.
OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.
Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary undertaken in good faith.
Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability company agreement, operating agreement, members’ agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or governance of such Person.
OSHA: the Occupational Safety and Hazard Act of 1970.
Other Agreement: each Note; LC Document; Lien Waiver; Borrowing Base Certificate, Aggregate Availability Certificate, Compliance Certificate or Perfection Certificate.
Other Connection Taxes: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a Lien under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
Other Taxes: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.4(a)).
Overadvance: a U.S. Revolver Overadvance or a Canadian Overadvance, as the context requires.
Overadvance Loan: a Base Rate Loan made when a U.S. Revolver Overadvance exists or is caused by the funding thereof or a BA Equivalent Rate Loan made when a Canadian Overadvance exists or is caused by the funding thereof, as the context requires.
PACA: the Perishable Agricultural Commodities Act (7 USC §§ 499a et seq.).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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PACA Claim: with respect to any Person, any right or claim of or for the benefit of such Person under PACA or any similar law enacted by any other state or jurisdiction including any right, title or interest in or to any claims, remedies or trust assets or other benefits or any proceeds thereof.
Participant: as defined in Section 13.2.1.
Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.
PBGC: the Pension Benefit Guaranty Corporation.
Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years, or, if such plan were terminated, would under Section 4062 or 4069 of ERISA be deemed to be an “employer” as defined in Section 3(5) of ERISA.
Perfection Certificate: a customary perfection certificate for a secured asset-based credit facility with an “all assets” grant of security that is subject to a crossing-lien intercreditor agreement.
Permitted Acquisition: the acquisition, whether through a single transaction or a series of related transactions (including by way of merger, amalgamation or consolidation permitted by Section 10.2.9), of (a) all or substantially all of the Properties of any Person or of a business unit or line of business of any Person, or (b) Equity Interests of any Person, in each case that is a type of business (or assets used in a type of business) that is a Permitted Business, in each case so long as:
(i)    (1)(A) daily average Adjusted Aggregate Availability for the 30 consecutive days immediately before consummating the proposed Permitted Acquisition, calculated on a pro forma basis after giving effect to such Permitted Acquisition as if such Permitted Acquisition had been consummated at the beginning of such 30 day period shall be at least 10% of the Aggregate Borrowing Base and (B) Borrowers shall have a Fixed Charge Coverage Ratio of at least 1.00:1.00 for the most recently completed period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 10.1.2, calculated on a pro forma basis after giving effect to such Permitted Acquisition as if such Permitted Acquisition had been made at the beginning of such period of four Fiscal Quarters; provided, that to the extent daily average Adjusted Aggregate Availability for the 30 consecutive days immediately before consummating the proposed Permitted Acquisition, calculated on a pro forma basis after giving effect to such Permitted Acquisition as if such Permitted Acquisition had been consummated at the beginning of such 30 day period, is at least 15% of the Aggregate Borrowing Base, this clause (B) shall not be applicable and (2) with respect to any Permitted Acquisition with consideration exceeding $25,000,000, UNFI shall have delivered to the Administrative Agent on or prior to the earlier of (x) the execution of a definitive or binding agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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to enter into the proposed Permitted Acquisition and (y) the consummation of such proposed Permitted Acquisition (or such later date as agreed to by the Administrative Agent in its discretion), a statement, certified by a Senior Office of UNFI, setting forth, in reasonable detail, computations (determined in a manner reasonably acceptable to the Administrative Agent) evidencing satisfaction of the requirements set forth in clause (1) above;
(ii)    no Event of Default shall exist before or after giving effect to the proposed Permitted Acquisition;
(iii)    in the event that Borrowers wish to have the Accounts and Inventory (and, where applicable, such Credit Card Receivables, Pharmacy Receivables and/or Prescription Files) of the entity to be acquired or invested in be included in the U.S. Revolver Borrowing Base or the Canadian Borrowing Base, as the case may be, (x) Borrowers shall arrange for each Agent and its representatives to have reasonable access to financial information and the assets and Properties to be acquired that will, upon consummation of the acquisition, become ABL Priority Collateral for the Obligations and (y) the Administrative Agent may conduct, in its reasonable discretion, a field examination and appraisal with respect to such Accounts and Inventory (and, where applicable, such Credit Card Receivables, Pharmacy Receivables and/or Prescription Files), with results reasonably satisfactory to the Administrative Agent, prior to including such Accounts and Inventory in the U.S. Revolver Borrowing Base or the Canadian Borrowing Base, as the case may be;
(iv)    if any such acquisition is structured as the acquisition of all or substantially all of the Equity Interests of a Person to be acquired (including by way of merger, amalgamation or consolidation permitted by Section 10.2.9) or Borrowers create a Subsidiary to make the acquisition, Borrowers shall, or shall cause such Person or Subsidiary to, comply with Section 10.1.9, if required; and
(v)    in the case of a proposed Permitted Acquisition of the Equity Interests of another Person, the board of directors (or comparable governing body of such Person) shall not have disapproved the proposed Permitted Acquisition.
Permitted Business: the business of the Borrowers and the Subsidiaries as conducted on the Signing Date and businesses and business activities that are reasonably related or complementary thereto or ancillary or incidental thereto or that the Borrowers have determined, in their reasonable business judgment, would enhance the business, operations and condition (financial or otherwise) of the Borrowers and the Subsidiaries.
Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Signing Date, and any extension, modification, renewal or replacement thereof that does not increase the amount of such Contingent Obligation when extended, modified, renewed or replaced; (d) incurred in the Ordinary Course of Business in favor of suppliers, customers, lessors and licensors or with respect to surety, appeal, bid or performance bonds, completion guarantees or other similar obligations; (e) arising from customary indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments in favor of purchasers in connection with dispositions of assets permitted hereunder or in connection with

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the Transactions, a Permitted Acquisition or any other Investment expressly permitted hereunder; (f) arising under the Loan Documents; (g) of a Borrower or a Subsidiary with respect to Debt of a Borrower or a Subsidiary that is permitted under Section 10.2.1; or (h) in an aggregate amount of the greater of (x) U.S.$25,000,000 and (y) 3.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis, in each case or less at any time.
Permitted Discretion: as used herein, with reference to the Administrative Agent, a determination made in the exercise, in good faith, of reasonable business judgment from the perspective of a secured, asset-based lender for comparable asset-based lending transactions.
Permitted Investments:
(a)        (i) Investments existing on the Signing Date and identified on Schedule 10.2.5, and any extension, modification, renewal or replacement of any such Investment that does not increase the amount of such Investment when extended, modified, renewed or replaced, and (ii) Investments in Subsidiaries existing on the Signing Date;
(b)        Investments in Domestic Subsidiaries; provided, that (i) any acquisition of Equity Interests in a Person that was not previously a Subsidiary shall be subject to compliance with the requirements set forth in the definition of “Permitted Acquisition” and (ii) Investments pursuant to this clause (b) in Domestic Subsidiaries that are not Guarantors, together with (x) Investments pursuant to clause (c) of this definition by an Obligor in any Person that is not an Obligor and (y) Investments pursuant to clause (d) of this definition, shall not at any one time exceed the greater of (x) U.S. $200,000,000 and (y) 25.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis;
(c)        Investments in Foreign Subsidiaries by Foreign Subsidiaries; provided, that Investments pursuant to this clause (c) by an Obligor in any Person that is not an Obligor, together with (x) Investments pursuant to clause (b) of this definition in Domestic Subsidiaries that are not Guarantors and (y) Investments pursuant to clause (d) of this definition, shall not at any one time exceed the greater of (x) U.S. $200,000,000 and (y) 25.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis;
(d)        Investments in Foreign Subsidiaries by UNFI and Domestic Subsidiaries; provided, that Investments pursuant to this clause (d), together with (x) Investments pursuant to clause (b) of this definition in Domestic Subsidiaries that are not Guarantors and (y) Investments pursuant to clause (c) of this definition by an Obligor in any Person that is not an Obligor, shall not at any one time exceed the greater of (x) U.S. $200,000,000 and (y) 25.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis;
(e)        loans and advances permitted by Section 10.2.7;
(f)        Permitted Contingent Obligations;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(g)        Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(h)        Investments in assets that were Cash Equivalents when made that are, to the extent required by the Loan Documents, subject to the Applicable Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to such Agent;
(i)        Permitted Acquisitions;
(j)        (i) Investments not otherwise described in the preceding clauses but subject to the final proviso of this clause (j); provided, that (A) no Event of Default shall exist before or after giving effect to the proposed Investment, (B) daily average Adjusted Aggregate Availability for the 30 consecutive days immediately before consummating the proposed Investment, calculated on a pro forma basis after giving effect to such Investment as if such Investment had been consummated at the beginning of such 30 day period, shall be at least 10% of the Aggregate Borrowing Base and (C) Borrowers shall have a Fixed Charge Coverage Ratio of at least 1.00:1.00 for the most recently completed period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 10.1.2, calculated on a pro forma basis after giving effect to such Investment as if such Investment had been made at the beginning of such period of four Fiscal Quarters; provided, that to the extent daily average Adjusted Aggregate Availability for the 30 consecutive days immediately before consummating the proposed Investment, calculated on a pro forma basis after giving effect to such Investment as if such Investment had been consummated at the beginning of such 30 day period, is at least 15% of the Aggregate Borrowing Base, this clause (C) shall not be applicable, and (ii) UNFI shall have delivered to the Administrative Agent not less than two (2) Business Days prior to the earlier of (x) the execution of a definitive or binding agreement to consummate the proposed Investment and (y) the consummation of such proposed Investment, a statement, certified by a Senior Officer of UNFI, setting forth, in reasonable detail, computations (determined in a manner reasonably acceptable to the Administrative Agent) evidencing satisfaction of the requirements set forth in clause (i) above; provided, further, that any acquisition of Equity Interests in a Person that was not previously a Subsidiary shall be subject to compliance with the requirements set forth in the definition of “Permitted Acquisition”;
(k)        other Investments in an aggregate amount outstanding at any one time not to exceed the greater of (x) U.S. $150,000,000 and (y) 17.50% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis;
(l)        [Intentionally Omitted];
(m)    the Supervalu Acquisition;
(n)        asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(o)        Investments consisting of Liens, Debt, fundamental changes, Asset Dispositions and restricted payments permitted under Section 10.2.1, Section 10.2.2, Section 10.2.4, Section 10.2.6 and Section 10.2.9, respectively;
(p)        Investments in Hedging Agreements permitted under Section 10.2.1(d);
(q)        promissory notes and other noncash consideration received in connection with an Asset Dispositions permitted by Section 10.2.6;
(r)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;
(s)        Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
(t)        Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding the Available Equity Amount;
(u)        Investments held by a Subsidiary acquired after the Closing Date or of a corporation or company merged into any Borrower or merged or consolidated with any Subsidiary in accordance with Section 10.2.9 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
(v)        Guarantee Obligations of any Borrower or any Subsidiary in respect of leases (other than Capital Leases) or of other obligations that do not constitute Debt, in each case entered into in the ordinary course of business;
(w)    Investments constituting Customer Support Transactions; provided, that, (i) the aggregate amount of CST Exposure after giving effect to such Investment shall not exceed U.S.$250,000,000, (ii) the aggregate amount of Specified CST Exposure after giving effect to such Investment shall not exceed U.S.$150,000,000, (iii) no Default or Event of Default shall exist or have occurred and be continuing after giving effect to such Investment and (iv) the Administrative Agent shall have received (A) with respect to any such Investment in an amount equal to or greater than U.S.$5,000,000, not less than two (2) Business Days’ prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as the Administrative Agent may reasonably request, including a report once each month on the outstanding balance of all such Investments under or made pursuant to Customer Support Transactions (including the then outstanding amount of any such Investments); and
(x)        Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Permitted Lien: as defined in Section 10.2.2.
Permitted Purchase Money Debt: Purchase Money Debt of the Borrower Agent and its Subsidiaries that is secured only by a Purchase Money Lien, as long as (i) the aggregate principal amount does not exceed the greater of (x) U.S. $300,000,000 and (y) 35.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis, at any time outstanding and (ii) the Borrower Agent and its Subsidiaries do not incur Purchase Money Debt with an aggregate principal amount that exceeds the greater of (x) U.S. $100,000,000 and (y) 12.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis, in any Fiscal Year of the Borrower Agent.
Permitted Sale Leaseback: means any Sale Leaseback consummated by any Borrower or any of the Subsidiaries after the Closing Date; provided, that any such Sale Leaseback that is not between (a) an Obligor and another Obligor or (b) a Subsidiary that is not an Obligor and another Subsidiary that is not an Obligor must be, in each case, consummated for fair value as determined at the time of consummation in good faith by (i) such Borrower or such Subsidiary and (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $100,000,000, the board of managers or directors, as applicable, of such Borrower or such Subsidiary (which such determination may take into account any retained interest or other Investment of such Borrower or such Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).
Permitted Tax Restructuring: any reorganizations and other activities related to tax planning and tax reorganization (as determined by the Borrower Agent in good faith) entered into on or after the date hereof so long as such Permitted Tax Restructuring does not materially impair the guarantees or the security interests of the Lenders in the aggregate and is otherwise not materially adverse to the Lenders and after giving effect to such Permitted Tax Restructuring, the Borrowers and the Subsidiaries otherwise comply with the Guarantee and Collateral Requirement.
Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.
Pharmacy Receivables: as to each U.S. Borrowing Base Obligor, all present and future rights of such U.S. Borrowing Base Obligor to payment from a Third Party Payor arising from the sale of prescription drugs by such Borrower (it being understood that the portion of the purchase price for such prescription drugs payable by the purchaser of such prescription drugs or any Person other than a Third Party Payor shall not be deemed to be a Pharmacy Receivable).
Pharmacy Receivables Dilution: the percent, determined for Borrowers’ most recent Fiscal Quarter, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to Pharmacy Receivables, divided by (b) gross sales.
Pharmacy Scripts Availability: the lesser of: (a) eighty-five percent (85%) of the product of (i) the average per Prescription File “net orderly liquidation value” of Eligible Prescription Files based on the most recent acceptable appraisal thereof received by Administrative Agent in accordance with the requirements of this Agreement, net of operating expenses, liquidation expenses and commissions reasonably anticipated in the disposition of such assets, multiplied by (ii) the number of Eligible Prescription Files, and (b) the amount equal to twenty-five percent (25%) of the U.S. Revolver Borrowing Base (determined without regard to this limitation in this clause (b)).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Plan: any employee benefit plan (as defined in Section 3(3) of ERISA) established, maintained or contributed to by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.
Platform: as defined in Section 14.3.3.
Pledged Collateral: as defined in the definition of “Guarantee and Collateral Requirement.”
Post-Acquisition Period: with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.
PPSA: the Personal Property Security Act of Ontario (or any successor statute), as amended, or similar legislation of any other Canadian jurisdiction, including the Civil Code of Québec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, enforceability, validity or effect of security interests or hypothecs.
Pre-Closing Commitment Termination Date: as defined in Section 6.1.
Pre-Closing Commitment Termination Date Paragraph: as defined in Section 6.1.
Prescription Files: as to each U.S. Borrowing Base Obligor, all of such U.S. Borrowing Base Obligor’s now owned or hereafter existing or acquired retail customer files with respect to prescriptions for retail customers and other medical information related thereto, maintained by the retail pharmacies of such U.S. Borrowing Base Obligor, wherever located.
Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.
Prior Claims: all Liens created by Applicable Law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior or pari passu with any Agent’s security interests (or interests similar thereto under Applicable Law) against all or part of the ABL Priority Collateral, including for amounts owing for employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, Québec corporate taxes, pension fund obligations, Wage Earner Protection Program Act obligations and overdue rents.
Pro Forma Adjustment: for the most recently ended period of four consecutive Fiscal Quarters that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrowers and the Subsidiaries, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is factually supportable and is expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the Securities and Exchange Commission and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrowers and the Subsidiaries, in each case being given pro forma effect, that (i) have been realized or (ii) subject to the limitations set forth in clause (a)(viii) of the definition of Consolidated EBITDA, will be implemented following such transaction and are supportable and quantifiable and expected to be realized within the succeeding eighteen (18) months and, in each case, including, but not limited to, (w) reduction of costs related to administrative, selling or production related activities, (x) incremental earnings from selling or production-related activities, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the Consolidated financial statements of the Borrowers and the other Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Debt or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Debt to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Debt as at the relevant date of determination); provided, that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of the most recently ended period of four consecutive Fiscal Quarters, or such additional costs, as applicable, will be incurred during the entirety of the most recently ended period of four consecutive Fiscal Quarters.
Pro Rata: (a) with respect to any U.S. Revolver Lender, a percentage (rounded to the ninth decimal place) determined (i) while the U.S. Revolver Commitments are outstanding, by dividing the amount of such U.S. Revolver Lender’s U.S. Revolver Commitment by the Aggregate U.S. Revolver Commitments; and (ii) at any other time, by dividing the amount of such U.S. Revolver Lender’s U.S. Revolver Loans and U.S. LC Obligations by the aggregate amount of Total U.S. Revolver Outstandings, and (b) with respect to any Canadian Lender, a percentage (rounded to the ninth decimal place) determined (i) while the Canadian Commitments are outstanding, by dividing the amount of such Canadian Lender’s Canadian Commitment by the Aggregate Canadian Commitments; and (ii) at any other time, by dividing the amount of such Canadian Lender’s Canadian Loans and Canadian LC Obligations by the aggregate amount of Total Canadian Outstandings.
Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued and (b) appropriate reserves have been established in accordance with GAAP.
Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
Protective Advances: a U.S. Revolver Protective Advance and/or a Canadian Protective Advance, as the context requires.
PSA: the Packers and Stockyards Act (7 USC § 196 et seq.).
PSA Claim: with respect to any Person, any right or claim of or for the benefit of such Person under PSA or any similar law enacted by any other state or jurisdiction including any right, title or interest in or to any claims, remedies or trust assets or other benefits or any proceeds thereof.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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PTE: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed or capital assets; (b) Debt (other than the Obligations) incurred at the time of or within 270 days after acquisition, construction, repair, replacement or improvement of any fixed or capital assets, for the purpose of financing any of the price thereof; (c) Debt (other than the Obligations) incurred for the construction or acquisition or improvement of, or to finance or to refinance the construction, acquisition or improvement of, any Real Estate owned by any Obligor (excluding any Debt incurred in connection with Sale Leaseback transaction permitted hereunder); and (d) any renewals, extensions or refinancings (but not increases) thereof.
Purchase Money Lien: a Lien that secures (a) Capital Leases or any Refinancing Debt with respect thereto or (b) Purchase Money Debt or any Refinancing Debt with respect thereto, in each case, encumbering only the fixed or capital assets acquired with such Debt (and additions and accessions to such assets and the proceeds and the products thereof and customary security deposits) and constituting a purchase money security interest under the UCC, in the case of clause (b), the PPSA or other Applicable Law.
Qualified Cash: as of any date of determination, as to any Person, the aggregate amount of unrestricted cash and Cash Equivalents of such Person and its Subsidiaries as of such date that is (a) held in a Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits), investment account, securities account or such other account, in each case, with the Administrative Agent, (b) subject to the Applicable Agent’s first priority perfected Lien and (c) not subject to any other Lien, other than nonconsensual Liens permitted under Section 10.2.2 having priority by operation of applicable Law, without limiting the ability of the Administrative Agent to change, establish or eliminate any Availability Reserves in its Permitted Discretion on account of any such nonconsensual Liens; provided that the Borrower Agent shall promptly notify the Administrative Agent of any such nonconsensual Lien after obtaining knowledge thereof.
Qualified ECP: an Obligor with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.
Qualified Equity Interests: any Equity Interests of UNFI that are not Disqualified Equity Interests.
Qualified Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Hedging Agreements owing by a Borrower or Subsidiary to a Secured Bank Product Provider, that the Borrower Agent, in a written notice to the Administrative Agent, has expressly requested be treated as Qualified Secured Bank Product Obligations for purposes hereof, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates or branches) specified by such provider and the Borrower Agent in writing to the Administrative Agent, which amount may be established and increased or decreased by further written notice from such provider and the Borrower Agent to the Administrative Agent from time to time as long as no Overadvance would result from establishment of a Bank Product Reserve for such amount. The reasonably anticipated liabilities in respect of such obligations with respect to Hedging Agreements owed to Bank of America and its Affiliates or branches shall constitute Qualified Secured Bank Product Obligations unless otherwise agreed by Bank of America or such Affiliate or branch. Notwithstanding the foregoing, in no event shall Qualified Secured Bank Product Obligations of an Obligor include its Excluded Swap Obligations.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).
Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.
Recipient: any Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.
Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced except by an amount equal to unpaid accrued interest and premium thereon, plus amounts that would otherwise be permitted under Section 10.2.1 (with such amounts being deemed utilization of the applicable basket or exception under Section 10.2.1), plus other reasonable fees and expenses reasonably incurred in connection with such refinancing, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) it has a final maturity no sooner than, a weighted average life no less than, the Debt being extended, renewed or refinanced; (c) if applicable, it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) solely with respect to Debt permitted under Section 10.2.1(c), the representations, covenants and defaults applicable to it, taken as a whole, are not materially less favorable to the applicable Borrower or Subsidiary than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; and (f) no additional Person is obligated on such Debt that is not an Obligor.
Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Permitted Purchase Money Debt or Debt otherwise permitted under Section 10.2.1.
Reimbursement Date: as defined in Section 2.3.2.
Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any ABL Priority Collateral or could assert a Lien on any ABL Priority Collateral; and (b) a reserve at least equal to three months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
Report: as defined in Section 12.2.3.
Reportable Event: with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
Required Lenders: as of any date of determination, Lenders having more than 50.0% of the sum of the (a) Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused U.S. Revolver Commitments and Canadian Commitments; provided that the unused U.S. Revolver Commitments and Canadian Commitments of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders
Restricted Investment: any Investment by a Borrower or Subsidiary other than a Permitted Investment; provided that any contribution, sale, assignment, transfer or other disposition or investment of any Intellectual Property to or in any Unrestricted Subsidiary shall constitute a Restricted Investment, notwithstanding any basket or other exception in the definition of “Permitted Investment” that would

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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otherwise permit any such contribution, sale, assignment, transfer, disposition or investment, except for any contribution, sale, assignment, transfer, disposal or investment of any Intellectual Property to or in any Unrestricted Subsidiary that is otherwise permitted under the definition of “Permitted Investment” and in the reasonable business judgment of the Borrower Agent is immaterial to, or no longer used in or necessary for, the conduct of the business of the Borrower Agent or any Restricted Subsidiary.
Restricted Subsidiary: any Subsidiary of the Borrower Agent (other than a Borrower) other than an Unrestricted Subsidiary.
Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of (i) any Borrower, Subsidiary or other Obligor to grant Liens on any assets for the benefit of the Secured Parties with respect to the Obligations or (ii) any Borrower (other than UNFI), Subsidiary or other Obligor to declare or make Distributions or to repay any intercompany Debt.
Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.
S&P: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc., and any successor thereto.
Sale Leaseback: means any transaction or series of related transactions pursuant to which any Borrower or any of the Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.
Sanctions: any international economic sanctions administered or enforced by the United States Government (including OFAC), the Canadian government, the United Nations Security Council or the European Union, Her Majesty’s Treasury.
Scheduled Unavailability Date: as defined in Section 3.6.
Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by a Borrower or Subsidiary to a Secured Bank Product Provider, that the Borrower Agent, in a written notice to the Administrative Agent, has expressly requested be treated as Secured Bank Product Obligations and/or a Qualified Secured Bank Product Obligation for purposes hereof, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates or branches) specified by such provider and the Borrower Agent in writing to the Administrative Agent, which amount may be established and increased or decreased by further written notice from such provider and the Borrower Agent to the Administrative Agent from time to time as long as no Default or Event of Default exists and no Overadvance would result from establishment of a Bank Product Reserve for such amount; provided, that Secured Bank Product Obligations of an Obligor shall not include its Excluded Swap Obligations.
Secured Bank Product Provider: (a) Bank of America or any of its Affiliates or branches; and (b) any other Lender or Affiliate or branch of a Lender that is providing a Bank Product, provided such provider and the Borrower Agent deliver written notice to Administrative Agent, in form and substance satisfactory to Administrative Agent, within 10 days following the later of the Closing Date or the creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount of the related Secured Bank Product Obligations (and, if all or any portion of such Secured Bank Product

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Obligations are to constitute Qualified Secured Bank Product Obligations, the maximum amount of such Qualified Secured Bank Product Obligations) that are to be secured by the Collateral, and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 12.13.
Secured Parties: Agents, Issuing Banks, Lenders and Secured Bank Product Providers.
Security Agreements: (a) the Closing Date U.S. Security Agreement and (b) any other security agreement or joinder agreement that may be entered into after the Closing Date with respect to a Subsidiary of the Borrowers formed or acquired after the Closing Date, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
Security Documents: the Guaranties, Security Agreements, Closing Date Canadian Security Documents, Deposit Account Control Agreements, Credit Card Notifications and all other security agreements, deeds of hypothec, pledge agreements, or other collateral security agreements, instruments or documents entered into or to be entered into by an Obligor pursuant to which such Obligor grants or perfects a security interest in certain of its assets to the Applicable Agent, including PPSA and UCC financing statements and financing change statements, as applicable, required to be executed or delivered pursuant to any Security Document, and in each case any applicable joinder agreement to any of the foregoing.
Seller Note: any unsecured promissory note (and any guarantee thereof) issued by one or more Obligors (or any Subsidiary of an Obligor organized for purposes of the corresponding Permitted Acquisition, which as a part of such Permitted Acquisition will contemporaneously be merged with or into an Obligor or otherwise will become an Obligor promptly thereafter in accordance with this Agreement) in favor of a seller in connection with a Permitted Acquisition in an aggregate principal amount not to exceed the purchase price in respect of such Permitted Acquisition.
Senior Officer: each of the chairman of the board, president, chief executive officer, chief financial officer, chief accounting officer and any senior vice president of a Borrower or, if the context requires, any other Obligor.
Settlement Report: a report summarizing (a) U.S. Revolver Loans and participations in U.S. LC Obligations outstanding as of a given settlement date, allocated to U.S. Revolver Lenders on a Pro Rata basis in accordance with their U.S. Revolver Commitments and (b) Canadian Loans and participations in Canadian LC Obligations outstanding as of a given settlement date, allocated to Canadian Lenders on a Pro Rata basis in accordance with their Canadian Commitments.
Signing Date: August 30, 2018.
Sold Entity or Business: the meaning specified in the definition of the term “Consolidated EBITDA.”
Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or, in the case of the Canadian

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Borrower or any Canadian Subsidiary, “insolvent” within the meaning of the Bankruptcy and Insolvency Act (Canada); and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.
Specified Acquisition Agreement Representations: the representations and warranties made by Supervalu Inc. with respect to itself and its subsidiaries in the Supervalu Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower Agent (or any of its Affiliates) has the right (taking into account any applicable cure provisions) to terminate their respective obligations under the Supervalu Acquisition Agreement or decline to consummate the Supervalu Acquisition (in each case, in accordance with the terms of the Supervalu Acquisition Agreement) as a result of a breach of such representations and warranties in the Supervalu Acquisition Agreement. Notwithstanding anything to the contrary contained herein, to the extent any of the Specified Acquisition Agreement Representations are qualified or subject to “material adverse effect,” the definition thereof shall be “Material Adverse Effect” as defined in the Supervalu Acquisition Agreement for purposes of any Specified Acquisition Agreement Representations made or to be made on, or as of, the Closing Date.
Specified CST Exposure: CST Exposure with respect to all Customer Support Transactions of the type described in clause (a), (b), (c), (e) or (g) of the definition thereof.
Specified Disposition: the disposition in whole or in part of (a) the retail and other non-wholesale business and (b) the tobacco business, in each case, of Supervalu Inc. and its Subsidiaries.
Specified Obligor: an Obligor that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.11).
Specified Representations: the representations and warranties set forth in Sections 9.1.1 (with respect to the organizational existence of the Obligors only), 9.1.2 (with respect to the first sentence thereof and clause (b) of the second sentence thereof only), 9.1.3, 9.1.5 (with respect to clause (b) thereof only and taking into account the last paragraph of Section 6.2), 9.1.23, 9.1.28 and in the Closing Date Solvency Certificate (with such representations in the Closing Date Solvency Certificate deemed to be made hereunder on the Closing Date by the Borrower Agent).
Specified Transaction: any Permitted Acquisition or other similar Investment, Asset Disposition, incurrence or repayment of Debt, Distributions or any other event that by the terms of this Agreement requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a pro forma basis.
Split Collateral Basis: an arrangement under an intercreditor arrangement whereby the Obligations are secured by U.S. ABL Priority Collateral on a senior priority basis relative to the obligations under the Term Loan Facility, and the Obligations are secured by all other U.S. Collateral on a junior priority basis relative to the obligations under the Term Loan Facility.
Spot Rate: as of any day, the exchange rate, as determined by the Applicable Agent, that is applicable to conversion of one currency into another currency, that is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by such Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in the Applicable Agent’s principal foreign exchange trading office for the first currency.
Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or any combination of Borrowers (including indirect ownership by a Borrower through other entities in which such Borrower directly or indirectly owns 50% of the voting securities or Equity Interests). Notwithstanding the foregoing (and except for purposes of Sections, 9.1.13, 9.1.14, 9.1.18, 9.1.28, 9.1.29, 9.1.31, 9.2, 10.1.5, 10.1.6 and 10.1.12 and the definition of Unrestricted Subsidiary contained herein or as otherwise specified herein or in any other Loan Document), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.
Supermajority Lenders: as of any date of determination, Lenders having more than 66.7% of the sum of the (a) Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in LC Obligations and Swingline Loans being deemed “held” by such Lender for purposes of this definition) and (b) aggregate unused U.S. Revolver Commitments and Canadian Commitments; provided that the unused U.S. Revolver Commitments and Canadian Commitments of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
Supervalu Acquisition: as defined in the recitals to this Agreement.
Supervalu Acquisition Agreement: as defined in the recitals to this Agreement.
Supervalu Borrowers: members of the Supervalu Group identified in writing to the Administrative Agent after the Signing Date (i) that become U.S. Borrowers hereunder pursuant to Section 10.1.9 after the Closing Date (or on the Closing Date at the discretion of the Administrative Agent) and (ii) that become U.S. Borrowing Base Obligors in accordance with the definition thereof.
Supervalu Group: the business of Supervalu Inc. and its Subsidiaries as conducted on the Signing Date, including the business activities, business lines, operations and contractual arrangements related thereto.
Supervalu Group Discontinued Operations: any business activity, business line or operations (whether pursuant to contractual arrangements or otherwise) of the Supervalu Group that, in each case, has actually been discontinued.
Supervalu Investment Grade Account Debtor: an Account Debtor that, at the time of determination, has a corporate credit rating and/or family rating, as applicable, of BBB-or higher by S&P or Baa3 or higher by Moody’s.
Swap Obligations: with respect to an Obligor, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
Swap Termination Value: in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Hedging

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Agreements, as determined by the Secured Bank Product Provider (or the Borrower Agent, if no Secured Bank Product Provider is party to such Hedging Agreement) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Secured Bank Product Provider (or the Borrower Agent, if no Secured Bank Product Provider is party to such Hedging Agreement).
Swingline Lender: means any Canadian Swingline Lender and/or U.S. Swingline Lender, as the context requires.
Swingline Loan: any Borrowing of Applicable Floating Rate Loans funded with the Applicable Agent’s funds, until such Borrowing is settled among the Applicable Lenders or repaid by the U.S. Borrowers or the Canadian Borrower, as the case may be.
Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. For the avoidance of doubt, Taxes shall include all Taxes imposed pursuant to Part XIII of the ITA or any successor provisions thereto.
Term Loan Agreement: the Term Loan Agreement dated as of the Closing Date, by and among, inter alios, UNFI, the lenders party thereto from time to time and the Term Loan Facility Agent, as such agreement may be amended, supplemented, modified, restated, renewed or replaced (whether upon or after termination or otherwise) in whole or in part from time to time.
Term Loan Facility: a senior secured term loan facility made available to UNFI under the Term Loan Agreement.
Term Loan Facility Agent: Goldman Sachs Bank USA, in its capacity as administrative agent, its successors and assigns in such capacity or any other collateral agent or similar representative of the secured parties under the Term Loan Agreement.
Term Loan Facility Documents: the Term Loan Agreement and all other “Loan Documents” (or analogous term) as defined in the Term Loan Agreement.
Term Priority Collateral: as defined in the Intercreditor Agreement.
Third Party Payor: any Person, such as a Fiscal Intermediary, Blue Cross/Blue Shield, or private health insurance company, which is obligated to reimburse or otherwise make payments to health care providers who provide medical care or medical assistance or other goods or services for eligible patients under any private insurance contract.
Threshold Amount: U.S. $75,000,000.
Total Canadian Outstandings: an amount equal to the sum of (a) the principal balance of all Canadian Loans plus (b) the U.S. Dollar Equivalent of the Canadian LC Obligations.
Total LC Obligations: the sum of (a) U.S. LC Obligations and (b) the U.S. Dollar Equivalent of the Canadian LC Obligations.
Total Outstandings: an amount equal to the sum of (a) the Total Canadian Outstandings plus (b) the Total U.S. Revolver Outstandings.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Total U.S. Revolver Outstandings: an amount equal to the sum of (a) the principal balance of all U.S. Revolver Loans plus (b) the U.S. LC Obligations.
Transaction: collectively, (a) the Supervalu Acquisition, (b) the execution and delivery of the Loan Documents and the funding of the U.S. Revolver Loans and Canadian Loans and issuance of the Letters of Credit on the Closing Date, (c) the execution and delivery of the Term Loan Facility Documents and the funding of the term loans under the Term Loan Agreement on the Closing Date, (d) the Closing Date Refinancing and (e) the payment of Transaction Expenses.
Transaction Expenses: any fees or expenses incurred or paid by the Borrowers or any Subsidiary in connection with the Transaction and the transactions contemplated in connection therewith.
Trigger Event:
(a)    for purposes of Section 10.3.1, the first date that Adjusted Aggregate Availability is less than the greater of (i) U.S.$235,000,000 and (ii) 10% of the Aggregate Borrowing Base;
(b)    for any other purpose hereunder, any of (i) the occurrence and continuance of an Event of Default, and (ii) the fifth consecutive day that Adjusted Aggregate Availability is less than the greater of (x) 10% of the Aggregate Borrowing Base and (y) U.S.$235,000,000; and
(c)    for all purposes of this Agreement, (i) the Administrative Agent shall use its commercially reasonable efforts to notify the Borrower Agent of the occurrence of any of the events set forth in clauses (a) and (b)(ii) above (it being understood that the Administrative Agent’s failure to provide such notice shall not constitute a waiver of the Trigger Event), and (ii) the occurrence of a Trigger Event shall be deemed continuing (x) if the Trigger Event arises under clause (a)(i) or clause (b)(ii)(y) above, until Adjusted Aggregate Availability equals or exceeds U.S.$235,000,000 for thirty (30) consecutive days, as certified by the Borrowers in an Aggregate Availability Certificate delivered to the Administrative Agent, in which case such Trigger Event shall be deemed to be no longer continuing for purposes of this Agreement, (y) if the Trigger Event arises under clause (a)(ii) or clause (b)(ii)(x) above, until Adjusted Aggregate Availability equals or exceeds 10% of the Aggregate Borrowing Base for thirty (30) consecutive days, as certified by the Borrowers in an Aggregate Availability Certificate delivered to the Administrative Agent, in which case such Trigger Event shall be deemed to be no longer continuing for purposes of this Agreement, and (z) if the Trigger Event arises under clause (b)(i) above, so long as such Event of Default is continuing; provided, that to the extent two Trigger Events have occurred and have been cured during any period of four consecutive Fiscal Quarters, any additional Trigger Event during such period shall be deemed continuing at all times during such period.
Type: any type of Loan (i.e., Base Rate Loan or Applicable Offered Rate Loan) that has the same interest option and, in the case of Applicable Offered Rate Loans, the same Interest Period.
UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
Unfunded Pension Liability: (a) with respect to a Pension Plan, the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year and (b) with respect to a Canadian Plan that is a registered pension plan, the amount (if any) by which the present value of all vested and unvested accrued benefits under such a plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such plan using customary actuarial assumptions for such a plan.
Unintentional Overadvance: as defined in Section 2.1.5.
Unrestricted Subsidiary: (i) any Subsidiary of UNFI designated by the Borrower Agent as an Unrestricted Subsidiary pursuant to Section 10.1.12; provided that no Borrower may be designated as an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.
Unused Line Fee Rate: a per annum rate equal to (i) from and after the Closing Date through and including the day that is three months after the Closing Date, 0.375% and (ii) thereafter (a) 0.375%, if the average daily Total Outstandings were less than 25% of the Aggregate Commitments during the preceding Fiscal Quarter or (b) 0.25%, if such average daily Total Outstandings were 25% or more of the Aggregate Commitments during the preceding Fiscal Quarter.
Upstream Payment: a Distribution by a Subsidiary to an Obligor or a wholly-owned Subsidiary of an Obligor or, in the case of a Distribution by a non-wholly-owned Subsidiary, to each owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests).
U.S. ABL Priority Collateral: all ABL Priority Collateral of the U.S. Loan Parties.
U.S. Accounts Formula Amount: 90% of the Value of Eligible Accounts of each U.S. Borrowing Base Obligor; provided, however, that such percentage shall be reduced by 1.0% for each percentage point of Dilution.
U.S. Borrowers: as defined in the preamble to this Agreement.
U.S. Borrowing Base Obligor: (a) UNFI, (b) UNFW and (c) each other U.S. Borrower designated by the Borrower Agent as a U.S. Borrowing Base Obligor and, subject to Section 10.1.1, the Accounts and Inventory (and, where applicable, Credit Card Receivables, Pharmacy Receivables and/or Prescription Files) of which have been subject to a field examination and appraisal with results satisfactory to the Administrative Agent.
U.S. Collateral: all Collateral of the U.S. Loan Parties.
U.S. Credit Card Receivables Formula Amount: 90% of the Value of Eligible Credit Card Receivables of each U.S. Borrowing Base Obligor; provided, however, that such percentage shall be reduced by 1.0% for each percentage point of Credit Card Receivables Dilution.
U.S. Dollar Equivalent: of any amount means, at the time of determination thereof, (a) if such amount is expressed in U.S. Dollars, such amount and (b) if such amount is denominated in any other currency, the equivalent of such amount in U.S. Dollars as determined by the Administrative Agent using the Spot Rate.
U.S. Dollars or U.S.$: lawful money of the United States.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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U.S. Intellectual Property Security Agreements: any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on Intellectual Property owned by any U.S. Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement and the Closing Date U.S. Security Agreement.
U.S. Inventory Formula Amount: 90% of the NOLV Percentage of the Value of Eligible Inventory of each U.S. Borrowing Base Obligor.
U.S. LC Conditions: the following conditions necessary for issuance of a Letter of Credit for the account or benefit of a U.S. Borrower or any of its Subsidiaries: (a) each of the conditions set forth in Section 6 shall have been satisfied (or, solely with respect to any such Letter of Credit issued on the Closing Date, the conditions set forth in Sections 6.2 only); (b) after giving effect to such issuance, Total LC Obligations do not exceed U.S.$125,000,000, no Overadvance exists, no U.S. Revolver Overadvance exists, Total U.S. Revolver Outstandings do not exceed the U.S. Revolver Borrowing Base, and Total Outstandings do not exceed the Aggregate Borrowing Base; (c) the expiration date of such Letter of Credit is (i) no more than one year from issuance (or such longer period of time as may be agreed to by the applicable Issuing Bank) in the case of standby Letters of Credit, and (ii) no more than 120 days from issuance (or such longer period of time as may be agreed to by the applicable Issuing Bank) in the case of commercial Letters of Credit, (d) the Letter of Credit and payments thereunder are denominated in U.S. Dollars, (e) the form of the proposed Letter of Credit is reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank in their reasonable discretion and (f) the Total LC Obligations with respect to Letters of Credit issued by the applicable Issuing Bank would not exceed such Issuing Bank’s LC Commitment.
U.S. LC Obligations: the sum (without duplication) of (a) all amounts owing by U.S. Borrowers for any drawings under Letters of Credit issued for the account or on behalf of any U.S. Borrower or any of its Subsidiaries; and (b) the amount available to be drawn under outstanding Letters of Credit issued for the account or on behalf of any U.S. Borrower or any of its Subsidiaries, except to the extent Cash Collateralized.
U.S. Loan Parties: all Obligors other than (i) the Canadian Borrower and (ii) any other Obligor that is not organized under the laws of the United States, any state thereof or the District of Columbia.
U.S. Obligations: all Obligations that are not Canadian Obligations.
U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.
U.S. Pharmacy Receivables Formula: the lesser of (a) 90% of the Value of Eligible Pharmacy Receivables of each U.S. Borrowing Base Obligor; provided, however, that such percentage shall be reduced by 1.0% for each percentage point of Pharmacy Receivables Dilution and (b) 10% of the U.S. Revolver Borrowing Base (determined without giving regard to the limitation in this clause (b)).
U.S. Revolver Availability: the U.S. Revolver Borrowing Base minus the Total U.S. Revolver Outstandings.
U.S. Revolver Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the Aggregate U.S. Revolver Commitments and (b) subject to Section 10.1.1(c), the sum of the U.S. Accounts Formula Amount, plus the U.S. Credit Card Receivables Formula Amount, plus the U.S. Inventory Formula Amount, plus the U.S. Pharmacy Receivables Formula, plus Pharmacy Scripts Availability, plus Qualified Cash of each U.S. Borrowing Base Obligor minus the Availability Reserve (it

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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being understood that the amount of the Availability Reserve shall be allocated, in the Permitted Discretion of the Administrative Agent and without duplication, between the U.S. Revolver Borrowing Base and the Canadian Borrowing Base); provided, that, notwithstanding the foregoing or anything else in this Agreement or the other Loan Documents to the contrary, regardless of the calculation of clause (b) of the U.S. Revolver Borrowing Base on the Closing Date, clause (b) of the U.S. Revolver Borrowing Base shall be no less than U.S.$1,500,000,000 on the Closing Date until the ninetieth (90th) day after the Closing Date; provided, further, that if the Administrative Agent receives field examinations and appraisals prior to the Closing Date and if clause (b) of the U.S. Revolver Borrowing Base would, without giving effect to the foregoing proviso, be less than or equal to U.S.$1,500,000,000, then clause (b) of the U.S. Revolver Borrowing Base shall be deemed to be the greater of (x) clause (b) of the U.S. Revolver Borrowing Base without giving effect to the foregoing proviso and (y) U.S.$1,300,000,000 on the Closing Date until the ninetieth (90th) day after the Closing Date. As used in this definition, “field examinations and appraisals” shall be deemed to refer to field examinations and appraisals of Accounts and Inventory and, with respect to any Supervalu Borrower, Credit Card Receivables, Pharmacy Receivables and Prescription Files.
U.S. Revolver Commitment: for any U.S. Revolver Lender, its obligation to make U.S. Revolver Loans and to participate in U.S. LC Obligations up to the maximum principal U.S. Dollar amount shown on Schedule 1.1(a), as hereafter modified pursuant to Section 2.1.7 or an Assignment and Acceptance to which it is a party.
U.S. Revolver Commitment Termination Date: the earliest to occur of (a) the U.S. Revolver Termination Date; (b) the date on which U.S. Borrowers terminate the Aggregate U.S. Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Aggregate U.S. Revolver Commitments are terminated pursuant to Section 11.2.
U.S. Revolver Lenders: the Lenders indicated on Schedule 1.1(a) as the Lenders of U.S. Revolver Loans, the U.S. Swingline Lenders, any Issuing Bank that issues a Letter of Credit for the account or on behalf of any U.S. Borrower and any other Person who hereafter becomes a “U.S. Revolver Lender” pursuant to the terms hereof.
U.S. Revolver Loan: (a) a loan made to U.S. Borrowers pursuant to Section 2.1.1(a), (b) any Swingline Loan for the account of a U.S. Borrower, (c) any Overadvance Loan for the account of a U.S. Borrower deemed by the Administrative Agent to be a U.S. Revolver Loan and (d) any U.S. Revolver Protective Advance.
U.S. Revolver Note: a promissory note executed by the U.S. Borrowers in favor of a U.S. Revolver Lender in the form of Exhibit A, in the amount of such Lender’s U.S. Revolver Commitment.
U.S. Revolver Overadvance: as defined in Section 2.1.5.
U.S. Revolver Protective Advance: as defined in Section 2.1.6(a).
U.S. Revolver Termination Date: the date that is five years after the Closing Date.
U.S. Swingline Lender: Bank of America, N.A. in its capacity as provider of Swingline Loans, or any successor swing line lender hereunder that becomes a party hereto pursuant to documentation reasonably agreed between such U.S. Swingline Lender, the Administrative Agent and the Borrower Agent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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U.S. Tax Compliance Certificate: as defined in Section 5.10.2(b)(iii).
Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first‑out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, Credit Card Receivable or Pharmacy Receivable, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or reasonably could be claimed by the Account Debtor or any other Person.
Voting Stock: Equity Interests of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).
Wage Earner Protection Program Act: the Wage Earner Protection Program Act (Canada).
Write-Down and Conversion Powers: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.2.    Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of the Borrower Agent delivered to Administrative Agent before the Signing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if the Borrower Agent’s certified public accountants concur in such change, the change is disclosed to Administrative Agent, and any ratios or requirements affected by such change are amended in a manner satisfactory to Required Lenders to take into account the effects of the change; provided, that until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein. Anything in this Agreement to the contrary notwithstanding, any obligation of a Person under a lease (whether existing as of the Closing Date or entered into in the future) that is not (or would not be) required to be classified and accounted for as a capital lease on the balance sheet of such Person under GAAP as in effect at the time such lease is entered into shall not be treated as a Capital Lease solely as a result of (a) the adoption of any changes in, or (b) changes in the application of, GAAP after such lease is entered into.
1.3.    Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Certificated Security,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Payment Intangibles,” “Security Entitlement,” “Supporting Obligation,” and “Uncertificated Security.”
1.4.    Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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regulations, interpretations, amendments and successor provisions; (b) any document, instrument, schedule or agreement (including this Agreement) include any amendments, restatements, waivers and other modifications, supplements, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day means time of day at Administrative Agent’s notice address under Section 14.3.1; or (g) discretion of any Agent, any Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All determinations (including calculations of U.S. Revolver Borrowing Base, Canadian Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. U.S. Revolver Borrowing Base and Canadian Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Administrative Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by any Agent, any Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.5.    Conversions of Canadian Dollars. The Applicable Agent in good faith shall determine the U.S. Dollar Equivalent and Canadian Dollar Equivalent of any amount as required hereby, and a determination thereof by the Applicable Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Obligor in any document delivered to any Agent. The Applicable Agent may determine or redetermine the U.S. Dollar Equivalent and Canadian Dollar Equivalent of any amount on any date either in its own discretion or upon the request of any Lender or any Issuing Bank. The Applicable Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole U.S. Dollar, Canadian Dollar or whole cents to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole U.S. Dollars, Canadian Dollars or in whole cents, as may be necessary or appropriate. Wherever in this Agreement in connection with (a) a Borrowing, conversion, continuation or prepayment of an Applicable Offered Rate Loan or Applicable Floating Rate Loan, (b) the issuance, amendment or extension of a Letter of Credit, or (c) an amount, such as a required minimum, maximum or multiple amount, is expressed in U.S. Dollars, but such Borrowing, Applicable Offered Rate Loan, Applicable Floating Rate Loan, Letter of Credit or amount is denominated in Canadian Dollars, such amount shall be the Canadian Dollar Equivalent of such U.S. Dollar amount (rounded to the nearest unit of Canadian Dollars, with 0.5 of a unit being rounded upward), as determined by the Applicable Agent or the applicable Issuing Bank, as the case may be. Borrowers shall report Value and other U.S. Revolver Borrowing Base and Canadian Borrowing Base components to the Administrative Agent in the currency invoiced by Borrowers or shown in Borrowers’ financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate financial covenants in U.S. Dollars.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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1.6.    Collateral Located in the Province of Québec. For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “tangible property” shall be deemed to include “corporeal property”, (c) “intangible property” shall be deemed to include “incorporeal property”, (d) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (e) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (f) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (g) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (h) an “agent” shall be deemed to include a “mandatary”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) “construction liens” shall be deemed to include “legal hypothecs in favor of persons having taken part in the construction or renovation of an immovable”; (k) “joint and several” shall be deemed to include solidary; (l) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”; (m) “beneficial ownership” shall be deemed to include “ownership”; (n) “easement” shall be deemed to include a servitude; (o) “priority” shall be deemed to include “rank” or “prior claim”, as applicable; (p) “survey” shall be deemed to include “certificate of location and plan”; (q) “state” shall be deemed to include “province”; (r) “fee simple title” shall be deemed to include “absolute ownership”; (s) “legal title” shall be deemed to include “holding title as mandatary or prête-nom on behalf of an owner” (t) “leasehold interest” shall be deemed to include “rights resulting from a lease”; and (u) “lease” shall be deemed to include a “contract of leasing (crédit-bail)”.
1.7.    Certain Calculations and Tests.
1.7.1.    (a) Notwithstanding anything in this Agreement or any Loan Document to the contrary but subject to clause (b) of this Section 1.7.1, when calculating any applicable ratio or determining other compliance with this Agreement including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio or other applicable covenant and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower Agent (the Borrower Agent’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), be deemed to be the date that the definitive agreements for such Limited Condition Transaction are entered into (in each case, the “LCA Test Date”) and if, after such ratios and other provisions are measured on a pro forma basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith and the use of proceeds thereof as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrowers could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Borrower Agent has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Debt and the use of proceeds thereof) have been consummated.
(b) Notwithstanding the foregoing, in no event shall Section 1.7.1(a) apply to any determination of compliance with (including the calculation of any ratio or testing the absence of any Default or Event of Default in connection with) clause (i) of the definition of Permitted Acquisition; clause (j) of the definition of Permitted Investment; Section 6.3; the final paragraph of Section 10.2.4; Section 10.2.8(f); or Section 10.3.
1.7.2.    Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with any Fixed Charge Coverage Ratio, any Consolidated Total Net Leverage Ratio test, any Consolidated Secured Net Leverage Ratio test or Consolidated First Lien Net Leverage Ratio (any such amounts, the “Fixed Amounts”)) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that (i) the Fixed Amounts (and any cash proceeds thereof) and (ii) any Debt resulting from borrowings under this Agreement which occur concurrently or substantially concurrently with the incurrence of the Incurrence Based Amounts shall, in each case, be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Debt and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts contained in Section 10.2.1 or Section 10.2.2.
1.8.    Credit Agreement Schedules. In the event that the Borrower Agent reasonably determines that any of the representations and warranties set forth in Section 9 required to be made on the Closing Date as they relate to Supervalu and its Subsidiaries (other than the Specified Representations and representations and warranties that are not otherwise qualified by reference to a schedule) cannot be made on the Closing Date or any of the negative covenants in Section 10.2 as they relate to Supervalu and its Subsidiaries (other than negative covenants that are not qualified by reference to a schedule) would be breached on the Closing Date, the Borrower Agent, not later than ten Business Days prior to the Closing Date (or such later date as agreed by the Administrative Agent in its discretion), may deliver to the Administrative Agent schedules setting forth such matters as the Borrower Agent deems necessary to qualify such representations and warranties and/or such negative covenants, as applicable, such that, after giving effect to such schedules, the Borrower Agent determines that it can make such representations and warranties as of the Closing Date (it being understood and agreed that nothing in this paragraph shall be construed as making the accuracy of any representation or warranty set forth herein (other than the Specified Representations and Specified Acquisition Agreement Representations) a condition precedent to the obligations of the Lenders to make the credit extensions contemplated by Section 6.2) and/or such negative covenants would not be breached on the Closing Date (such schedules, the “Closing Date Schedules”). Notwithstanding anything in this Agreement to the contrary, the Closing Date Schedules shall become effective if the Administrative Agent posts the Closing Date Schedules to the Lenders and the Required Lenders do not deliver notice in writing

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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to the Administrative Agent objecting to such Closing Date Schedules within five Business Days of the posting thereof.
SECTION 2.    CREDIT FACILITIES
2.1.    Commitments.
2.1.1.    Loans.
(a)    U.S. Revolver Loans. Each U.S. Revolver Lender agrees, severally on a Pro Rata basis up to its U.S. Revolver Commitment, on the terms set forth herein, to make U.S. Revolver Loans in U.S. Dollars to the U.S. Borrowers from time to time from the Closing Date through the U.S. Revolver Commitment Termination Date. The U.S. Revolver Loans may be repaid and reborrowed as provided herein. In no event shall U.S. Revolver Lenders have any obligation to honor a request for a U.S. Revolver Loan if the Total U.S. Revolver Outstandings at such time (including the requested Loan) would exceed the U.S. Revolver Borrowing Base.
(b)    Canadian Loans. Each Canadian Lender agrees, severally on a Pro Rata basis up to its Canadian Commitment, on the terms set forth herein, to make Canadian Loans in Canadian Dollars to the Canadian Borrower from time to time from the Closing Date through the Canadian Commitment Termination Date. The Canadian Loans may be repaid and reborrowed as provided herein. In no event shall Canadian Lenders have any obligation to honor a request for a Canadian Loan if the Total Canadian Outstandings at such time (including the requested Loan) would exceed the Canadian Borrowing Base. Each Canadian Loan made under this Section 2.1.1(b) shall be a BA Equivalent Rate Loan.
2.1.2.    Notes. The Loans made by each Lender and interest accruing thereon shall be evidenced by the records of the Applicable Agent and such Lender. At the request of any Lender, the U.S. Borrowers or the Canadian Borrower, as the case may be, shall deliver a U.S. Revolver Note or Canadian Note, as the case may be, to such Lender.
2.1.3.    Use of Proceeds. The proceeds of Loans shall be used by the applicable Borrowers solely (a) on the Closing Date, to issue or cash collateralize any letters of credit or, to the extent necessary, to fund any increase to the upfront fees or original issue discount arising in connection with the primary syndication of the Term Loan Facility, (b) on or after the Closing Date, to finance working capital and general corporate purposes, including Permitted Acquisitions permitted under Section 10.2.5, from time to time for the Borrower Agent and its Subsidiaries, (c) on the Closing Date, to fund a portion of the purchase price in connection with the Supervalu Acquisition and (d) on the Closing Date, to pay transaction fees, costs and expenses; provided, that the aggregate amount of Loans made on the Closing Date for purposes set forth in clauses (b) through (d) above shall not exceed $1,200,000,000 in the aggregate plus, at the Borrower Agent’s election, an amount sufficient to fund any increase to the upfront fees or original issue discount arising in connection with the primary syndication of the Term Loan Facility. The Borrowers shall not, directly or indirectly, use the Loan proceeds or Letters of Credit (i) to fund any activities or business of or with any Person that, at the time of such funding, is the target of Sanctions, or is located in any Designated Jurisdiction, in each case, in violation of applicable Sanctions, or (ii) in a way that would result in a violation of any applicable Anti-Corruption Laws, Anti-Terrorism Laws or Sanctions by the Borrowers or any of their

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Subsidiaries or any other Person participating in the Loans or the Letters of Credit (whether as underwriter, advisor, investor, or otherwise).
2.1.4.    Voluntary Reduction or Termination of Commitments.
(a)    Voluntary Reduction or Termination of U.S. Revolver Commitments and Aggregate Commitments.
(i)    The U.S. Revolver Commitments shall terminate on the U.S. Revolver Termination Date, unless sooner terminated in accordance with this Agreement.
(ii)    Upon prior written notice to Administrative Agent, Borrowers may, at their option, terminate the unused Aggregate Commitments and this credit facility; provided, that such notice must be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination. Any notice of termination given by Borrowers shall be irrevocable (provided, further, however, that the Borrowers may specify in any such notice that such termination is conditioned upon the consummation of financing arrangements and the Borrowers may rescind any notices of termination or reduction under this Section 2.1.4(a) if such termination or reduction would have resulted from a refinancing of this credit facility, which refinancing shall not be consummated or shall be delayed). On the termination date, Borrowers shall make Full Payment of all Obligations.
(iii)    U.S. Borrowers may permanently reduce the unused U.S. Revolver Commitments, on a Pro Rata basis for each U.S. Revolver Lender, upon prior written notice to Administrative Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given; provided, that such notice must be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of reduction. Each reduction shall be in a minimum amount of U.S. $10,000,000, or an increment of U.S. $1,000,000 in excess thereof.
(b)    Voluntary Reduction or Termination of Canadian Commitments.
(i)    The Canadian Commitments shall terminate on the Canadian Termination Date, unless sooner terminated in accordance with this Agreement. Upon prior written notice to the Administrative Agent, Canadian Borrower may, at its option, terminate the Canadian Commitments; provided, that such notice must be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination. Any notice of termination given by Canadian Borrower shall be irrevocable (provided, further, however, that the Canadian Borrower may specify in any such notice that such termination is conditioned upon the consummation of financing arrangements and the Borrowers may rescind any notices of termination or reduction under this Section 2.1.4(b) if such termination or reduction would have resulted from a refinancing of this credit facility, which

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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refinancing shall not be consummated or shall be delayed). On the termination date, Canadian Borrower shall make Full Payment of all Canadian Obligations.
(ii)    Canadian Borrower may permanently reduce the Canadian Commitments, on a Pro Rata basis for each Canadian Lender, upon prior written notice to the Administrative Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given; provided, that such notice must be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of reduction. Each reduction shall be in a minimum amount of U.S.$ 5,000,000, or an increment of U.S. $1,000,000 in excess thereof.
2.1.5.    Overadvances. If the Total U.S. Revolver Outstandings exceed the U.S. Revolver Borrowing Base (“U.S. Revolver Overadvance”) at any time, the excess amount shall be payable by U.S. Borrowers on demand by Administrative Agent, but all such U.S. Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. If the Total Canadian Outstandings exceed the Canadian Borrowing Base (“Canadian Overadvance”) at any time, the excess amount shall be payable by Canadian Borrower on demand by Canadian Agent, but all such Canadian Loans shall nevertheless constitute Canadian Obligations secured by the applicable Collateral and entitled to all benefits of the Loan Documents. The Applicable Agent may require the Applicable Lenders to honor requests for Overadvance Loans and to forbear from requiring the applicable Borrowers to cure an Overadvance, (a) when no other Event of Default is known to such Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii)(A) if a U.S. Revolver Overadvance, the Overadvance is not known by the Administrative Agent to exceed 10% of the U.S. Revolver Borrowing Base and (B) if a Canadian Overadvance, the Overadvance is not known by the Canadian Agent to exceed 10% of the Canadian Borrowing Base; and (b) regardless of whether an Event of Default exists, if the Applicable Agent discovers an Overadvance not previously known by it to exist (an “Unintentional Overadvance”), if (i)(A) with respect to a request for a U.S. Revolver Overadvance, the sum of (x) the aggregate amount of the Unintentional Overadvance under the U.S. Revolver Borrowing Base and (y) the amount of the request for a U.S. Revolver Overadvance does not exceed 10% of the U.S. Revolver Borrowing Base, and (B) with respect to a request for a Canadian Overadvance, the sum of (x) the aggregate amount of the Unintentional Overadvance under the Canadian Borrowing Base and (y) the request for a Canadian Overadvance does not exceed 10% of the Canadian Borrowing Base, and (ii) such Overadvance does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause (1) the Total U.S. Revolver Outstandings to exceed the Aggregate U.S. Revolver Commitments and (2) the Total Canadian Outstandings to exceed the Aggregate Canadian Commitments. Any funding of an Overadvance Loan or sufferance of a U.S. Revolver Overadvance or a Canadian Overadvance shall not constitute a waiver by the Applicable Agent or Applicable Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms. Required Lenders may at any time revoke the Applicable Agent’s authority to make further Overadvance Loans by written notice to Applicable Agent.
2.1.6.    Protective Advances.
(a)    U.S. Revolver Protective Advances. The Administrative Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make U.S. Revolver Loans as Base Rate Loans (“U.S. Revolver Protective Advances”), (i) up to an aggregate amount not to exceed 7.50% of the U.S. Revolver Borrowing Base at the time such U.S. Revolver Loans are made, if

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the Administrative Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations, as long as such Loans do not cause the Total U.S. Revolver Outstandings to exceed the Aggregate U.S. Revolver Commitments; or (ii) to pay any other amounts chargeable to Obligors under any Loan Documents, including interest, costs, fees and expenses. Each U.S. Revolver Lender shall participate in each U.S. Revolver Protective Advance made to the U.S. Borrowers on a Pro Rata basis. Required Lenders may at any time revoke Administrative Agent’s authority to make further U.S. Revolver Protective Advances under clause (i) by written notice to Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a U.S. Revolver Protective Advance is appropriate shall be conclusive.
(b)    Canadian Protective Advances. The Canadian Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Canadian Loans as BA Equivalent Rate Loans (“Canadian Protective Advances”), (i) up to an aggregate amount of the Canadian Dollar Equivalent of U.S.$5,000,000 outstanding at any time, if the Canadian Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Canadian Obligations, as long as such Loans do not cause the Total Canadian Outstandings to exceed the Aggregate Canadian Commitments; or (ii) to pay any other amounts chargeable to the Canadian Borrower under any Loan Documents, including interest, costs, fees and expenses. Each Canadian Lender shall participate in each Canadian Protective Advance made to the Canadian Borrower on a Pro Rata basis. Required Lenders may at any time revoke Canadian Agent’s authority to make further Canadian Protective Advances under clause (i) by written notice to Canadian Agent. Absent such revocation, the Canadian Agent’s determination that funding of a Canadian Protective Advance is appropriate shall be conclusive.
2.1.7.    Increase in U.S. Revolver Commitments or Canadian Commitments. Borrowers may request an increase in U.S. Revolver Commitments or Canadian Commitments from time to time upon notice to Administrative Agent, and, if applicable, Canadian Agent, as long as (a) the requested increase is in a minimum amount of U.S. $10,000,000 and is offered on the same terms as existing U.S. Revolver Commitments or Canadian Commitments, except for a closing (or similar) fee agreed to among Administrative Agent, Borrowers and the Lenders providing such increase, (b) subject to clause (e) below, increases under this Section do not exceed U.S. $600,000,000 in the aggregate and no more than three increases are made, (c) no reduction in U.S. Revolver Commitments or Canadian Commitments pursuant to Section 2.1.4 has occurred prior to the requested increase, (d) to the extent any such increase is made to the Canadian Commitments, such increase shall result in an increase in the U.S. Revolver Commitments in an amount such that the ratio of the U.S. Revolver Commitments to the Canadian Commitments immediately following such increase is not less than the ratio that existed immediately prior to such increase, and (e) no Default or Event of Default exists at the time of any such increase. Administrative Agent shall promptly notify the Applicable Lenders of the requested increase and, within 10 Business Days thereafter (or such shorter period as agreed to by the Administrative Agent in its discretion), each Applicable Lender shall notify Administrative Agent if and to what extent such Lender commits to increase its U.S. Revolver Commitment and/or Canadian Commitment, as the case may be. Any Lender not responding within such period shall be deemed to have declined an increase. If Lenders fail to commit to the full requested increase, Eligible Assignees may issue additional U.S. Revolver Commitments or Canadian Commitments and become Lenders

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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hereunder upon entering into joinder documentation reasonably acceptable to Administrative Agent. Administrative Agent may allocate, in its discretion, the increased U.S. Revolver Commitments or Canadian Commitments among committing Applicable Lenders and, if necessary, Eligible Assignees. Provided the conditions set forth in Section 6.2 are satisfied, total U.S. Revolver Commitments or Canadian Commitments shall be increased by the requested amount (or such lesser amount committed by Applicable Lenders and Eligible Assignees) on a date agreed upon by Administrative Agent and Borrower Agent, but no later than 45 days following Borrowers’ increase request. Administrative Agent, Canadian Agent (if applicable), Borrowers, and new and existing Applicable Lenders shall execute and deliver such documents and agreements (including legal opinions) as Administrative Agent deems appropriate to evidence or in connection with the increase in and allocations of U.S. Revolver Commitments or Canadian Commitments. On the effective date of an increase, (i) all outstanding applicable Loans, applicable LC Obligations and other exposures under the U.S. Revolver Commitments or Canadian Commitments shall be reallocated among Applicable Lenders, and settled by the Applicable Agent if necessary, in accordance with Applicable Lenders’ adjusted shares of such U.S. Revolver Commitments or Canadian Commitments and (ii) Borrowers shall pay all fees and expenses incurred in connection with such increase (including any breakage costs).
2.2.    [Intentionally Omitted.]
2.3.    Letter of Credit Facility.
2.3.1.    Issuance of Letters of Credit. Until 30 days prior to the Applicable Commitment Termination Date, from time to time from the Closing Date (x) each Issuing Bank with a “U.S. Letter of Credit Commitment” on Schedule 1.1(a) shall issue Letters of Credit for the account of the U.S. Borrowers or their Subsidiaries denominated in U.S. Dollars and (y) each Issuing Bank with a “Canadian Letter of Credit Commitment” on Schedule 1.1(a) shall issue Letters of Credit for the account of the Canadian Borrower or its Subsidiaries denominated in Canadian Dollars or U.S. Dollars, in each case, on the terms set forth herein, including the following:
(a)    Each Borrower acknowledges that each Issuing Bank’s issuance of any Letter of Credit is conditioned upon such Issuing Bank’s receipt of an LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as such Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. No Issuing Bank shall have any obligation to issue any Letter of Credit unless (i) such Issuing Bank receives an LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each U.S. LC Condition or Canadian LC Condition, as the case may be, is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to the Applicable Agent and the applicable Issuing Bank to eliminate any Fronting Exposure associated with such Lender. If, in sufficient time to act, the applicable Issuing Bank receives written notice from Required Lenders that a U.S. LC Condition or Canadian LC Condition, as the case may be, has not been satisfied, such Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, no Issuing Bank shall be deemed to have knowledge of any failure of U.S. LC Conditions or Canadian LC Conditions.
(b)    Letters of Credit may be requested by a U.S. Borrower or Canadian Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by the Applicable Agent in its Permitted

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Discretion. The extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application shall be required at the discretion of the applicable Issuing Bank, and any such extension may be for up to one year after the then-current date.
(c)    Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, no Agent, Issuing Bank or Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of any Issuing Bank, any Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of each Issuing Bank under the Loan Documents shall be cumulative. Each Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.
(d)    In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, the applicable Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Each Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.
Notwithstanding anything to the contrary herein, no Issuing Bank (other than (x) any Issuing Bank referred to in clause (i) of the definition thereof or (y) any Issuing Bank that otherwise agrees so in writing during the life of this Agreement) shall be required to issue any Letters of Credit other than standby letters of credit. In addition, no Issuing Bank shall be required to issue any Letter of Credit if it is determined that the applicant or the account party is considered an “affiliate” of the Issuing Bank as such term is defined in Regulation W of the Federal Reserve.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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2.3.2.    Reimbursement; Participations.
(a)    If any Issuing Bank honors any request for payment under a Letter of Credit, the applicable Borrower or Borrowers shall pay to such Issuing Bank, within one (1) Business Day (“Reimbursement Date”), the amount paid by such Issuing Bank under such Letter of Credit, together with interest at the interest rate for (i) Base Rate Loans, in the case of Letters of Credit issued in U.S. Dollars and (ii) BA Equivalent Rate Loans, in the case of Letters of Credit issued in Canadian Dollars, from the Reimbursement Date until payment by such Borrower or Borrowers. Regardless of whether Borrower Agent or the Canadian Borrower submits a Notice of Borrowing, the applicable Borrower or Borrowers shall be deemed to have requested a Borrowing of (x) Base Rate Loans, in the case of Letters of Credit issued in U.S. Dollars and (y) BA Equivalent Rate Loans, in the case of Letters of Credit issued in Canadian Dollars, in an amount necessary to pay all amounts due to the applicable Issuing Bank on any Reimbursement Date and each U.S. Revolver Lender and Canadian Lender, as the case may be, agrees to fund its Pro Rata share of such Borrowing whether or not the U.S. Revolver Commitments or Canadian Commitments, as the case may be, have terminated, a U.S. Revolver Overadvance or Canadian Overadvance, as the case may be, exists or is created thereby, or the conditions in Section 6 are satisfied. The obligation of the applicable Borrower or Borrowers to reimburse any Issuing Bank for any payment made under a Letter of Credit shall be (i) absolute, unconditional, irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (a) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (b) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (c) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (d) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder, (ii) joint and several and (iii) paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.
(b)    (i) In the case of a Letter of Credit issued for the account or benefit of a U.S. Borrower or a Subsidiary of a U.S. Borrower, each U.S. Revolver Lender and (ii) in the case of a Letter of Credit issued for the account or benefit of the Canadian Borrower or a Subsidiary of the Canadian Borrower, each Canadian Lender, hereby irrevocably and unconditionally purchases from the applicable Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all applicable LC Obligations relating to the Letter of Credit. Each Issuing Bank is issuing Letters of Credit in reliance upon this participation. If any Issuing Bank makes any payment under a Letter of Credit and the applicable Borrower or Borrowers do not reimburse such payment on the Reimbursement Date, the Applicable Agent shall promptly notify the Applicable Lenders and each such Lender shall promptly (within one Business Day) and unconditionally pay to the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Applicable Agent, for the benefit of such Issuing Bank, the Lender’s Pro Rata share of such payment. Upon request by a Lender, the applicable Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.
(c)    The obligation of each Lender to make payments to the Applicable Agent for the account of the applicable Issuing Bank in connection with such Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Issuing Bank of a requirement that exists for its protection (and not a Borrower’s protection) or that does not materially prejudice a Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC, the PPSA or applicable customs or practices; or any setoff or defense that any Obligor may have with respect to any Obligations. No Issuing Bank assumes any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. No Issuing Bank makes to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. No Issuing Bank shall be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.
(d)    No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct. Any Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.
2.3.3.    Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that U.S. Revolver Availability or Canadian Availability, as the case may be, is less than zero, (c) after the Applicable Commitment Termination Date, or (d) within five (5) Business Days prior to the Applicable Termination Date, then the applicable Borrower or Borrowers shall, at the applicable Issuing Bank’s or the Applicable Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit issued for the account or benefit of such Borrower or Borrowers and pay to each applicable Issuing Bank the amount of all other outstanding LC Obligations of such Borrower or Borrowers owed to such Issuing Bank. The applicable Borrower or Borrowers shall, on demand by the applicable Issuing Bank or the Applicable Agent from time to time, Cash Collateralize the Fronting Exposure of any Defaulting Lender that has not been Cash Collateralized by such Defaulting Lender. If any Borrower fails to provide any Cash Collateral as required hereunder, the Applicable Lenders may (and shall upon direction of the Applicable Agent) advance, as U.S. Revolver Loans

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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or Canadian Loans, as the case may be, the amount of the Cash Collateral required (whether or not the U.S. Revolver Commitments or Canadian Commitments, as the case may be, have terminated, a U.S. Revolver Overadvance or Canadian Overadvance, as the case may be, exists or the conditions in Section 6 are satisfied).
2.3.4.    Resignation of Issuing Banks. Any Issuing Bank may resign at any time upon notice to the Applicable Agent and the applicable Borrower or Borrowers. On and after the effective date of such resignation, such Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by such Issuing Bank prior to such date. To the extent requested by the Borrower Agent, the Applicable Agent shall use commercially reasonable efforts to promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to the applicable Borrower or Borrowers.
SECTION 3.    INTEREST, FEES AND CHARGES
3.1.    Interest.
3.1.1.    Rates and Payment of Interest.
(a)    The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a Canadian Prime Rate Loan, at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin; (iii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; (iv) if a BA Equivalent Rate Loan, at the BA Equivalent Rate for the applicable Interest Period, plus the Applicable Margin; and (v) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Applicable Floating Rate in effect from time to time, plus the Applicable Margin. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by the applicable Borrower or Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.
(b)    During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Administrative Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agents and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.
(c)    Interest accrued on the Loans shall be due and payable in arrears, (i) (x) with respect to any Applicable Offered Rate Loan, the last day of the Interest Period applicable to such Loan; provided, however, that if any Interest Period for an Applicable Offered Rate Loan exceeds three (3) months, interest accrued on such Loan shall also be due and payable on the respective dates that fall every three (3) months after the beginning of such Interest Period and (y) with respect any Applicable Floating Rate Loan, on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Applicable Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.
3.1.2.    Application of Applicable Offered Rate to Outstanding Loans.
(a)    Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of Base Rate Loans to, or to continue any Applicable Offered Rate Loan at the end of its Interest Period as, an Applicable Offered Rate Loan. During any Default or Event of Default, the Administrative Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as an Applicable Offered Rate Loan.
(b)    Whenever Borrowers desire to convert or continue Loans as Applicable Offered Rate Loans, Borrower Agent or the Canadian Borrower, as the case may be, shall give Administrative Agent or the Canadian Agent, as the case may be, a Notice of Conversion/Continuation, no later than 11:00 a.m. at least two Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, the Applicable Agent shall notify each Applicable Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any Applicable Offered Rate Loans, (i) Borrower Agent shall have failed to deliver a Notice of Conversion/Continuation, it shall be deemed to have elected to convert such Loans into Base Rate Loans and (ii) the Canadian Borrower shall have failed to deliver a Notice of Conversion/Continuation, it shall be deemed to have elected to continue such Loan as a BA Equivalent Rate Loan with an Interest Period of one month. Administrative Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate described in the definition of LIBOR.
3.1.3.    Interest Periods. In connection with the making, conversion or continuation of any Applicable Offered Rate Loans, Borrower Agent or the Canadian Borrower, as the case may be, shall select an interest period (“Interest Period”) to apply, which interest period shall be a period of one month, two months, three months, six months or, with the approval of all affected Lenders, twelve months; provided, however, that:
(a)    the Interest Period shall commence on the date the Loan is made or continued as, or converted into, an Applicable Offered Rate Loan, and shall expire on the numerically corresponding day in the applicable calendar month at its end;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b)    if any Interest Period commences on a day for which there is no corresponding day in the applicable calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and
(c)    no Interest Period shall extend beyond the Applicable Termination Date.
3.1.4.    Interest Rate Not Ascertainable. If the Applicable Agent shall determine that on any date for determining LIBOR or the BA Equivalent Rate, adequate and fair means do not exist for ascertaining such rate on the basis provided herein, then the Applicable Agent shall immediately notify the applicable Borrower or Borrowers of such determination. Until the Applicable Agent notifies the applicable Borrower or Borrowers that such circumstance no longer exists, the obligation of the Applicable Lenders to make Applicable Offered Rate Loans shall be suspended, and no further Loans may be converted into or continued as Applicable Offered Rate Loans.
3.2.    Fees.
3.2.1.    Unused Line Fees.
(a)    From and after the Closing Date, the U.S. Borrowers shall pay to Administrative Agent, for the Pro Rata benefit of U.S. Revolver Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the U.S. Revolver Commitments exceed the average daily Total U.S. Revolver Outstandings during any Fiscal Quarter. Such fee shall be payable in arrears, on the first day of each calendar quarter after the Closing Date and on the U.S. Revolver Commitment Termination Date. For the avoidance of doubt, the outstanding amount of Swingline Loans made to the U.S. Borrowers shall not be counted toward or considered usage of the U.S. Revolver Commitments for purposes of determining the unused line fee.
(b)    From and after the Closing Date, the Canadian Borrower shall pay to Canadian Agent, for the Pro Rata benefit of Canadian Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Canadian Commitments exceed the average daily Total Canadian Outstandings during any Fiscal Quarter. Such fee shall be payable in arrears, on the first day of each calendar quarter after the Closing Date and on the Canadian Commitment Termination Date. For the avoidance of doubt, the outstanding amount of Swingline Loans made to the Canadian Borrower shall not be counted toward or considered usage of the Canadian Commitments for purposes of determining the unused line fee.
3.2.2.    LC Facility Fees. The applicable Borrower or Borrowers shall pay (a) to the Applicable Agent, for the Pro Rata benefit of the Applicable Lenders, a fee equal to the Applicable Margin in effect for Applicable Offered Rate Loans times the average daily amount available to be drawn under Letters of Credit issued for the account or benefit of such Borrower or Borrowers, which fee shall be payable monthly in arrears, on the first day of each month; (b) to the applicable Issuing Bank, for its own account, a fronting fee equal to 0.125% per annum on the amount available to be drawn under each Letter of Credit issued by it for the account or benefit of such Borrower or Borrowers (or such other amount as may be mutually agreed by such Borrower(s) and such Issuing Bank), which fee shall be payable monthly in arrears,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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on the first day of each month; and (c) to the applicable Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit issued for the account or benefit of such Borrower or Borrowers, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall, subject to the Interest Act (Canada), be increased by 2% per annum.
3.2.3.    Administrative Agent Fees. Borrowers shall pay to the Administrative Agent, for its own account, the fees described in the Fee Letter and any other fee letter executed in connection with this Agreement.
3.3.    Computation of Interest, Fees, Yield Protection.
3.3.1.    All computations of interest for Applicable Offered Rate Loans shall be made on the basis of a year of 360 days and actual days elapsed. All other computations of interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 365 days. For the purposes of the Interest Act (Canada), (a) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation (365) and dividing it by the number of days in the deemed year, (b) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (c) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. Each determination by any Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not intended to be, and to the extent permitted by Applicable Law shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent or the Canadian Borrower, as the case may be, by the Applicable Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and the applicable Borrower or Borrowers shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.
3.3.2.    EACH OF THE OBLIGORS CONFIRMS THAT IT FULLY UNDERSTANDS AND IS ABLE TO CALCULATE THE RATE OF INTEREST APPLICABLE TO EACH OF THE LOANS BASED ON THE METHODOLOGY FOR CALCULATING PER ANNUM RATES PROVIDED FOR IN THIS AGREEMENT. Each Agent agrees that if requested in writing by the Borrower Agent, it will calculate the nominal and effective per annum rate of interest on any Loan outstanding at the time of such request and provide such information to the Borrower Agent promptly following such request; provided, that any error in any such calculation, or any failure to provide such information on request, shall not relieve the Borrowers or any other Obligors of any of its obligations under this Agreement or any other Loan Document, nor result in any liability to the Administrative Agent or any Lender. EACH OBLIGOR HEREBY IRREVOCABLY AGREES NOT TO PLEAD OR ASSERT, WHETHER BY WAY OF DEFENSE OR OTHERWISE, IN ANY PROCEEDING RELATING TO THE LOAN DOCUMENTS, THAT THE INTEREST PAYABLE UNDER THE LOAN DOCUMENTS AND THE CALCULATION THEREOF HAS NOT BEEN ADEQUATELY DISCLOSED TO THE OBLIGORS WHETHER PURSUANT TO SECTION 4 OF THE INTEREST ACT (CANADA) OR ANY OTHER APPLICABLE LAW OR LEGAL PRINCIPLE.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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3.4.    Reimbursement Obligations. Borrowers shall reimburse Agents and Lenders for all Extraordinary Expenses. Borrowers shall also reimburse Agents for all reasonable legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by them in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including (i) any actions taken to perfect or maintain priority of each Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral and (ii) the Platform or any other dedicated agency web page on the internet to distribute to the Lenders and to other investors or potential investors any required documentation and financial information regarding the Loan Documents and the Loans; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by any Agent’s personnel or a third party. Legal, accounting and consulting fees may be charged to Borrowers by Agents’ professionals at their usual and customary hourly rates for similar services, regardless of any reduced or alternative fee billing arrangements that any Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction. Borrowers acknowledge that counsel may provide the Administrative Agent with a benefit, such as a discount, credit or other accommodation, based on counsel’s overall relationship with the Administrative Agent, including fees paid hereunder. If, for any reason (including inaccurate reporting on financial statements or a Compliance Certificate), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and Borrowers shall immediately pay to the Applicable Agent, for the Pro Rata benefit of the Applicable Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid. All amounts payable by Borrowers under this Section 3.4 shall be due on demand.
3.5.    Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to perform any of its obligations hereunder to make, maintain, fund or charge applicable interest or fees with respect to any Loans or Letters of Credit, or to determine or charge interest rates based upon any Applicable Offered Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. Dollars or Canadian Dollars in the London interbank market, any other relevant interbank market or the position of such Lender in such market then, on notice thereof by such Lender to the Applicable Agent, any obligation of such Lender to perform such obligations to make, maintain or fund such Loans or participate in such Letters of Credit (or to charge interest or fees with respect thereto), or to continue Applicable Offered Rate Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies the Applicable Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay the applicable Loans, Cash Collateralize the applicable LC Obligations or, in the case of the U.S. Borrowers and if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Base Rate Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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3.6.    Inability to Determine Rates. The Applicable Agent will promptly notify Borrower Agent and Lenders if, in connection with any request for a Borrowing of, or conversion to or continuation of, an Applicable Offered Rate Loan (a) such Agent determines that (i) deposits (whether in U.S. Dollars or Canadian Dollars) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Loan, or (ii) adequate and reasonable means do not exist for determining LIBOR or the BA Equivalent Rate for the requested Interest Period, or (b) such Agent or Required Lenders determine for any reason that LIBOR or the BA Equivalent Rate for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan. Thereafter, the obligation of the Applicable Lenders to make or maintain LIBOR Loans or BA Equivalent Rate Loans, as the case may be, shall be suspended until the Applicable Agent (upon instruction by Required Lenders) withdraws such notice. Upon receipt of such notice, Borrower Agent or the Canadian Borrower, as the case may be, may revoke any pending request for a Borrowing of, conversion to or continuation of an Applicable Offered Rate Loan (and, in the case of the revocation of a request for a continuation of a BA Equivalent Rate Loan, the Canadian Borrower shall prepay such BA Equivalent Rate Loan) or, failing that, solely with respect to the Borrower Agent, the Borrower Agent will be deemed to have submitted a request for a Base Rate Loan.
Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower Agent or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower Agent) that the Borrower Agent or Required Lenders (as applicable) have determined, that:
(a)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(b)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(c)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower Agent may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower Agent unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower Agent and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans or Interest Periods), and (y) the LIBOR component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
3.7.    Increased Costs; Capital Adequacy.
3.7.1.    Increased Costs Generally. If any Change in Law shall:
(a)    impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or any Issuing Bank;
(b)    subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Letter of Credit, U.S. Revolver Commitment, Canadian Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(c)    impose on any Lender, any Issuing Bank or any interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit, participation in LC Obligations, or U.S. Revolver Commitment or Canadian Commitment;
and the result thereof shall be to increase the cost to such Lender of making or maintaining any Loan, U.S. Revolver Commitment or Canadian Commitment, or converting to or continuing any interest option for a Loan, or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Bank, the applicable Borrower or Borrowers will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.
3.7.2.    Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, such Issuing Bank’s or such holding company’s capital as a consequence of this Agreement, or such Lender’s or such Issuing Bank’s U.S. Revolver Commitments, Canadian Commitments, Loans, Letters of Credit or participations in LC Obligations, to a

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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level below that which such Lender, such Issuing Bank or such holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, such Issuing Bank’s and such holding company’s policies with respect to capital adequacy), then from time to time the applicable Borrower or Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.
3.7.3.    Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or an Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender or the Issuing Bank notifies Borrower Agent or the Canadian Borrower, as the case may be, of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.8.    Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if any Borrower is required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
3.9.    Funding Losses. If for any reason (other than default by a Lender) (a) any Borrowing of, or conversion to or continuation of, an Applicable Offered Rate Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of an Applicable Offered Rate Loan occurs on a day other than the end of its Interest Period, (c) the applicable Borrower or Borrowers fail to repay an Applicable Offered Rate Loan when required hereunder (or any notice of prepayment is rescinded or withdrawn), or (d) a Lender (other than a Defaulting Lender) is required to assign an Applicable Offered Rate Loan prior to the end of its Interest Period pursuant to Section 13.4, then the applicable Borrower or Borrowers shall pay to the Applicable Agent its customary administrative charge and to each Applicable Lender all resulting losses and expenses, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase U.S. Dollar or Canadian Dollar deposits in any interbank or offshore U.S. Dollar or Canadian Dollar market to fund any Applicable Offered Rate Loan, but this Section shall apply as if each Lender had purchased such deposits.
3.10.    Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by an Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the contemplated term of the Obligations hereunder. In addition to the foregoing, if any provision of this Agreement or of any of the other Loan Documents would obligate the Canadian Borrower or any other Obligor to make any payment of “interest” (as defined in Section 347 (the “Criminal Code Section”) of the Criminal Code (Canada)) or other amount payable to any Canadian Lender in an amount or calculated at a rate that would exceed the effective annual rate of interest lawfully permitted under the Criminal Code Section on the “credit advanced” (as defined in the Criminal Code Section) or would otherwise be prohibited by law or would result in a receipt by such Canadian Lender of “interest” at a “criminal rate” (as such terms are defined in the Criminal Code Section) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rate of interest required to be paid to such Canadian Lender under this Agreement, and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Canadian Lender which would constitute “interest” for purposes of the Criminal Code Section. Any amount or rate of interest referred to in this Agreement shall be determined in accordance with GAAP as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” under the Criminal Code Section shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the Applicable Termination Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Applicable Agent shall be conclusive, absent manifest error, for the purposes of such determination.
SECTION 4.    LOAN ADMINISTRATION
4.1.    Manner of Borrowing and Funding Loans.
4.1.1.    Notice of Borrowing.
(a)    Whenever (x) U.S. Borrowers desire funding of a Borrowing of U.S. Revolver Loans, Borrower Agent shall give Administrative Agent, and (y) Canadian Borrower desires funding of a Borrowing of Canadian Loans, Canadian Borrower shall give Canadian Agent, a Notice of Borrowing. Such notice must be received by the Applicable Agent no later than 11:00 a.m. (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least two Business Days prior to the requested funding date, in the case of Applicable Offered Rate Loans. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, in the case of U.S. Revolver Loans, and (D) in the case of LIBOR Loans or BA Equivalent Rate Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b)    Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for Base Rate Loans on the due date, in the amount of such Obligations. The proceeds of such Loans shall be disbursed as direct payment of the relevant Obligation. In addition, the Applicable Agent may, at its option, charge such Obligations against any operating, investment or other account of a U.S. Borrower or Canadian Borrower, as the case may be, maintained with such Agent or any of its Affiliates.
(c)    If any Borrower maintains any disbursement account with any Agent or any Affiliate of any Agent, then presentation for payment of any Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Loan, in the case of the U.S. Borrowers, or a BA Equivalent Rate Loan, in the case of the Canadian Borrower, on the date of such presentation, in the amount of the Payment Item. The proceeds of such Loan may be disbursed directly to the disbursement account.
4.1.2.    Fundings by Lenders. Each Applicable Lender shall timely honor its U.S. Revolver Commitment or Canadian Commitment, as the case may be, by funding its Pro Rata share of each Borrowing of Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, the Applicable Agent shall endeavor to notify the Applicable Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 12:00 noon on the proposed funding date for Base Rate Loans or by 3:00 p.m. at least two Business Days before any proposed funding of Applicable Offered Rate Loans. Each Applicable Lender shall fund to the Applicable Agent such Lender’s Pro Rata share of the Borrowing to the account specified by the Applicable Agent in immediately available funds not later than 2:00 p.m. on the requested funding date, unless the Applicable Agent’s notice is received after the times provided above, in which case the Applicable Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from the Applicable Lenders, the Applicable Agent shall disburse the proceeds of the Loans as directed by Borrower Agent or the Canadian Borrower, as the case may be. Unless the Applicable Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, the Applicable Agent may assume that such Lender has deposited or promptly will deposit its share with such Agent, and such Agent may disburse a corresponding amount to U.S. Borrowers or the Canadian Borrower, as the case may be. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by the Applicable Agent, then the applicable Borrower or Borrowers agree to repay to the Applicable Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. Subject to Section 3.8, a Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of Obligors under the Loan Documents or with respect to any Obligations.
4.1.3.    Swingline Loans; Settlement.
(a)    Subject to the terms and conditions set forth herein, on any Business Day from and after the Closing until the Business Day prior to the Maturity Date, (i) the U.S. Swingline Lender shall advance Swingline Loans to the U.S. Borrowers up to an aggregate outstanding amount equal to U.S. $100,000,000 (and notwithstanding the fact that such Swingline Loans, when aggregated with the Total U.S. Revolver Outstandings of such Person in its separate capacity as a U.S.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Revolver Lender, may exceed the amount of the U.S. Revolver Commitment of the U.S. Swingline Lender); provided that, (x) after giving effect to any such Swingline Loan, the Total U.S. Revolver Outstandings at such time (including the requested Swingline Loan) would not exceed the U.S. Revolver Borrowing Base and (y) subject to the immediately preceding parenthetical, the Total U.S. Revolver Outstandings and other exposure with respect to the U.S. Revolver Commitments (including its Pro Rata purchase of participations in Swingline Loans made by the U.S. Swingline Lender) of any U.S. Revolver Lender shall not exceed its U.S. Revolver Commitment and (ii) the Canadian Swingline Lender shall advance Swingline Loans to the Canadian Borrower up to an aggregate outstanding amount equal to U.S. $3,500,000 (and notwithstanding the fact that such Swingline Loans, when aggregated with the Total Canadian Outstandings of the Canadian Swingline Lender, may exceed the amount of the Canadian Commitment of such Person in its separate capacity as a Canadian Lender), unless, in either case, the funding is specifically required to be made by the Canadian Lenders hereunder; provided, that (x) after giving effect to any such Swingline Loan, the Total Canadian Outstandings at such time (including the requested Swingline Loan) would not exceed the Canadian Borrowing Base and (y) subject to the immediately preceding parenthetical, the Total Canadian Outstandings and other exposure with respect to the Canadian Commitments (including its Pro Rata purchase of participations in Swingline Loans made by the Canadian Swingline Lender) of any Canadian Lender shall not exceed its Canadian Commitment; provided, further, that notwithstanding the foregoing, (i) after giving effect to any Swingline Loan the aggregate outstanding amount of all Swingline Loans shall not exceed U.S. $100,000,000 at any time, (ii) no Borrower shall use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan and (iii) no Swingline Lender shall be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that there is, or after making such Swingline Loan there may be, Fronting Exposure.
(b)    Each Swingline Loan to the U.S. Borrowers shall constitute a Base Rate Loan and each Swingline Loan to the Canadian Borrower shall constitute a Canadian Prime Rate Loan for all purposes, except that payments thereon shall be made to the U.S. Swingline Lender or Canadian Swingline Lender, as applicable, for its own account until Lenders have funded their participations therein as provided below. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of the applicable Swingline Lender and need not be evidenced by any promissory note.
(c)    Settlement among the Applicable Lenders and the applicable Swingline Lender with respect to Swingline Loans and other Loans shall take place on a date determined from time to time by such Swingline Lender (but at least weekly), on a Pro Rata basis in accordance with the Settlement Report delivered by the applicable Swingline Lender to the Applicable Lenders. Between settlement dates, the applicable Swingline Lender may in its discretion, if it is an Agent, apply payments on Loans to Swingline Loans, regardless of any designation by any Borrower or any provision herein to the contrary. Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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cannot be settled among Lenders, whether due to an Obligor’s Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in the Loan to the applicable Swingline Lender, in immediately available funds, within one Business Day after the applicable Swingline Lender’s request therefor. Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the U.S. Revolver Commitments or Canadian Commitments, as the case may be, have terminated, a U.S. Revolver Overadvance or Canadian Overadvance exists or the conditions in Section 6 are satisfied.
(d)    Each Borrowing of Swingline Loans shall be made upon the applicable U.S. Borrower's or Canadian Borrower’s irrevocable notice to the U.S. Swingline Lender or Canadian Swingline Lender, as applicable, in each case with a copy to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Persons in the preceding sentence not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess thereof shall be an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the U.S. Swingline Lender or Canadian Swingline Lender, as applicable, of a written Notice of Borrowing. Promptly after receipt by the U.S. Swingline Lender or Canadian Swingline Lender, as applicable, of any telephonic notice of Borrowing of Swingline Loans, the U.S. Swingline Lender or Canadian Swingline Lender, as applicable, will, provided, that all applicable conditions in this Section 4.1.3 and Section 6.3 are satisfied or waived in accordance with terms hereof, not later than 3:00 p.m. on the borrowing date specified in such notice, make the amount of its Swingline Loans available to the U.S. Borrowers or the Canadian Borrower, as applicable.
(e)    Any Swingline Lender may resign at any time upon notice to the Applicable Agent and the applicable Borrower or Borrowers. On and after the effective date of such resignation, such Swingline Lender shall have no obligation to make Swingline Loans, but shall continue to have all rights and other obligations of a Swingline Lender hereunder relating to any Swingline Loan issued by such Swingline Lender prior to such date. To the extent requested by the Borrower Agent, the applicable Swingline Lender shall use commercially reasonable efforts to promptly appoint a replacement Swingline Lender which, as long as no Default or Event of Default exists, shall be reasonably acceptable to the applicable Borrower or Borrowers.
4.1.4.    Notices. Borrowers may request, convert or continue Loans, select interest rates, and transfer funds based on telephonic or e-mailed instructions to the Applicable Agent. Borrowers shall confirm each such request by prompt delivery to the Applicable Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if such notice differs materially from the action taken by the Applicable Agent or the Applicable Lenders pursuant to the telephonic or e-mailed instructions from Borrowers, the records of such Agent and such Lenders shall govern. No Agent or Lender shall have any liability for any loss suffered by a Borrower as a result of any Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by any Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.2.    Defaulting Lender.
4.2.1.    Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), each Agent may exclude the U.S. Revolver Commitments, Canadian Commitments and Loans of a Defaulting Lender from the calculation of Pro Rata shares, it being understood, for the avoidance of doubt, that any such calculation relating to a Non-Defaulting Lender’s obligations to fund and participate in respect of Loans and Letters of Credit shall not cause (a) the U.S. Revolver Loans and participation in U.S. LC Obligations of any such Non-Defaulting Lender that is a U.S. Revolver Lender to exceed such Non-Defaulting Lender’s U.S. Revolver Commitment, or (b) the Canadian Loans and participation in Canadian LC Obligations of any such Non-Defaulting Lender that is a Canadian Lender to exceed such Non-Defaulting Lender’s Canadian Commitment. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).
4.2.2.    Payments; Fees. Each Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to such Agent such amounts until all Obligations owing to such Agent, non-Defaulting Lenders and other Secured Parties have been paid in full. Each Agent may apply such amounts to the Defaulting Lender’s defaulted obligations, use the funds to Cash Collateralize such Lender’s Fronting Exposure, or readvance the amounts to Borrowers hereunder. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its U.S. Revolver Commitment and/or Canadian Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1. To the extent any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, Letter of Credit fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such other Lenders. The Applicable Agent shall be paid all Letter of Credit fees attributable to LC Obligations that are not so reallocated.
4.2.3.    Reallocation of Pro Rata Shares to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata shares (calculated without regard to such Defaulting Lender’s U.S. Revolver Commitment and/or Canadian Commitment, as applicable) but only to the extent that (a) the conditions set forth in Section 6.2 are satisfied at the time of such reallocation (and, unless the Borrower Agent shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (b) such reallocation does not cause (i) the U.S. Revolver Loans and participation in U.S. LC Obligations of any Non-Defaulting Lender that is a U.S. Revolver Lender to exceed such Non-Defaulting Lender’s U.S. Revolver Commitment, or (ii) the Canadian Loans and participation in Canadian LC Obligations of any Non-Defaulting Lender that is a Canadian Lender to exceed such Non-Defaulting Lender’s Canadian Commitment. Subject to Section 14.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.2.4.    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in Section 4.2.3 above cannot, or can only partially, be effected, the Borrowers shall, subject to Section 4.5, without prejudice to any right or remedy available to them hereunder or under Applicable Law, (a) first, prepay Swingline Loans in an amount equal to the Fronting Exposure of the Lenders holding Swingline Loans and (b) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.3.3.
4.2.5.    Status; Cure. The Applicable Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers, the Applicable Agent and the applicable Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s U.S. Revolver Commitments, Canadian Commitments and Loans, and all outstanding Loans, LC Obligations and other exposures under the U.S. Revolver Commitments and Canadian Commitments shall be reallocated among the Applicable Lenders and settled by the Applicable Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers, the Applicable Agent and the applicable Issuing Bank, no reallocation of Commitments and Loans to non-Defaulting Lenders and no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender.
4.3.    Number and Amount of Applicable Offered Rate Loans; Determination of Rate. Each Borrowing of Applicable Offered Rate Loans when made shall be in a minimum amount of U.S.$1,000,000, plus any increment of U.S.$1,000,000 in excess thereof. No more than 16 Borrowings of Applicable Offered Rate Loans may be outstanding at any time, and all Applicable Offered Rate Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR or the BA Equivalent Rate, as the case may be, for any Interest Period requested by U.S. Borrowers or the Canadian Borrower, as the case may be, the Applicable Agent shall promptly notify the applicable Borrower or Borrowers thereof by telephone or electronically and, if requested by such Borrower or Borrowers, shall confirm any telephonic notice in writing.
4.4.    Borrower Agent. Each Borrower hereby designates UNFI (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with any Agent, any Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Each Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower. Each Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each Agent, Issuing Bank and Lender shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.5.    One Obligation; Limitation on Obligations of Canadian Borrower. The Loans, LC Obligations and other Obligations constitute one general obligation of U.S. Borrowers and are secured by the Applicable Agent’s Lien on all Collateral; provided, however, that each Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each U.S. Borrower to the extent of any Obligations jointly or severally owed by such U.S. Borrower. The Canadian Loans, Canadian LC Obligations and other Canadian Obligations constitute one general obligation of the Canadian Borrower and are secured by Canadian Agent’s Lien on all Collateral owned by Canadian Borrower. Notwithstanding anything set forth in this Agreement or any other Loan Document to the contrary, the Canadian Borrower shall not at any time be liable, directly or indirectly, for any portion of the Obligations other than the Canadian Obligations.
4.6.    Effect of Termination. On the effective date of any termination of the Aggregate Commitments, all Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products in accordance with the terms thereof. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and the Applicable Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. No Agent shall be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agents and Lenders from the dishonor or return of any Payment Items previously applied to the Obligations. Sections 3.4, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 14.2, this Section, and each indemnity or waiver given by an Obligor or Lender in any Loan Document, shall survive Full Payment of the Obligations.
SECTION 5.    PAYMENTS
5.1.    General Payment Provisions.
5.1.1.    Except with respect to principal of and interest on Loans denominated in Canadian Dollars, all payments of Obligations shall be made in U.S. Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, except as required by Applicable Law, and in immediately available funds, not later than 12:00 noon on the due date. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in Canadian Dollars shall be made to the Canadian Agent, for the account of the Applicable Lenders to which such payment is owed, in Canadian Dollars in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any law from making any required payment hereunder in Canadian Dollars, such Borrower shall make such payment in U.S. Dollars in the U.S. Dollar Equivalent of the Canadian Dollar payment amount. Any payment of an Applicable Offered Rate Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Loans shall be applied first to Applicable Floating Rate Loans and then to Applicable Offered Rate Loans.
5.1.2.    Notwithstanding anything to the contrary in any Loan Document, (a) payments (or portions thereof) made by a CFC or a FSHCO or, in either case, a Subsidiary thereof, pursuant to any provision of any Loan Document shall not, in any event, be applied to any U.S. Obligation and (b) no proceeds of Collateral that comprises the assets of a CFC or FSHCO or, in either case, a Subsidiary thereof, shall be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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used to satisfy any U.S. Obligation and (c) no more than 65% of the voting Equity Interests of a CFC or FSHCO, in each case, shall be used to satisfy any U.S. Obligation.
5.2.    Repayment of Loans. Loans shall be due and payable in full on the Applicable Termination Date, unless payment is sooner as required hereunder. The Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Loans in whole or in part without premium or penalty; provided, that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) two Business Days prior to any date of prepayment of Applicable Offered Rate Loans and (B) on the Business Day of the date of prepayment of Base Rate Loans, (2) any prepayment of Applicable Offered Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and whether Applicable Offered Rate Loans or Base Rate Loans are to be prepaid; provided, that notwithstanding anything to the contrary contained in this Agreement but subject to Section 3.9, the Borrowers may rescind any notice of prepayment under this Section 5.2 if such prepayment would have resulted from a refinancing of this credit facility, which refinancing shall not be consummated or shall otherwise be delayed. Notwithstanding anything herein to the contrary, if a U.S. Revolver Overadvance or a Canadian Overadvance exists, U.S. Borrowers or Canadian Borrower, as the case may be, shall, on the sooner of the Applicable Agent’s demand or the first Business Day after any U.S. Borrower or the Canadian Borrower, as the case may be, has knowledge thereof, repay the outstanding applicable Loans in an amount sufficient to reduce the Total U.S. Revolver Outstandings or the Total Canadian Outstandings, as the case may be, to the U.S. Revolver Borrowing Base or the Canadian Borrowing Base, as the case may be.
5.3.    [Intentionally Omitted.]
5.4.    Payment of Other Obligations. Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers (subject to Section 4.5) as provided in the Loan Documents or, if no payment date is specified, on demand made to the applicable Borrowers.
5.5.    Marshaling; Payments Set Aside. None of Agents or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to any Agent, any Issuing Bank or any Lender, or any Agent, any Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver, interim receiver, receiver manager or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
5.6.    Application and Allocation of Payments.
5.6.1.    Application. Payments made by Borrowers hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (b) third, to other Obligations specified by Borrowers; and (c) fourth, as determined by the Administrative Agent in its discretion.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.6.2.    Post-Default Allocation. Notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated, subject to Section 4.5, as follows, subject to the Intercreditor Agreement:
(a)    first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to any Agent;
(b)    second, to all amounts owing to any Swingline Lender on Swingline Loans, Overadvances, Protective Advances, and Loans and participations that a Defaulting Lender has failed to settle or fund;
(c)    third, to all amounts owing to Issuing Bank;
(d)    fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;
(e)    fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;
(f)    sixth, to Cash Collateralize all LC Obligations;
(g)    seventh, to all Loans (other than Overadvances and Protective Advances), and to Qualified Secured Bank Product Obligations to the extent a Bank Product Reserve has been established with respect thereto up to and including the amount most recently specified to the Administrative Agent pursuant to the terms hereof, if applicable; and
(h)    last, to all other Obligations.
Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. Monies and proceeds obtained from an Obligor shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Obligors to preserve the allocations in any applicable category. Amounts distributed with respect to any Secured Bank Product Obligations or Qualified Secured Bank Product Obligations shall be the lesser of (i) the maximum Secured Bank Product Obligations or Qualified Secured Bank Product Obligations, as the case may be, last reported to the Administrative Agent, if applicable, and (ii) the actual Secured Bank Product Obligations or Qualified Secured Bank Product Obligations, as the case may be, as calculated by the methodology reported to the Administrative Agent, if applicable, for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations or Qualified Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Bank Product Provider. If the provider fails to deliver the calculation within five days following request, the Administrative Agent may assume the amount is zero. The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. This Section is not for the benefit of or enforceable by any Obligor, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5.6.3.    Erroneous Application. No Agent shall be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).
5.7.    Application of Payments. While a Trigger Event is in effect, the ledger balance in the main Dominion Account for the Obligors (other than the Canadian Borrower) as of the end of a Business Day shall be applied to the Obligations and the ledger balance in the main Dominion Account for the Canadian Borrower as of the end of such Business Day shall be applied to the Canadian Obligations, in each case at the beginning of the next Business Day. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of U.S. Borrowers or Canadian Borrower, as the case may be, and shall be made available to U.S. Borrowers or Canadian Borrower, as the case may be, as long as no Default or Event of Default exists. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds while a Trigger Event is in effect, and agrees that each Agent shall have the continuing, exclusive right to apply and reapply same against the applicable Obligations, in such manner as such Agent deems advisable.
5.8.    Loan Account; Account Stated.
5.8.1.    Loan Account. The Applicable Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of such Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.
5.8.2.    Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies the Applicable Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.
5.9.    Taxes. For purposes of this Section 5.9 and Section 5.10, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.
5.9.1.    Payments Free of Taxes; Obligation to Withhold; Tax Payment.
(a)    All payments of Obligations by Obligors shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If Applicable Law (as determined by the Applicable Agent in its good faith discretion) requires the deduction or withholding of any Tax from any such payment by an Agent or an Obligor, then the Applicable Agent or such Obligor shall be entitled to make such deduction or withholding in accordance with information and documentation provided pursuant to Section 5.10 and Applicable Law.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b)    If any Agent or any Obligor is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) such Agent or Obligor, as applicable, to the extent required by Applicable Law, shall timely pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)    If any Agent or any Obligor is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) such Agent or Obligor, as applicable, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
5.9.2.    Payment of Other Taxes. Without limiting the foregoing, Borrowers shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the Applicable Agent’s option, timely reimburse such Agent for payment of, any Other Taxes.
5.9.3.    Tax Indemnification.
(a)    Subject to Section 5.1.2 and 4.5, each Borrower shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient in respect of, or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall indemnify and hold harmless the Applicable Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to such Agent as required pursuant to this Section. Each Borrower shall make payment within ten (10) days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender or Issuing Bank (with a copy to the Applicable Agent), or by the Applicable Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.
(b)    Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) the Applicable Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent Borrowers have not already paid or reimbursed such Agent therefor and without limiting Borrowers’ obligation to do so), (ii) Agents and Obligors, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agents and Obligors, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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by an Agent or an Obligor in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and Issuing Bank shall make payment within ten (10) days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by the Applicable Agent shall be conclusive absent manifest error.
5.9.4.    Evidence of Payments. If an Agent or an Obligor pays any Taxes pursuant to this Section, then upon request, such Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to such Agent, as applicable, a copy of a receipt issued by the appropriate Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to such Agent or Borrower Agent, as applicable.
5.9.5.    Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall any Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, or to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank. If a Recipient determines in its discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section 5.9), it shall pay the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such Recipient, shall repay to such Recipient the amount paid over pursuant to this paragraph 5.9.5 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to an indemnifying party pursuant to this paragraph 5.9.5 if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall any Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Obligor or other Person.
5.9.6.    Survival. Each party’s obligations under Sections 5.9 and 5.10 shall survive the resignation or replacement of any Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the U.S. Revolver Commitments, the Canadian Commitments and the repayment, satisfaction, discharge or Full Payment of any Obligations.
5.10.    Lender Tax Information.
5.10.1.    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Applicable Agent, at the time or times reasonably requested by the Borrowers or such Agent, such properly completed and executed documentation reasonably requested by the Borrowers or such Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrowers or the Applicable Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrowers or such Agent to enable

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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them to determine whether such Lender is subject to backup withholding or information reporting requirements. Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.10.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.
5.10.2.    Documentation. Without limiting the foregoing, if the applicable Borrower is a U.S. Person,
(a)    Any Lender that is a U.S. Person shall deliver to Borrowers and the Applicable Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or such Agent), executed originals of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(b)    Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and the Applicable Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or such Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to the Applicable Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate in form satisfactory to the Applicable Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(c)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and the Applicable Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or such Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or such Agent to determine the withholding or deduction required to be made; and
(d)    if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrowers and the Applicable Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrowers or such Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers or such Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the Signing Date.
5.10.3.    Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and the Applicable Agent in writing of its inability to do so.
5.11.    Nature and Extent of Each Borrower’s Liability.
5.11.1.    Joint and Several Liability. Each U.S. Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agents and Secured Parties the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations, and all agreements under the Loan Documents. Each U.S. Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by any Agent or any Secured Party with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by any Agent or any Secured Party in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by any Agent or any Secured Party in an

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of any Agent or any Secured Party against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.
5.11.2.    Waivers.
(a)    Each U.S. Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agents or Secured Parties to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each U.S. Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of any Obligations as long as it is a Borrower. It is agreed among each U.S. Borrower, Agents and Secured Parties that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agents and Secured Parties would decline to make Loans and issue Letters of Credit. Each U.S. Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
(b)    Upon the occurrence and during the continuance of an Event of Default, Agents and Secured Parties may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non‑judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, any Agent or any Secured Party shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each U.S. Borrower consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of any Agent or any Secured Party to seek a deficiency judgment against any Borrower shall not impair any U.S. Borrower’s obligation to pay the full amount of the Obligations. Each U.S. Borrower waives all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. The Applicable Agent may bid all or a portion of the Obligations at any foreclosure, trustee’s or other sale, including any private sale, and the amount of such bid need not be paid by such Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether any Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which any Agent or any Secured Party might otherwise be entitled but for such bidding at any such sale.
5.11.3.    Extent of Liability; Contribution.
(a)    Notwithstanding anything herein to the contrary, each U.S. Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such U.S. Borrower is primarily liable, as described below, and (ii) such U.S. Borrower’s Allocable Amount.
(b)    If any U.S. Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other U.S. Borrower, exceeds the amount that such Borrower would otherwise have paid if each U.S. Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other U.S. Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any U.S. Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
(c)    Section 5.11.3(a) shall not limit the liability of any Borrower to pay or guarantee Loans made directly or indirectly to it (including Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agents and Secured Parties shall have the right, at any time in their discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of Loans and Letters of Credit to a Borrower based on that calculation.
(d)    Each Obligor that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Obligor with respect to such Swap Obligation as may be needed by such Specified Obligor from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.11 voidable under any applicable fraudulent transfer or conveyance act). The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations. Each Obligor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Obligor for all purposes of the Commodity Exchange Act.
5.11.4.    Joint Enterprise. Each Borrower has requested that Agents and Secured Parties make this credit facility available to Borrowers on a combined basis in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage. Borrowers acknowledge that Agents’ and Secured Parties’ willingness to extend credit and to administer the Collateral of Borrowers on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.
5.11.5.    Subordination. Each Borrower (including Canadian Borrower) hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or setoff, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations.
SECTION 6.    CONDITIONS PRECEDENT
6.1.    Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement and the occurrence of the Signing Date is subject to satisfaction of the following conditions precedent or the waiver of such conditions precedent by the Required Lenders (provided that, for purposes of such waiver, the Lead Arrangers must also waive such conditions precedent) in accordance with the terms of this Agreement:
6.1.1.    Execution and Delivery of Loan Agreement. The Administrative Agent shall have received this Agreement executed and delivered by a duly authorized officer of (i) each Agent, (ii) each Borrower and (iii) each Lender (including each Issuing Bank).
6.1.2.    Signing Date Certificate. The Administrative Agent shall have received a certificate of a Senior Officer, responsible officer, secretary or assistant secretary of each Borrower, dated the Signing Date, with customary certifications and attaching (i) a copy of the resolutions of the applicable governing body of each Borrower (or a duly authorized committee thereof) authorizing (x) the execution, delivery, and performance of this Agreement and (y) the extensions of credit contemplated hereunder, (ii) the applicable Organic Documents of each Borrower and, to the extent applicable in the jurisdiction of organization of such Borrower, a certificate as to its good standing or compliance (or equivalent, if applicable) dated as of a recent date from an applicable Governmental Authority in such jurisdiction of organization or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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formation, as applicable, and (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the authorized officers of each Borrower executing this Agreement.
6.1.3.    Legal Opinions. The Administrative Agent shall have received customary favorable legal opinions from (a) Skadden, Arps, Slate, Meagher & Flom LLP and (b) Osler, Hoskin & Harcourt LLP, as counsel to the Borrowers, in each case, dated as of the Signing Date and addressed to the Lenders and the Administrative Agent.
6.1.4.    Patriot Act, Know Your Customer Regulations. At least three (3) Business Days prior to the Signing Date, the Administrative Agent shall have received all documentation and other information about each Borrower as has been reasonably requested in writing at least ten (10) Business Days prior to the Signing Date by the Administrative Agent or the Lead Arrangers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and the Beneficial Ownership Certification.
The Administrative Agent shall promptly notify the Lenders of the occurrence of the Signing Date.
Notwithstanding anything to the contrary herein:
(a)    Upon the occurrence of the Signing Date, this Agreement shall be a legal, valid and binding obligation of each of the parties party hereto (and their successors and assigns), enforceable against each such Person in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.
(b)    The obligation of each Lender and, if applicable, each Issuing Bank, to fund the initial Borrowings and to issue the initial Letters of Credit, as applicable, on the Closing Date requested by the Borrowers are subject solely to satisfaction of the conditions precedent set forth in Section 6.2 or the waiver of such conditions precedent in accordance with the terms of this Agreement (subject, in each case, to the final paragraph of Section 6.2).
(c)    The obligations and provisions under this Agreement that are specifically conditioned on the occurrence of the Closing Date (including, without limitation, the obligations of the Borrowers under Section 10) shall become effective automatically on, but only upon, the occurrence of the Closing Date.
(d)    The occurrence of the Signing Date does not, and is not intended to, terminate or otherwise modify the terms and conditions of the Existing UNFI ABL Credit Agreement, and the Borrowers agree that the Existing UNFI ABL Credit Agreement shall remain in full force and effect pursuant to its terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity) until terminated in accordance with its terms.
(e)    Upon the occurrence of the Signing Date and without the satisfaction of any other condition, all of the commitments with respect to the ABL Facility under and as defined in the Commitment Letter (including, for the avoidance of doubt, commitments with respect to both the “Backstop ABL Facility” and the “Incremental ABL Facility” referred to in the Commitment Letter) shall automatically terminate and permanently be reduced to zero. The occurrence of the Signing Date shall not reduce or otherwise impact the commitments with respect to the “Term Loan Facility” under and as defined in the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Commitment Letter, which commitments shall remain in full force and effect in accordance with the terms of the Commitment Letter.
(f)    In the event that (i) the initial Borrowings hereunder and under the Term Loan Facility do not occur on or before the Original End Date (as defined in the Supervalu Acquisition Agreement as in effect on July 25, 2018) (or to the extent extended pursuant to the proviso to Section 7.1(b) of the Supervalu Acquisition Agreement as in effect on July 25, 2018, the Extended End Date (as defined in the Supervalu Acquisition Agreement as in effect on July 25, 2018)), (ii) the Supervalu Acquisition closes without the use of the credit facility hereunder or under the Term Loan Facility or (iii) the Supervalu Acquisition Agreement is validly terminated by the Borrower Agent prior to the closing of the Supervalu Acquisition, then the Aggregate Commitments hereunder shall automatically terminate unless the Lenders shall, in their sole discretion, agree to an extension (the date of any such termination, the “Pre-Closing Commitment Termination Date”). The Borrowers shall notify the Administrative Agent and the Lenders promptly upon the occurrence of any event described in the preceding sub-clauses (ii) and (iii); provided, that the failure to provide such notice shall not impact the termination of the Aggregate Commitments as described in the immediately preceding sentence (this paragraph (f), the “Pre-Closing Commitment Termination Date Paragraph”).
6.2.    Conditions Precedent to All Credit Extensions on the Closing Date. The obligation of each Lender and, if applicable, each Issuing Bank, to fund the initial Borrowings and to issue the initial Letters of Credit, as applicable, on the Closing Date requested by the Borrowers are subject to the occurrence of the Signing Date and satisfaction of the following additional conditions precedent or the waiver of such conditions precedent by the Required Lenders (provided that, for purposes of such waiver, the Lead Arrangers must also waive such conditions precedent) in accordance with the terms of this Agreement (subject, in each case, to the final paragraph of this Section 6.2):
6.2.1.    Loan Documents.
(a)    Each Closing Date Security Document (i) shall have been duly executed and delivered by a duly authorized officer of each applicable Obligor and (ii) shall satisfy the Guarantee and Collateral Requirement.
(b)    Each other Closing Date Loan Document shall have been duly executed and delivered by a duly authorized officer of each applicable Obligor.
6.2.2.    Collateral.
(a)    The Obligors shall have delivered all Pledged Collateral required to be pledged and delivered pursuant to the Guarantee and Collateral Requirement to the Administrative Agent or, to the extent in accordance with the terms of the Intercreditor Agreement, the Term Loan Facility Agent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b)    The Administrative Agent shall have received evidence that all other actions, recordings and filings that the Administrative Agent may deem necessary to satisfy the Guarantee and Collateral Requirement shall have been taken, completed or otherwise provided for. Subject to the last paragraph of this Section, all documents and instruments required to grant and perfect the Administrative Agent’s security interests in the Collateral shall have been executed and delivered by the Obligors and, if applicable, be in proper form for filing.
6.2.3.    Supervalu Acquisition. The Supervalu Acquisition shall have been, or substantially concurrently with the initial Borrowing hereunder shall be, consummated in all material respects in accordance with the Supervalu Acquisition Agreement. No provision of the Supervalu Acquisition Agreement shall have been amended or otherwise modified, no provisions thereof shall have been waived by the Borrower Agent and no consent shall have been granted by the Borrower Agent thereunder, in each case, in a manner material and adverse to the Lenders as of the Closing Date (in their capacity as such) without the consent of the Lead Arrangers (not to be unreasonably withheld, delayed, denied or conditioned); provided, that (i) any reduction in the purchase price for the Supervalu Acquisition set forth in the Supervalu Acquisition Agreement of greater than 10% shall be deemed to be material and adverse to the interests of the Lenders as of the Closing Date, and any reduction in the purchase price of 10% or less shall be deemed to be material and adverse to the interests of the Lenders as of the Closing Date unless applied to reduce the commitments under the Term Loan Facility on a dollar-for-dollar basis, (ii) any increase in the purchase price set forth in the Supervalu Acquisition Agreement shall be deemed to be not material and adverse to the interests of the Lenders so long as such purchase price increase is not funded with additional Debt and (iii) any change to the definition of Material Adverse Effect (as defined in the Supervalu Acquisition Agreement as in effect on July 25, 2018) shall be deemed materially adverse to the Lenders as of the Closing Date and shall require the consent of the Lead Arrangers (not to be unreasonably withheld, delayed, denied or conditioned).
6.2.4.    Financial Statements. The Lead Arrangers shall have received:
(i) copies of (A)(i) the audited consolidated balance sheet and related consolidated statements of operations, comprehensive income, change in stockholders’ equity and cash flows for the fiscal years of the Borrower Agent ended August 1, 2015, July 30, 2016 and July 29, 2017 (which the Lead Arrangers have acknowledged receipt of such audited financial statements) and for each subsequent fiscal year of the Borrower Agent ended at least 60 days before the Closing Date and (ii) the unaudited consolidated balance sheet and related consolidated statements of operations, comprehensive income, change in stockholders’ equity and cash flows for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Borrower Agent’s fiscal year) ended at least 40 days before the Closing Date (which the Lead Arrangers have acknowledged receipt of the unaudited consolidated financial statements in respect of the fiscal quarters ended October 28, 2017, January 27, 2018 and April 28, 2018) and (B)(i) the audited consolidated balance sheet and related consolidated statements of operations, comprehensive income, change in stockholders’ equity and cash flows for the fiscal years of Supervalu Inc. ended February 27, 2016, February 25, 2017 and February 24, 2018 (which the Lead Arrangers have acknowledged receipt of such audited financial statements) and for each subsequent fiscal year of Supervalu Inc. ended at least 60 days before the Closing Date and (ii) the unaudited consolidated balance sheet and related consolidated statements of operations, comprehensive income, change in stockholders’ equity and cash flows for each subsequent fiscal quarter (other than the fourth fiscal quarter of Supervalu Inc.’s fiscal year) ended at least 40 days before the Closing Date; and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(ii) an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of the Borrower Agent and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 40 days (or 60 days if such four-fiscal quarter period is the end of the Borrower Agent’s fiscal year) prior to the Closing Date, prepared after giving effect to the Supervalu Acquisition as if the Supervalu Acquisition had occurred on such date (in the case of such pro forma balance sheet) or on the first day of such period (in the case of such pro forma statement of income), as applicable (which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R))).
6.2.5.    Patriot Act, Know Your Customer Regulations. The Administrative Agent shall have received (at least three (3) Business Days prior to the Closing Date) all documentation and other information about each Obligor (other than the Borrowers as to which such information was provided on or prior to the Signing Date) as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Administrative Agent or the Lead Arrangers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and the Beneficial Ownership Certification.
6.2.6.    Specified Representations. The Specified Representations shall be true and correct in all material respects as of the Closing Date.
6.2.7.    Specified Acquisition Agreement Representations. The Specified Acquisition Agreement Representations shall be true and correct in all material respects, but only to the extent that the Borrower Agent (or any of its Affiliates) has the right (taking into account any applicable cure provisions) to terminate its obligations under the Supervalu Acquisition Agreement or decline to consummate the Supervalu Acquisition (in each case, in accordance with the terms of the Supervalu Acquisition Agreement) as a result of a breach of such Specified Acquisition Agreement Representation.
6.2.8.    Closing Date Refinancing. The Closing Date Refinancing shall have been consummated prior to, or shall be made or consummated substantially concurrently with, the initial Borrowing hereunder.
6.2.9.    No Material Adverse Effect. Except (a) as disclosed in any form, document or report publicly filed with or publicly furnished to the Securities and Exchange Commission by Supervalu Inc. or any of its Subsidiaries (for purposes of this section, as defined in the Supervalu Acquisition Agreement as in effect on July 25, 2018) on or after February 27, 2016 and prior to July 25, 2018 (excluding any disclosures set forth in any “risk factors”, “forward-looking statements” or “market risk” sections or in any other section to the extent they are cautionary, predictive or forward-looking in nature) or (b) as disclosed in the Company Disclosure Schedule (as defined in the Supervalu Acquisition Agreement as in effect on August July 25, 2018) delivered to the Lead Arrangers prior to or concurrently with the execution of the Commitment Letter (provided, that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosed with respect to any other section or subsection to the extent that the relevance of any disclosed event, item or occurrence in such section or subsection to such other section or subsection is reasonably apparent on its face), since February 24, 2018, there has not been any change, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Supervalu Acquisition Agreement).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6.2.10.    Borrowing Base Certificate. If a Borrowing is made on the Closing Date, the Borrower Agent shall have delivered to the Administrative Agent a Borrowing Base Certificate dated as of the Closing Date.
6.2.11.    Closing Date Solvency Certificate. The Administrative Agent shall have received a certificate from the chief financial officer, or other office with similar responsibilities of the Borrower Agent (or other officer of the Borrower Agent with similar responsibilities) in the substantially similar form included as Annex I to Exhibit D to the Commitment Letter (the “Closing Date Solvency Certificate”).
6.2.12.    Legal Opinions. The Administrative Agent shall have received customary favorable legal opinions from (a) Skadden, Arps, Slate, Meagher & Flom LLP, (b) Osler, Hoskin & Harcourt LLP and (c) to the extent reasonably requested by the Administrative Agent, additional counsel in any jurisdiction in which an Obligor as of the Closing Date is organized to the extent not covered by the legal opinions in clause (a) or (b), in each case as counsel to the Obligors, and in each case dated as of the Closing Date and addressed to the Lenders and the Applicable Agents.
6.2.13.    Closing Date Certificates. The Administrative Agent shall have received (a) a certificate of a Senior Officer, responsible officer, secretary or assistant secretary of each Guarantor, dated the Closing Date, with customary certifications and attaching (i) a copy of the resolutions of the applicable governing body of each Guarantor (or a duly authorized committee thereof) authorizing the execution, delivery, and performance of the Loan Documents (and any agreements relating thereto) to which it is a party, (ii) unless already delivered in connection with the occurrence of the Signing Date, the applicable Organic Documents of each Guarantor and, to the extent applicable in the jurisdiction of organization of such Guarantor, a certificate as to its good standing or compliance (or equivalent, as applicable) as of a recent date from an applicable Governmental Authority in such jurisdiction of organization and (iii) signature and incumbency certificates (or other comparable documents evidencing the same) of the authorized officers of each Obligor executing the Loan Documents to which it is a party and (b) a certificate of a Senior Officer of the Borrower Agent (or other officer of the Borrower Agent with similar responsibilities), dated as of the Closing Date, certifying that the conditions specified in Sections 6.2.3, 6.2.6, 6.2.7 and 6.2.8 have been satisfied.
6.2.14.    Fees and Expenses. All fees required to be paid on the Closing Date pursuant to the Fee Letter and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, in each case to the extent invoiced at least three (3) Business Days prior to the Closing Date, shall have been paid, or shall be paid substantially concurrently with, the initial Borrowing hereunder (which amounts may be offset against the proceeds of the initial Borrowing).
6.2.15.    Notices of Borrowings. If a credit extension is made on the Closing Date, the Applicable Agent shall have received a Notice of Borrowing with respect to the Loans to be made on the Closing Date meeting the requirements of Section 4.1.1 and, to the extent a Letter of Credit is issued on the Closing Date, the applicable Issuing Banks shall have received an LC Request with respect to the Letters of Credit to be issued on the Closing Date meeting the requirements of Section 2.3 and certifying that the Canadian LC Conditions or the U.S. LC Conditions, as applicable, have been satisfied.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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6.2.16.    Inside Date. The Closing Date shall not occur prior to September 8, 2018.
The Administrative Agent shall promptly notify the Lenders of the occurrence of the Closing Date. The Lenders authorize the Administrative Agent and the Borrower Agent to date this Agreement as of the Closing Date and to make corresponding changes to this Agreement to account for the actual date of the Closing Date.
Notwithstanding anything to the contrary herein, to the extent any lien search or Collateral or any security interests therein (including the creation or perfection of any security interest) (other than to the extent that a lien on such Collateral may be perfected by the filing of a financing statement under the UCC or the PPSA, as applicable, or, with respect to each material domestic wholly-owned Subsidiary of the Borrower Agent, by the delivery of stock or other certificates of each material domestic wholly-owned Subsidiary of the Borrower that is part of the Collateral and, with respect to Supervalu Inc. and material domestic wholly-owned Subsidiaries of Supervalu Inc., by the delivery of stock or other certificates of Supervalu Inc. and material domestic wholly-owned Subsidiaries of Supervalu Inc., only to the extent such stock or other certificates are received from Supervalu Inc. on or prior to the Closing Date after the Borrower Agent’s use of commercially reasonable efforts to do so without undue burden or expense) is not or cannot be provided or perfected on the Closing Date after the Borrower Agent’s use of commercially reasonable efforts to do so, or without undue burden or expense, the delivery of such lien search and/or Collateral (and creation or perfection of security interests therein), as applicable, shall not constitute a condition precedent to the obligation of each Lender and, if applicable, each Issuing Bank, to fund the initial Borrowings and to issue the initial Letters of Credit on the Closing Date, but shall instead be required to be delivered or provided within 90 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its discretion) pursuant to arrangements to be mutually agreed by the Borrower Agent and the Administrative Agent.
6.3.    Conditions Precedent to All Credit Extensions after the Closing Date. Agents, Issuing Banks and Lenders shall not be required to fund any Loans, arrange for issuance of any Letters of Credit or grant any other extension of credit to or for the benefit of Borrowers, in each case to the extent requested to be made after the Closing Date, unless the following conditions are satisfied:
(a)    No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;
(b)    The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that are subject to materiality or material adverse effect qualifications, which representations and warranties shall be true and correct in all respects, and except for representations and warranties that expressly relate to an earlier date, which representations and warranties shall be true and correct in all material respects as of such earlier date);
(c)    With respect to a Borrowing, the Applicable Agent shall have received a Notice of Borrowing;
(d)    With respect to the issuance of a Letter of Credit, the U.S. LC Conditions or the Canadian LC Conditions, as the case may be, shall be satisfied;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(e)    Solely with respect to a request of Canadian Loans or the issuance of a Letter of Credit for the account or benefit of the Canadian Borrower, no request by the Canada Revenue Agency for payment pursuant to Section 224(1.1) or any successor section of the ITA or any comparable provision of any other taxing statute shall have been received by any Person in respect of the Borrowers; and
(f)    Solely with respect to a request of Loans in Canadian Dollars or the issuance of a Letter of Credit for the account or benefit of the Canadian Borrower, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that in the reasonable opinion of the Canadian Agent, the Required Lenders (in the case of any Loans to be denominated in Canadian Dollars) or the applicable Issuing Bank (in the case of any Letter of Credit to be denominated in Canadian Dollars) would make it impracticable for such credit extension to be denominated in Canadian Dollars.
Other than with respect to any funding of a Loan, issuance of a Letter of Credit or grant of an accommodation made on the Closing Date, each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.
6.4.    Certain Funds Period. During the Certain Funds Period and notwithstanding (i) any failure by the Borrower to comply with Section 10, (ii) any provision to the contrary in this Agreement or the other Loan Documents or (iii) that any condition to the Signing Date may subsequently be determined not to have been satisfied, none of the Administrative Agent, the Canadian Agent or any Lender shall be entitled to (unless any Borrower is subject to an event described in Section 11.1(j) and such event constitutes an Event of Default thereunder) (a) cancel any of its U.S. Revolver Commitments or Canadian Commitments, (b) rescind, terminate or cancel this Agreement or any other Loan Document or any of its U.S. Revolver Commitments or Canadian Commitments thereunder or exercise any right or remedy under this Agreement of any other Loan Document, to the extent to do so would prevent, limit or delay the making of its Loan, (c) refuse to participate in making its Loan or (d) exercise any right of set-off or counterclaim in respect of its Loan to the extent to do so would prevent, limit or delay the making of its Loan on the Closing Date; provided that (x) from the Closing Date after giving effect to the funding of the Loans on such date, all of the rights, remedies and entitlements of the Administrative Agent, the Canadian Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing and (y) nothing in this Section 6.4 shall override or modify the conditions precedent in Section 6.2 with respect to the obligation of each Lender and, if applicable, each Issuing Bank, to fund the initial Borrowings and to issue the initial Letters of Credit, as applicable, on the Closing Date.
SECTION 7.    [INTENTIONALLY OMITTED]
SECTION 8.    COLLATERAL ADMINISTRATION
8.1.    Borrowing Base Certificates. By the 20th day of each Fiscal Period (or, during any period during which (a) an Event of Default has occurred and is continuing or (b) Aggregate Availability at any time is less than 10% of the Aggregate Borrowing Base (until such time that Aggregate Availability equals or exceeds 10% of the Aggregate Borrowing Base for thirty (30) consecutive days), by the last Business Day of each week), Borrowers shall deliver to Administrative Agent (and Administrative Agent shall promptly

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous Fiscal Period or week, as the case may be, and at such other times as Administrative Agent may reasonably request in its Permitted Discretion.
8.2.    Administration of Accounts.
8.2.1.    Records and Schedules of Accounts. Each Borrower shall, and shall cause each other Obligor to, keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Administrative Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to Administrative Agent, on such periodic basis as Administrative Agent reasonably may request. Each Borrower shall also provide to Administrative Agent, on or before the 20th day of each Fiscal Period, a detailed aged trial balance of all Accounts as of the end of the preceding Fiscal Period, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Administrative Agent may reasonably request.
8.2.2.    Taxes. If an Account of any Obligor includes a charge for any unpaid Taxes, each Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Obligor and to charge Obligors therefor; provided, however, that no Agent nor any Lender shall be liable for any Taxes that may be due from Obligors or with respect to any Collateral.
8.2.3.    Account Verification. Regardless of whether a Default or Event of Default exists, Administrative Agent shall have the right at any time, in the name of Administrative Agent, any designee of Administrative Agent or any Obligor, to verify the validity, amount or any other matter relating to any Accounts of Obligors by mail, telephone or otherwise. Borrowers shall, and shall cause each other Obligor to, cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude any such verification process.
8.2.4.    Maintenance of Dominion Account. Borrowers shall, and shall cause each other Obligor to, maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agents into which funds from any Obligor from Cash Receipts are deposited (except provided in Section 8.5). Borrowers shall, and shall cause each other Obligor to, obtain an agreement (in form and substance reasonably satisfactory to the Applicable Agent) from each lockbox servicer and Dominion Account bank, to the extent necessary to establish the Applicable Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by the Applicable Agent at any time while a Trigger Event is in effect, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, the Applicable Agent may, at any time while a Trigger Event is in effect, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America. Agents and Lenders assume no responsibility to Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
8.2.5.    Proceeds of Collateral. Borrowers shall, and shall cause each other Obligor to, request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to ABL Priority Collateral (including all payments from Credit Card Processors and Credit Card Issuers) are made directly to a Dominion Account (or a lockbox relating to a Dominion Account) or a Deposit Account that is subject to a Deposit Account Control Agreement. If any Borrower or Subsidiary receives

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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cash or Payment Items with respect to any ABL Priority Collateral, it shall hold same in trust for the Applicable Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account or a Deposit Account that is subject to a Deposit Account Control Agreement.
8.3.    Administration of Inventory.
8.3.1.    Records and Reports of Inventory. Each Borrower shall, and shall cause each other Obligor to, keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Administrative Agent inventory and reconciliation reports in form reasonably satisfactory to Administrative Agent, on such periodic basis as Administrative Agent reasonably may request, but at least once during each Fiscal Period, not later than the twentieth (20th) day of such Fiscal Period. Each Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Administrative Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Administrative Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Administrative Agent may request. Administrative Agent may participate in and observe each physical count.
8.3.2.    Returns of Inventory. No Borrower or Obligor shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default, U.S. Revolver Overadvance or Canadian Overadvance exists or would result therefrom; and (c) while a Trigger Event is in effect, any payment received by an Obligor for a return is promptly remitted to the Applicable Agent for application to the applicable Obligations.
8.3.3.    Acquisition, Sale and Maintenance. No Borrower shall, and each Borrower shall cause each other Obligor not to, acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law in all material respects, including the FLSA. No Borrower shall, and each Borrower shall cause each other Obligor not to, sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower or other Obligor to repurchase such Inventory. Borrowers shall, and shall cause each other Obligor to, use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all material locations where any ABL Priority Collateral is located.
8.4.    [Intentionally Omitted.]
8.5.    Cash Management; Administration of Deposit Accounts. All Deposit Accounts maintained by Obligors into which Cash Receipts are deposited, including all Dominion Accounts, are set forth on the Perfection Certificates. To the extent any Deposit Accounts into which Cash Receipts are deposited are not subject to a Deposit Account Control Agreement with the Administrative Agent on the Closing Date, within 90 days of the Closing Date, each Borrower shall, and shall cause each other Obligor to, take all actions necessary to establish the Administrative Agent’s control of each such Deposit Account into which Cash Receipts are deposited (other than (a) an account exclusively used for payroll, payroll taxes or employee benefits, (b) an account containing not more than U.S. $1,000,000 at any time, (c) a zero balance account, (d) an account that solely hold the proceeds of the sale of Term Priority Collateral, (e) an account into which funds are solely deposited for the purpose of trust related activities or (f) that certain account held by the Canadian Borrower at Desjardin Bank as further described on the Perfection Certificate for the Canadian Borrower; provided, that such account contains not more than CD$1,000,000 at any time and the funds in such account are swept at least weekly to a Deposit Account held by the Canadian Borrower that

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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is subject to a Deposit Account Control Agreement) by causing, to the extent necessary, each institution maintaining any such Deposit Account for an Obligor to enter into a Deposit Account Control Agreement. Each Borrower shall, and shall cause each other Obligor to, be the sole account holder of each Deposit Account into which Cash Receipts are deposited of such Obligor and shall not allow any other Person (other than the Applicable Agent) to have control over such Deposit Account or any Property deposited therein. Each Borrower shall, and shall cause each other Obligor to, promptly notify the Administrative Agent of any opening or closing of a Deposit Account into which Cash Receipts are deposited and, with the consent of the Administrative Agent, will amend the applicable Perfection Certificate to reflect same
8.6.    General Provisions.
8.6.1.    Insurance of Collateral; Condemnation Proceeds.
(a)    Each Borrower shall, and shall cause each other Obligor to, maintain insurance with respect to the ABL Priority Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with reputable and financially sound insurers. All proceeds with respect to ABL Priority Collateral under each policy shall be payable to the Applicable Agent, subject to the Intercreditor Agreement. From time to time upon request, Borrowers shall, and shall cause each other Obligor to, deliver to Administrative Agent the originals or certified copies of its insurance policies. Unless the Applicable Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing the Applicable Agent as loss payee; (ii) requiring 30 days’ prior written notice to the Applicable Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Applicable Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Obligor fails to provide and pay for any insurance, each Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. At the request of the Administrative Agent, each Borrower agrees to deliver, and shall cause each other Obligor to deliver, to Applicable Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Obligors may settle, adjust or compromise any insurance claim, as long as the proceeds of any insurance with respect to Collateral are delivered to Applicable Agent. If an Event of Default exists and subject to the Intercreditor Agreement, only Agents shall be authorized to settle, adjust and compromise such claims.
(b)    Subject to the Intercreditor Agreement, (i) any proceeds of insurance with respect to ABL Priority Collateral and any awards arising from condemnation of any Collateral shall be paid to Applicable Agent and (ii) any such proceeds or awards that relate to Inventory shall be applied to payment of the U.S. Revolver Loans (to the extent such Inventory is owned by the U.S. Borrowers) or the Canadian Loans (to the extent such Inventory is owned by the Canadian Borrower), and then to any other Obligations outstanding.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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8.6.2.    Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any ABL Priority Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by any Agent to any Person to realize upon any ABL Priority Collateral, shall be borne and paid by Borrowers. No Agent shall be liable or responsible in any way for the safekeeping of any ABL Priority Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in such Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.
8.6.3.    Defense of Title to Collateral. Each Borrower shall at all times defend its title to Collateral and each Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.
SECTION 9.    REPRESENTATIONS AND WARRANTIES
9.1.    General Representations and Warranties. To induce Agents and Lenders to enter into this Agreement and to make available the U.S. Revolver Commitments, Canadian Commitments, Loans and Letters of Credit, Borrowers represent and warrant on the Closing Date and on each other date on which the representations and warranties are made under the Loan Documents (including pursuant to Section 6.3):
9.1.1.    Organization and Qualification. Each Borrower and Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Borrower and Subsidiary is duly qualified, authorized to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
9.1.2.    Power and Authority. Each Obligor has all requisite corporate power and authority and is duly authorized to execute, deliver and perform its Loan Documents and has executed and delivered each Loan Document to which it is a party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law or Material Contract that could reasonably be expected to have a Material Adverse Effect; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.
9.1.3.    Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.
9.1.4.    Capital Structure. Schedule 9.1.4 shows, as of the Signing Date, for each Borrower and Subsidiary, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests (other than with respect to UNFI), and all agreements binding on such holders with respect to their Equity Interests. Except as disclosed on Schedule 9.1.4, in the five years preceding the Signing Date, no Borrower or Subsidiary has acquired all or substantially all of the assets of any other Person nor been the surviving entity in a merger, amalgamation or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries, and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Borrower (other than UNFI) or any Subsidiary.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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9.1.5.    Title to Properties; Priority of Liens.
(a)    Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its material personal Property, including all Property reflected in any financial statements delivered to Administrative Agent or Lenders, in each case free of Liens except Permitted Liens and which failure to have such title or interest could not reasonably be expected to have a Material Adverse Effect. Each Borrower and Subsidiary has paid and discharged all material lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.
(b)    (i) When all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Security Document) and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Security Document or the Intercreditor Agreement), the Liens created by such Security Documents will constitute so far as possible under relevant Law fully perfected Liens on (with the priority set forth in the Intercreditor Agreement), and security interests in, all right, title and interest of the Obligors in such Collateral to the extent perfection can be obtained by filing financing statements or upon the taking of possession or control, in each case subject to no Liens other than Permitted Liens.
9.1.6.    Accounts. Administrative Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:
(a)    it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;
(b)    it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;
(c)    it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Administrative Agent on request;
(d)    it is not subject to any offset, Lien (other than Applicable Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Administrative Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(e)    no purchase order, agreement, document or Applicable Law restricts assignment of the Account to any Agent (regardless of whether, under the UCC or PPSA, as applicable, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;
(f)    no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Administrative Agent hereunder; and
(g)    to the Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.
9.1.7.    Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Administrative Agent and Lenders (including the financial statements described in clause (i) of Section 6.2.4), are prepared in accordance with GAAP, and at the time of delivery fairly present the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated (in the case of interim statements, subject to year-end adjustments and the absence of footnotes). All projections delivered from time to time to the Administrative Agent and Lenders, in each case, have been prepared in good faith, based on assumptions believed by the management of Borrowers to be reasonable in light of the circumstances at the time of preparation; it being understood that any such projections (i) are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower Agent and its Subsidiaries, that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material and (ii) are not a guarantee of performance. Since August 1, 2017, there has been no change in the condition, financial or otherwise, of any Borrower or Subsidiary that could reasonably be expected to have a Material Adverse Effect. On the Closing Date, the Borrower Agent and its Subsidiaries are Solvent.
9.1.8.    Surety Obligations. No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any other Person, except as permitted hereunder.
9.1.9.    Taxes. Each Borrower and Subsidiary has (a) filed all federal, state, provincial, territorial and local tax returns and other reports relating to taxes that it is required by law to file, except for any tax returns and reports relating to taxes (i) for which the failure to file would not be material, individually or in the aggregate, or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Borrower or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP, and (b) paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested or the failure to pay would not result in a Material Adverse Effect. The provision

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.
9.1.10.    Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents, other than fees payable to the Lead Arrangers and Lenders in connection with the arrangement of this Agreement and funding of the initial Borrowings hereunder on the Closing Date.
9.1.11.    Intellectual Property. Each Borrower and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others that could reasonably be expected to have a Material Adverse Effect. There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Borrower, any Subsidiary or any of their Property (including any Intellectual Property) that could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 9.1.11, no Borrower or Subsidiary pays or owes any royalty to any Person with respect to any Intellectual Property, other than de minimis amounts. All registered or applied-for patents, trademarks and copyrights, exclusive licenses of registered copyrights and designs, included in the material Intellectual Property owned by any Borrower or Subsidiary on the Signing Date is shown on Schedule 9.1.11.
9.1.12.    Governmental Approvals. Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all applicable Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance or the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
9.1.13.    Compliance with Laws. Each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of noncompliance issued to any Borrower or Subsidiary under any Applicable Law, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. No Inventory has been produced in violation of the FLSA.
9.1.14.    Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, no Borrower’s or Subsidiary’s past or present operations, Real Estate or other Properties are subject to any pending (or, to the knowledge of any Borrower or Subsidiary, threatened) federal, state, provincial, territorial or local investigation to determine whether any remedial action is needed to address any environmental pollution, Hazardous Material or environmental clean-up that, if such investigation is determined adversely to any Borrower or Subsidiary, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No Borrower or Subsidiary has received any Environmental Notice that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, nor to the knowledge of any Borrower or Subsidiary has any Environmental Notice been threatened. No Borrower or Subsidiary has any liability (contingent or otherwise) arising under Environmental Law or with respect to any Environmental Release, environmental pollution or Hazardous Material on any Real Estate now or previously owned, leased or operated by it, if the same could reasonably be expected to have a Material Adverse Effect.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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9.1.15.    Burdensome Contracts. No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.
9.1.16.    Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened in writing against any Borrower or Subsidiary, or any of their businesses, operations, Properties or condition (financial or otherwise), that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to be determined adversely to such Borrower or Subsidiary, and if so determined, to have a Material Adverse Effect. Except as shown on such Schedule or otherwise disclosed to the Administrative Agent in writing, no Obligor has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, as of the Closing Date a Commercial Tort Claim for less than U.S.$1,000,000). No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.
9.1.17.    No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Borrower or Subsidiary is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract if such default could reasonably be expected to result in a Material Adverse Effect.
9.1.18.    ERISA; Canadian Plans. Except as disclosed on Schedule 9.1.18:
(a)    No Obligor has any Plan. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal, state, provincial and territorial laws except to the extent any such noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification, in each case except to the extent the failure to obtain such determination letter, make application therefor or retain such qualification could not reasonably be expected to have a Material Adverse Effect. Each Obligor and ERISA Affiliate has in all material respects met all applicable requirements under the Code and ERISA, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan, except to the extent such events or circumstances could not reasonably be expected to have a Material Adverse Effect.
(b)    There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan or any Canadian Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan or any prohibited investment transaction or violation of any duty of an administrator with respect to any Canadian Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability or has a “defined

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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benefit provision” as defined in the ITA; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; (iv) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date, except to the extent such events or circumstances could not reasonably be expected to have a Material Adverse Effect.
(d)    Each Canadian Plan, other than a Canadian MEPP (and, to the knowledge of the Canadian Borrower and its Subsidiaries, each Canadian Plan that is a Canadian MEPP) is administered in compliance in all material respects with Applicable Laws. Each Canadian Plan, other than a Canadian MEPP (and, to the knowledge of the Canadian Borrower and its Subsidiaries, each Canadian Plan that is a Canadian MEPP) that is intended to qualify for tax-preferred status is, to the extent applicable, duly registered under applicable pension standards laws and the Income Tax Act (Canada), or is otherwise administered in such a manner as to qualify for such tax-preferred status, and in all cases, to the knowledge of the Canadian Borrower and its Subsidiaries, nothing has occurred which would prevent, or cause the loss of, such qualification. The Canadian Borrower and its Subsidiaries have made all required contributions to each Canadian Plan, and no application for, or adoption of, solvency funding relief pursuant to the Pension Benefits Act (Ontario) or applicable pension standards legislation of another Canadian jurisdiction has been made with respect to any Canadian Plan.
(e)    (i) No Canadian Pension Event has occurred or is reasonably expected to occur; (ii) no Canadian Plan that is a registered pension plan, other than a Canadian MEPP, has any Unfunded Pension Liability; (iii) neither the Canadian Borrower nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under the Pension Benefits Act (Ontario) or applicable pension standards legislation of another Canadian jurisdiction or under the Income Tax Act (Canada) (other than contributions or premiums due and not delinquent to such a plan or the Pension Benefits Guarantee Fund (Ontario)); and (iv) neither the Canadian Borrower nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under the Pension Benefits Act (Ontario) or applicable pension standards legislation of another Canadian jurisdiction or under the Income Tax Act (Canada), would result in such liability) with respect to a Canadian MEPP.
(f)    With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
9.1.19.    Trade Relations. Except to the extent that the same could not reasonably be expected to have a Material Adverse Effect, (a) there exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers and (b) there exists no condition or circumstance that could reasonably be expected to impair the ability of any Borrower or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Signing Date.
9.1.20.    Labor Relations. Except as described on Schedule 9.1.20, (a) as of the Closing Date no Borrower or Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement and (b) there are no material grievances, disputes or controversies with any union or other organization of any Borrower’s or Subsidiary’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining, except those that could not reasonably be expected to have a Material Adverse Effect.
9.1.21.    Payable Practices. No Borrower or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Signing Date that could reasonably be expected to result in a Material Adverse Effect.
9.1.22.    Not a Regulated Entity. No Obligor is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940.
9.1.23.    Margin Stock. No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors, except in compliance with applicable requirements of such regulations.
9.1.24.    PACA and PSA. No material PACA Claims or PSA Claims are pending or, to the Borrowers’ knowledge, threatened, against any of the Borrowers or their Subsidiaries.
9.1.25.    [Intentionally Omitted.]
9.1.26.    Perfection Certificate. Each Borrower, for itself and on behalf of each other Obligor, represents and warrants to the Secured Parties and the Administrative Agent as follows: (a) such Obligor’s exact legal name is that indicated on the most recent Perfection Certificate delivered by such Obligor and on the signature page to such Perfection Certificate, (b) such Obligor is an organization of the type, and is organized in the jurisdiction, set forth in such Perfection Certificate, (c) such Perfection Certificate accurately sets forth such Obligor’s organizational identification number or accurately states that such Obligor has none, (d) such Perfection Certificate accurately sets forth such Obligor’s place of business or, if more than one, its chief executive office, as well as such Obligor’s mailing address, if different, (e) all other information set forth on such Perfection Certificate pertaining to such Obligor is accurate and complete, and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(f) except as disclosed to the Applicable Agent in writing, there has been no material change (it being understood that a change in the account number of any deposit account, security account or investment account set forth therein shall be deemed to be a material change) in any of such information since the date on which such Perfection Certificate was signed by such Obligor.
9.1.27.    Sanctions. No Borrower, Subsidiary or, to the knowledge of any Borrower or Subsidiary, any director, officer, employee or agent thereof, is an individual or entity that is currently the target of any Sanctions. No Borrower or Subsidiary is located, organized or resident in a Designated Jurisdiction.
9.1.28.    Patriot Act; Anti-Terrorism Laws. No proceeds of the Loans will be used by the Borrowers or their respective Subsidiaries (a) in violation of United States Foreign Corrupt Practices Act of 1977, (b) in violation of any applicable provisions of the Patriot Act, (c) in violation of applicable Sanctions or (d) in violation of the Investment Company Act of 1940.
9.1.29.    HIPAA Compliance.
(a)    To the extent that and for so long as any Obligor is a “covered entity” within the meaning of HIPAA, such Obligor (i) has undertaken or will promptly undertake all appropriate surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA; (ii) has developed or will promptly develop an appropriate plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such Obligor is or becomes HIPAA Compliant.
(b)    For purposes hereof, “HIPAA Compliant” shall mean that an Obligor (i) is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (ii) is not and would not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine or mandated surveys or reviews conducted by any Governmental Authority, government health plan or other accreditation entity) that has had or would reasonably be expected to have a Material Adverse Effect.
(c)    Each Obligor has entered into a business associate agreement with any third party acting on behalf of the Obligor as a business associate as defined in 45 C.F.R. §160.103, where the failure to enter into such a business associate agreement has had or would reasonably be expected to have a Material Adverse Effect.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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9.1.30.    Compliance with Health Care Laws. Without limiting the representations and warranties set forth in Section 9.1.29.:
(a)    Each Obligor is in compliance in all material respects with all applicable Health Care Laws, including all Medicare and Medicaid program rules and regulations applicable to them. Without limiting the generality of the foregoing, no Obligor has received notice by a Governmental Authority of any violation of any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987.
(b)    Each Obligor has maintained in all material respects all records required to be maintained by the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy, the Federal and State Medicare and Medicaid programs and as otherwise required by applicable Health Care Laws and each Obligor has all necessary permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under applicable Health Care Laws.
(c)    Each Obligor who is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the date hereof, all of which are complete and correct in all material respects. There are no known claims, actions or appeals pending before any Third Party Payor or Governmental Authority, including any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of the Centers for Medicare and Medicaid Services, with respect to any Medicare or Medicaid cost reports or claims filed by any Obligor on or before the date hereof. There currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to federal and state Medicare and Medicaid certifications or licensure.
9.1.31.    EEA Financial Institutions. No Obligor is an EEA Financial Institution.
9.2.    Complete Disclosure. All written information concerning the Borrower Agent and its Subsidiaries and their respective businesses (other than projections, financial estimates, forecasts and budgets (collectively, “Projections”), other forward-looking information and information of a general economic or industry nature) that has been furnished by or on behalf of the Borrower Agent or any of its Subsidiaries to any Agent, any Lead Arranger or any Lender in connection with the transactions contemplated by this Agreement did not when furnished, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, as supplemented and updated from time to time, and (b) all Projections that have been furnished by or on behalf of the Borrower Agent or any of its Subsidiaries to any Agent, any Lead Arranger or any Lender in connection with the transactions contemplated by this Agreement have been prepared in good faith based upon assumptions believed to be reasonable by such furnishing party at the time of delivery thereof; it being understood that such Projections (i) are subject to significant uncertainties and contingencies, many of which are beyond the control of the furnishing party,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material and (ii) are not a guarantee of performance.
SECTION 10.    COVENANTS AND CONTINUING AGREEMENTS
10.1.    Affirmative Covenants. Commencing on the Closing Date and so long as any U.S. Revolver Commitments, Canadian Commitments or Obligations are (other than Secured Bank Product Obligations and contingent indemnification and expense reimbursement obligations as to which no claim has been made) outstanding, Borrowers shall, and shall cause each Subsidiary to:
10.1.1.    Inspections; Appraisals.
(a)    Permit any Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets and results of operations. Lenders may participate in any such visit or inspection, at their own expense. No Agent or Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agents and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them. Each Obligor that keeps records relating to Collateral in the Province of Québec shall at all times keep a duplicate copy thereof at a location outside the Province of Québec. Notwithstanding anything to the contrary in this Section 10.1.1(a), none of the Borrowers or any Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
(b)    Reimburse Agents for all charges, costs and expenses of Agents in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agents, in their discretion, deem appropriate (including examinations with respect to Accounts, Credit Card Receivables and Pharmacy Receivables), for one examination per Loan Year (or up to two examinations during any twelve month period that begins on the first date that Adjusted Aggregate Availability is less than 17.5% of the Aggregate Borrowing Base); and (ii) appraisals of Inventory and Prescription Files that Agents, in their discretion, deem appropriate, for one appraisal per Loan Year (or up to two appraisals during any twelve month period that begins on the first date that Adjusted Aggregate Availability is less than 17.5% of the Aggregate Borrowing Base); provided, however, that (x) if an examination or appraisal is initiated during a Default or Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits; (y) to the extent any examinations or appraisals are conducted in connection with a Permitted Acquisition pursuant to clause (iii) of the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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definition thereof, such examinations and appraisals shall not be included as examinations and appraisals subject to the reimbursement limitations set forth in clauses (i) and (ii) above and (z) the Administrative Agent may elect, in their Permitted Discretion, to conduct such appraisals once every other Loan Year if the Total Outstandings during the 365-day period commencing with the date of the last such appraisal does not exceed $300,000,000 on any day during such period. Borrowers agree to pay Agents’ then standard charges for examination activities, including the standard charges of Agents’ internal examination and appraisal groups, as well as the charges of any third party used for such purposes. This Section shall not be construed to limit Agents’ right to use third parties for such purposes.
(c)    Prior to the Closing Date, the Borrower Agent will use commercially reasonable efforts to deliver to the Administrative Agent a field examination and appraisal, which, for purposes of this clause (c), shall include examinations of any books and records or any other financial or Collateral matters (including examinations with respect to Accounts, Credit Card Receivables and Pharmacy Receivables) and appraisals of Inventory and Prescription Files that, in each case, with respect to the Borrower Agent and its Subsidiaries (after giving effect to the Supervalu Acquisition) as the Administrative Agent, in its Permitted Discretion, deems appropriate. In the event the Administrative Agent has not received such field examinations and appraisals referenced to in the immediately preceding sentence prior to the Closing Date, the Borrower Agent will use commercially reasonable efforts to provide the Administrative Agent and its advisors and consultants with sufficient access and relevant information relating to the Borrower Agent and its Subsidiaries (after giving effect to the Supervalu Acquisition) to complete such field examinations and appraisals on or prior to the ninetieth (90th) day after the Closing Date as the Administrative Agent, in its Permitted Discretion, deems appropriate. During the period from the Closing Date and until the Administrative Agent’s receipt and reasonable opportunity to review such field examinations and appraisals, clause (b) of the U.S. Revolver Borrowing Base (other than with respect to the Supervalu Borrowers) and clause (b) of the Canadian Borrowing Base (and, in each case, the applicable components of clause (b) of the definition of Adjusted Aggregate Availability) shall each be based on the most recently delivered Borrowing Base Certificate pursuant to the Existing UNFI ABL Credit Agreement and, with respect to the Supervalu Borrowers, clause (b) of the definition of the U.S. Revolver Borrowing Base (and the applicable components of clause (b) of the definition of Adjusted Aggregate Availability) shall be based on the most recent borrowing base certificate delivered pursuant to the Existing Supervalu Inc. Credit Agreement and such inputs shall be aggregated for the purpose of any U.S. Revolver Borrowing Base or Canadian Borrowing Base calculations hereunder; and if the Administrative Agent does not receive such field examinations and appraisals (and an updated Borrowing Base Certificate reflecting results of such examinations and appraisals) on or prior to the ninetieth (90th) day after the Closing Date, clause (b) of each of the of the definition of Canadian Borrowing Base and the definition of U.S. Revolver Borrowing Base, as applicable (and, in each case, the applicable components of clause (b) of Adjusted Aggregate Availability) shall be zero on and after such ninetieth (90th) until the Administrative Agent’s receipt and reasonable opportunity to review such field examinations and appraisals (and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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an updated Borrowing Base Certificate reflecting results of such examinations and appraisals).
10.1.2.    Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Administrative Agent for prompt distribution to each Lender:
(a)    as soon as available, and in any event within 120 days after the close of each Fiscal Year, the Form 10-K of Borrower Agent as of the end of such Fiscal Year, as filed with the Securities and Exchange Commission, which shall contain the unqualified, audited financial statements of Borrower Agent and its Subsidiaries as of the end of such Fiscal Year, on a consolidated basis, certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Borrowers and reasonably acceptable to Administrative Agent (it being understood that any of the top eight U.S. accounting firms are acceptable to Administrative Agent), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to the Administrative Agent;
(b)    as soon as available, and in any event within 45 days after the end of each Fiscal Quarter, the Form 10-Q of Borrower Agent as of the end of such Fiscal Quarter and the Fiscal Year to date, as filed with the Securities and Exchange Commission, which shall contain unaudited, interim financial statements of Borrower Agent and its Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis, and shall set forth in comparative form figures for the corresponding periods of the preceding Fiscal Year, certified by the principal financial or accounting officer of Borrower Agent as having been prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and the portion of the Fiscal Year then elapsed, subject to year‑end adjustments and the absence of footnotes;
(c)    (i) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Administrative Agent while a Default or Event of Default exists, a Compliance Certificate executed by the principal financial or accounting officer of Borrower Agent, and (ii) if any Subsidiary has been designated as an Unrestricted Subsidiary, concurrently with each delivery of financial statements under clause (a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above) prepared on the basis of consolidating the accounts of the Borrower Agent and its Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Borrower Agent or accounted for on the basis of the equity method but rather accounted for as an investment and otherwise eliminating all accounts of Unrestricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail; provided that the financial statements pursuant to this clause (c)(ii) shall not be required to be delivered so long as the combined aggregate amount of total assets as of the last day of any fiscal quarter for which financial statements have been delivered pursuant to clause (a) or (b) above and the combined aggregate amount of gross revenues (net of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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payroll, taxes, benefits and other deductions permitted under GAAP) for the fiscal quarter most recently ended in each case of all Unrestricted Subsidiaries does not exceed 5.00% of the total assets of the Borrower Agent and its Subsidiaries (including Unrestricted Subsidiaries) and 5.00% of the combined aggregate amount of such gross revenues of the Borrower Agent and its Subsidiaries (including Unrestricted Subsidiaries), in each case excluding intercompany assets and revenues for the fiscal quarter most recently ended;
(d)    concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrower Agent by its accountants in connection with such financial statements;
(e)    as soon as available, and in any event within 30 days after the end of each Fiscal Quarter, or more frequently if requested by Administrative Agent while a Default or Event of Default exists, an Aggregate Availability Certificate executed by the principal financial or accounting officer of Borrower Agent;
(f)    not later than the sixtieth (60th) day of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow, Aggregate Availability, U.S. Revolver Availability and Canadian Availability for such Fiscal Year, Fiscal Quarter by Fiscal Quarter and for the next three Fiscal Years, Fiscal Year by Fiscal Year;
(g)    promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower; and
(h)    promptly following any reasonable request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
(i)    such other reports and information (financial or otherwise) as any Agent reasonably may request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business; provided, that such information is otherwise prepared by or available to the Borrowers or such Subsidiary in the ordinary course of business, is of a type customarily provided to lenders in similar credit facilities and is not subject to attorney-client or similar privilege.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Documents required to be delivered pursuant to Section 10.1.2(a) or (b) or Section 10.1.2(g) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Agent posts such documents, or provides a link thereto on the Borrower Agent’s website on the Internet at the website address listed on its signature page hereto; or (ii) on which such documents are posted on the Borrower Agent’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that: (A) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower Agent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower Agent shall notify the Administrative Agent and each Lender (by fax transmission or other electronic mail transmission) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
10.1.3.    Notices. Notify Administrative Agent and Lenders in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the written threat or commencement of any proceeding or investigation, whether or not covered by insurance, that reasonably could be expected to be determined adversely and, if so determined, to have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default (if such default could reasonably be expected to result in a termination of such Material Contract prior to the time that it otherwise would terminate in the absence of such default) under, or termination of, a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding U.S. $20,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, the Supplemental Pension Plans Act (Québec), the Pension Benefits Act (Ontario), OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor, or receipt of any Environmental Notice, if such occurrence could reasonably be expected to have a Material Adverse Effect; (i) the occurrence of any ERISA Event or similar event with respect to any Canadian Plan; (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants; (k) the receipt or delivery of any material notices that any Borrower or any Subsidiary gives or receives under or in connection with (i) PACA or any PACA Claim being asserted, (ii) PSA or any PSA Claim being asserted, (iii) any claim of any Lien under the California Producer’s Lien Law or (iv) any claim under Section 81.1 or Section 81.2 of the Bankruptcy and Insolvency Act (Canada) being asserted; (l) any change that causes any Borrower that had not previously so qualified to qualify as a “legal entity customer” for purposes of the Beneficial Ownership Regulation; or (m) any change in the information provided in a Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
10.1.4.    Landlord and Storage Agreements. Upon request, provide Administrative Agent with copies of all existing agreements, and promptly after execution thereof copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any ABL Priority Collateral may be kept or that otherwise may possess or handle any ABL Priority Collateral.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.1.5.    Compliance with Laws. Comply with all Applicable Laws, including ERISA, the Supplemental Pension Plans Act (Québec), the Pension Benefits Act (Ontario), Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, Anti-Corruption Laws, Sanctions, PACA, PSA and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, each Obligor shall and shall cause (a) each ERISA Affiliate to make prompt payment of all contributions required to be made to satisfy the minimum funding standards set forth in ERISA with respect to any Pension Plan and (b) its applicable Affiliates to make prompt payment of all contributions required to be made to satisfy the minimum funding standards set forth in the Pension Benefits Act (Ontario) or under applicable pension standards legislation of another Canadian jurisdiction with respect to any Canadian Plan. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Administrative Agent and all appropriate Governmental Authorities the extent of, and to take appropriate action to remediate, such Environmental Release, whether or not directed to do so by any Governmental Authority unless a failure to do so could not reasonably be expected to have a Material Adverse Effect.
10.1.6.    Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.
10.1.7.    Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with financially sound and reputable insurers, with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation and business interruption insurance), in such amounts, and with such coverages, self-insurance (solely with respect to health, automobile and workers’ compensation coverages) and deductibles as are customary for companies similarly situated.
10.1.8.    Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or, to the extent the failure to do so could not reasonably result in a Material Adverse Effect, any other material Property of Borrowers and Subsidiaries in full force and effect; and pay all Royalties when due.
10.1.9.    Covenant to Guarantee Obligations and Give Security. At the Borrowers’ expense, take all action necessary or reasonably requested by the Applicable Agent to ensure that the Guarantee and Collateral Requirement continues to be satisfied, including:
(a)    to the extent that any condition set forth in Section 6.2.1 or Section 6.2.2 is not satisfied on the Closing Date and is permitted to be satisfied after the Closing Date by the express terms of the final paragraph of Section 6.2, taking all actions necessary to satisfy the requirements set forth in 6.2.1 or Section 6.2.2 within 90 days after the Closing Date (or such later date as agreed by the Administrative Agent in its discretion);
(b)    solely to the extent not covered by the foregoing clause (a), upon (x) formation or acquisition of any new direct or indirect wholly-owned Subsidiary of the Borrower Agent (other than any Excluded Obligor) or (y) any Excluded Obligor ceasing to be an Excluded Obligor (including as a result of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary), as applicable, promptly (i) notifying the Administrative Agent of such event and (ii) within forty

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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five (45) days after such event (or such longer period as the Applicable Agent may agree in its reasonable discretion) (a) causing each such Subsidiary to duly execute and deliver to the Applicable Agent all applicable Security Documents or joinder agreements thereto (in each case, in a form approved by the Applicable Agent and the Borrower Agent in their reasonable discretion without the further consent of any other party hereto so long as the form thereof is not inconsistent with the requirements in the Guarantee and Collateral Requirement), which, when taken together with the Security Documents delivered on the Closing Date pursuant to Section 6.2.1 and thereafter pursuant to Section 10.1.9(a), satisfy clause (c) of the Guarantee and Collateral Requirement, (b) causing each such Subsidiary, or the parent company thereof, as applicable, to deliver all Pledged Collateral required to be pledged and delivered pursuant to the Guarantee and Collateral Requirement to the Applicable Agent or, in accordance with the terms of the Intercreditor Agreement, the Term Loan Facility Agent and (c) causing each such Subsidiary, or the parent company thereof, as applicable, to provide evidence to the Applicable Agent that all other actions, recordings and filings that the Applicable Agent may deem necessary to satisfy the Guarantee and Collateral Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Applicable Agent and, to the extent reasonably requested by the Applicable Agent, to deliver customary secretary’s certificates (with customary attachments) with respect to such Subsidiary and customary legal opinions;
(c)    solely to the extent such Person will be a U.S. Borrower, (x) such Person shall be a wholly-owned Domestic Subsidiary and (y) other than with respect to any U.S. Borrower as of the Closing Date, the Administrative Agent and Lenders shall have received at least five Business Days prior to the date on which such Person is proposed to become a U.S. Borrower, and shall be satisfied with, all documentation and other information about each such Person that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and the Beneficial Ownership Certification; and
(d)    solely to the extent such Person will be a Borrower, entering into a joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent.
10.1.10.    Records and Accounts. Maintain written records pertaining to (i) perishable agricultural commodities and by-products and/or farm products in their possession to which a constructive trust under PACA or PSA or a Lien under the California Producer’s Lien Law is applicable, (ii) goods supplied to the Canadian Borrower for which the supplier could assert a claim under Section 81.1. of the Bankruptcy and Insolvency Act (Canada) and (iii) products supplied to the Canadian Borrower for which a farmer, fisherman or aquaculturist, as applicable, could assert a claim under Section 81.2 of the Bankruptcy and Insolvency Act (Canada).
10.1.11.    Post-Closing Deliverables. The Borrower Agent hereby agrees to deliver, or cause to be delivered, to the Applicable Agent, in form and substance reasonably satisfactory to the Applicable Agent, the items described on Schedule 10.1.11 on or before the dates specified with respect to such items, or such later dates as may be agreed to by, or as may be waived by, the Applicable Agent in its reasonable discretion. All conditions precedent, covenants and representations and warranties contained in this

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 10.1.11 within the time periods required by this Section 10.1.11 rather than as elsewhere provided in the Loan Documents).
10.1.12.    Designation of Subsidiaries.
(a)    Subject to Section 10.1.12(b) below, the Borrower Agent may at any time after the Closing Date designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary, in each case in a written notice provided to the Administrative Agent.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the applicable Obligor therein at the date of designation in an amount equal to the fair market value of such Obligor’s investment therein.  The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence at the time of designation of any Debt or Liens of such Subsidiary existing at such time.
(b)    The Borrower Agent may not (x) designate any Subsidiary as an Unrestricted Subsidiary, or (y) designate an Unrestricted Subsidiary as a Subsidiary, in each case unless:

(i)	no Event of Default pursuant to Section 11(a), (i) or (j) (in the case of Section 11(i) or (j), with respect to any Borrower) shall have occurred or be continuing; and

(ii)
in the case of clause (x) only, (A) the Subsidiary to be so designated (i) does not (directly, or indirectly through its Subsidiaries) own any Equity Interests or Debt of, or own or hold any Lien on any property of, any Borrower or any Subsidiary (unless such Subsidiary is also designated an Unrestricted Subsidiary) and does not own any Intellectual Property (other than any Intellectual Property that, in the reasonable business judgment of the Borrower Agent, is immaterial to, or no longer used in or necessary for, the conduct of the business of the Borrower Agent or any Restricted Subsidiary) and (ii) is not, or substantially concurrently with the designation hereunder will not be, a “restricted” Subsidiary under the Term Loan Facility, (B) neither the Borrowers nor any Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its stated maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), (C) after giving effect to such designation, the Total Outstandings would not exceed the Aggregate Borrowing Base, (D) if more than 5.00% of the assets included in the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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most recent calculation of the Borrowing Base are held by the Subsidiaries so designated, the Borrower Agent shall have delivered to the Administrative Agent an updated Borrowing Base Certificate giving pro forma effect to such designation on or prior to the date of such designation, (E) immediately before and after giving effect to such designation, the Borrower Agent could have satisfied the Distributions Payment Conditions and (F) the Borrower Agent shall have delivered to the Administrative Agent and each Lender a statement, certified by the principal financial or accounting officer of UNFI, that the conditions in this Section 10.1.12(b) have been complied with and setting forth, in reasonable detail, computations evidencing satisfaction of the requirement set forth in clause (E) above.
10.2.    Negative Covenants. Commencing on the Closing Date and so long as any U.S. Revolver Commitments, Canadian Commitments or Obligations (other than Secured Bank Product Obligations and contingent indemnification and expense reimbursement obligations as to which no claim has been made) are outstanding, Borrowers shall not, and shall cause each Subsidiary not to:
10.2.1.    Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:
(a)    the Obligations;
(b)    Permitted Purchase Money Debt;
(c)    Debt outstanding on the Signing Date described on Schedule 10.2.1; provided that any Debt listed or described in Section 2 of Schedule 10.2.1 that is Debt of an Obligor owing to any Person that is not an Obligor shall be subject to subordination terms acceptable to the Administrative Agent; provided, further, that with respect to any such Debt listed or described in Section 2 of Schedule 10.2.1 that is Debt attributable the Supervalu Group, if the Borrower Agent is unable to so subordinate it on the Closing Date after its use of commercially reasonable efforts to do so, then the Borrower Agent shall be required to cause the entry into such subordination arrangements no later than 30 days after the Closing Date (or such later date as may be agreed to by the Administrative Agent in its discretion);
(d)    Debt with respect to Bank Products incurred in the Ordinary Course of Business;
(e)    Permitted Contingent Obligations;
(f)    Refinancing Debt as long as each Refinancing Condition is satisfied; provided, that (i) in the case of Refinancing Debt with respect to Debt permitted or originally incurred under clause (b), (e), (h), (i), (j), (l), (m), (n), (o), (p), (t), (u), (v), (w) or (x) of this Section 10.2.1, the incurrence of such Refinancing Debt shall be deemed to be incurred in reliance on the relevant clause noted above and not under this clause (f) and (ii) in the case of any Debt listed or described in Section 2 of Schedule 10.2.1 that is Debt of the Borrower Agent or any of its Subsidiaries owing to the Borrower Agent or any of its Subsidiaries, the lender or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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other obligee under such Refinancing Debt shall be the Borrower Agent or one of its Subsidiaries;
(g)    Debt representing an Investment that is not prohibited by Section 10.2.5;
(h)    intercompany Debt permitted by Section 10.2.7;
(i)    Debt represented by financed insurance premiums;
(j)    Debt representing deferred compensation to current or former employees, officers and directors of a Borrower or Subsidiary incurred in the Ordinary Course of Business;
(k)    Debt under any Seller Note; provided, that (i) to the extent that such Debt becomes due and payable and such payments are required to be made by the Borrower Agent or any Subsidiary, the Borrower Agent or such Subsidiary shall make such payments within two (2) Business Days thereof and (ii) the terms of such Seller Note shall be reasonably satisfactory to the Administrative Agent;
(l)    Debt under the Term Loan Agreement in an aggregate principal amount not to exceed (x) $2,150,000,000 plus (y) the aggregate principal amount of Debt permitted to be incurred as “Incremental Facilities” under and as defined in the Term Loan Agreement as in effect on the Closing Date not to exceed at any time the Maximum Incremental Facilities Amount (or pursuant to any comparable provisions to the extent such provisions are not used to incur an aggregate principal amount of such Debt in excess of the Maximum Incremental Facilities Amount);
(m)    Debt in respect of Incremental Equivalent Debt;
(n)    Debt that is not included in any of the clauses of this Section and does not exceed the greater of (x) U.S. $125,000,000 and (y) 15.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis in the aggregate at any time; provided, that if such Debt is secured by the Collateral, (A) any Liens on ABL Priority Collateral shall be junior to the Liens on the ABL Priority Collateral securing the Obligations and (B) the representatives (or beneficiary or agent) in respect of such Debt shall have entered into the Intercreditor Agreement;
(o)    the Existing UNFI Term Loan Credit Agreement; provided, that the Existing UNFI Term Loan Credit Agreement shall be permitted under this clause (o) only during the period from and after the Closing Date until the date that is 45 days after the Closing Date;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(p)    Debt to current or former officers, directors, partners, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Borrower (or any direct or indirect parent thereof) permitted by Section 10.2.4 in an aggregate amount not to exceed $15,000,000 at any one time outstanding;
(q)    Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case incurred in the ordinary course;
(r)    Debt incurred by any Borrower or any of the Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations regarding workers compensation claims;
(s)    Debt supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;
(t)    Debt incurred by a Subsidiary that is not an Obligor, and guarantees thereof by a Subsidiary that is not an Obligor, in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y) 5.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis at any one time outstanding;
(u)    unsecured Contribution Debt;
(v)    [Intentionally Omitted];
(w)    Debt assumed in connection a Permitted Acquisition or other Investment not prohibited hereunder and not created in contemplation thereof, so long as (i) in the case of any such Debt that is secured by a Lien on the property of any Subsidiary of the Borrower Agent, the Consolidated Secured Net Leverage Ratio does not exceed 4.00 to 1.00 and (ii) in the case of any such Debt that is unsecured, the Consolidated Total Net Leverage Ratio does not exceed 4.50 to 1.00 (in each case, calculated on a pro forma basis, and after giving effect to any other transactions consummated in connection therewith but assuming that any commitments thereunder are fully drawn as of the date of assumption); provided, that Debt incurred by a Subsidiary that is not an Obligor pursuant to this clause (w) of this Section 10.2.1, and guarantees thereof by a Subsidiary that is not an Obligor, in an aggregate principal amount not to exceed the greater of (x) $50,000,000 and (y) 5.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis at any one time outstanding;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(x)    Debt of any Obligor pursuant to Customer Support Transactions; provided, that, (i) the aggregate amount of CST Exposure after giving effect to the incurrence of such Debt shall not exceed U.S.$250,000,000, (ii) the aggregate amount of Specified CST Exposure after giving effect to the incurrence of such Debt shall not exceed U.S.$150,000,000, and (ii) no Default or Event of Default shall exist or have occurred and be continuing after giving effect to the incurrence of such Debt; and
(y)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above.
10.2.2.    Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(a)    Liens pursuant to any Loan Document;
(b)    Purchase Money Liens securing Permitted Purchase Money Debt or any Refinancing Debt with respect thereto;
(c)    Liens for Taxes that are not delinquent or that are being Properly Contested;
(d)    statutory Liens (other than (i) Liens for Taxes or imposed under ERISA, and (ii) except for those liens in respect of contribution amounts not yet due or payable to the pension fund, Liens imposed under the Pension Benefits Act (Ontario) or under applicable pension standards legislation of another Canadian jurisdiction) arising in the Ordinary Course of Business, but only if payment of the obligations secured thereby is not delinquent for a period of more than 30 days (or if more than thirty (30) days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien) or is being Properly Contested;
(e)    Liens incurred or pledges or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to the Applicable Agent’s Liens on ABL Priority Collateral;
(f)    Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;
(g)    Liens arising by virtue of a judgment or judicial order against any Borrower or Subsidiary, or any Property of a Borrower or Subsidiary, as long as such Liens do not constitute an Event of Default under Section 11.1(g);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(h)    easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;
(i)    the reservations, limitations, provisos and conditions expressed in any original grants from Her Majesty The Queen in Right of Canada of real or immoveable property, which do not materially impair the use of the affected land for the purpose used or intended to be used by such Person;
(j)    title defects or irregularities that are of a minor nature and that in the aggregate do not materially impair the use of the affected property for the purpose for which it is used by such Person;
(k)    normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;
(l)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business securing obligations that are not delinquent for more than 30 days (or if more than thirty (30) days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Lien) or that are being Properly Contested;
(m)    (i) pledges, deposits or Liens in the Ordinary Course of Business in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Borrower or any Subsidiary;
(n)    Liens shown on Schedule 10.2.2;
(o)    Liens granted pursuant to the Term Loan Facility Documents and in respect of any Refinancing Debt in respect thereof (provided, that such Liens shall be junior to the Liens on the ABL Priority Collateral securing the Obligations in accordance with the Intercreditor Agreement);
(p)    Liens in respect of Incremental Equivalent Debt and in respect of any Refinancing Debt in respect thereof (provided, that such Liens shall be junior to the Liens on the ABL Priority Collateral securing the Obligations in accordance with the Intercreditor Agreement);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(q)    Liens or rights of setoff against credit balances of any Borrower or any of the Subsidiaries with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to any Borrower or any of the Subsidiaries in the ordinary course of business, but not Liens on or rights of setoff against any other property or assets of the Obligors, pursuant to the Credit Card Agreements to secure the obligations of the Obligors to such Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;
(r)    Liens securing the Existing UNFI Term Loan Credit Agreement; provided, that the Liens securing the Existing UNFI Term Loan Credit Agreement shall be permitted under this clause (r) only during the period from and after the Closing Date until the date that is 45 days after the Closing Date;
(s)    leases, licenses, subleases or sublicenses and Liens on the property covered thereby, in each case, granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of any Borrower or any Subsidiary, taken as a whole, or (ii) secure any Debt;
(t)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(u)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment, to be applied against the purchase price for such Investment and (ii) consisting of an agreement to dispose of any property in an Asset Disposition, in each case, solely to the extent such Investment or an Asset Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(v)    Liens in favor of a Borrower or a Subsidiary securing Debt permitted under Section 10.2.1(h); provided, that any Lien in favor of a Subsidiary that is not an Obligor shall be a Lien ranking junior to the Lien on the Collateral securing the Obligations; and such Debt may not be secured by any assets that are not Collateral.
(w)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof; provided, that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Debt and other obligations incurred prior to such time and which Debt and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (iii) the Debt secured thereby is permitted under Section 10.2.2 and (iv) no such Lien may extend to or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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cover any ABL Priority Collateral unless such Lien is junior to the Lien securing the Obligations;
(x)    Liens, if any, arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Borrower or any Subsidiary in the ordinary course of business;
(y)    Liens, if any, arising from precautionary Uniform Commercial Code or PPSA financing statements;
(z)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(aa)    Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(bb)    the modification, replacement, renewal or extension of any Lien permitted by this Section 10.2.2; provided, that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Debt permitted under Section 10.2.1, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 10.2.2;
(cc)    ground leases in respect of real property on which facilities owned or leased by any Borrower or any Subsidiary are located;
(dd)    Liens on property of a Subsidiary that is not an Obligor securing Debt or other obligations of such Subsidiary that is not an Obligor;
(ee)    Liens solely on any cash earnest money deposits made by any Borrower or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;
(ff)    Liens securing Debt permitted pursuant to Section 10.2.1(d);
(gg)    other Liens securing Debt or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $125,000,000 and (y) 15.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis calculated on a pro forma basis; provided, that (i) any Liens on ABL Priority Collateral shall be junior to the Liens on the ABL Priority Collateral securing the Obligations and (ii) the representatives (or beneficiary or agent) in respect of such Debt or obligations shall have entered into the Intercreditor Agreement;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(hh)    with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Law; and
(ii)    Liens on the Equity Interests of joint ventures securing financing arrangements for the benefit of the applicable joint ventures that are not otherwise prohibited under this Agreement.
10.2.3.    [Intentionally Omitted].
10.2.4.    Distributions; Upstream Payments. Declare or make any Distributions, except:
(a)    Upstream Payments; provided, that any Upstream Payments by a Subsidiary (other than a Subsidiary that is a Subsidiary of the Canadian Borrower) to the Canadian Borrower shall not exceed in the aggregate during any Fiscal Year the greater of (x) U.S.$10,000,000 (or its equivalent in other currencies) and (y) 1.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis;
(b)    payments by any Borrower or Subsidiary in respect of withholding or similar Taxes payable by any future, present or former officer, director, manager or employee (or any spouse, former spouse, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options; provided, that the aggregate amount of all cash payments made pursuant to this clause (b) shall not exceed in any Fiscal Year the greater of (x) $25,000,000 and (y) 3.00% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis;
(c)    UNFI may purchase or redeem in whole or in part any of its Equity Interests for another class of Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests of UNFI, provided, that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby;
(d)    to the extent constituting Distributions, the Borrowers and the Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 10.2.5 and Section 10.2.6;
(e)    repurchases of Equity Interests in the ordinary course of business deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(f)    the Borrowers or any Subsidiary may pay any Distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 10.2.4(f) shall be deemed to have utilized capacity under such other provision of this Agreement);
(g)     any Borrower or any Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Debt and make cash payments in lieu of fractional shares in connection with any such conversion; and
(h)    any Borrower or any Subsidiary may make additional Distributions in an amount not to exceed the Available Equity Amount.
Notwithstanding the foregoing, and so long as no Event of Default shall exist before or after giving effect to the proposed Distribution, UNFI may make Distributions to the extent (i)(A) daily average Adjusted Aggregate Availability for the 30 consecutive days immediately before making the proposed Distribution, calculated on a pro forma basis after giving effect to such Distribution as if such Distribution had been made at the beginning of such 30 day period, is at least 12.5% of the Aggregate Borrowing Base, and (B) Borrowers have a Fixed Charge Coverage Ratio of at least 1.00:1.00 for the most recently completed period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 10.1.2, calculated on a pro forma basis after giving effect to such Distribution as if such Distribution had been made at the beginning of such period of four Fiscal Quarters; provided, that to the extent daily average Adjusted Aggregate Availability for the 30 consecutive days immediately before making the proposed Distribution, calculated on a pro forma basis after giving effect to such Distribution as if such Distribution had been made at the beginning of such 30 day period, is at least 17.5% of the Aggregate Borrowing Base, this clause (B) shall not be applicable (the conditions in this clause (i), the “Distributions Payment Conditions”) and (ii) UNFI shall have delivered to the Administrative Agent and each Lender a statement, certified by the principal financial or accounting officer of UNFI, setting forth, in reasonable detail, computations (determined in a manner reasonably acceptable to the Administrative Agent) evidencing satisfaction of the requirements set forth in clause (i) above.
10.2.5.    Restricted Investments. Make any Restricted Investment.
10.2.6.    Disposition of Property. Make any Asset Disposition, except:
(a)    dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Borrowers and the Subsidiaries;
(b)    dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial Intellectual Property that is no longer economically practicable to maintain to lapse or go abandoned in the ordinary course of business);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c)    dispositions of property (other than ABL Priority Collateral) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);
(d)    dispositions of property to a Borrower or a Subsidiary; provided, that if the transferor of such property is an Obligor (i) the transferee thereof must be an Obligor and, in the case of a transferor that is a U.S. Loan Party, the transferee must be a U.S. Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 10.2.5;
(e)    dispositions permitted by Section 10.2.4, Section 10.2.5 and Section 10.2.9 and Liens permitted by Section 10.2.2;
(f)    dispositions in the ordinary course of business of Cash Equivalents;
(g)    leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrowers and the Subsidiaries, taken as a whole;
(h)    transfers of property subject to casualty events;
(i)    dispositions of Investments in joint ventures or non-wholly-owned Subsidiaries to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to such joint venture or shareholders of such non-wholly-owned Subsidiary set forth in the shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to such joint venture or non-wholly-owned Subsidiary;
(j)    dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof or pursuant to factoring arrangements, in each case, to the extent not constituting a receivables financing; provided that, if requested by the Administrative Agent in its discretion, the Borrower Agent shall cause the purchaser of such accounts receivable to be subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent, and to the extent not achieved, such dispositions shall not be permitted pursuant to this clause (j);
(k)    the unwinding of any Hedging Agreement pursuant to its terms;
(l)    Permitted Sale Leasebacks;
(m)    dispositions not otherwise permitted pursuant to this Section 10.2.6; provided, that (i) such disposition shall be for fair market value as reasonably determined by the Borrower Agent in good faith, (ii) the Borrower Agent shall deliver an updated Borrowing Base Certificate within ten (10) Business Days following the disposition thereof if more than 5.00% of the assets included in the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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most recent calculation of the Borrowing Base are being disposed of pursuant to this clause (m) and (iii) the Borrowers or any applicable Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (provided, however, that for the purposes of this clause (m)(iii), the following shall be deemed to be cash: (A) the assumption by the transferee of Debt or other liabilities contingent or otherwise of any Borrower or any of the Subsidiaries (other than subordinated debt) and the valid release of such Borrower or such Subsidiary, by all applicable creditors in writing, from all liability on such Debt or other liability in connection with such disposition, (B) securities, notes or other obligations received by any Borrower or any of the Subsidiaries from the transferee that are converted by any Borrower or any of the Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such disposition, (C) Debt (other than subordinated debt) of any Subsidiary that is no longer an Obligor as a result of such disposition, to the extent that each Borrower and each Subsidiary are released from any guarantee of payment of such Debt in connection with such disposition and (D) the aggregate Designated Non-Cash Consideration received by the Borrowers and the Subsidiaries for all dispositions under this clause (m) having an aggregate fair market value (determined as of the closing of the applicable disposition for which such Designated Non-Cash Consideration is received) not to exceed the greater of (x) $100,000,000 and (y) 12.5% of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis at any time outstanding (net of any Designated Non-Cash Consideration converted into cash and Cash Equivalents received in respect of any such Designated Non-Cash Consideration and calculated on a pro forma basis);
(n)    the Borrowers and the Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;
(o)    dispositions of non-core or obsolete assets acquired in connection with a Permitted Acquisition;
(p)    any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Borrowers and the Subsidiaries as a whole, as determined in good faith by the Borrowers; provided that no such asset swaps may be made with ABL Priority Collateral;
(q)    any sale of Equity Interests in, or Debt or other securities of, a Subsidiary that is not an Obligor;
(r)    Specified Dispositions and dispositions consummated in connection with a Permitted Tax Restructuring; and
(s)    dispositions by any Obligor constituting a Customer Support Transaction; provided, that, (i) the aggregate amount of CST Exposure after giving effect to such disposition shall not exceed U.S.$250,000,000, (ii) the aggregate amount of Specified CST Exposure after giving effect to such disposition

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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shall not exceed U.S.$150,000,000, (iii) no Default or Event of Default shall exist or have occurred and be continuing after giving effect to such disposition, and (iv) to the extent that such disposition includes a Sale Leaseback of Real Estate, (A) the consideration paid to such Obligor in connection therewith shall be paid contemporaneously with consummation of the transaction (other than consideration received in connection with customary earn-out arrangements in an amount (calculated as of the date of such disposition as the present value of expected future payments in respect thereof) not to exceed twenty-five percent (25%) of the aggregate consideration therefor), and shall be in an amount not less than the fair market value (as reasonably determined by the Borrower Agent in good faith) of the property disposed of, and (B) the Administrative Agent shall have received from each such purchaser or transferee a collateral access agreement on terms and conditions reasonably satisfactory to the Administrative Agent.
To the extent any Collateral is disposed of as expressly permitted by this Section 10.2.6 to any Person other than the Borrowers or any Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Borrower Agent that such disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.
10.2.7.    Loans. Make any loans or other advances of money to any Person, except (a) loans or advances to an officer, director or employee for salary, relocation expenses, travel and other business related expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; (d) intercompany loans and advances by an Obligor to another Obligor; provided, that (i) the aggregate principal amount of intercompany loans and advances by an Obligor to the Canadian Borrower shall not exceed the greater of (x) U.S. $100,000,000 and (y) 12.50 % of Consolidated EBITDA of the Borrowers and the Subsidiaries for the most recently ended period of four consecutive Fiscal Quarters calculated on a pro forma basis (excluding any Investments received in respect of, or consisting of, the transfer or contribution of Equity Interests in or Debt of any Foreign Subsidiary to any other Foreign Subsidiary) (in each case, plus any additional amounts necessary to enable the Canadian Borrower to make any prepayments required pursuant to Section 3.6) and (ii) any intercompany loans or advances by the Canadian Borrower to any other Obligor shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent; and (e) loans or advances constituting an Investment that is not prohibited by Section 10.2.5.
10.2.8.    Restrictions on Payment of Certain Debt. Make any payment (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Junior Debt (it being understood that payments of regularly scheduled interest, AHYDO payments, customary payments of indemnitees and expense reimbursements and mandatory prepayments under any such Junior Debt shall not be prohibited by this clause) prior to its due date other than:
(a)    payments made with the proceeds of Refinancing Debt with respect thereto;
(b)    payments in respect of any Seller Note, so long as such payments are made concurrently with the expiration of such Seller Note;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c)    the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of UNFI;
(d)    payments made in an aggregate amount not to exceed the Available Equity Amount;
(e)    payments made within one year of the maturity date of Junior Debt; provided that, no Event of Default shall exist or have occurred and be continuing after giving effect to such payment; and
(f)    other payments; so long as (i) both (A) daily average Adjusted Aggregate Availability for the 30 consecutive days immediately before making the proposed payment, calculated on a pro forma basis after giving effect to such payment as if such payment had been made at the beginning of such 30 day period, is at least 10% of the Aggregate Borrowing Base and (B) Borrowers have a Fixed Charge Coverage Ratio of at least 1.00:1.00 for the most recently completed period of four Fiscal Quarters for which financial statements have been provided pursuant to Section 10.1.2, calculated on a pro forma basis after giving effect to such payment as if such payment had been made at the beginning of such period of four Fiscal Quarters; provided, that to the extent daily average Adjusted Aggregate Availability for the 30 consecutive days immediately before making the proposed payment, calculated on a pro forma basis after giving effect to such payment as if such payment had been made at the beginning of such 30 day period, is at least 15% of the Aggregate Borrowing Base, this clause (B) shall not be applicable, and (ii) UNFI shall have delivered to the Administrative Agent and each Lender a statement, certified by the principal financial or accounting officer of UNFI, setting forth, in reasonable detail, computations (determined in a manner reasonably acceptable to the Administrative Agent) evidencing satisfaction of the requirements set forth in clause (i) above.
10.2.9.    Fundamental Changes. (a) Without providing thirty (30) days’ prior written notice to the Administrative Agent (or such other notice in the discretion of the Administrative Agent), change its (i) name, (ii) tax, charter or other organizational identification number, or (iii) form or jurisdiction of organization; (b) liquidate, wind up its affairs or dissolve itself; or (c) merge, combine, amalgamate or consolidate with any Person, whether in a single transaction or in a series of related transactions, except (i) any Subsidiary (other than the Canadian Borrower) may merge, combine, amalgamate or consolidate with a U.S. Borrower or Guarantor so long as a U.S. Borrower or Guarantor is the continuing or surviving Person, (ii) any Subsidiary that is not an Obligor may merge, combine, amalgamate or consolidate with a Subsidiary that is not an Obligor, (iii) any Foreign Subsidiary (other than the Canadian Borrower) may (A) amalgamate under the laws of Canada with the Canadian Borrower, or (B) merge, combine, amalgamate or consolidate with a Foreign Subsidiary (other than the Canadian Borrower) (provided that if such Foreign Subsidiary is a Loan Party, the continuing or surviving entity shall also be a Loan Party), (iv) liquidations, winding-up of affairs or dissolutions of Immaterial Subsidiaries (and corresponding distributions of assets) shall be permitted, (v) liquidations, winding-up of affairs or dissolutions of other Subsidiaries (and corresponding distributions of assets) shall be permitted, so long as, in the case of an Obligor, all of the assets of such Subsidiaries are distributed to an Obligor, or (vi) in connection with Permitted Acquisitions, Permitted Investments or an Asset Disposition expressly permitted by this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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10.2.10.    Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with the applicable requirements set forth in Sections 10.1.9, 10.2.5 and 10.2.9.
10.2.11.    Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date in a manner that is adverse to the Lenders in any material respect, except in connection with a transaction permitted under Section 10.2.9.
10.2.12.    Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required or permitted by GAAP and in accordance with Section 1.2, or change its Fiscal Year; provided, that Borrower Agent may, upon written notice to the Administrative Agent, change such fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrowers and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and to the covenants contained herein that are reasonably necessary in order to reflect such change; and further provided, that Supervalu Inc. and its Subsidiaries may change their respective Fiscal Years in order to align with the Fiscal Year of the Borrower Agent.
10.2.13.    Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Signing Date; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases, licenses and other contracts; provided, that the foregoing shall not apply to:
(i)    restrictions and conditions imposed by (A) law, (B) any Loan Document or (C) the Term Loan Facility;
(ii)    customary restrictions and conditions arising in connection with any disposition permitted by Section 10.2.5;
(iii)    any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition), provided, that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and the restriction or condition set forth in such agreement does not apply to any Borrower or any Subsidiary;
(iv)    any restrictions or conditions in any Debt permitted pursuant to Section 10.2.1 to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of subordinated debt, are market terms at the time of issuance or, in the case of Debt of any Subsidiary that is not an Obligor, are imposed solely on such Subsidiary and its Subsidiaries, provided, that any such restrictions or conditions permit compliance with the Guarantee and Collateral Requirement;
(v)    any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;
(vi)    customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to any joint venture or non-wholly-owned Subsidiary

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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and other similar agreements applicable to any joint venture and non-wholly-owned Subsidiaries permitted under Section 10.2.5 and applicable solely to such joint venture or non-wholly-owned Subsidiary and the Equity Interests issued thereby;
(vii)    customary restrictions in leases, subleases, licenses or asset sale agreements and other similar contracts otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;
(viii)    customary net worth provisions contained in real property leases entered into by Subsidiaries of UNFI, so long as UNFI has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of any Borrower and the other Subsidiaries of any Borrower to meet their ongoing obligation; and
(ix)    restrictions imposed by any agreement governing Debt entered into on or after the Closing Date and permitted under Section 10.2.1 that are, taken as a whole, in the good faith judgment of UNFI, no more restrictive with respect to the Borrowers or any Subsidiary than customary market terms for Debt of such type, so long as UNFI shall have determined in good faith that such restrictions will not adversely affect in any material respect its obligation or ability to make any payments required hereunder.
10.2.14.    Hedging Agreements. Enter into any Hedging Agreement, except in the Ordinary Course of Business for the purpose of hedging risks and not for speculative purposes.
10.2.15.    Conduct of Business. Engage in any business other than a Permitted Business.
10.2.16.    Affiliate Transactions. Enter into or be party to any transaction with an Affiliate in excess of $2,000,000, except:
(a)    transactions expressly permitted by the Loan Documents;
(b)    payment of reasonable compensation to officers and employees for services actually rendered and reasonable severance arrangements in the Ordinary Course of Business;
(c)    Distributions permitted by Section 10.2.4;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(d)    sales or issuances of Equity Interests of UNFI to Affiliates of UNFI which are otherwise permitted or not restricted by the Loan Documents;
(e)    loans and advances permitted by Section 10.2.7;
(f)    payment of customary directors’ fees, reimbursement of expenses and indemnities in favor of directors, officers and employees in the Ordinary Course of Business;
(g)    transactions solely among Obligors or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction, subject to the other restrictions set forth in this Agreement;
(h)    transactions with Affiliates that were consummated prior to the Signing Date, as shown on Schedule 10.2.17;
(i)    [Intentionally Omitted];
(j)    transactions with Affiliates, upon fair and reasonable terms no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; and
(k)    employment and severance arrangements between the Borrowers or any of their respective Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements.
10.2.17.    Employee Benefit Plans. Become party to any Multiemployer Plan, Canadian Plan that is a registered pension plan or pension plan (within the meaning of the Pension Benefits Act (Ontario) or under applicable pension standards legislation of another Canadian jurisdiction) or Foreign Plan, other than (a) any in existence on the Signing Date, (b) by reason of a Permitted Acquisition or any other Permitted Investment or (c) that would not otherwise be reasonably expected to result in a Material Adverse Effect.
10.3.    Financial Covenant. Commencing on the Closing Date and so long as any U.S. Revolver Commitments, Canadian Commitments or Obligations (other than Secured Bank Product Obligations and contingent indemnification and expense reimbursement obligations as to which no claim has been made) are outstanding, Borrowers shall:
10.3.1.    Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 as of the end of any period of four Fiscal Quarters while a Trigger Event is in effect, commencing with the most recent period for which financial statements were, or were required to be, delivered hereunder prior to the Trigger Event.
SECTION 11.    EVENTS OF DEFAULT; REMEDIES ON DEFAULT
11.1.    Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(a)    A Borrower fails to pay (i) any amount of any principal of any Loan or (ii) within three (3) Business Days of the same becoming due, any interest or other amount payable hereunder or with respect to any Loan Document, in each case, when due, whether at stated maturity, on demand, upon acceleration or otherwise, and in the currency required hereunder;
(b)    Any representation, warranty or other written statement of an Obligor made or deemed made by or on behalf of any Obligor herein, in any other Loan Document, or in any certificate or document delivered in connection herewith or therewith is incorrect or misleading in any material respect when given, and if capable of being cured, remains so incorrect or misleading for thirty (30) days after receipt by the Borrower Agent of written notice thereof by the Administrative Agent or the Required Lenders;
(c)    A Borrower breaches or fail to perform any covenant contained in Section 8.1, 8.2.4, 8.2.5, 8.6.1, 10.1.1, 10.1.2, 10.2 or 10.3;
(d)    An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Administrative Agent, whichever is sooner;
(e)    A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations (or, in the case of the Canadian Borrower, the Canadian Obligations), or the perfection or priority of any Lien granted to any Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by the Applicable Agent and the Applicable Lenders or as otherwise expressly permitted thereunder);
(f)    Any breach or default of an Obligor or any of its Subsidiaries occurs (i) under any Hedging Agreement to which it is a party or by which it is bound, if its liability upon termination would be in excess of the Threshold Amount, or (ii) under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound that relates to any Debt (other than the Obligations) in excess of the Threshold Amount, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;
(g)    Any judgment or order for the payment of money is entered against an Obligor or any of its Subsidiaries in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors and Subsidiaries, the Threshold Amount (net of insurance coverage therefor that has not been denied by the insurer), unless such judgement or order is paid or otherwise satisfied or a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;
(h)    [Intentionally Omitted.];

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(i)    (i) an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs, except as permitted by this Agreement; or (ii) the Obligors and their Subsidiaries (other than an Immaterial Subsidiary), taken as a whole, are not Solvent;
(j)    An Insolvency Proceeding is commenced by an Obligor or any of its Subsidiaries (other than an Immaterial Subsidiary); an Obligor or any of its Subsidiaries (other than an Immaterial Subsidiary) makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligor or any of its Subsidiaries (other than an Immaterial Subsidiary); or an Insolvency Proceeding is commenced against an Obligor or any of its Subsidiaries (other than an Immaterial Subsidiary) and: the Obligor or such Subsidiary consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor or such Subsidiary, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;
(k)    (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor in excess of an aggregate total amount which could reasonably be expected to result in a Material Adverse Effect; or an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to withdrawal liability assessed an aggregate total amount which could reasonably be expected to result in a Material Adverse Effect under Section 4201 of ERISA under a Multiemployer Plan; (ii) a Canadian Pension Event occurs with respect to a Canadian Plan that could, in the Administrative Agent’s good faith judgment, subject the Canadian Borrower or any of its Subsidiaries to any tax, penalty or other liabilities under the Pension Benefits Act (Ontario) or applicable pension standards legislation of another Canadian jurisdiction or under the Income Tax Act (Canada) in excess of an aggregate total amount which could reasonably be expected to result in a Material Adverse Effect, or if the Canadian Borrower or any of its Subsidiaries is in default with respect to required payments to a Canadian Plan or any Lien arises (save for contribution amounts not yet due or payable to a Canadian Plan) in connection with any Canadian Plan; or (iii) any event similar to the foregoing occurs or exists with respect to a Foreign Plan;
(l)    A Change of Control occurs; or
(m)    (i) Any Credit Card Issuer or Credit Card Processor shall send notice to any Obligor that it is ceasing to make or suspending payments to such Obligor of amounts due or to become due to such Obligor or shall cease or suspend such payments, or shall send notice to such Obligor that it is terminating its arrangements with such Obligor or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Obligor shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within sixty (60) days after the date of any such notice or (ii) any Credit Card Issuer or Credit Card Processor withholds payment of amounts

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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otherwise payable to an Obligor to fund a reserve account or otherwise hold as collateral, or shall require an Obligor to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Obligor shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processors such that in the aggregate all of such funds in the reserve account, other than amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed an amount equal to or exceeding ten percent (10%) of the Credit Card Receivables processed by such Credit Card Issuer or Credit Card Processor in the immediately preceding Fiscal Year.
11.2.    Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) automatically shall become due and payable, all U.S. Revolver Commitments and Canadian Commitments shall terminate and the obligation of the Obligors to Cash Collateralize LC Obligations shall automatically become effective, in each case without any action by any Agent or notice of any kind. In addition, or if any other Event of Default exists, the Applicable Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:
(a)    declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;
(b)    terminate, reduce or condition any U.S. Revolver Commitment, Canadian Commitments or make any adjustment to the U.S. Revolver Borrowing Base or the Canadian Borrowing Base;
(c)    require Obligors to Cash Collateralize LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, the Applicable Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as U.S. Revolver Loans or Canadian Loans, as applicable (whether or not a U.S. Revolver Overadvance or Canadian Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and
(d)    exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC or PPSA, as applicable. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to the Applicable Agent at a place designated by the Applicable Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as the Applicable Agent, in its discretion, deems advisable.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Each Borrower agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by the Applicable Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. The Applicable Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and any sales may be adjourned from time to time in accordance with Applicable Law. The Applicable Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and any Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and setoff the amount of such price against the Obligations.
11.3.    License. Solely for the purpose of enabling each Agent to exercise rights and remedies hereunder at such time as each Agent shall be lawfully entitled to exercise such rights and remedies, each Borrower hereby grants each Agent an irrevocable, worldwide, non-exclusive license or sub-license (as applicable) or other right to improve, sell, dispose of, modify, copy, perform, use, license or otherwise exploit (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to each Agent’s benefit. The applicable Licensor shall have rights of quality control and inspection which are reasonably necessary under Applicable Law to maintain the validity and enforceability of the trademarks included in the Collateral.
11.4.    Setoff. At any time during an Event of Default, Agents, Issuing Banks, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Agent, such Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations (subject to Section 4.5), irrespective of whether or not such Agent, such Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of such Agent, such Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Agent, each Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.
11.5.    Remedies Cumulative; No Waiver.
11.5.1.    Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agents and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.
11.5.2.    Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of any Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by any Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.
SECTION 12.    AGENTS
12.1.    Appointment, Authority and Duties of Agents.
12.1.1.    Appointment and Authority.
(a)    Appointment and Authority of Administrative Agent. Each Secured Party appoints and designates Bank of America as Administrative Agent under all Loan Documents. Administrative Agent may, and each Secured Party authorizes Administrative Agent to, enter into all Loan Documents to which Administrative Agent is intended to be a party and accept all applicable Security Documents, for the benefit of Secured Parties. Any action taken by Administrative Agent in accordance with the provisions of the Loan Documents, and the exercise by Administrative Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Administrative Agent shall have the sole and exclusive authority to (i) act as the disbursing and collecting agent for U.S. Revolver Lenders with respect to all payments and collections arising in connection with the Loan Documents; (ii) execute and deliver as Administrative Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (iii) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents (other than Liens granted by the Canadian Borrower or any Canadian Subsidiary), and for all other purposes stated therein; (iv) manage, supervise or otherwise deal with Collateral (other than Collateral consisting of assets of the Canadian Borrower or any Canadian Subsidiary); and (v) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral (other than Collateral consisting of assets of the Canadian Borrower or any Canadian Subsidiary) or under any Loan Documents (other than any Canadian Security Documents), Applicable Law or otherwise. Administrative Agent alone shall be authorized to determine whether any Account or Inventory constitutes an Eligible Account or Eligible Inventory, whether to impose or release any reserve, or whether any conditions to funding or to issuance of a Letter of Credit for the account or benefit of any U.S. Borrower have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Administrative Agent from liability to any Secured Party or other Person for any error in judgment.
(b)    Appointment and Authority of Canadian Agent. Each Secured Party also appoints and designates Bank of America-Canada Branch as Canadian Agent under all Loan Documents. Canadian Agent may, and each Secured Party authorizes Canadian Agent to, enter into all Loan Documents to which Canadian Agent is intended to be a party and accept all applicable Security

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Documents, for the benefit of Secured Parties. Any action taken by Canadian Agent in accordance with the provisions of the Loan Documents, and the exercise by Canadian Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Canadian Agent shall have the sole and exclusive authority to (i) act as the disbursing and collecting agent for Canadian Lenders with respect to all payments and collections arising in connection with the Loan Documents in respect of the Canadian Borrower; (ii) execute and deliver as Canadian Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (iii) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents granted by the Canadian Borrower or any Canadian Subsidiary, and for all other purposes stated therein; (iv) manage, supervise or otherwise deal with Collateral consisting of assets of the Canadian Borrower or any Canadian Subsidiary; and (v) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral consisting of assets of the Canadian Borrower or any Canadian Subsidiary or under any Canadian Security Document, Applicable Law or otherwise. Canadian Agent alone shall be authorized to determine whether any conditions to funding or to issuance of a Letter of Credit for the account or benefit of the Canadian Borrower have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Canadian Agent from liability to any Secured Party or other Person for any error in judgment.
12.1.2.    Duties. The titles of “Agent,” “Administrative Agent” and “Canadian Agent” are used solely as a matter of market custom and the duties of each Agent are administrative in nature only. No Agent has any duties except those expressly set forth in the Loan Documents, and in no event does any Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon any Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.
12.1.3.    Agent Professionals. Agents may perform their duties through agents and employees. Agents may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. No Agent shall be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
12.1.4.    Instructions of Required Lenders. The rights and remedies conferred upon any Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, the Applicable Agent may presume that the condition is satisfactory to a Secured Party unless such Agent has received notice to the contrary from such Secured Party before such Agent takes the action. The Applicable Agent may request instructions from Required Lenders or other Secured Parties (or such other number of Lenders as may be required) with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by such Agent. Each Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders (or such other number of Lenders as may be required) shall be binding upon all Secured Parties, and no Secured Party shall

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1.1. In no event shall any Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.
12.1.5.    Québec Collateral.
(a)    For greater certainty, and without limiting the powers of the Canadian Agent or any other Person acting as mandatary (agent) of the Canadian Agent, each of the Secured Parties hereby irrevocably appoints the Canadian Agent as the hypothecary representative for all present and future Secured Parties pursuant to Article 2692 of the Civil Code of Québec in order to hold all hypothecs granted by any Obligor on property pursuant to the laws of the Province of Québec. The execution by the Canadian Agent, acting as hypothecary representative, prior to the Closing Date, of any deed of hypothec is hereby ratified and confirmed.
(b)    The appointment of the Canadian Agent as hypothecary representative for the benefit of the Secured Parties, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Secured Parties’ rights and obligations under this Agreement by the execution of an assignment, including an assignment or other agreement pursuant to which it becomes such assignee or participant, and by each successor Canadian Agent by the execution of an assignment or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Canadian Agent under this Agreement. The Canadian Agent hereby confirms having accepted to act as hypothecary representative of all present and future Secured Parties for all purposes of Article 2692 of the Civil Code of Québec. Each successor Canadian Agent appointed in accordance with the terms of this Agreement shall automatically (and without any further act or formality) become the successor hypothecary representative under each deed of hypothec referred to above.
12.1.6.    The Canadian Agent acting as hypothecary representative shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Canadian Agent herein, which shall apply mutatis mutandis to the Canadian Agent acting as hypothecary representative.
12.1.7.    Promptly upon receiving any updates to the list of Disqualified Institutions from the Borrowers in accordance with the definition thereof, the Administrative Agent shall make such updates available to all Lenders. In addition, upon request of any Lender, the Administrative Agent shall make available to such Lender a full list of Disqualified Institutions. The limitations of liability set forth in the definition of Disqualified Institution shall apply to any actions taken pursuant to this Section 12.1.7, or the failure to take any such actions.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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12.2.    Agreements Regarding Collateral and Borrower Materials.
12.2.1.    Releases; Care of Collateral.
(a)    Each Secured Party hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guaranty, the Collateral and the Security Documents; provided, that the Administrative Agent shall not owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Secured Bank Product Obligations and/or Obligations under Hedging Agreements. Subject to Section 14.1, without further written consent or authorization from any Secured Party, the Administrative Agent may, and each Lender, on behalf of themselves and their respective Affiliates as holders of Secured Bank Product Obligations and/or Obligations under Hedging Agreements, irrevocably authorizes and directs the Administrative Agent to enter into the Security Documents and any intercreditor agreement as required herein for the benefit of the Lenders and the other Secured Parties, and to execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets to a person other than an Obligor permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 14.1) have otherwise consented, or if the property subject to such Lien is owned by an Obligor, upon release of such Obligor from its obligations under this Section 12.2, (ii) release any Lien encumbering any property of any Obligor that does not constitute (or ceases to constitute) Collateral as a result of a transaction permitted under the Loan Documents or otherwise, (iii) release any Obligor from the Guaranty pursuant to the terms of the Guaranty or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 14.1) have otherwise consented or if such Person otherwise ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents (including the designation of a Subsidiary as an Unrestricted Subsidiary) or (iv) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document in lieu of any release permitted pursuant to this Section 12.2, and the Administrative Agent may subordinate any such Liens on the Collateral to another Lien permitted under Section 10.2.2 that the Administrative Agent determines in its commercially reasonable judgment was intended by operation of Law or otherwise to be subordinate to another Lien permitted under Section 10.2.2;
(b)    Notwithstanding anything to the contrary contained herein or any other Loan Document, when Full Payment of all Obligations has occurred, all U.S. Revolver Commitments and Canadian Commitments have terminated or expired and no Letter of Credit shall be outstanding (except to the extent cash collateralized, backstopped or as to which other arrangements reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made), all obligations under the Loan Documents and all security interests created by the Loan Documents and the guarantees made herein shall automatically terminate and, upon request and at the expense of the Borrower Agent but subject to paragraph (d) below, the Administrative Agent shall (without notice to, or vote

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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or consent of, any holder of Secured Bank Product Obligations with respect to Bank Products consisting of Hedging Agreements) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Secured Bank Product Obligations and/or Obligations under Hedging Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Obligor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Obligor or any substantial part of its property, or otherwise, all as though such payment had not been made; provided, that no such release shall occur if such Lien continues to secure any Debt which refinances the Obligations hereunder;
(c)    Anything contained in any of the Loan Documents to the contrary notwithstanding, each Borrower, the Administrative Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition (including, without limitation, pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition; and
(d)    prior to releasing or subordinating any Liens on Collateral or releasing guarantee obligations under the Loan Documents, in each case as contemplated by this Section 12.2.1, upon request of the Applicable Agent the Borrower Agent shall confirm in writing that the applicable conditions to release under this Agreement and the other applicable Loan Documents have been satisfied and the Applicable Agent shall be entitled to rely, and shall be fully protected in relying , upon any such certification.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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12.2.2.    Possession of Collateral. Agents and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Administrative Agent thereof and, promptly upon Administrative Agent’s request, deliver such Collateral to the Applicable Agent or otherwise deal with it in accordance with Administrative Agent’s instructions.
12.2.3.    Reports. Administrative Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for any Agent with respect to any Obligor or ABL Priority Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Administrative Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that any Agent or any other Person performing an audit or examination will inspect only specific information regarding the Obligations or ABL Priority Collateral and will rely significantly upon Borrowers’ books, records and representations; (b) that Administrative Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys, accountants and to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Lender or its Affiliates), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless each Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Administrative Agent furnishing same to such Lender, via the Platform or otherwise.
12.3.    Reliance By Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Each Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.
12.4.    Action Upon Default. No Agent shall be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Administrative Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Administrative Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations), or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC and PPSA sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.
12.5.    Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through setoff or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.2, as applicable, such Lender shall forthwith purchase from the Applicable Agent, the applicable Issuing Bank and the other Applicable Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to the Applicable Agent for application under Section 4.2.2 and it shall provide a written statement to the Applicable Agent describing the Obligation affected by such payment or reduction. No Lender shall setoff against any Dominion Account without the prior consent of the Applicable Agent.
12.6.    Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED, THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR ANY AGENT (IN THE CAPACITY OF AN AGENT). In no event shall any Lender have any obligation to indemnify or hold harmless an Agent Indemnitee or Issuing Bank Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee. In the Applicable Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If any Agent is sued by any receiver, interim receiver, receiver manager, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by such Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to such Agent by each Secured Party to the extent of its Pro Rata share.
12.7.    Limitation on Responsibilities of Agents. No Agent shall be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by such Agent’s gross negligence or willful misconduct. No Agent assumes any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. No Agent makes any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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12.8.    Successor Agents and Co-Agents.
12.8.1.    Resignation; Successor Agents. Each Agent may resign at any time by giving at least 30 days’ written notice thereof to the Applicable Lenders and Borrowers (the 30th day after such notice has so been provided, the “Resignation Effective Date”). Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Administrative Agent or Canadian Agent, as the case may be, which shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers; provided, that in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent or Canadian Agent, then Administrative Agent or Canadian Agent may appoint a successor agent that is a financial institution reasonably acceptable to it, which shall be a Lender unless no Lender accepts the role or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of such Agent hereunder; it being understood and agreed that, regardless of whether or not a successor Agent has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. Upon acceptance by a successor Administrative Agent or Canadian Agent of its appointment hereunder, such successor Administrative Agent or Canadian Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Administrative Agent or Canadian Agent without further act, and the retiring Administrative Agent or Canadian Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Administrative Agent or Canadian Agent. Any successor to Bank of America or Bank of America-Canada Branch by merger, amalgamation or acquisition of stock or this loan shall continue to be Administrative Agent or Canadian Agent, as the case may be, hereunder without further act on the part of any Secured Party or Obligor.
If the Person serving as Administrative Agent or Canadian Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower Agent and such Person remove such Person as Administrative Agent or Canadian Agent, as applicable, and, in consultation with the Borrower Agent, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
12.8.2.    Co-Collateral Agent. If necessary or appropriate under Applicable Law, any Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right and remedy intended to be available to such Agent under such Loan Document shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that the Applicable Agent may request to effect such appointment. If the Administrative Agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by the Applicable Agent until appointment of a new agent.
12.9.    Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon any Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, no Agent shall have any duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to such Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of such Agent or its Affiliates.
12.10.    Remittance of Payments and Collections.
12.10.1.    Remittances Generally. All payments by any Lender to the Applicable Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by the Applicable Agent and request for payment is made by the Applicable Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by any Agent to any Secured Party shall be made by wire transfer, in the type of funds received by such Agent. Any such payment shall be subject to such Agent’s right of offset for any amounts due from such payee under the Loan Documents.
12.10.2.    Failure to Pay. If any Secured Party fails to pay any amount when due by it to the Applicable Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid in full at the greater of the Federal Funds Rate or the rate determined by such Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Loans. In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to any Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by any Agent pursuant to Section 4.2.
12.10.3.    Recovery of Payments. If any Agent pays any amount to a Secured Party in the expectation that a related payment will be received by such Agent from an Obligor and such related payment is not received, then such Agent may recover such amount from each Secured Party that received it. If any Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, such Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by any Agent to any Obligations are later required to be returned by such Agent pursuant to Applicable Law, each Lender shall pay to such Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.
12.11.    Individual Capacities. As a U.S. Revolver Lender, Bank of America, and as a Canadian Lender, Bank of America-Canada Branch, each shall have the same rights and remedies under the Loan Documents as any other U.S. Revolver Lender or Canadian Lender, as the case may be, and the terms “Lenders,” “U.S. Revolver Lenders,” “Canadian Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a U.S. Revolver Lender and Bank of America-Canada Branch in its capacity as a Canadian Lender, as the case may be. Agents, Lenders and their Affiliates may accept deposits

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if they were not Agents or Lenders hereunder, without any duty to account therefor to any Secured Party. In their individual capacities, Agents, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.
12.12.    Agent Titles. Each Lender, other than Bank of America and Bank of America-Canada Branch, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent,” “Arranger” or “Bookrunner” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.
12.13.    Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to Administrative Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.6, 14.3.3 and this Section 12. Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.
12.14.    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Obligor, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefits Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the U.S. Revolver Commitments, the Canadian Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the U.S. Revolver Commitments, the Canadian Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the U.S. Revolver Commitments, the Canadian Commitments and this Agreement, (C) the entrance into, participation in, administration of and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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performance of the Loans, the Letters of Credit, the U.S. Revolver Commitments, the Canadian Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the U.S. Revolver Commitments, the Canadian Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the U.S. Revolver Commitments, the Canadian Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

12.15.    Authorization to Enter into Loan Documents. By executing a signature page hereto or an Assignment and Acceptance, as applicable, each Lender authorizes the Administrative Agent to enter into each of the Closing Date Loan Documents (including, without limitation, the Intercreditor Agreement and each such agreement that constitutes a Security Document) and each Loan Document required to be entered into after the Closing Date, subject solely (i) in the case of the Intercreditor Agreement, to the Intercreditor Agreement complying with the requirements set forth in the definition thereof (which, as set forth more fully in such definition, requires the Administrative Agent to post the Intercreditor Agreement to Lenders under the circumstances set forth therein) and (ii) in the case of the Closing Date Security Documents, to the Closing Date Security Documents being consistent with the requirements set forth in the definition of Guarantee and Collateral Requirement as determined by the Administrative Agent acting reasonably; provided, that, in the case of clause (ii), the Administrative Agent may, but is not required to, post any Closing Date Security Document to the Lenders and if such Closing Date Security Document is not objected to by the Required Lenders within five (5) Business Days thereafter, the entry into such Closing Date Security Document by the Applicable Agent shall be deemed to fall within the scope of discretion provided to the Applicable Agent pursuant to this Section 12.15.
12.16.    No Third Party Beneficiaries. This Section 12 is an agreement solely among Secured Parties and Agents, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and any Agent, any action that any Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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SECTION 13.    BENEFIT OF AGREEMENT; ASSIGNMENTS
13.1.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agents, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agents may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.
13.2.    Participations.
13.2.1.    Permitted Participants; Effect. Subject to Section 13.3.3, any Lender may sell to a financial institution or other entity excluding Disqualified Institutions (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans, U.S. Revolver Commitments and Canadian Commitments for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agents shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agents and the other Lenders shall not have any obligation or liability to any such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.7 and 3.9 and 5.9 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.1 (it being understood that the documentation required under Section 5.10 shall be delivered to the Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.8 and 13.4 as if it were an assignee under Section 13.1 and (B) shall not be entitled to receive any greater payment under Section 3.7 or 5.9, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing. A Participant that would be a Canadian Lender if it were a Lender, and that is a non-resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) (or lends to the Canadian Borrower hereunder from a lending office outside Canada) shall not be entitled to the benefits of Section 5.9 unless the Canadian Borrower agrees otherwise in writing.
13.2.2.    Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan, U.S. Revolver Commitment or Canadian Commitment in which such Participant has an interest, postpones the Applicable Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan, U.S. Revolver Commitment or Canadian Commitment, or releases any Borrower, Guarantor or substantially all Collateral.
13.2.3.    Participant Register. Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in U.S. Revolver Commitments, Canadian Commitments, Loans (and stated interest) and LC Obligations. Entries in the register shall be conclusive, absent manifest error,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.
13.2.4.    Benefit of Setoff. Borrowers agree that each Participant shall have a right of setoff in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of setoff with respect to any participating interests sold by it. By exercising any right of setoff, a Participant agrees to share with Lenders all amounts received through its setoff, in accordance with Section 12.5 as if such Participant were a Lender.
13.3.    Assignments.
13.3.1.    Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of U.S.$10,000,000 (unless otherwise agreed by Administrative Agent in its discretion) and integral multiples of U.S.$5,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of (i) the U.S. Revolver Commitments retained by the transferor Lender is at least U.S.$10,000,000 (unless otherwise agreed by Administrative Agent in its discretion) and (ii) the Canadian Commitments retained by the transferor Lender is equal to an amount such that the ratio of the U.S. Revolver Commitments retained by the transferor Lender to the Canadian Commitments retained by the transferor Lender is equal to the ratio that existed prior to such assignment; and (c) the parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from its obligations hereunder nor substitute the pledgee or assignee for such Lender as a party hereto; provided, further, however, unless otherwise consented to by the Borrower Agent in writing, no assignment shall be made to a Disqualified Institutions.
13.3.2.    Effect; Effective Date. Upon delivery to Administrative Agent of an assignment notice in the form of Exhibit D and a processing fee of U.S.$3,500 (unless otherwise agreed by Administrative Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Administrative Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Administrative Agent.
13.3.3.    Certain Assignees. No assignment or participation may be made to a Borrower, Affiliate of a Borrower, Defaulting Lender or natural person. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to the Applicable Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations, or other compensating actions as such Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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13.3.4.    Register. The Administrative Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain at one of its offices in the United States (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names and addresses of the Lenders, and the U.S. Revolver Commitments and Canadian Commitments of, and principal amounts (and stated interest) of the Loans and LC Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agents, and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
13.4.    Replacement of Certain Lenders. If (a) any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.8, or (b) any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.3), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.7 and Section 5.9) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:
(i)    the Borrowers shall have paid to the Administrative Agent the processing fee (if any) specified in Section 13.3.2;
(ii)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and participations in unpaid drawings under Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 3.7 or payments required to be made pursuant to Section 5.9, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with Applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Agent to require such assignment and delegation cease to apply.
SECTION 14.    MISCELLANEOUS
14.1.    Consents, Amendments and Waivers.
14.1.1.    Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective unless in writing and signed by the Required Lenders and the Borrower Agent or the other applicable Loan Parties, and acknowledged by the Administrative Agent, other than in the case of an amendment contemplated by Section 3.6 or the penultimate paragraph of Section 6.2; and each Obligor party to such Loan Document; provided, however, that
(a)    (i) without the prior written consent of the Applicable Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of the Applicable Agent and (ii) without the prior written consent of the Lender of any Swingline Loan, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of such Lender of any Swingline Loan;
(b)    without the prior written consent of the applicable Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.3 or any other provision in a Loan Document that relates to any rights, duties or discretion of such Issuing Bank;
(c)    without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall be effective that would (i) increase the U.S. Revolver Commitment or Canadian Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); provided, however, that for the purposes of this clause (ii), only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”; (iii) extend the U.S. Revolver Termination Date or extend the Pre-Closing Commitment Termination Date or otherwise modify the Pre-Closing Commitment Termination Date Paragraph; (iv) extend the Canadian Termination Date; or (v) amend this clause (c);
(d)    (i) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (A) alter Sections 5.6.2 or 14.1.1; (B) amend the definitions of (x) Pro Rata, (y) Required Lenders or (z) Supermajority Lenders; (C) release all or substantially all of the Collateral or subordinate all or substantially all of the Liens securing the Obligations other than as expressly contemplated by the Intercreditor Agreement; (D) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release substantially all of the Obligors from liability for any Obligations; (E) amend Section 14.19; (F) amend provisions herein relating to the Pro Rata treatment of (x) payments or (y) reductions in the U.S. Revolver Commitments or Canadian Commitments; or (G) increase any advance rate; and (ii) without the written consent of the Supermajority Lenders, no modification shall be effective

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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that would amend the definitions of Aggregate Borrowing Base, U.S. Revolver Borrowing Base or Canadian Borrowing Base (or any defined term used in such definitions) if as a result thereof the credit available to the Borrowers would be increased, except that any increase to any advance rate used in or applicable to any such definition shall be subject to clause (d)(i)(G) of this Section 14.1.1; (it being understood that this clause (d) shall not (x) limit the adjustment by the Administrative Agent of the Availability Reserve in the Administrative Agent’s administration of the Loans as otherwise permitted by this Agreement or (y) prevent the Administrative Agent, in its administration of the Loans, from restoring any component of the U.S. Revolver Borrowing Base or the Canadian Borrowing Base that had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement, or to an intermediate value);
(e)    without the prior written consent of a Secured Bank Product Provider, no modification shall be effective that affects its relative payment priority under Section 5.6.2;
(f)    the Administrative Agent and the applicable Obligors may amend, restate, amend and restate or otherwise modify the Intercreditor Agreement as provided therein;
(g)    if the Term Loan Agreement shall, on the Closing Date, include any covenant or event of default, or any exception thereto or related definition, or any formulation of Consolidated EBITDA (including with respect to any addback therein or any component definition thereof) that, in each case, is less favorable to the Borrower Agent or any of its Subsidiaries in any material respect than the corresponding provision of this Agreement, or includes any covenant or event of default (including through operation of any related definition) that is not imposed in favor of the Lenders in this Agreement, or omits any exception that is included in this Agreement that is not a de minimis exception as determined by the Administrative Agent in its discretion, then the Borrowers and the Lenders agree that the Administrative Agent may, without any consent from any other party hereto, modify this Agreement to reflect such additional or more favorable covenant or event of default or exception thereto or related definition, and such modification shall be effective and binding on the parties hereto upon delivery thereof to the Borrowers and the Lenders; provided, that, for the avoidance of doubt, covenants and events of default, or exceptions thereto or related definitions, set forth herein that are customary for asset based lending facilities and not for term loan facilities shall not be subject to this Section 14.1.1(g); and
(h)    without the prior written consent of each Lead Arranger (in addition to the prior written consent of the Required Lenders), no modification shall be effective that affects the calculation of the U.S. Revolver Borrowing Base on the Closing Date.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Notwithstanding anything herein or in any of the other Loan Documents to the contrary, (i) if the Administrative Agent and the Borrower Agent have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower Agent shall be permitted, without the consent of any other party hereto, to amend such provision solely to address such matter as reasonably determined by them acting jointly and (ii) the Administrative Agent may amend any provision in this Agreement or in any other Loan Document to make any necessary or desirable technical change (determined by the Administrative Agent acting reasonably) to account for any matter arising from the consummation of the Supervalu Acquisition and the entry into the Closing Date Loan Documents (including, without limitation, dating any Loan Document or updating the description thereof herein to more appropriately describe such Loan Document) subject solely to the prior written consent of the Borrower Agent (not to be unreasonably withheld, conditioned or delayed) but without the consent of any other party hereto; provided, that, in the case of clauses (i) and (ii), (x) the Administrative Agent may, but is not required to, post any such amendment to the Lenders and if such amendment is not objected to by the Required Lenders within five (5) Business Days thereafter such amendment shall be deemed to fall within the scope of discretion provided to the Administrative Agent and the Borrower Agent under this paragraph and (y) any such amendment shall become binding on the parties hereto upon delivery to the Borrowers and Lenders of a copy thereof executed by the Administrative Agent and acknowledged by the Borrower Agent.

14.1.2.    Limitations. The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agents and/or Issuing Banks as among themselves. Only the consent of the parties to the Fee Letter or any other agreement relating to fees or a Bank Product shall be required for any modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement. Any waiver or consent granted by Agents or Lenders hereunder shall be effective only if in writing and only for the matter specified.
14.1.3.    Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.
14.2.    Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is the result from (i) the gross negligence or willful misconduct of such Indemnitee, (ii) any material breach of the obligations of such Indemnitee or any of its Affiliates or related parties (as determined in a final non-appealable judgment in a court of competent jurisdiction) or (iii) any dispute among Indemnitees (or their respective Affiliates or related parties) that does not involve an act or omission by the Borrowers or any of the Subsidiaries (other than any claims against an Administrative Agent or a Lead Arranger in their capacity as such). For the avoidance of doubt, this Section 14.2 shall not apply to any Claim on account of Taxes governed by (or excluded from the application of) Sections 3.7 or 5.9. Notwithstanding the foregoing, in no case shall a Canadian Loan Party have any obligation to indemnify or hold harmless an Indemnitee with respect claims or liabilities of or against any U.S. Loan Party. Each Indemnitee agrees (by accepting the benefits hereof), severally and not jointly, to refund and return any and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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all amounts paid by any Borrower or any of the Subsidiaries under this Section 14.2 to such Indemnitee to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. Each Indemnitee shall, in consultation with the Borrower Agent, take all reasonable steps to mitigate any losses, Claims, damages, liabilities and expenses and shall give (subject to confidentiality or legal restrictions) such information and assistance to the Borrower Agent as it may reasonably request in connection with any proceedings.
14.3.    Notices and Communications.
14.3.1.    Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged or (d) if given by email, when sent absent receipt of a failure to deliver notice within 30 minutes of such notice or communication being sent (it being understood that an “out of office” reply does not constitute a failure to deliver notice for this purpose). Notwithstanding the foregoing, no notice to any Agent pursuant to Section 2.1.4, 2.3, 3.1.2, or 4.1.1 shall be effective until actually received by the individual to whose attention such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.
14.3.2.    Electronic Communications; Voice Mail. Electronic and telephonic communications (including e-mail, messaging, voice mail and websites) may be used. Secured Parties make no assurance as to the privacy or security of electronic or telephonic communications. Voice mail shall not be effective notices under the Loan Documents.
14.3.3.    Platform. Borrower Materials shall be delivered pursuant to procedures approved by Administrative Agent, including electronic delivery (if possible) upon request by Administrative Agent to an electronic system maintained by Administrative Agent (“Platform”). Borrowers shall notify Administrative Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Administrative Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform, and Obligors and Secured Parties acknowledge that “public” information is not segregated from material non-public information on the Platform. The Platform is provided “as is” and “as available.” Administrative Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Secured Parties acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform, including any unintended recipient, nor for delivery of Borrower Materials and other information via the Platform, internet, e-mail or any other electronic platform or messaging system.
14.3.4.    Non-Conforming Communications. Agents and Lenders may rely upon any communications purportedly given by or on behalf of any Borrower even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Borrower.
14.4.    Performance of Borrowers’ Obligations. Following the occurrence and during the continuance of an Event of Default, each Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by such Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of such Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All reasonably documented, out-of-pocket payments, costs and expenses (including Extraordinary Expenses and reasonable attorney costs of one counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)) of Agents under this Section shall be reimbursed to Agents by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Loans. Any payment made or action taken by Agents under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents. Notwithstanding the foregoing, in no case shall a Canadian Loan Party have any obligation to reimburse the Agents for any payments, costs or expenses incurred with respect to a U.S. Loan Party.
14.5.    Credit Inquiries. Agents and Lenders may (but shall have no obligation to) respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.
14.6.    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
14.7.    Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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14.8.    Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act. Upon request by any Agent, any electronic signature or delivery shall be promptly followed by a manually executed or paper document.
14.9.    Time is of the Essence. Except as otherwise expressly provided to the contrary herein or in another Loan Document, time is of the essence with respect to all Loan Documents and Obligations.
14.10.    Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or U.S. Revolver Commitments or Canadian Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for any Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of any Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute any Agent and any Secured Party to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligor.
14.11.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by any Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and their Affiliates, on one hand, and any Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agents, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agents, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agents, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.
14.12.    Confidentiality. Each of Agents, Lenders and Issuing Banks shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their respective directors, officers, agents, employees, attorneys, accountants and advisors, and to their respective Affiliates involved in the Transaction on a “need to know” basis and who are made aware of the confidential nature of such information and have been advised of this obligation to keep information of this type confidential; provided, that such Agent, Lender or Issuing Bank shall remain liable for the breach of the provisions of this paragraph by such directors, officers, agents, employees, attorneys, accountants and advisors, (b) on a confidential basis to any bona fide potential Lender, prospective

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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participant or swap counterparty (in each case, other than a Disqualified Institution and other persons to whom the Borrower Agent has affirmatively declined to consent to the syndication or assignment thereto prior to the disclosure of such confidential Information to such Person) that agrees to keep such information confidential in accordance with (x) the provisions of this paragraph for the benefit of the Borrower Agent or (y) other customary confidentiality language in a “click-through” arrangement, (c) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, regulation or compulsory legal process (in which case the applicable Agent, Lender or Issuing Bank agrees to use commercially reasonable efforts to inform the Borrower Agent promptly thereof to the extent lawfully permitted to do so (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority)), (d) to the extent requested by any bank regulatory authority having jurisdiction over any Agent, Lender or Issuing Bank (including in any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), (e) to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Agreement or other confidential obligation owed by such Agent, Lender or Issuing Bank to the Borrowers or any of the Subsidiaries, Supervalu or any of their respective Affiliates or (ii) becomes available to the Agent, Lender or Issuing Bank on a non-confidential basis from a source other than the Borrower Agent or on its behalf that, to such Agent, Lender or Issuing Bank’s knowledge (after due inquiry), is not in violation of any confidentiality obligation owed to any Borrower or any of the Subsidiaries, Supervalu or any of their respective Affiliates, (f) to the extent the Borrower Agent shall have consented to such disclosure in writing (which may include through electronic means), (g) financings for purposes of establishing any defense available under securities laws, including, without limitation, establishing a “due diligence” defense or to defend any claim related to this Agreement, (h) to the extent independently developed by such Agent, Lender or Issuing Bank without reliance on confidential Information, or (i), solely with respect to the existence of this credit facility, to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this credit facility. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business other than any such information that is available to any Agent or any Lender on a nonconfidential basis. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that which it accords its own confidential information.
14.13.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Applicable Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Applicable Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Applicable Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Applicable Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Applicable Agent or any Lender in such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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currency, the Applicable Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under Applicable Law).
14.14.    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
14.15.    CONSENT TO FORUM. EACH BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of any Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by any Agent of any judgment or order obtained in any forum or jurisdiction.
14.16.    WAIVERS BY BORROWERS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER WAIVES (A) THE RIGHT TO TRIAL BY JURY (WHICH EACH AGENT AND EACH LENDER HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, OBLIGATIONS OR COLLATERAL; (B) PRESENTMENT, DEMAND, PROTEST, NOTICE OF PRESENTMENT, DEFAULT, NON-PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY COMMERCIAL PAPER, ACCOUNTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY AGENT ON WHICH A BORROWER MAY IN ANY WAY BE LIABLE, AND HEREBY RATIFIES ANYTHING ANY AGENT MAY DO IN THIS REGARD; (C) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF ANY COLLATERAL; (D) ANY BOND OR SECURITY THAT MIGHT BE REQUIRED BY A COURT PRIOR TO ALLOWING ANY AGENT TO EXERCISE ANY RIGHTS OR REMEDIES; (E) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (F) ANY CLAIM AGAINST ANY AGENT, ANY ISSUING BANK OR ANY LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) IN ANY WAY RELATING TO ANY ENFORCEMENT ACTION, OBLIGATIONS, LOAN DOCUMENTS OR TRANSACTIONS RELATING THERETO; AND (G) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO AGENTS, ISSUING BANKS AND LENDERS ENTERING INTO THIS AGREEMENT AND THAT THEY ARE RELYING UPON THE FOREGOING IN THEIR DEALINGS WITH BORROWERS. EACH BORROWER HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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14.17.    Patriot Act Notice. Agents and Lenders hereby notify Borrowers that pursuant to the Patriot Act, Agents and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agents and Lenders to identify it in accordance with the Patriot Act. Agents and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. The Borrowers shall, promptly following a request by any Agent or any Lender, provide all documentation and other information that such Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
14.18.    Waiver of Sovereign Immunity. To the extent the Canadian Borrower or any other Borrower that is a Canadian Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), the Canadian Borrower (and any other Borrower that is a Canadian Subsidiary) hereby irrevocably waives, to the fullest extent permissible under applicable law, such immunity in respect of its obligations under the Loan Documents, and agrees not to assert any such right of immunity in any such proceeding, whether in the United States and Canada or elsewhere. Without limiting the generality of the foregoing, each such Canadian Loan Party further agrees that the waivers set forth in this Section 14.18 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.
14.19.    Pari Passu Treatment.
(a)    Notwithstanding anything to the contrary set forth herein, the Administrative Agent may and, upon the request of the Required Lenders, shall, upon notice to each Lender, effect the remaining provisions of this Section 14.19 by causing each payment or prepayment of principal and interest received after the occurrence and during the continuance of an Event of Default hereunder to be distributed pari passu among the Lenders, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Lender divided by the Total Outstandings. Such notice shall also attach a schedule setting forth the Total Outstandings at such time including a breakdown of the Total U.S. Revolver Outstandings and the Total Canadian Outstandings. Nothing in this Section 14.19 shall constitute a guarantee by any Obligor of the obligations of any other Obligor.
(b)    Following the occurrence and during the continuance of any Event of Default or acceleration of the Loans pursuant to Section 11.2 and receipt of a notice from the Administrative Agent pursuant to clause (a) above, each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower (pursuant to Section 11.4 or otherwise), including a secured claim under Section 506 of the Bankruptcy Code of the United States or other security or interest arising from or in lieu of, such secured claim, received by such Lender under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law or otherwise, obtain payment (voluntary or involuntary) in respect of the Loans, Letters of Credit, LC Obligations and other Obligations held by it as a result of which the unpaid principal portion of the Obligations held by it shall be proportionately less than the unpaid principal portion of the Obligations held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Obligations held by such other Lender, so

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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that the aggregate unpaid principal amount of the Obligations and participations in Obligations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Obligations then outstanding as the principal amount of the Obligations held by it prior to such exercise of banker’s lien, setoff or counterclaim was to the principal amount of all Obligations outstanding prior to such exercise of banker’s lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 14.19 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.
(c)    Following the occurrence and during the continuance of any Event of Default or acceleration of the Loans pursuant to Section 11.2, each Lender agrees that, upon notice from the Administrative Agent to such Lender, which notice shall be provided upon the request of the Required Lenders or may be provided by the Administrative Agent in its sole discretion, such Lender shall be deemed to have purchased from each other Lender a participation in the risk associated with the Obligations held by such other Lender, so that the aggregate principal amount of the Obligations held by each Lender shall be equivalent to such Lender’s Pro Rata share of the Obligations. Upon demand by the Administrative Agent, made at the request of the Required Lenders, each Lender that has purchased such participation (a “Purchasing Lender”) shall pay the amount of such participation to the Administrative Agent for the account of each Lender whose outstanding Loans and participations in LC Obligations exceed their Pro Rata share of the Obligations. Any such participation may, at the option of such Purchasing Lender, be paid in U.S. Dollars or Canadian Dollars, as the case may be (in an amount equal to the then applicable U.S. Dollar Equivalent amount of such participation) and such payment shall be converted by the Administrative Agent at the exchange rate into the currency of the Loan or LC Obligation in which such participation is being purchased. The Borrowers agree to indemnify each Purchasing Lender for any loss, cost or expense incurred by such Purchasing Lender as a result of any payment on account of such participation in a currency other than that funded by the Purchasing Lender.
(d)    Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Obligations deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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14.20.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution;
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(c)    a reduction in full or in part or cancellation of any such liability;
(d)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(e)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
14.21.    Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (a) the Liens granted to the applicable Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Intercreditor Agreement and (b) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and of the Intercreditor Agreement, on the other hand, the terms and provisions of such Intercreditor Agreement shall control.
14.22.    NO ORAL AGREEMENT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
[Remainder of page intentionally left blank; signatures begin on following page]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:
UNITED NATURAL FOODS, INC.
By: /s/ Michael P. Zechmeister
Name: Michael P. Zechmeister
Title: Senior Vice President, Chief Financial Officer
        & Treasurer

Address:
               313 Iron Horse Way
               Providence, RI 02908
Attn:Michael P. Zechmeister, Senior Vice President, Chief Financial Officer and Treasurer
Telecopy: 877-566-8481
Email: mzechmeister@unfi.com
Website: www.unfi.com

UNITED NATURAL FOODS WEST, INC.
By: /s/ Michael P. Zechmeister
Name: Michael P. Zechmeister
Title: Senior Vice President, Chief Financial Officer
               & Treasurer
Address:
313 Iron Horse Way
Providence, RI 02908
Attn:Michael P. Zechmeister, Senior Vice President, Chief Financial Officer and Treasurer
Telecopy: 877-566-8481
Email: mzechmeister@unfi.com
Website: www.unfi.com

UNFI CANADA, INC.
By: /s/ Michael P. Zechmeister
Name: Michael P. Zechmeister
Title: Senior Vice President, Chief Financial Officer
               & Treasurer
Address:
313 Iron Horse Way
Providence, RI 02908
Attn:Michael P. Zechmeister, Senior Vice President, Chief Financial Officer and Treasurer
Telecopy: 877-566-8481
Email: mzechmeister@unfi.com
Website: www.unfi.com

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

AGENTS AND LENDERS:
BANK OF AMERICA, N.A., as Administrative Agent, an Issuing Bank and a U.S. Revolver Lender

By: /s/ Edgar Ezerins
Name:    Edgar Ezerins
Title:    Senior Vice President
Address:
CityPlace I
185 Asylum Street
Hartford, CT 06103
Attn: Edgar Ezerins
Telecopy: (860) 952-6830
E-mail: edgar.ezerins@baml.com

With a copy to:

Davis Polk and Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: Jason Kyrwood
Telecopy: 1-212-450-5425
E-Mail: jason.kyrwood@davispolk.com

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Agent, an Issuing Bank and a Canadian Lender

By: /s/ Sylwia Durkiewicz
Name:    Sylwia Durkiewicz
Title:    Vice President
Address:
181 Bay Street
Toronto, Ontario, M5J2V8
For credit notices:
Attn: Medina Sales de Andrade
Telecopy: (312) 453-4041
For operations notices:
Attn: Teresa Tsui
Telecopy: (312) 453-4041

With a copy to:

Davis Polk and Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attn: Jason Kyrwood
Telecopy: 1-212-450-5425
E-Mail: jason.kyrwood@davispolk.com

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as U.S. Revolver Lender and an Issuing Bank

By: /s/ Lynn Gosselin
Name: Lynn Gosselin
Title:    Director

Address:
10 South Wacker, Suite 2600
Chicago, IL 60606

Attn: Peter Schuebler
Telecopy: 855-253-5362

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender
By: /s/ David G. Phillips___________
Name: David G. Phillips
Title:     Senior Vice President
Credit Officer, Canada
Wells Fargo Finance
Corporation Canada
Address: ______________________________________
______________________________________
______________________________________
Attn:
______________________________________
Telecopy:
_____________________________________

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

JP Morgan Chase Bank, N.A., as U.S. Revolver Lender, a Lead Arranger and an Issuing Bank

By: /s/ Alicia Schreibstein
Name: Alicia Schreibstein
Title:     Executive Director

Address:
Attention: United Natural Foods Account Executive
4 New York Plaza, 17th Floor.
New York, NY 10004
T: 914-993-7926

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

JP Morgan Chase Bank, N.A., Toronto Branch, as a Canadian Lender

By: /s/ Deborah Booth
Name: Deborah Booth
Title:     Executive Director

Address:
Attention: United Natural Foods Account Executive
4 New York Plaza, 17th Floor.
New York, NY 10004
T: 914-993-7926

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender and Issuing Bank

By: /s/ Nicole Manies
Name: Nicole Manies
Title:     Vice President

Address:
10 North Hanley Road
St. Louis, MO 63105

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, acting through its Canada Branch as a Canadian Lender

By: /s/ John P. Rehob
Name: John P. Rehob
Title:     Vice President & Principal Officer

Address:
120 Adelaide Street West, Suite 2300
Toronto, Ontario
M5H 1T1
Attn:
______________________________________
Telecopy:
_____________________________________

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

GOLDMAN SACHS BANK USA, as a U.S. Revolver Lender, a Canadian Lender, and an Issuing Bank
By: /s/ Robert Ehudin ______________
Name:    Robert Ehudin
Title:    Authorized Signatory

Address:
Goldman Sachs Bank USA
200 West Street
New York, NY 10282
Attn:     ______________________________________
Telecopy: _____________________________________
Email: _____________________________________

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

BRANCH BANKING AND TRUST COMPANY, as a Canadian Lender and a U.S. Revolver Lender

By: /s/ David Miller
Name: David Miler
Title:     Vice President

Address:
200 W 2nd St
Winston-Salem, NC 27106
Attn: David Miller
Telecopy: 336.733.2740

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

BMO Harris Financing, Inc., as a U.S. Revolver Lender

By: /s/ Craig Thistlethwaite
Name: Craig Thistlethwaite
Title: Managing Director

Address:
111 W Monroe
Floor 20W
Chicago, IL, 60603

Attn: Craig Thistlethwaite

Telecopy: 312-461-2171

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

Bank of Montreal, as a Canadian Lender

By: /s/ Craig Thistlethwaite
Name: Craig Thistlethwaite
Title: Managing Director

Address:
111 W Monroe
Floor 20W
Chicago, IL, 60603

Attn: Craig Thistlethwaite

Telecopy: 312-461-2171

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

CITIZENS BANK, N.A., as a Canadian Lender and a U.S. Revolver Lender

By: /s/ Peter Yelle
Name: Peter Yelle
Title: VP

Address:
28 State Street
Boston, MA 02109
Attn: Peter Yelle
Telecopy: _____________________________________

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

TD Bank, N.A. as a U.S. Revolver Lender

By: /s/ Virginia Pulverenti
Name: Virginia Pulverenti
Title: Vice President

Title: 125 Park Avenue NY, NY 10022

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

THE TORONTO-DOMINION BANK, as a Canadian Lender

By: /s/ Sean Noonan
Name: Sean Noonan
Title: Manager Commercial Credit

By: /s/ Ryan Yee
Name: Ryan Yee
Title: Senior Analyst

Address:
TD Tower West
100 Wellington Street West, 29th Floor
Toronto, Ontario, M5K 1A2

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

Royal Bank of Canada, as a Canadian Lender and a U.S. Revolver Lender
By: /s/ Anna Bernat_______________________
Name:    Anna Bernat
Title:    Attorney in Fact
By: /s/ Farhan Lodhi_______________________
Name:    Farhan Lodhi
Title:    Attorney in Fact

Address: Royal Bank Plaza - Asset Based Lending,     North Tower, 12th Floor
200 Bay Street, Toronto
Ontario, M5J SJS

Attn: Portfolio Manager
Telecopy: 416-842-5884

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Canadian Lender and a U.S. Revolver Lender
By: /s/ William O’Daly ______________
Name:    William O’Daly
Title:    Authorized Signatory

By: /s/ Christopher Zybrick ____________
Name:    Christopher Zybrick
Title:    Authorized Signatory

Address:
7033 Louis Stephens Drive
Research Triangle Park, NC 27560
Attn:    marchin.krzyszkowski@credit-suisse.com
18664693871@docs.LDSPROD.com
Telecopy: +1 866 469 3871
Primary Phone Number: +48 71 748 4731
Back up Number: +1 919 994 6174

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a U.S. Revolver Lender
By: /s/ Biana Musiyenko_______________________
Name:    Biana Musiyenko
Title:    Vice President

Address:    PNC Bank
340 Madison Avenue , 11th Floor
New York, NY 10173
Attn: Biana Musiyenko
Telecopy:     212-303-0060

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

PNC BANK CANADA BRANCH, as a Canadian Lender
By: /s/James Bruce_________________________
Name:        James Bruce
Title:        Senior Vice President

Address:    130 King Street West
Suite 2140
Toronto ON, Canada
M5X 1E4

Attn:         Portfolio Manager
Telecopy:    416-361-0085

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

Capital One, National Association, as a Canadian Lender and a U.S. Revolver Lender
By: /s/ Julianne Low_____________________
Name:    Julianne Low
Title:    Senior Director

Address:     275 Broadhollow Road
Melville, New York 11747

Attn:      631-531-2894
Telecopy: julianne.low@capitalone.com

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

Farm Credit East, ACA, as a Canadian Lender and a U.S. Revolver Lender
By: /s/ Eric W. Pohlman_________________
Name:     Eric W. Pohlman
Title:     Vice President

Address:     240 South Road
Enfield, CT 06082

Attn:         Capital Markets
Telecopy:     (888) 278-2955

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

COӦPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Canadian Lender and as U.S. Revolver Lender
By: /s/ Timothy J. Devane_______________
Name:    Timothy J. Devane
Title:    Executive Director

By: /s/ Pacella Lehane__________________
Name:    Pacella Lehane
Title:    Vice President

Address:     245 Park Avenue
New York, NY 10167
Attn:     William J. Binder - Executive Director
Phone: 312-408-8213
Telecopy: William.binder@rabobank.com

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

City National Bank, as a Canadian Lender and a U.S. Revolver Lender
By:         /s/ Jack Lampert_______________
Name:         Jack Lampert
Title:         Senior Vice President

Address:     18111 Von Karman Avenue Suite 420
Irvine, CA 92612

Attn:         Jack Lampert
Telecopy:     949-223-4050

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

[ Signature Page to ABL Credit Agreement]

EXHIBIT A
Loan Agreement
U.S. REVOLVER NOTE

[•], 2018	U.S.$___________________	New York City, New York

FOR VALUE RECEIVED, the undersigned, UNITED NATURAL FOODS, INC., a
Delaware corporation (“UNFI”), UNITED NATURAL FOODS WEST, INC., a California corporation (“UNFW”), and certain Subsidiaries of UNFI party to the Loan Agreement (as defined below) from time to time that become borrowers under the Loan Agreement (each such Subsidiary, together with UNFI and UNFW, collectively, “U.S. Borrowers”), hereby unconditionally promise to pay, on a joint and several basis, to the order of ____________________________ (“Lender”), the principal sum of ______________________________ U.S. DOLLARS (U.S.$___________), or such lesser amount as may be advanced by Lender as U.S. Revolver Loans and owing as U.S. LC Obligations from time to time under the Loan Agreement described below, together with all unpaid interest accrued thereon as provided in the Loan Agreement. Capitalized terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein.

This U.S. Revolver Note (this “Note”) is one of the notes referred to in, and is subject in all respects to, the Loan Agreement, dated as of [•], 2018, among U.S. Borrowers, certain other borrowers thereunder, Bank of America, N.A., as Administrative Agent, Canadian Agent and a Lender, and certain other financial institutions party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified, renewed or extended from time to time in accordance with the terms thereof, “Loan Agreement”). Principal of and interest on this U.S. Revolver Note (this “Note”) from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences U.S. Revolver Loans and U.S. LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of U.S. Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions. This Note is entitled to the benefit of the Guaranty and is secured as provided for in the Security Documents.

The holder of this Note is hereby authorized by U.S. Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to U.S. Revolver Loans and U.S. LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of U.S. Borrowers hereunder or under any other Loan Documents.

Each U.S. Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful amount permitted under Applicable Law. If any such excess amount is inadvertently paid by U.S. Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to U.S.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91163047v5

Borrowers or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that U.S. Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by U.S. Borrowers under Applicable Law.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

UNITED NATURAL FOODS, INC.

By:____________________________________
Name:
Title:

UNITED NATURAL FOODS WEST, INC.

By:____________________________________
Name:
Title:1

_______________________________
1NTD: Names of additional U.S. Borrowers to be added as necessary.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91163047v5

EXHIBIT B
to
Loan Agreement

CANADIAN NOTE

[•], 2018	Canadian Dollar Equivalent of	New York City, New York
U.S.$___________________

FOR VALUE RECEIVED, the undersigned, UNFI CANADA, INC., a corporation organized under the Canada Business Corporations Act (“Canadian Borrower”), hereby unconditionally promises to pay to the order of ____________________________ (“Lender”), the principal sum of the Canadian Dollar Equivalent of ______________________________ U.S. DOLLARS (U.S.$___________), or such lesser amount as may be advanced by Lender as Canadian Loans and owing as Canadian LC Obligations from time to time under the Loan Agreement described below, together with all unpaid interest accrued thereon as provided in the Loan Agreement. Capitalized terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein.

This Canadian Note (this “Note”) is one of the notes referred to in, and is subject in all respects to, the Loan Agreement, dated as of [•], 2018, among Canadian Borrower, certain other borrowers thereunder, Bank of America, N.A., as Administrative Agent, Canadian Agent and a Lender, and certain other financial institutions party thereto from time to time (as amended, restated, amended and restated, supplemented or otherwise modified, renewed or extended from time to time in accordance with the terms thereof, “Loan Agreement”). This Note is issued pursuant to and evidences Canadian Loans and Canadian LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Canadian Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions. This Note is entitled to the benefit of the Guaranty and is secured as provided for in the Security Documents.

The holder of this Note is hereby authorized by Canadian Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Canadian Loans and Canadian LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Canadian Borrower hereunder or under any other Loan Documents.

Canadian Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful amount permitted under Applicable Law. If any such excess amount is inadvertently paid by Canadian Borrower or inadvertently received by the holder of this Note, such excess shall be returned to Canadian Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.
B-1
#91163047v5

hereof that Canadian Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Canadian Borrower under Applicable Law.

THIS NOTE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

IN WITNESS WHEREOF, this Note is executed as of the date set forth above.

UNFI CANADA, INC.

By:____________________________________
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.
B-2
#91163047v5

EXHIBIT C
to
Loan Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Loan Agreement dated as of [•], 2018, (as amended, restated, amended and restated, supplemented or otherwise modified, renewed or extended from time to time in accordance with the terms thereof, “Loan Agreement”), by and among UNITED NATURAL FOODS, INC., a Delaware corporation (“UNFI”), UNITED NATURAL FOODS WEST, INC., a California corporation (“UNFW”), and certain Subsidiaries of UNFI party to the Loan Agreement from time to time that become borrowers under the Loan Agreement (each such Subsidiary, together with UNFI and UNFW, collectively, “U.S. Borrowers”), UNFI CANADA, INC., a corporation organized under the Canada Business Corporations Act (“Canadian Borrower” and, together with U.S. Borrowers, collectively, “Borrowers”), BANK OF AMERICA, N.A., a national banking association, as administrative agent (“Administrative Agent”) for certain financial institutions from time to time party to the Loan Agreement (“Lenders”), BANK OF AMERICA, N.A. (ACTING THROUGH ITS CANADA BRANCH), as Canadian agent (“Canadian Agent”) for certain financial institutions from time to time party to the Loan Agreement, and such Lenders. Capitalized terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein.
________________________________ (“Assignor”) and _______________________________ (“Assignee”) agree as follows:

1. Assignor hereby irrevocably sells and assigns to Assignee and Assignee hereby irrevocably purchases and assumes from Assignor [(a) a principal amount of U.S.$________ of Assignor’s outstanding U.S. Revolver Loans and U.S.$___________ of Assignor’s participations in U.S. LC Obligations, (b) a principal amount of the Canadian Dollar Equivalent of U.S.$________ of Assignor’s outstanding Canadian Loans and the Canadian Dollar Equivalent of U.S.$___________ of Assignor’s participations in Canadian LC Obligations, (c) the amount of U.S.$__________ of Assignor’s U.S. Revolver Commitment (which represents ____% of the Aggregate U.S. Revolver Commitments), and (d) the amount of U.S.$__________ of Assignor’s Canadian Commitment (which represents ____% of the Aggregate Canadian Commitments)] (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date indicated in the corresponding Assignment Notice delivered to Administrative Agent (“Effective Date”), provided such Assignment Notice is executed by Assignor, Assignee, Administrative Agent and Borrower Agent, as applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2. Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, (i) its U.S. Revolver Commitment is U.S.$__________, (ii) its Canadian Commitment is U.S.$__________, (iii) the outstanding balance of its U.S. Revolver Loans and participations in U.S. LC Obligations is U.S.$__________, and (iv) the outstanding balance of its Canadian Loans and participations in Canadian LC Obligations is the Canadian Dollar Equivalent of U.S.$__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91163047v5

sufficiency or value of the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the Note[s] held by it and requests that Administrative Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]

3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement, together with copies of the financial statements referred to Subsections 9.1.7 and 10.1.2 thereof, and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Administrative Agent and Canadian Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to each such Agent by the terms thereof (including, without limitation, pursuant to Section 12.15 thereof), together with such powers as are incidental thereto; (f) agrees that it will be bound by the provisions of Loan Agreement and agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender,” “U.S. Revolver Lender” and/or “Canadian Lender,” as the case may be, under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4. This Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a) If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):
__________________________
__________________________
__________________________

(b) If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):
__________________________
__________________________
__________________________
__________________________

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91163047v5

Payments hereunder shall be made by wire transfer of immediately available U.S. Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference: _____________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________
______________________________
ABA No._______________________
______________________________
Account No.____________________
Reference: _____________________

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

_____________________________________
(“Assignee”)

By___________________________________
Title:

_____________________________________
(“Assignor”)

By___________________________________
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91163047v5

EXHIBIT D
to
Loan Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Loan Agreement dated as of [•], 2018, (as amended, restated, amended and restated, supplemented or otherwise modified, renewed or extended from time to time in accordance with the terms thereof, “Loan Agreement”), by and among UNITED NATURAL FOODS, INC., a Delaware corporation (“UNFI”), UNITED NATURAL FOODS WEST, INC., a California corporation (“UNFW”), and certain Subsidiaries of UNFI party to the Loan Agreement from time to time that become borrowers under the Loan Agreement (each such Subsidiary, together with UNFI and UNFW, collectively, “U.S. Borrowers”), UNFI CANADA, INC., a corporation organized under the Canada Business Corporations Act (“Canadian Borrower” and, together with U.S. Borrowers, collectively, “Borrowers”), BANK OF AMERICA, N.A., a national banking association, as administrative agent (“Administrative Agent”) for certain financial institutions from time to time party to the Loan Agreement (“Lenders”), BANK OF AMERICA, N.A. (ACTING THROUGH ITS CANADA BRANCH), as Canadian agent (“Canadian Agent”) for certain financial institutions from time to time party to the Loan Agreement, and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”). Capitalized terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein.

Assignor hereby notifies Borrowers and Administrative Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement [(a) a principal amount of U.S.$________ of Assignor’s outstanding U.S. Revolver Loans and U.S.$___________ of Assignor’s participations in U.S. LC Obligations, (b) a principal amount of the Canadian Dollar Equivalent of U.S.$________ of Assignor’s outstanding Canadian Loans and the Canadian Dollar Equivalent of U.S.$___________ of Assignor’s participations in Canadian LC Obligations, (c) the amount of U.S.$__________ of Assignor’s U.S. Revolver Commitment (which represents ____% of the Aggregate U.S. Revolver Commitments), and (d) the amount of U.S.$__________
of Assignor’s Canadian Commitment (which represents ____% of the Aggregate Canadian Commitments)] (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date indicated below (“Effective Date”), provided this Assignment Notice is executed by Assignor, Assignee, Administrative Agent and Borrower Agent, as applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Loan Agreement, Agents shall deem [(a) Assignor’s U.S. Revolver Commitment to be reduced by U.S.$_________, (b) Assignor’s Canadian Commitment to be reduced by U.S.$_________, (c) Assignee’s U.S. Revolver Commitment to be increased by U.S.$_________ and (d) Assignee’s Canadian Commitment to be increased by U.S.$_________].

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

________________________

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.
B-

________________________
________________________
________________________

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrowers and Administrative Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#9116304v5

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

_____________________________________
(“Assignee”)

By___________________________________
Title:
_____________________________________
(“Assignor”)

By___________________________________
Title:

ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

_________________________________

By_______________________________
Title:

* No signature required if Assignee is a Lender, Affiliate of a Lender or Approved Fund, or if an
Event of Default exists.

BANK OF AMERICA, N.A.,
as Administrative Agent

By_______________________________
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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EXHIBIT E

[Form of] INTERCREDITOR AGREEMENT

dated as of [ ], 2018 among
BANK OF AMERICA, N.A., as ABL Agent,

GOLDMAN SACHS BANK USA, as First Lien Term Loan Agent,

and
Each ADDITIONAL TERM LOAN DEBT AGENT from time to time party hereto, UNITED NATURAL FOODS, INC., and
UNITED NATURAL FOODS WEST, INC.,
each as a Borrower,

and

the other Grantors from time to time party hereto.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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____________________________

PAGE
ARTICLE 1
DEFINITIONS
Section 1.01. Construction; Certain Defined Terms	1

ARTICLE 2
SUBORDINATION OF JUNIOR LIENS; CERTAIN AGREEMENTS

Section 2.01. Subordination of Junior Liens	15
Section 2.02. No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens	16
Section 2.03. No Duties of Senior Representative	17
Section 2.04. No Interference; Payment Over; Reinstatement; Application of Proceeds	18
Section 2.05. Release of Liens; Automatic Release of Junior Liens	19
Section 2.06. Certain Agreements With Respect to Insolvency or, Liquidation Proceedings	21
Section 2.07. Reinstatement	26
Section 2.08. Entry Upon Premises by the ABL Agent and the ABL Secured Parties; Intellectual Property License	26
Section 2.09. Insurance	28
Section 2.10. Refinancing and Additional Secured Debt	29
Section 2.11. Modification; No Interference	30
Section 2.12. Legends	31
Section 2.13. Junior Secured Obligations Secured Parties Rights as Unsecured Creditors	31
Section 2.14. No New Liens	31
Section 2.15. Set-Off and Tracing of and Priorities in Proceeds	32

ARTICLE 3
GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY
INTERESTS; RIGHTS UNDER PERMITS AND LICENSES

Section 3.01. General	33
Section 3.02. Deposit Accounts	34
Section 3.03. Rights under Permits and Licenses	34

ARTICLE 4
EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

ARTICLE 5
CONSENT OF GRANTORS

ARTICLE 6
REPRESENTATIONS AND WARRANTIES

Section 6.01. Representations and Warranties of Each Party	35
Section 6.02. Representations and Warranties of Each Representative	36

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.
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INTERCREDITOR AGREEMENT dated as of [ ], 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and among BANK OF AMERICA, N.A., as administrative agent and collateral agent for the ABL Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original ABL Agent”), GOLDMAN SACHS BANK USA, as administrative agent and collateral agent for the First Lien Term Loan Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original First Lien Term Loan Agent”), UNITED NATURAL FOODS, INC., a Delaware corporation (the “UNFI”), UNITED NATURAL FOODS WEST, INC., a California corporation (“UNFW” and together with UNFI, the “Borrowers” and each a “Borrower”), and each of the Subsidiaries of the Borrowers listed on the signature pages hereto (the “Subsidiary Grantors” and together with the Borrowers, the “Initial Grantors”).

Reference is made to (a) the ABL Credit Agreement (such term and each other capital- ized term used and not otherwise defined herein having the meaning assigned to it in Article 1) and (b) the First Lien Term Loan Agreement.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ABL Agent (for itself and on behalf of the ABL Secured Parties), the First Lien Term Loan Agent (for itself and on behalf of the First Lien Term Loan Secured Parties) and each Additional Term Loan Debt Agent (on behalf of the Additional Term Loan Debt Secured Parties of the applicable Series), if any, and the Grantors agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01. Construction; Certain Defined Terms.
(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein or in any Annex or Exhibit of this Agreement shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, restated, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
(b) All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.
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them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.
(c) As used in this Agreement, the following terms have the meanings specified below:
“ABL Agent” means the Original ABL Agent, and, from and after the date of execution and delivery of an ABL Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the ABL Debt Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.
“ABL Credit Agreement” means the Loan Agreement, dated as of the Signing Date (as defined in the ABL Credit Agreement), by and among the Borrowers, the Canadian Borrower, the Original ABL Agent, the lenders party thereto from time to time and the other agents named therein, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any ABL Substitute Facility.
“ABL Debt Documents” means the ABL Credit Agreement, the ABL Security Documents, the other “Loan Documents” (as defined in the ABL Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any ABL Substitute Facility.
“ABL Debt Obligations” means the “Obligations” as defined in the ABL Credit Agreement (or any similar term of any ABL Substitute Facility) from time to time outstanding and, in any event, ABL Debt Obligations shall expressly include any and all interest accruing and fees, costs, expenses and charges incurred after the date of any filing by or against any Grantor of any petition or complaint initiating any Insolvency or Liquidation Proceeding, regardless of whether any ABL Secured Party’s claim therefor is enforceable, allowable or allowed as a claim in the Insolvency or Liquidation Proceeding commenced by the filing of such petition or complaint.
“ABL Facility Collateral” means all assets and properties subject to Liens created by the ABL Security Documents to secure the ABL Debt Obligations. The ABL Secured Parties party to the ABL Credit Agreement as of the date hereof elected not to take a Lien on Real Estate Assets and, there- fore, Real Estate Assets shall not constitute ABL Facility Collateral unless and until a Lien on such Real Estate Assets is granted pursuant to an amendment of the ABL Debt Documents or entry into an ABL Substitute Facility.
“ABL Liens” means Liens on the ABL Facility Collateral created under the ABL Security Documents at any time upon any property of any Grantor to secure the ABL Debt Obligations (including Liens on such Collateral under the security documents associated with any ABL Substitute Facility).
“ABL Priority Collateral” means all present and future right, title and interest of the Grantors in and to the following types of ABL Facility Collateral, whether now owned or hereafter ac- quired, existing or arising, and wherever located:
(a) (i) accounts (including Credit Card Receivables and Pharmacy Receivables (each as defined in the ABL Credit Agreement)) and (ii) all other rights to payment arising from services rendered or from the sale, lease, use or other disposition of inventory, whether such rights to payment constitute payment intangibles, letter-of-credit rights or any other classification of property, or are evidenced in whole or in part by instruments, chattel paper or documents;
(b) inventory and documents relating to inventory;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c) all rights of an unpaid vendor with respect to inventory;
(d) deposit accounts, commodity accounts, securities accounts and lockboxes, in- cluding all money and certificated securities, uncertificated securities (other than Capital Stock of Subsidiaries of the Grantors), securities entitlements and investment property credited thereto or deposited therein (including all cash, marketable securities and other funds held in or on deposit in any deposit account, commodity account or securities account), and all cash and cash equivalents, including cash and cash equivalents securing reimbursement obligations in respect of letters of credit or other ABL Debt Obligations;
(e) instruments, chattel paper and general intangibles pertaining to the other items of property included within clauses (a), (b), (c), (d), (f), (g), (h) and (i) of this definition (other than any Capital Stock of Subsidiaries of the Grantors and Intellectual Property);
(f) books and records, supporting obligations, documents and related letters of credit, letter-of-credit rights, commercial tort claims or other claims and causes of action, in each case, to the extent arising out of, related to or given in exchange or settlement of any of the foregoing;
(g) Prescription Files (as defined in the ABL Credit Agreement);
(h) Canadian Collateral; and
(i) all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of all or any of the foregoing;
provided that in no case shall ABL Priority Collateral include (i) any identifiable cash proceeds from a sale, lease, conveyance or other disposition of any Term Priority Collateral that has been deposited in the Collateral Proceeds Account in accordance with the terms of the Term Loan Debt Documents, until such time as such cash proceeds are released therefrom in accordance with the terms of the Term Loan Debt Documents and (ii) the Existing UNFI Term Loan Credit Agreement Payoff Account or any cash deposit- ed therein in an amount up to $[ ]1 million, until the earliest of (x) the repayment in full (or the termina- tion, discharge or defeasance) of, and termination of commitments under, all outstanding indebtedness (and the release of guarantees and liens securing such indebtedness) of UNFI and its subsidiaries under the Existing UNFI Term Loan Credit Agreement (as defined in the ABL Credit Agreement) and (y) 45 days following the Closing Date (as defined in the ABL Credit Agreement).
“ABL Secured Parties” means, at any time, the “Secured Parties” as defined in the ABL Credit Agreement (or any similar term of any ABL Substitute Facility).
“ABL Security Documents” means each of the “Security Documents” as defined in the
ABL Credit Agreement (or any similar term in any ABL Substitute Facility).
“ABL Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10(a) of this Agreement have been satisfied and the proceeds or commitments of which are used, among other things, to Replace the ABL Credit Agreement then in existence. For the avoidance of doubt, no ABL Substitute Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any ABL Lien securing such ABL Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).
1 To be the aggregate principal amount of indebtedness outstanding under the Existing UNFI Term Loan Credit Agreement on the Closing Date

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Account Agreement” means any lockbox account agreement, pledged account agree- ment, blocked account agreement, deposit account control agreement, securities account control agree- ment, or any similar deposit or securities account agreements among any Term Loan Debt Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.
“Additional Term Loan Debt” means any secured debt ranking equal or junior in right of security with the First Lien Term Loan Debt Obligations issued pursuant to an Additional Term Loan Debt Facility and permitted under the ABL Credit Agreement and each Term Loan Debt Document.
“Additional Term Loan Debt Agent” means, with respect to any Series of Additional Term Loan Debt Obligations, the person or entity that, pursuant to the Additional Term Loan Debt Documents relating to such Additional Term Loan Debt Obligations, holds Liens on the Collateral on behalf of the Additional Term Loan Debt Secured Parties thereunder.
“Additional Term Loan Debt Collateral” means, with respect to any Series of Additional Term Loan Debt Obligations, all assets and properties subject to Liens created by the Additional Term Loan Debt Security Documents to secure such Additional Term Loan Debt Obligations.
“Additional Term Loan Debt Documents” means each Additional Term Loan Debt Facility and the Additional Term Loan Debt Security Documents.
“Additional Term Loan Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 2.10(b) of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Document; provided that neither the ABL Credit Agreement nor the First Lien Term Loan Agreement constitute an Additional Term Loan Debt Facility at any time.
“Additional Term Loan Debt Lien” means a Lien granted pursuant to any Additional Term Loan Debt Security Document to an Additional Term Loan Debt Agent or Additional Term Loan Debt Secured Party at any time upon any property of any Grantor that is Collateral to secure a Series of Additional Term Loan Debt Obligations.
“Additional Term Loan Debt Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Term Loan Debt Secured Party under the Additional Term Loan Debt Documents.
“Additional Term Loan Debt Secured Parties” means, with respect to any Series of Additional Term Loan Debt Obligations, at any time, the Additional Term Loan Debt Agent and the other holders from time to time of Additional Term Loan Debt Obligations of such Series.
“Additional Term Loan Debt Security Documents” means the Additional Term Loan
Debt Facility (insofar as the same grants a Lien on any collateral) and all collateral trust agreements, security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Additional Term Loan Debt Obligations of the Grantors owed thereunder to any Additional Term Loan Debt Secured Parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Agreement” has the meaning assigned to that term in the preamble hereto.
“Bankruptcy Code” means Title 11 of the United States Code, as now or hereinafter in effect.
“Bankruptcy Law” means the Bankruptcy Code and any other liquidation, conserva- torship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, suspension of payments, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Borrower” has the meaning assigned to that term in the preamble hereto.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.
“Canadian Borrower” means UNFI Canada, Inc., a corporation organized under the
Canada Business Corporations Act.
“Canadian Collateral” means all Collateral granted to the ABL Agent by the Canadian
Borrower and its Subsidiaries to secure any portion of the ABL Debt Obligations.
“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, to the extent constituting ABL Facility Collateral and Term Loan Debt Collateral.
“Collateral Proceeds Account” means one or more deposit accounts or securities ac- counts established or maintained by any Grantor or a Term Loan Debt Agent or its agent for the sole purpose of holding the proceeds of any sale or other disposition of any Term Priority Collateral that are required to be held in trust in such account or accounts pursuant to the terms of any Term Loan Debt Document.
“Controlling Term Loan Debt Agent” means (i) initially, the First Lien Term Loan Agent and (ii) thereafter, the “Designated Senior Representative” as designated by a Term Loan Debt Agent in a notice to the ABL Agent in accordance with the applicable Term Intercreditor Agreement.
“Default” means a “Default” under and as defined in the ABL Credit Agreement, the First Lien Term Loan Agreement or any Additional Term Loan Debt Document, as the context may re- quire.
“Deposit Accounts” has the meaning assigned to that term in Section 3.02(a).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“DIP Financing” has the meaning assigned to that term in Section 2.06(b).
“DIP Financing Liens” has the meaning assigned to that term in Section 2.06(b).
“Discharge of Senior Secured Debt Obligations” means, with respect to any particular Senior Secured Obligations, the occurrence of all of the following:
(a) termination or expiration of all commitments to extend credit (or, in the case of Secured ABL Bank Product Obligations or similar Senior Secured Obligations, termination of arrangements giving rise to such debt or entering into other arrangements reasonably satisfactory to the counterparties thereto) that would constitute such Senior Secured Obligations;
(b) payment in full in cash of the principal of, interest and premium (if any) on, fees and other charges comprising such Senior Secured Obligations (other than any undrawn letters of credit) (including, in any event, all such interest, fees, expenses, and other charges (including all such interest, fees, expenses, and other charges incurred or accruing following the commencement of any Insolvency or Liquidation Proceeding, regardless of whether any portion of such interest, fees and other charges are enforceable, allowed or allowable in any Insolvency or Liquidation Proceeding under Section 506 of the Bankruptcy Code or otherwise);
(c) discharge or cash collateralization (at the lower of (i) 105% of the aggregate un- drawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Senior Documents) of all outstanding letters of credit constituting such Senior Secured Obligations; and
(d) payment in full in cash of all other such Senior Secured Obligations that are outstanding and unpaid at the time the principal of and interest and premium on all such Senior Secured Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnification, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); provided that the Discharge of Senior Secured Debt Obligations shall not be deemed to have occurred in connection with a Replacement as contemplated by Section 2.10(a).
“Enforcement Notice” means a written notice delivered, at a time when an Event of De- fault has occurred and is continuing, by either the ABL Agent or any Term Loan Debt Agent to the other specifying the relevant Event of Default.
“Event of Default” means an “Event of Default” under and as defined in the ABL Credit Agreement, the First Lien Term Loan Agreement or any Additional Term Loan Debt Document, as the context may require.
“Existing UNFI Term Loan Credit Agreement” means the “Existing UNFI Term Loan Credit Agreement” as defined in the ABL Credit Agreement.
“Existing UNFI Term Loan Credit Agreement Payoff Account” means one or more deposit accounts or securities accounts established or maintained by any Grantor or any of its agents or designees for the sole purpose of holding cash that will be used by the applicable Grantors in connection with the repayment in full (or the termination, discharge or defeasance) of the Existing UNFI Term Loan Credit Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“First Lien Term Loan Agent” means the Original First Lien Term Loan Agent, and, from and after the date of execution and delivery of a First Lien Term Loan Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidence thereunder or governed thereby, in each case, together with its successors in such capacity.
“First Lien Term Loan Agreement” means the First Lien Term Loan Credit Agreement, dated as of the date hereof, by and among UNFI, the Original First Lien Term Loan Agent and the lenders party thereto from time to time, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any First Lien Term Loan Substitute Facility.
“First Lien Term Loan Collateral” means all assets and properties subject to Liens created by the First Lien Term Loan Security Documents to secure the First Lien Term Loan Debt Obligations.
“First Lien Term Loan Debt Obligations” means all “Obligations” as defined in the First Lien Term Loan Agreement (or any similar term of any First Lien Term Loan Substitute Facility). First Lien Term Loan Debt Obligations shall expressly include any and all interest accruing and fees, costs, expenses, and charges incurred after the date of any filing by or against any Grantor of any petition or complaint initiating any Insolvency or Liquidation Proceeding, regardless of whether any First Lien Term Loan Secured Party’s claim therefor is enforceable, allowable or allowed as a claim in the Insolvency or Liquidation Proceeding commenced by the filing of such petition or complaint.
“First Lien Term Loan Documents” means the First Lien Term Loan Agreement, the First Lien Term Loan Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any First Lien Term Loan Substitute Facility.
“First Lien Term Loan Lien” means a Lien created under the First Lien Term Loan Se- curity Documents at any time upon any property of any Grantor to secure First Lien Term Loan Debt Ob- ligations.
“First Lien Term Loan Secured Parties” means, at any time, the “Secured Parties” as defined in the First Lien Term Loan Agreement (or any similar term of any First Lien Term Loan Substitute Facility).
“First Lien Term Loan Security Documents” means each of the “Collateral Documents” as such term is defined in the First Lien Term Loan Agreement (or any First Lien Term Loan Substitute Facility).
“First Lien Term Loan Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10(a) of this Agreement have been satisfied, the proceeds of which are used to, among other things, Replace the First Lien Term Loan Agreement. For the avoidance of doubt, no First Lien Term Loan Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument (which may include a revolving credit facility); provided that any such First Lien Term Loan Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date here- of) as the other Liens securing the First Lien Term Loan Debt Obligations are subject to under this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Grantor” means the Initial Grantors and each other direct or indirect Subsidiary of any Borrower (other than any Canadian Subsidiary (as defined in the ABL Credit Agreement)) that shall have granted any Lien, pursuant to the terms of the ABL Debt Documents or the Term Loan Debt Documents, in favor of the ABL Agent or any Term Loan Debt Agent on any of its assets or properties to secure both (i) the ABL Debt Obligations and (ii) any Term Loan Debt Obligations.
“Grantor Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.
“Hedging Agreement” has the meaning ascribed to “Hedging Agreement” in the ABL Credit Agreement (or any similar term of any ABL Substitute Facility).
“Initial Grantors” has the meaning assigned to such term in the preamble hereto.
“Insolvency or Liquidation Proceeding” means:
(a) any case commenced by or, against any Grantor under the Bankruptcy Code, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;
(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, in each case to the extent not permitted under the Senior Documents;
(c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to any Grantor or any of its assets; or
(d) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intellectual Property” has the meaning assigned to such term in the applicable First Lien Security Document, dated as of the date hereof.
“Junior Documents” means (a) in respect of the Term Priority Collateral, the ABL Debt Documents and (b) in respect of the ABL Priority Collateral, the Term Loan Debt Documents.
“Junior Liens” means (a) in respect of the ABL Priority Collateral, the Term Loan Debt Liens on such Collateral (it being acknowledged and agreed that the Term Loan Debt Agent does not, and shall not, have a Lien on the Canadian Collateral) and (b) in respect of the Term Priority Collateral, the ABL Liens on such Collateral.
“Junior Representative” means (a) with respect to the Term Priority Collateral, the ABL Agent and (b) with respect to the ABL Priority Collateral, each Term Loan Debt Agent.
“Junior Secured Obligations” means (a) with respect to the Term Loan Debt Obligations (to the extent such Obligations are secured, or intended to be secured, by the Term Priority Collateral), theABL Debt Obligations and (b) with respect to ABL Debt Obligations (to the extent such

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Obligations are secured, or intended to be secured, by the ABL Priority Collateral), the Term Loan Debt Obligations.
“Junior Secured Obligations Collateral” means the Collateral in respect of which any Junior Representative (on behalf of itself and the applicable Junior Secured Obligations Secured Parties) holds a Junior Lien (it being acknowledged and agreed that the Term Loan Debt Agent does not, and shall not, have a Lien on the Canadian Collateral).
“Junior Secured Obligations Secured Parties” means (a) with respect to the Term Priority Collateral, the ABL Secured Parties and (b) with respect to the ABL Priority Collateral, the Term Loan Debt Secured Parties.
“Junior Secured Obligations Security Documents” means (a) with respect to the ABL Priority Collateral, the Term Loan Debt Security Documents and (b) with respect to the Term Priority Collateral, the ABL Security Documents.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, encumbrance, charge, trust (deemed or statutory) or security interest in, on or of such asset, whether or not filed, recorded or otherwise perfected under applicable law, (b) the inter- est of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease be deemed to be a Lien.
“Lien Sharing and Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit B.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Obligations” means, with respect to any Secured Parties, any principal, interest, penal- ties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest, fees, expenses, and other charges accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest, fees, expenses, and other charges are not enforceable, allowable or allowed as a claim in such proceeding) under the Secured Documents of such Secured Party.
“Officer” means the chief executive officer, the president, any vice president, the chief operating officer or any chief financial officer, treasurer or controller of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement. Any document delivered hereunder that is signed by an Officer of a Grantor shall be conclusively presented to have been authorized by all necessary corporate, partnership and/or other action on the part of such Grantor and such Officer shall be conclusively presumed to have acted on behalf of such Grantor.
“Officer’s Certificate” means a certificate signed on behalf of applicable Grantor by an Officer of such Grantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Grantor.
“Original ABL Agent” has the meaning assigned to that term in the preamble hereto.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Original First Lien Term Loan Agent” has the meaning assigned to that term in the preamble hereto.
“Permitted Subordination” has the meaning assigned thereto in Section 2.01(d).
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association, corporation, government or any agency or political subdivision thereof or any other entity.
“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.
“Real Estate Asset” means, at any time of determination, any fee interest then owned by any Grantor in any real property.
“Recovery” has the meaning assigned to that term in Section 2.07.
“Replaces” means, (a) in respect of any agreement with reference to the ABL Credit Agreement or the ABL Debt Obligations or any ABL Substitute Facility, that such agreement refinances, replaces, exchanges or refunds the ABL Credit Agreement or such ABL Substitute Facility in whole (in a transaction that is in compliance with Section 2.10(a)) and that all commitments thereunder are terminated; and (b) in respect of any indebtedness with reference to the Term Loan Debt Documents or the Term Loan Debt Facility, that such indebtedness refinances, replaces, exchanges or refunds the Term Loan Debt Documents or such Term Loan Debt Facility (i) in whole (in a transaction that is in compliance with Section 2.10(a)) and that all commitments thereunder are terminated or (ii) to the extent permitted by the terms of the Term Loan Debt Documents or such Term Loan Debt Facility, in part. “Replace,” “Re- placed” and “Replacement” shall have correlative meanings.
“Representative” means (a) in the case of any Series of Term Loan Debt Obligations, the Term Loan Debt Agent for such Series and (b) in the case of any ABL Debt Obligations, the ABL Agent.
“Secured ABL Bank Product Obligations” shall have the meaning ascribed to “Secured Bank Product Obligations” in the ABL Credit Agreement (or any similar term of any ABL Substitute Fa- cility).
“Secured Debt Obligations” means the Term Loan Debt Obligations (including the Obligations incurred under each Series of Term Loan Debt) and the ABL Debt Obligations.
“Secured Debt Representative” means (a) in the case of the ABL Debt Obligations, the
ABL Agent and (b) in the case of the Term Loan Debt Obligations, the Term Loan Debt Agents.
“Secured Documents” means the Term Loan Debt Documents and the ABL Debt Docu-ments.
“Secured Parties” means the Term Loan Debt Secured Parties and the ABL Secured Par-ties.
“Security Documents” means the Term Loan Debt Security Documents and the ABL Security Documents.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Senior Documents” means (a) in respect of the Term Priority Collateral, the Term Loan Debt Documents and (b) in respect of the ABL Priority Collateral, the ABL Debt Documents.
“Senior Liens” means (a) in respect of the ABL Priority Collateral, the ABL Liens on such Collateral and (b) in respect of the Term Priority Collateral, the Term Loan Debt Liens on such Collateral.
“Senior Representative” means (a) with respect to the Term Priority Collateral, the Controlling Term Loan Debt Agent and (b) with respect to the ABL Priority Collateral, the ABL Agent.
“Senior Secured Obligations” means (a) with respect to the ABL Debt Obligations (to the extent such obligations are secured, or are intended to be secured, by the Term Priority Collateral), the Term Loan Debt Obligations and (b) with respect to any Term Loan Debt Obligations (to the extent such obligations are secured, or are intended to be secured, by the ABL Priority Collateral), the ABL Debt Obligations.
“Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and any applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.
“Senior Secured Obligations Secured Parties” means (a) with respect to the Term Priori- ty Collateral, the Term Loan Debt Secured Parties and (b) with respect to the ABL Priority Collateral, the ABL Secured Parties.
“Senior Secured Obligations Security Documents” means (a) with respect to the ABL Priority Collateral, the ABL Security Documents and (b) with respect to the Term Priority Collateral, the Term Loan Debt Security Documents.
“Series” means each of (a) the First Lien Term Loan Debt Obligations and (b) each class or issuance of Additional Term Loan Debt Obligations incurred under a single Additional Term Loan Debt Facility. “Series” when used with respect to any agent, person, document, lien or other item with respect to any First Lien Term Loan Debt Obligations, or Term Loan Debt Obligations shall have a correlative meaning.
“Subsidiary” means, with respect to any specified Person, any entity at least 50% of whose voting securities or Equity Interests (as defined in the ABL Credit Agreement) is owned by a Bor- rower or any combination of Borrowers (including indirect ownership by a Borrower through other enti- ties in which such Borrower directly or indirectly owns 50% of the voting securities or Equity Interests).
“Subsidiary Grantors” has the meaning assigned to that term in the preamble hereto.
“Term Intercreditor Agreement” means any customary intercreditor agreement in form and substance reasonably acceptable to the ABL Agent and UNFI, the terms of which are reasonably satisfactory to the parties thereto, among, inter alios, the Term Loan Debt Agents and the Grantors from time to time party thereto.
“Term Loan Debt Agents” means the First Lien Term Loan Agent and each Additional
Term Loan Debt Agent.
“Term Loan Debt Collateral” means the First Lien Term Loan Collateral and any Additional Term Loan Debt Collateral.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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“Term Loan Debt Documents” means the First Lien Term Loan Documents and any Additional Term Loan Debt Documents.
“Term Loan Debt Facility” means the First Lien Term Loan Agreement and any Additional Term Loan Debt Facility.
“Term Loan Debt Lien” means the First Lien Term Loan Lien and each Additional Term Loan Debt Lien.
“Term Loan Debt Obligations” means the First Lien Term Loan Debt Obligations and any Additional Term Loan Debt Obligations.
“Term Loan Debt Secured Parties” means the First Lien Term Loan Secured Parties and any Additional Term Loan Debt Secured Parties.
“Term Loan Debt Security Documents” means the First Lien Term Loan Security Documents and the Additional Term Loan Debt Security Documents.
“Term Priority Collateral” means all present and future right, title and interest of the Grantors, whether now owned or hereafter acquired, existing or arising, and wherever located, in all of the assets and property of any Grantor, whether real, personal or mixed (other than ABL Priority Collateral) included in the Term Loan Debt Collateral, including, without limitation, all: (a) Capital Stock of each Borrower (other than UNFI) and each Subsidiary of any Borrower; (b) equipment; (c) Intellectual Property; (d) Real Estate Assets, (e) all general intangibles and investment property that do not constitute ABL Priority Collateral; (f) documents of title related to equipment; (g) books and records, supporting obligations and related letters of credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and (h) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.
ARTICLE 2

SUBORDINATION OF JUNIOR LIENS; CERTAIN AGREEMENTS

Section 2.01. Subordination of Junior Liens.

(a) The grant of the ABL Liens pursuant to the ABL Security Documents and each grant of the Term Loan Debt Liens pursuant to the Term Loan Debt Security Documents create separate and distinct Liens on the Collateral.

(b) All Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the First Lien Term Loan Documents, the ABL Debt Documents, any Additional Term Loan Debt Documents, or any other agreement or instrument or operation of law to the contrary, and irrespective of the time, date, order or method of creation, attachment or perfection of such Junior Liens and Senior Liens or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing.
(c) It is acknowledged that (i) the aggregate amount of the Senior Secured Obligations may be increased from time to time pursuant to the terms of the Senior Documents, (ii) a portion of the Senior Secured Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and (iii) the Senior Secured Obligations may be increased, extended,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the ABL Secured Parties and the Term Loan Debt Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part there- of).

(d) If at any time the ABL Agent shall make a Permitted Subordination (as defined below) with respect to any ABL Priority Collateral or any Term Loan Debt Agent shall make a Permitted Subordination with respect to Term Priority Collateral, in each case, to or in favor of any Person, the priority of such Representative’s Liens vis-a-vis the Liens therein of the other Representative shall not be affected thereby and the subordinating Representative’s Liens shall continue to be senior in priority to the other Representative’s Liens in the affected Collateral as and to the extent provided in this Section 2. As used herein, the term “Permitted Subordination” shall mean a voluntary subordination by the ABL Agent of its Liens with respect to any or all ABL Priority Collateral, or by any Term Loan Debt Agent of its Liens with respect to any or all Term Priority Collateral, in favor of depository banks, securities or commodities intermediaries, landlords, mortgagees, custom brokers, freight forwarders, carriers, warehousemen, factors, and other Persons who provide goods or services to a Grantor in the ordinary course of business.

Section 2.02. No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens. No Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior Representative to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, applicable law or otherwise until the associated Discharge of Senior Secured Debt Obligations (including, without limitation, exercising any rights under any deposit or securities account control agreement constituting Junior Secured Obligations Collateral), it being agreed that only the Senior Representative or any Person authorized by the Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any such actions or exercise any such remedies prior to the associated Discharge of Senior Secured Debt Obligations. Notwithstanding the foregoing, any Junior Representative may, subject to Section 2.05, take all such actions as it shall deem necessary to (i) perfect or continue the perfection of its Junior Liens or (ii) to create, preserve or protect (but not en- force) the Junior Liens on any Collateral. In addition, any Junior Representative may, with respect to any Junior Secured Obligations, in each case to the extent not otherwise inconsistent with the other provisions of this Agreement:

(a) file a claim, proof of claim, or statement of interest with respect to such Obliga- tions; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(b) file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Obligations Secured Parties, including any claims secured by the Junior Secured Obligations Collateral, in each case in accordance with the terms of this Agreement;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(c) in accordance with Section 2.06, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding, in accordance with applicable law (including the Bankruptcy Laws of any applicable jurisdiction); and

(d) vote on any plan of reorganization, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any plan of reorganization) that are, in each case, in accordance with the terms of this Agreement.

Section 2.03. No Duties of Senior Representative. Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any fiduciary or other duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than to trans- fer to the Junior Representative (and in the case there is more than one Series of Term Loan Debt Obligations, to the Controlling Term Loan Debt Agent that is a Junior Representative) any remaining Collateral that constitutes Junior Secured Obligations Collateral and any proceeds of the sale or other disposition of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following the associated Discharge of Senior Secured Debt Obligations, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party. In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the associated Discharge of Senior Secured Debt Obligations secured by any Collateral on which such Junior Secured Obligations Secured Party holds a Junior Lien, the Senior Representative or any Person authorized by the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral, as provided herein and in the Senior Secured Obligations Security Documents, without regard to any Junior Lien, or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien. Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such realization, sale, disposition or liquidation. Following the associated Discharge of Senior Secured Debt Obligations, the Junior Secured Obligations Secured Parties may, subject to any other agreements binding on such Junior Secured Obligations Secured Parties, assert their rights under the New York UCC or otherwise to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of the Junior Secured Obligations Secured Parties. Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Senior Secured Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations.

Section 2.04. No Interference; Payment Over; Reinstatement; Application of Proceeds.

(a) Each Junior Secured Obligations Secured Party agrees that (i) it will not take or cause to be taken any action the purpose, or effect of which is, or could be, to make any Junior Lien rank equal with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not challenge or question in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, or the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specif- ic performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party shall be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to any Junior Lien, (vi) it will not seek, and hereby waives any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(b) Each Junior Representative and each other Junior Secured Obligations Secured Party here- by agrees that if it shall obtain possession of any Senior Secured Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any Junior Secured Obligations Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the associated Discharge of Senior Secured Debt Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the applicable Senior Secured Ob- ligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Senior Representative reasonably promptly after obtaining actual knowledge or notice from the Senior Secured Obligations Secured Parties that it has possession of such Senior Secured Obligations Collateral or proceeds or payments in respect thereof. Each Junior Secured Obligations Secured Party agrees that if, at any time, it obtains actual knowledge or receives notice that all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, such Junior Secured Obligations Secured Party shall promptly

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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pay over to the Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations. All Junior Liens will remain attached to and enforceable against all proceeds so held or remitted. Anything contained herein to the contrary notwithstanding, this Section 2.04(b) shall not apply to any proceeds of Senior Secured Obligations Collateral realized in a transaction not prohibited by the Senior Documents and as to which the possession or receipt thereof by the Junior Representative or other Junior Secured Obligations Secured Party is otherwise permitted by the Senior
Documents.

(c) So long as the Discharge of Senior Secured Debt Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Col- lateral in which a Senior Secured Obligations Secured Party has a Senior Lien or any proceeds (whether in cash or otherwise) thereof received in connection with any enforcement action or other exercise of rights or remedies by any Senior Secured Obligations Secured Party with respect to such Collateral or any Insolvency or Liquidation Proceeding, shall be applied by the Senior Representative to the Senior Secured Obligations in accordance with the terms of the Senior Documents, including any other intercreditor agreement among the Senior Secured Obligations Secured Parties. Upon the Discharge of Senior Secured Debt Obligations, the Senior Representative shall deliver to the Junior Representative any remaining Col- lateral (other than Canadian Collateral, as applicable) in which a Senior Secured Obligations Secured Party has a Senior Lien and proceeds thereof then held by it in the same form as received, with any necessary endorsements (such endorsements shall be without recourse and without representation or warranty) to the Junior Representative, or as a court of competent jurisdiction may otherwise direct, to be applied by the Junior Representative to the Junior Secured Obligations in accordance with the terms of the Junior Documents, including any intercreditor agreement among the Junior Secured Obligations Secured Parties.

Section 2.05. Release of Liens; Automatic Release of Junior Liens.

(a) Each Junior Representative and each other Junior Secured Obligations Secured Party agrees that in the event of a sale, transfer or other disposition of Senior Secured Obligations Collateral subject to any Junior Lien (regardless of whether or not an Event of Default has occurred and is continuing under the Junior Documents at the time of such sale, transfer or other disposition), such Junior Lien on such Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the Junior Documents (either pursuant to the terms of the Junior Documents or pursuant to a consent issued thereunder) or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Senior Secured Obligations Collateral (including, if the Senior Secured Obligations Collateral is ABL Priority Collateral, in connection with any liquidation of ABL Facility Collateral consented to by the ABL Agent); provided that such Junior Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a) that remain after the associated Discharge of Senior Secured Debt Obligations. In addition, for the avoidance of doubt, the Junior Representative and each Junior Secured Obligations Secured Party agree that, with respect to any Deposit Account that would otherwise constitute Senior Secured Obligations Collateral, the requirement that a Junior Lien be perfected by control with respect to, such property or assets shall be waived automatically and without further action so long as the requirement that a Senior Lien attach to, or be perfected with respect to,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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such property or assets is waived by the Senior Secured Obligations Secured Parties (or the Senior Representative) in accordance with the Senior Documents.

(b) The ABL Agent and each Term Loan Debt Agent agrees that, with respect to the release of any Collateral, if the ABL Agent or such Term Loan Debt Agent, as applicable, at any time receives:

(i) an Officer’s Certificate from the relevant Grantor stating that the conditions precedent in this Agreement and all other Secured Documents, (in each case) if any, relating to the release of such Collateral have been complied with;

(ii) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(iii) prior to the associated Discharge of Senior Secured Debt Obligations, the written confirmation of the applicable Senior Representative (or, at any time after the associated Discharge of Senior Secured Debt Obligations, each Junior Representative) (such confirmation to be given promptly following receipt of, and based solely on, the Officer’s Certificate described in clause (i) above) that, in its view, such release is permitted by Section 2.05(a) and the respective Secured Documents governing the Term Loan Debt Obligations or the ABL Debt Obligations, as applicable, the holders of which such Representative represents;

then the ABL Agent or each Term Loan Debt Agent, as applicable, will execute (with such acknowledgements and/or notarizations as are required) and promptly deliver such release to the applicable Grantor after the date of receipt of the items required by this Section 2.05(b) by the applicable Representative.

(c) Each Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section 2.05.

Section 2.06. Certain Agreements With Respect to Insolvency or Liquidation Proceedings.

(a) This Agreement shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against any Borrower, any of any Borrower’s Subsidiaries or any other Grantor. Without limiting the generality of the foregoing, the provisions of this Agreement are intended to be and shall be enforceable as a “subordination agreement” under Section 510(a) of the Bankruptcy Code. All references to any Borrower or any other Grantor shall include any Borrower or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for such person in any Insolvency or Liquidation Proceeding.

(b) If any Grantor shall become subject to a case under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (a “DIP Financing”) to be provided by one or more lenders under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party agrees that it will raise no objection, and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”),

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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or to any use of cash collateral that constitutes Senior Secured Obligations Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Senior Secured Obligations Secured Parties, or Senior Representative, does not consent to or shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral or (ii) such DIP Financing Liens are neither senior to, nor rank equal with, the Senior Liens upon any property of the estate in such Insolvency or Liquidation Proceeding. To the extent such DIP Financing Liens are senior to, or rank equal with, the Senior Liens, the Junior Representative will, for itself and on behalf of the other Junior Secured Obligations Secured Parties of the applicable Series, subordinate the Junior Liens on the Senior Secured Obligations Collateral to (i) the Senior Liens (and all adequate protection liens on the Senior Secured Obligations Collateral granted to the Senior Secured Obligations Secured Parties) and the DIP Financing Liens and (ii) any “carve out” for professional fees and United States Trustee fees and other payments from the Senior Secured Obligations Collateral agreed to by the Senior Representative, so long as the Junior Secured Obligations Secured Parties retain their valid, perfected and unvoidable Liens on all (1) the Junior Secured Obligations Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, and (2) the Senior Secured Obligations Collateral, as subordinated to the ex- tent set forth herein.
(c) Each Junior Secured Obligations Secured Party agrees that it will not object to or oppose (i) a sale or other disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties shall have consented to such sale or disposition of such Senior Secured Obligations Collateral and all Senior Liens and Junior Liens will attach to the proceeds of the sale or other disposition with the same priorities set forth herein or (ii) any lawful exercise by any holder of claims in respect of any Senior Secured Obligations of the right to credit bid such claims under Section 363(k) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or in any sale in foreclosure of Collateral that is Senior Secured Obligations Collateral with respect to such claims.

(d) (i) No Term Loan Debt Secured Party shall oppose (or support the opposition of any other Person) in any Insolvency or Liquidation Proceeding to (A) any motion or other request by any ABL Secured Party for adequate protection with respect to ABL Agent’s Liens upon the ABL Priority Collateral, including any claim of any ABL Secured Party to post-petition interest, fees, or expenses as a result of the ABL Lien on the ABL Priority Collateral (so long as any post-petition interest, fees, or expenses paid as a result thereof is not paid from the proceeds of Term Priority Collateral), a request for the application of proceeds of ABL Priority Collateral to the ABL Debt Obligations, and request for additional or replacement Liens on post-petition assets of the same type as the ABL Priority Collateral and/or a superpriority administrative claim, or (B) any objection by any ABL Secured Party to any motion, relief, action or proceeding based on such ABL Secured Party claiming a lack of adequate protection with respect to the ABL Liens in the ABL Priority Collateral. In addition, the ABL Agent, for itself and on behalf of the ABL Secured Parties, may seek adequate protection of its junior interest in the Term Priority Collateral in the form of an additional or replacement Lien on post-petition assets of the same type as the Term Priority Collateral and/or a superpriority administrative claim, subject to the provisions of this Agreement; provided, that each Term Loan Debt Agent is also granted adequate protection in the same form that is grant- ed to the ABL Agent, which additional or replacement Lien on post-petition assets of the same type as the Term Priority Collateral or superpriority administrative claim (as applicable) is senior to that granted to the ABL Agent in respect of the Term Priority Collateral. Such Lien on post-petition assets of the same type as the Term Priority Collateral and/or superpriority administrative claim, if granted to the ABL Agent, will be subordinated to the adequate

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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protection Liens and/or superpriority administrative claims (as applicable) granted in favor of each Term Loan Debt Agent on such post-petition assets, and, if applicable, to the DIP Financing Liens of each Term Loan Debt Agent or any other Term Loan Debt Secured Party on such post-petition assets of the same type as the Term Priority Collateral. If the ABL Agent, for itself and on behalf of the ABL Secured Parties, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the Term Priority Collateral in the form of an additional or replacement Lien on post-petition assets of the same type as the Term Priority Collateral and/or a superpriority administrative claim, then the ABL Agent, for itself and the ABL Secured Parties, agrees that each Term Loan Debt Agent shall also be granted an additional or replacement Lien on such post-petition assets and/or a superpriority administrative claim as adequate protection of its senior interest in the Term Priority Collateral and that the ABL Agent’s additional or replacement Lien on post-petition assets of the same type as the Term Priority Collateral and/or superpriority administrative claim (as applicable) shall be subordinated to the additional or replacement Lien on post-petition assets of the same type as the Term Priority Col- lateral and/or superpriority administrative claim of each Term Loan Debt Agent on the same basis as the Liens of the ABL Agent on, and claims with respect to, the Term Priority Collateral are subordinated to the Liens of each Term Loan Debt Agent on, and claims with respect to, the Term Priority Collateral under this Agreement. If the ABL Agent or any ABL Secured Party receives as adequate protection a Lien on post-petition assets of the same type as the ABL Priority Collateral, then such post-petition assets shall also constitute ABL Priority Collateral to the extent of any allowed claim of the ABL Secured Parties secured by such adequate protection Lien and shall be subject to this Agreement. Notwithstanding anything herein to the contrary, the ABL Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the ABL Secured Parties, in any stipulation or order granting adequate protection of its junior interest in the Term Priority Collateral, that such junior super-priority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

(ii) No ABL Secured Party shall oppose (or support the opposition of any other Person) in any Insolvency or Liquidation Proceeding to (A) any motion or other request by any Term Loan Debt Secured Party for adequate protection of any Term Loan Debt Agent’s Liens upon any of the Term Priority Collateral, including any claim of any Term Loan Debt Secured Party to post-petition interest, fees, or expenses as a result of any Term Loan Debt Liens on the Term Priority Collateral (so long as any post-petition interest, fees, or expenses paid as a result thereof is not paid from the proceeds of ABL Priority Collateral), a request for the application of proceeds of Term Priority Collateral to the Term Loan Debt Obligations, and request for additional or replacement Liens on post-petition assets of the same type as the Term Priority Collateral and/or a superpriority administrative claim or (B) any objection by any Term Loan Debt Secured Party to any motion, relief, action or proceeding based on such Term Loan Debt Secured Party claiming a lack of adequate protection, with respect to any Term Loan Debt Agent’s Liens in the Term Priority Collateral. In addition, any Term Loan Debt Agent, for itself and on behalf of the applicable Term Loan Debt Secured Parties, may seek adequate protection of its junior interest in the ABL Priority Collateral (other than the Canadian Collateral) in the form of an additional or replacement Lien on post-petition assets of the same type as the ABL Priority Collateral and/or a superpriority administrative claim, subject to the provisions of this Agreement; provided, that the ABL Agent is also granted adequate protection in the same form that is granted to the applicable Term Loan Debt Agent, which additional or replacement Lien on post-petition assets of the same type as the ABL Priority Collateral and/or superpriority administrative claim (as applicable) granted in favor of the ABL Agent is senior to that granted to the applicable Term Loan Debt Agent in respect of the ABL Priority Collateral. Such Lien on post-petition assets of the same type as the ABL Priority Collateral and/or superpriority administrative claim, if granted to any Term Loan Debt Agent, will be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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subordinated to the adequate protection Liens and/or superpriority administrative claims (as applicable) granted in favor of the ABL Agent on such post-petition assets, and, if applicable, to the DIP Financing Liens of the ABL Agent or any other ABL Secured Party on such post-petition assets of the same type as the ABL Priority Collateral. If any Term Loan Debt Agent, for itself and on behalf of any Term Loan Debt Secured Parties, seeks or requires (or is otherwise granted) adequate protection of its junior interest in the ABL Priority Collateral (other than the Canadian Collateral) in the form of an additional or replacement Lien on the post-petition assets of the same type as the ABL Priority Collateral and/or a superpriority administrative claim, then such Term Loan Debt Agent, for itself and the applicable Term Loan Debt Secured Parties, agrees that the ABL Agent shall also be granted an additional or replacement Lien on such post-petition assets and/or a super- priority administrative claim as adequate protection of its senior interest in the ABL Priority Collateral and that such Term Loan Debt Agent’s additional or replacement Lien on such post-petition assets of the same type as the ABL Priority Collateral and/or superpriority administrative claim shall be subordinated to the additional or replacement Lien and/or superpriority administrative claim of the ABL Agent on the same basis as the Liens of such Term Loan Debt Agent on and claims with respect to the ABL Priority Collateral are subordinated to the Liens of the ABL Agent on and claims with respect to the ABL Priority Collateral under this Agreement. If any Term Loan Debt Agent or any Term Loan Debt Secured Party receives as adequate protection a Lien on post-petition assets of the same type as the Term Priority Collateral, then such post-petition assets shall also constitute Term Priority Collateral to the extent of any allowed claim of the applicable Term Loan Debt Secured Parties secured by such adequate protection Lien and shall be subject to this Agreement. Notwithstanding anything herein to the contrary, each Term Loan Debt Agent shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Term Loan Debt Secured Parties, in any stipulation or order granting adequate protection of its junior interest in the ABL Priority Collateral (other than the Canadian Collateral), that such junior super-priority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims.

(e) Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any election by the Senior Representative or any Senior Secured Obligations Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code with respect to such party’s Senior Secured Obligations Collateral.

(f) Prior to any Discharge of Senior Secured Debt Obligations and any DIP Financing provided by the Senior Secured Obligations Secured Parties, no Junior Secured Obligations Secured Party shall seek relief from the automatic stay in any Insolvency or Liquidation Proceeding with respect to any Senior Secured Obligations Collateral unless (i) otherwise consented to by the Senior Representative or (ii) the Senior Representative or Senior Secured Obligations Secured Parties shall seek relief from the automatic stay with respect to such Collateral to commence a lien enforcement action with respect to such Senior Secured Obligations Collateral. No Junior Secured Obligations Secured Party will object to or otherwise contest: any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the Senior Secured Obligations made by the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives).

(g) Each of the Junior Secured Obligations Secured Parties hereby agrees that (i) it will not oppose or seek to challenge any claim by the Senior Representative or any other Senior Secured

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Obligations Secured Party (or their representatives) for allowance of Senior Secured Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Senior Representative’s Lien on the Senior Secured Obligations Collateral, without regard to the existence of the Lien of the Junior Secured Obligations Secured Parties on the Senior Secured Obligations Collateral; and (ii) prior to any Discharge of Senior Secured Debt Obligations, will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens on the Senior Secured Obligations Collateral securing the Senior Secured Obligations for costs or expenses of preserving or disposing of any Collateral.

(h) Each Term Loan Debt Agent, for itself and on behalf of the Term Loan Debt Secured Par- ties under the applicable Series, and the ABL Agent, for itself and on behalf of the ABL Secured Parties, acknowledge and intend that: the grants of Liens pursuant to the Term Loan Debt Security Documents, on the one hand, and the ABL Security Documents, on the other hand, constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the ABL Debt Obligations are fundamentally different from the Term Loan Debt Obligations and must be separately classified in any plan of reorganization or liquidation proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the claims of the Term Loan Debt Secured Parties in respect of any Collateral constitute claims in the same class (rather than separate classes of secured claims), then the ABL Secured Parties and the Term Loan Debt Secured Parties hereby acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of ABL Debt Obligations and Term Loan Debt Obligations against the Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or the Term Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is Junior Secured Obligations Collateral), the ABL Secured Parties or the Term Loan Debt Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, expenses, and other charges that are available from the applicable Senior Secured Obligations Collateral for each of the ABL Secured Parties and the Term Loan Debt Secured Parties (regardless of whether any such claims for post-petition interest, fees, expenses, or other charges may or may not be enforceable, allowed or allowable in whole or in part as against UNFI or any of the other Grantors in the applicable Insolvency or Liquidation Proceeding(s) pursuant to Section 506(b) of the Bankruptcy Code or otherwise), respectively, before any distribution is made in respect of any claims in respect of the Junior Secured Obligations from, or with respect to, such applicable Senior Secured Obligations Collateral, with the holder of such claims hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from, or with respect to, such applicable Senior Secured Obligations Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing their aggregate recoveries. This Section 2.06(h) is intended to govern the relationship between the classes of claims held by the ABL Secured Par- ties, on the one hand, and a collective class of claims comprised of each series of claims of the Term Loan Debt Secured Parties (as opposed to separate classes of each such series of claims), on the other hand, and, for the avoidance of doubt, nothing set forth herein shall in any way alter or modify the relationship of each series of such separate claims held by the holders of the Term Loan Debt Obligations, including as set forth in any Term Intercreditor Agreement, or otherwise cause such different claims to be combined into one or more classes or otherwise classified in a manner that violates such Term Intercreditor Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(i) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the ABL Debt Obligations and on account of the Term Loan Debt Obligations, then, to the extent the debt obligations distributed on account of the ABL Debt Obligations and on account of the Term Loan Debt Obligations are secured by Liens upon the Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.

(j) To the extent that any Junior Representative or any Junior Secured Obligations Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar pro- vision of any other Bankruptcy Law with respect to any of the Collateral with respect to which it has a Junior Lien, such Junior Representative, on behalf of itself and each Junior Secured Obligations Secured Party under its Junior Documents, agrees not to assert any such rights without the prior written consent of the Senior Representative; provided that if requested by the Senior Representative, such Junior Representative shall timely exercise such rights in the manner requested by the Senior Representative, including any rights to payments in respect of such rights.

(k) No Junior Representative or any other Junior Secured Obligations Secured Party may support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any Plan of Reorganization) that is inconsistent with the terms of this Agreement.

Section 2.07. Reinstatement. If any Senior Secured Obligations Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of UNFI or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Secured Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the Senior Secured Obligations Secured Parties shall be entitled to a future Discharge of Senior Secured Debt Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior terminationshall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Representative, for itself and on behalf of each Junior Secured Obligations Secured Party under its Junior Documents, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

Section 2.08. Entry Upon Premises by the ABL Agent and the ABL Secured Parties; Intellectual Property License.

(a) If the ABL Agent takes any enforcement action with respect to the ABL Priority Collateral, the Term Loan Debt Secured Parties (i) shall reasonably cooperate with the ABL Agent (at the sole cost and expense of the ABL Agent and subject to the condition that the Term Loan Debt Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the Term Loan

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Debt Secured Parties unless the ABL Secured Parties fully indemnify such Term Loan Debt Secured Parties for such liability or damage) in its efforts to enforce its security interest in the ABL Priority Collateral and to finish any work- in-process and assemble the ABL Priority Collateral, (ii) shall not take any action designed or intended to hinder or restrict in any respect the ABL Agent from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral, and (iii) subject to the rights of any landlords under real estate leases, shall permit the ABL Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Secured Parties and upon reasonable advance notice, to enter upon and use the Term Priority Collateral (including equipment, processors, computers and other machinery related to the storage or processing of records, documents or files), for a period of at least 180 days after the taking of such enforcement action, for purposes of (1) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process, (2) selling any or all of the ABL Priority Collateral located on such Term Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (3) removing any or all of the ABL Priority Collateral located on such Term Priority Collateral, or (4) taking reasonable actions to protect, secure and otherwise enforce the rights of the ABL Secured Parties in and to the ABL Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of any Term Loan Debt Agent from selling, assigning or otherwise transferring any Term Priority Collateral prior to the expiration of such 180- day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the ABL Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Term Priority Collateral, the ABL Agent shall provide each Term Loan Debt Agent with reasonable notice and use reasonable efforts to hold such auction, or sale in a manner which would not unduly disrupt such Term Loan Debt Agent’s use of such real property.

(b) Notwithstanding any limitation set forth in Section 2.08(a), no Term Loan Debt Secured Party shall in any manner interfere with ABL Agent’s right to use any Intellectual Property pursuant to any license or other right of use granted by a Grantor or pursuant to any applicable law, and any sale or other disposition of such Intellectual Property whether by a lien enforcement action or otherwise shall be made expressly subject to such license or other right of use until the soonest to occur of the following: (i) the Discharge of Senior Secured Debt Obligations of the ABL Secured Parties, or (ii) all ABL Priority Collateral consisting of inventory has been sold or otherwise disposed of after the occurrence and during the continuance of an Event of Default under the ABL Debt Documents, whether pursuant to a lien enforcement action by ABL Secured Parties, by a trustee or other representative of creditors in an Insolvency or Liquidation Proceeding or by one or more Grantors in an orderly liquidation of such ABL Priority Collateral, to repay the ABL Debt Obligations. Nothing in this Section shall be deemed to modify, waive, condition, limit or otherwise adversely affect any right ABL Agent may have to sell or otherwise dispose of any inventory (including inventory bearing any trademarks or tradenames forming a part of the Term Priority Collateral), whether by lien enforcement action or otherwise, after any sale or other disposition of any intellectual property by any Term Loan Debt Agent or any other Term Loan Debt Secured Party.
(c) During the period of actual occupation, use or control by the ABL Secured Parties or their agents or representatives of any Term Priority Collateral, the ABL Secured Parties shall (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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or occupied, and (ii) be obligated to repair at their expense any physical damage to such Term Priority Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Term Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The ABL Secured Parties severally (on a pro rata basis) agree to pay, indemnify and hold each Term Loan Debt Agent and their respective officers, directors, employees and agents harmless from and against any liability, cost, expense, loss or damages, including legal fees and expenses, resulting from the gross negligence or willful misconduct of the ABL Agent or any of its agents, representatives or invitees in its or their operation of such facilities. Notwithstanding the foregoing, in no event shall the ABL Secured Parties have any liability to the Term Loan Debt Secured Parties pursuant to this Section as a result of any condition (including any environ- mental condition, claim or liability) on or with respect to the Term Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties of their rights under this Section and the ABL Secured Parties shall have no duty or liability to maintain the Term Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Priority Collateral that results solely from ordinary wear and tear resulting from the use of the Term Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 2.08. Without limiting the rights granted in this paragraph, ABL Agent, to the extent that rights have been exercised under this Section 2.08 by ABL Agent, shall cooper- ate with the Term Loan Debt Secured Parties in connection with any efforts made by the Term Loan Debt Secured Parties to sell the Term Priority Collateral.

(d) Each Term Loan Debt Agent and each Term Loan Debt Secured Party, in its capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Agent and the ABL Secured Parties a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all Intellectual Property now owned or hereafter acquired included as part of the Term Loan Debt Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the ABL Agent's reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon any Accounts (as defined in the ABL Credit Agreement as of the date hereof) comprising ABL Priority Collateral, in each case solely in connection with any exercise of remedies available to the ABL Secured Parties; provided that (i) any such license shall terminate upon the sale of the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral, (ii) the ABL Agent's use of such Intellectual Property shall be reasonable and lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever. Furthermore, each Term Loan Debt Agent agrees that, in connection with any exercise of remedies available to any Term Loan Debt Agent in respect of Term Loan Debt Collateral, such Term Loan Debt Agent shall provide written notice to any purchaser, assignee or transferee of Intellectual Property pursuant to such exercise of remedies, that the applicable Intellectual Property is subject to such license.

Section 2.09. Insurance. Unless and until written notice by the ABL Agent to each Term Loan Debt Agent that the Discharge of Senior Secured Debt Obligations in respect of the ABL Debt Obligations has occurred, as between the ABL Agent, on the one hand, and any Term Loan Debt Agent, on the other hand, only the ABL Agent will have the right (subject to the rights of the Grantors under the ABL Debt Documents and the Term Loan Debt Documents) to adjust or settle any insurance policy or claim covering or constituting ABL Priority Collateral in the event of any loss thereunder and to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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approve any award granted in any condemnation or similar proceeding affecting the ABL Priority Collateral. Unless and until written notice by each Term Loan Debt Agent to the ABL Agent that the Term Loan Debt Obligations have been paid in full, as between the ABL Agent, on the one hand, and any Term Loan Debt Agent, on the other hand, only Term Loan Debt Agents will have the right (subject to the rights of the Grantors under the ABL Debt Documents and the Term Loan Debt Documents) to adjust or settle any insurance policy covering or constituting Term Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting Term Priority Collateral. To the extent that an insured loss covers or constitutes both ABL Priority Collateral and Term Priority Collateral, then the ABL Agent and each Term Loan Debt Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the ABL Debt Documents and the Term Loan Debt Documents) under the relevant insurance policy.

Section 2.10. Refinancing and Additional Secured Debt.

(a) The ABL Debt Obligations and the Term Loan Debt Obligations may be Replaced by any ABL Substitute Facility or First Lien Term Loan Substitute Facility, as the case may be, in each case, without notice to or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that each Term Loan Debt Agent and the ABL Agent shall receive on or prior to the incurrence of the Replacement of an ABL Substitute Facility or First Lien Term Loan Substitute Facility (i) an Officer’s Certificate from UNFI stating that (A) the Replacement is permitted by each applicable Secured Document to be incurred, or to the extent a consent is otherwise required to permit the Replacement under any Secured Document, each Grantor has obtained the requisite consent and (B) the requirements of Section 2.12 have been satisfied, and (ii) a Lien Sharing and Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the ABL Debt Obligations or the applicable Term Loan Debt Obligations (or an authorized agent, trustee or other representative on their behalf).

Each of the then-existing ABL Agent and Term Loan Debt Agent shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to such Replacement, it being understood that the ABL Agent and each Term Loan Debt Agent, without the consent of any other Secured Party, may amend, supplement, modify or restate this Agreement to the extent reasonably necessary or appropriate to facilitate such amendments or supplements to effect such Replacement all at the expense of UNFI. Upon the consummation of such Replacement and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

(b) Each Grantor will be permitted to designate as an additional holder of Senior Secured Ob- ligations hereunder each Person who is or who becomes the registered holder of Additional Term Loan Debt Obligations incurred by such Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Documents. Each Grantor may effect such designation by delivering to each Term Loan Debt Agent and the ABL Agent, each of the following:

(i) an Officer’s Certificate stating that such Grantor intends to incur Additional
Term Loan Debt Obligations which will be permitted by each applicable Secured Document to be incurred and secured by a Term Loan Debt Lien, and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(ii) the Additional Term Loan Debt Agent, on behalf of itself and the Additional
Term Loan Debt Secured Parties of the applicable Series must, prior to such designation, sign and deliver a Lien Sharing and Priority Confirmation Joinder.

(c) Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Se- cured Document.

(d) Subject to any Term Intercreditor Agreement among any Term Loan Debt Secured Parties, any Series of Additional Term Loan Debt Obligations shall rank equal in right of security with the Term Loan Debt Obligations and any other Series of Additional Term Loan Debt Obligations.

Section 2.11. Modification; No Interference.

(a) The ABL Secured Parties may agree to modify the terms of any of the ABL Debt Obligations and grant extensions of the time of payment or performance to and make compromises (including releases of Liens on the ABL Priority Collateral or of guaranties) and settlements with any and all Grantors and all other Persons, in each case, without the consent of the Term Loan Debt Secured Parties and without affecting agreements of the Term Loan Debt Secured Parties in this Agreement. No ABL Secured Party may amend or waive any provisions of the ABL Debt Documents in a manner that would result in a Default or an Event of Default under any Term Loan Debt Documents; provided that in no event shall the ABL Secured Parties have any liability to any Term Loan Debt Secured Parties as a result of such breach and, without limiting generality of the foregoing, the ABL Secured Parties shall not have any liability for tortious interference with contractual relations or for inducement by the ABL Secured Parties of any Grantor to breach any contract or otherwise. Nothing contained in this Section 2.11(a) shall limit, impair or waive any right that the Term Loan Debt Secured Parties have to enforce any of the provisions of the Term Loan Debt Documents against any Grantor and the provisions of this Agreement against any ABL Secured Party.

(b) The Term Loan Debt Secured Parties may agree to modify the terms of any of their respective Term Loan Debt Obligations and grant extensions of the time of payment or performance to and make compromises (including releases of Liens on Term Priority Collateral or of guaranties) and settlements with any and all Grantors and all other Persons, in each case, without the consent of the ABL Secured Parties and without affecting the agreements of the ABL Secured Parties in this Agreement. No Term Loan Debt Secured Party may amend or waive any provisions of its respective Term Loan Debt Documents in a manner that would result in a Default or an Event of Default under any ABL Debt Documents; provided that in no event shall the Term Loan Debt Secured Parties have any liability to any ABL Secured Party as a result of such breach and, without limiting generality of the foregoing, the Term Loan Debt Secured Parties shall not have any liability for tortious interference with contractual relations or for inducement by the Term Loan Debt Secured Parties of any Grantor to breach any contract or otherwise. Nothing contained in this Section 2.11(b) shall limit, impair or waive any right that the ABL Secured Parties have to enforce any of the provisions of the ABL Debt Documents against any Grantor and the provisions of this Agreement against any Term Loan Debt Secured Party.

Section 2.12. Legends. Each Security Document shall (and, to the extent already in existence, shall be amended to) include a legend, substantially in the form of Annex I, describing this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Section 2.13. Junior Secured Obligations Secured Parties Rights as Unsecured Creditors. Notwithstanding the provisions of Sections 2.02, 2.04(a) and 2.06(b), (c) and (d) or otherwise, both before and during an Insolvency or Liquidation Proceeding, any of the Junior Secured Obligations Secured Par- ties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Grantor in accordance with applicable law (including the Bankruptcy Laws of any applicable jurisdiction); provided that, the Junior Secured Obligations Secured Parties may not take any of the actions prohibited by Section 2.02, clauses (i) through (vii) of Section 2.04(a) or Section 2.06(b), (c), (d)
and (e); provided further, that in the event that any of the Junior Secured Obligations Secured Parties be- comes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Secured Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Secured Obligations) as the other Liens securing the Junior Secured Obligations are subject to this Agreement.

Section 2.14. No New Liens. So long as the Discharge of Senior Secured Debt Obligations with respect to any Senior Secured Obligation has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the parties hereto agree that UNFI shall not, and shall not permit any other Grantor to, grant any Lien on any of its property, or permit any of its Subsidiaries to grant a Lien on any of its property, to secure Junior Secured Obligations unless it, or such Subsidiary, has granted (or offered to grant with a reasonable opportunity for such Lien to be accepted) a corresponding Lien on such property in favor of the holders of the Senior Secured Obligations with respect to such property; provided, however, notwithstanding the foregoing, the refusal of any such holder of Senior Secured Obligations to accept a Lien on any property of any Grantor shall not prohibit the taking of a Lien on such property by the holders of Junior Secured Obligations. If any Secured Party shall acquire any Lien on any property of any Grantor or any of their respective Subsidiaries constituting Junior Secured Obligations Collateral securing any Junior Secured Obligations which property is not also subject to the Lien of the holders of Senior Secured Obligations with respect to such property, then such holders of Junior Secured Obligations shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Junior Document (x) hold and be deemed to have held such Lien and security interest on such property for the benefit of the holders of Senior Secured Obligations with respect to such property as security for the Senior Secured Obligations, or (y) if directed by the holders of the Senior Secured Obligations with respect to such property constituting Senior Secured
Obligations Collateral, take any actions that are necessary to make such Lien subject to this Agreement and provide the benefit of such Lien to the holders of the Senior Secured Obligations with respect to such property. To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.14, the priority of such additional Liens shall be determined in accordance with Section 2.01. In addition, to the extent that the foregoing provisions are not complied with for any reason, and without limiting any other rights and remedies available under this Agreement, the ABL Agent, each Term Loan Debt Agent and the Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.14 shall be subject to Section 2.04(b). Notwithstanding anything to the contrary in this Section 2.14, nothing in this Section shall require any Grantor or Senior Secured Obligations Party to provide, or to facilitate providing, (x) a Junior Lien on any Real Estate Assets or Collateral Proceeds Account in favor of the ABL Agent or (y) a Junior Lien on any Canadian Collateral or any Deposit Account that does not constitute a Collateral Proceeds Account in favor of any Term Loan Debt Agent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Section 2.15. Set-Off and Tracing of and Priorities in Proceeds. Each Term Loan Debt Agent, on behalf of the Term Loan Debt Secured Parties under the applicable Series, acknowledges and agrees that, to the extent any Term Loan Debt Agent or any Term Loan Debt Secured Party exercises any rights of set-off against any ABL Priority Collateral (it being acknowledged and agreed that the Term Loan Debt Agent does not, and shall not, have a Lien on the Canadian Collateral), the amount of such set-off shall be held and distributed pursuant to Section 2.04(b). The ABL Agent, on behalf of the ABL Secured Parties, acknowledges and agrees that, to the extent the ABL Agent or any ABL Secured Party exercises any rights of set-off against any Term Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 2.04(b). The ABL Agent, for itself and on behalf of the ABL Secured Parties, and the Term Loan Debt Agents, for themselves and on behalf of the Term Loan Debt Secured Par- ties under the applicable Series, further agree that prior to an issuance of any Enforcement Notice with respect to the Senior Secured Obligations Collateral or the commencement of any Insolvency or Liquidation Proceeding, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the ABL Agent, the ABL Secured Parties, the Term Loan Debt Agents and the Term Loan Debt Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of Senior Secured Debt Obligations occurs, the Term Loan Debt Agents and the Term Loan Debt Secured Parties each hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by any Term Loan Debt Agent, of cash or other proceeds of Collateral, deposited under Account Agreements to the repayment of ABL Debt Obligations pursuant to the ABL Debt Documents; provided that after the receipt by the ABL Agent of an Enforcement Notice from any Term Loan Debt Agent, any identifiable proceeds of Term Priority Collateral (whether or not deposited under Account Agreements with the ABL Agent) shall be treated as Term Priority Collateral.

Section 2.16. Mixed Collateral Proceeds. Notwithstanding anything to the contrary in this Agreement (including in the definitions of ABL Priority Collateral and Term Priority Collateral), in the event that proceeds of Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Collateral that involves a combination of ABL Priority Collateral and Term Priority Collateral, the portion of such proceeds that shall be allocated as proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to the greater of (x) the net book value of such ABL Priority Collateral and (y) the liquidation or appraisal value of such ABL Priority Collateral (except in the case of accounts and cash, which amount shall be equal to the face amount of such accounts and cash). In addition, notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Term Priority Collateral, to the extent proceeds of Collateral are proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Capital Stock of any Subsidiary of a Borrower which is a Grantor, or all or substantially all of the assets of any such Subsidiary, such proceeds shall constitute (1) first, in an amount equal to (x) the face amount of the accounts and cash owned by such Subsidiary at the time of such sale and (y) the greater of the net book value and the liquidation or appraisal value of the inventory owned by such Subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), Term Priority Collateral. In the event that amounts are received in respect of Capital Stock of or intercompany loans issued to any Grantor in an Insolvency or Liquidation Proceeding, such amounts shall be deemed to be proceeds received from a sale or disposition of ABL Priority Collateral and Term Priority Collateral and shall be allocated as proceeds of ABL Priority Collateral and Term Priority Collat- eral in proportion to the ABL Priority Collateral and Term Priority Collateral owned at such time by the issuer of such Capital Stock.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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ARTICLE 3

GRATUITOUS BAILMENT FOR PERFECTION OF CERTAIN SECURITY
INTERESTS; RIGHTS UNDER PERMITS AND LICENSES

Section 3.01. General. The ABL Agent and each Term Loan Debt Agent agrees and acknowl- edges that if it shall at any time hold a Senior Lien on any Junior Secured Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative shall also hold such Collateral as gratuitous bailee for the Junior Representatives for the sole purpose of perfecting the Junior Lien of the Junior Representatives on such Collateral. It is agreed that the obligations of the Senior Representative and the rights of the Junior Representatives and the other Junior Secured Obligations Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article 2. Notwithstanding anything to the contrary herein, the ABL Agent and each Term Loan Debt Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Junior Representatives or other Junior Secured Obligations Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Junior Secured Obligations Secured Par- ties to obtain a perfected Junior Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the ABL Agent or any Term Loan Debt Agent. Subject to Section 2.07 and to the ABL Agent or any Term Loan Debt Agent receiving such indemnifications as shall be required by such ABL Agent or any Term Loan Debt Agent, from and after the associated Discharge of Senior Secured Debt Obligations, the ABL Agent or any Term Loan Debt Agent, as applicable, shall take all such actions in its power as shall reasonably be requested by any Junior Representative (at the sole cost and expense of the Grantors) to transfer possession of such Collateral in its possession (in each case to the extent such Junior Representative has a Lien on such Collateral after giving effect to any prior or concurrent releases of Liens) to such Junior Representative (and with respect to any Collateral constituting ABL Priority Collateral (other than Canadian Collateral), to each Term Loan Debt Agent for the benefit of all applicable Junior Secured Obligations Secured Parties).

Section 3.02. Deposit Accounts.

(a) The Grantors, to the extent required by the ABL Credit Agreement, may from time to time establish deposit accounts (the “Deposit Accounts”) with certain depositary banks in which collections from Inventory (as defined in the ABL Credit Agreement as of the date hereof) and Accounts (as defined in the ABL Credit Agreement as of the date hereof) and other ABL Priority Collateral may be deposited. To the extent that any such Deposit Account is under the control of the ABL Agent at any time and to the extent that any Term Loan Debt Agent (on behalf of the applicable Term Loan Debt Secured Parties) has been granted a Lien on the property in such Deposit Account, the ABL Agent will act as agent and gratuitous bailee for each such Term Loan Debt Agent for the purpose of perfecting the Liens of such Term Loan Debt Secured Parties in such Deposit Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to such Term Loan Debt Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection). Unless the Junior Liens on such ABL Priority Collateral shall have been or concurrently are released, after the occurrence of any Discharge of Senior Secured Debt Obligations, the ABL Agent shall, to the extent that the same are then under the sole dominion and control of the ABL Agent and that such action is otherwise within the power and authority of the ABL Agent pursuant to the ABL Debt Documents and to the extent that any Term Loan Debt Agent (on

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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behalf of the applicable Term Loan Debt Secured Parties) has been granted a Lien on such property, at the request of any such Term Loan Debt Agent, cooperate with Grantors and the other applicable Term Loan Debt Agents (at the expense of the Grantors) in permitting control of any Deposit Accounts to be transferred to the Controlling Term Loan Debt Agent (or for other arrangements with respect to each such Deposit Accounts satisfactory to each applicable Term Loan Debt Agent to be made). For the avoidance of doubt, this Section 3.02(a) shall not apply to any Deposit Account, or property therein, that constitutes Canadian Collateral.

(b) The Grantors, the Representatives, the Secured Parties and all other parties hereto agree that only proceeds of the Term Priority Collateral may be deposited in the Collateral Proceeds Account and agree to take all other actions necessary to give effect to the intent of this Section 3.02(b). Without limiting the generality of the foregoing, each Term Loan Debt Agent hereby agrees that if the Collateral Proceeds Account contains any proceeds of the ABL Priority Collateral, it shall hold such proceeds in trust for the ABL Secured Parties and transfer such proceeds the ABL Secured Parties reasonably promptly after obtaining actual knowledge or notice from the ABL Secured Parties that it has possession of such proceeds in accordance with Section 2.04(b). Each Term Loan Debt Agent shall give written notice to the ABL Agent identifying the Collateral Proceeds Account.

Section 3.03. Rights under Permits and Licenses.

Each Term Loan Debt Agent agrees that if the ABL Agent shall require rights available under any permit or license controlled by such Term Loan Debt Agent (as certified to such Term Loan Debt Agent by the ABL Agent, upon which such Term Loan Debt Agent may rely) in order to realize on any ABL Priority Collateral, such Term Loan Debt Agent shall (subject to the terms of the Term Loan Debt Documents, including such Term Loan Debt Agent’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors subject to the reimbursement obligations set forth in the Term Loan Debt Documents), consistent with applicable law and reasonably requested by the ABL Agent in writing, to make such rights available to the ABL Agent, subject to the Term Loan Debt Liens. The ABL Agent agrees that if any Term Loan Debt Agent shall require rights available under any permit or license controlled by the ABL Agent (as certified to the ABL Agent by such Term Loan Debt Agent, upon which the ABL Agent may rely) in order to realize on any Term Priority Collateral, the ABL Agent shall (subject to the terms of the ABL Debt Documents, including such ABL Agent’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors subject to the reimbursement obligations set forth in the ABL Debt Documents), consistent with applicable law and reasonably requested by such Term Loan Debt Agent in writing, to make such rights available to such Term Loan Debt Agent, subject to the ABL Liens.

ARTICLE 4

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Se- cured Obligations) or Junior Secured Obligations (or the existence of any commitment to extend credit that would constitute Junior Secured Obligations), or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative or Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of UNFI, if any. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Grantors or any of their Subsidiaries, any Secured Party or any other person as a result of such determination.

ARTICLE 5
CONSENT OF GRANTORS
Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).
ARTICLE 6
REPRESENTATIONS AND WARRANTIES
Section 6.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:
(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.
(b) This Agreement has been duly executed and delivered by such party.
(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the ABL Credit Agreement as of the date hereof), (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.
Section 6.02. Representations and Warranties of Each Representative. Each of the Term Loan Debt Agents and the ABL Agent represents and warrants to the other parties hereto that it is authorized under their respective Term Loan Debt Documents and the ABL Credit Agreement, as the case may be, to enter into this Agreement.
ARTICLE 7

MISCELLANEOUS

Section 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:(a) if to the Original ABL Agent, to Bank of America, N.A. at City Place I, 185 Asylum Street, Hartford, CT 06103, Attn: Edgar Ezerins, Telecopy: (860) 952-6830, with a copy to Davis Polk and Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attn: Jason Kyrwood, Telecopy: (212) 450-5425;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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(b) if to the Original First Lien Term Loan Agent, to it at Goldman Sachs Bank USA, [ ], with a copy to Davis Polk and Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attn: Jason Kyrwood, Telecopy: (212) 450-5425;

(c) if to the Grantors, to [ ]; with a copy to: Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, Attn: Steven M. Messina, Telecopy: (917) 777-3509; and

(d) if to any other Secured Debt Representative, to such address as specified in the
Lien Sharing and Priority Confirmation Joinder.

Any party hereto may change its address or telecopy number for notices and other communications here-under by notice to the other parties hereto (and for this purpose a notice to UNFI shall be deemed to be a written notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) at the address of such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01. As agreed to in writing by and among UNFI, on behalf of the Grantors, each Term Loan Debt Agent and the ABL Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 7.02. Waivers; Amendment.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and UNFI, on behalf of the Grantors (it being understood that the consent of UNFI to any amendment or modification of this Agreement or any provision thereof shall only be required to the extent such amendment or modification adversely affects or impairs the rights of any Borrower or any Grantor (including rights hereunder, under the ABL Debt Documents and under the Term Loan Debt Documents) or imposes any additional, or modifies any existing, obligation or liability upon any Borrower or any Grantor); provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.10 and (y) at the sole request and expense of UNFI, and without the consent of any Representative, to add, pursuant to the Grantor Intercreditor Agreement Joinder, additional Grantors whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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the preceding sentence shall be submitted to such Representative for its review at least 5 Business Days (or such shorter period as shall be acceptable to such Representative) prior to the proposed effectiveness of such amendment; provided that no prior review shall be required for the joinder of a Grantor pursuant to a joinder in the form of Exhibit A.

Section 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 7.04. Survival of Agreement. All covenants, agreements, representations and warran- ties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission (or other electronic trans- mission) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.07. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its proper- ty, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York, New York and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.09. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 7.10. Conflicts.

(a) In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Documents, the provisions of this Agreement shall control.

(b) The parties hereto acknowledge, authorize and consent to the entry by the Term Loan Debt Agents into a Term Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Term Intercreditor Agreement solely with respect to the rights and obligations of the Term Loan Debt Secured Parties to each other in respect of the Term Loan Debt Collateral, the provisions of such Term Intercreditor Agreement shall control.

Section 7.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Secured Parties, on the one hand, and the Term Loan Debt Secured Parties, on the other hand. None of the Grantors or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the ABL Debt Documents or the Term Loan Debt Documents), and no Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, Article 3, Article 6 and Article 7). Nothing in this Agreement is intended to or shall impair the obligations of Grantors, which are absolute and unconditional, to pay the Obligations under the Secured Documents as and when the same shall be- come due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement or any Term Loan Debt Document with respect to any ABL Priority Collateral in any manner that would cause a default under any ABL Debt Document, or (b) pursuant to this

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

33
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Agreement or any ABL Debt Document with respect to any Term Priority Collateral in any manner that would cause a default under any Term Loan Debt Document.

Section 7.12. Certain Terms Concerning the ABL Agent and each Term Loan Debt Agent; Force Majeure.

(a) Neither the ABL Agent nor any Term Loan Debt Agent shall have any liability or respon- sibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compli- ance with (or failure to comply with) the terms of this Agreement. Neither the ABL Agent nor any Term Loan Debt Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Grantors) any amounts in violation of the terms of this Agreement, so long as the ABL Agent or such Term Loan Debt Agent, as the case may be, is acting in good faith. Neither the ABL Agent nor any Term Loan Debt Agent shall be responsible for or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(b) Each of the Term Loan Debt Agents and the ABL Agent is executing and delivering this Agreement solely in its capacity as agent and in so doing, neither such Term Loan Debt Agent nor the ABL Agent shall be responsible for the terms or sufficiency of this Agreement for any purpose. None of the Term Loan Debt Agents or the ABL Agent shall have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each Term Loan Debt Agent and the ABL Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the ABL Debt Documents and the applicable Term Loan Debt Documents, as applicable.

Section 7.13. Canadian Loan Parties, Canadian Collateral and Real Estate Assets. This Agree- ment is intended to define the rights and obligations of the parties with respect to Collateral held by both the ABL Agent on behalf of the ABL Secured Parties and the Term Loan Debt Agent on behalf of the Term Loan Debt Secured Parties from any Borrower and any Grantor organized under the laws of the United States of America. Nothing contained herein shall limit, modify or impair any rights that the ABL Agent and the ABL Secured Parties may have with respect to the Canadian Loan Parties and the Canadian Collateral, each of which rights may be exercised by the ABL Agent and the ABL Secured Parties with- out the consent of, or interference from, the Term Loan Debt Secured Parties and, in that regard, the Term Loan Debt Agent and the Term Loan Debt Secured Parties shall not be entitled to any of the benefits of this Agreement in connection therewith and the ABL Agent and ABL Secured Parties shall have no obligations to any Term Loan Debt Agent or the Term Loan Debt Secured Parties with respect thereto. In addition, nothing contained herein shall limit, modify or impair any rights that the Term Loan Debt Agent and the Term Loan Debt Secured Parties may have with respect to Real Estate Assets (except to the extent that any Real Estate Assets become ABL Facility Collateral), each of which rights may be exercised by the Term Loan Debt Agent and the Term Loan Debt Secured Parties without the consent of, or interference from, the ABL Secured Parties (except to the extent that any Real Estate Assets become ABL Facility Collateral) and, in that regard (and except to the extent that any Real Estate Assets become ABL Facility Collateral), the ABL Agent and the ABL Secured Parties shall not be entitled to any of the benefits of this Agreement in connection therewith and the Term Loan Debt

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

34
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Agent and the Term Loan Debt Secured Parties shall have no obligations to any ABL Agent or the ABL Secured Parties with respect thereto.

[Remainder of this page intentionally left blank]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

35
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly exe- cuted by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Original ABL Agent

By:______________________________
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Signature Page – Intercreditor Agreement
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GOLDMAN SACHS BANK USA,
as Original First Lien Term Loan Agent

By:______________________________
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Signature Page – Intercreditor Agreement
#91188051v13

ACKNOWLEDGED AND AGREED:

UNITED NATURAL FOODS, INC., as a Borrower and as a Grantor

By:______________________________
Name:
Title:

UNITED NATURAL FOODS WEST, INC., as a Borrower and a Grantor

By:______________________________
Name:
Title:

[ ],
as a Borrower and a Grantor

By:______________________________
Name:
Title:

[ ],
as a Grantor

By:______________________________
Name:
Title:

[ ],
as a Grantor

By:______________________________
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Signature Page – Intercreditor Agreement
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ANNEX I

Provision for the ABL Credit Agreement, the First Lien Term
Loan Agreement and any Additional Term Loan Debt Facility

Reference is made to the Intercreditor Agreement, dated as of [ ], 2018, by and among Bank of America, N.A., as Original ABL Agent (as defined in the Intercreditor Agreement) for the ABL Se- cured Parties referred to therein, Goldman Sachs Bank USA, as Original First Lien Term Loan Agent (as defined in the Intercreditor Agreement) for the First Lien Term Loan Secured Parties referred to therein, each Additional Term Loan Debt Agent (as defined in the Intercreditor Agreement) for the Additional Term Loan Debt Secured Parties referred to therein, United Natural Foods, Inc., United Natural Foods West, Inc., [ ], and the respective Subsidiaries of United Natural Foods, Inc., United National Foods West, Inc. and [ ] party thereto (the “Intercreditor Agreement”). Each Lender (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the Collateral Agent to enter into the Intercreditor Agreement on behalf of such Lender. The foregoing provisions are intended as an inducement to the Lenders to extend credit to Borrowers or to acquire any notes or other evidence of any debt obligation owing from the Borrowers and such Lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Provision for all ABL Security Documents, Initial First Lien Term Loan Security Documents that Grant a Security Interest in Collateral

Reference is made to the Intercreditor Agreement, dated as of [ ], 2018, by and among Bank of America, N.A., as Original ABL Agent (as defined in the Intercreditor Agreement) for the ABL Se- cured Parties referred to therein, Goldman Sachs Bank USA, as Original First Lien Term Loan Agent (as defined in the Intercreditor Agreement) for the First Lien Term Loan Secured Parties referred to therein, each Additional Term Loan Debt Agent (as defined in the Intercreditor Agreement) for the Additional Term Loan Debt Secured Parties referred to therein, United Natural Foods, Inc., United Natural Foods West, Inc., [ ], and the respective Subsidiaries of United Natural Foods, Inc., United National Foods West, Inc. and [ ] party thereto (the “Intercreditor Agreement”)Intercreditor Agreement. Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Administrative Agent on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Ann. I-1

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.2-A-1

EXHIBIT A

to Intercreditor Agreement

[FORM OF]
GRANTOR INTERCREDITOR AGREEMENT JOINDER
[ ], 20[ ]

The undersigned, , a , hereby agrees to become party as a Grantor under (a) the Intercreditor Agreement, dated as of [ ], 2018, by and among Bank of America, N.A., as Original ABL Agent (as defined in the Intercreditor Agreement) for the ABL Secured Parties referred to therein, Goldman Sachs Bank USA, as Original First Lien Term Loan Agent (as de- fined in the Intercreditor Agreement) for the First Lien Term Loan Secured Parties referred to therein, each Additional Term Loan Debt Agent (as defined in the Intercreditor Agreement) for the Additional Term Loan Debt Secured Parties referred to therein, United Natural Foods, Inc., United Natural Foods West, Inc., [ ], and the respective Subsidiaries of United Natural Foods, Inc., United National Foods West, Inc. and [ ] party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), and (b) the Additional Term Loan Debt Security Documents (as defined therein), if any; for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 7 of the Intercreditor Agreement will apply with like effect to this Grantor Intercreditor Agreement Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of the day and year first above written.

[ ]

By:______________________________
Name:
Title:

[Notice Address]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.
A-1

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Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Signature Page – Intercreditor Agreement
#91188051v13

EXHIBIT B
to Intercreditor Agreement

[FORM OF]
LIEN SHARING AND PRIORITY CONFIRMATION JOINDER
[ ], 20[ ]

Reference is made to the Intercreditor Agreement, dated as of [ ], 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”) by and among Bank of America, N.A., as Original ABL Agent for the ABL Secured Parties referred to therein; Goldman Sachs Bank USA, as Original First Lien Term Loan Agent for the First Lien Term Loan Secured Parties referred to therein; each Additional Term Loan Debt Agent for the Additional Term Loan Debt Secured Parties referred to therein; United Natural Foods, Inc., United Natural Foods West, Inc., [ ] and [ ].

Capitalized terms used but not otherwise defined herein shall have meaning set forth in the Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to Section 2.10[a][b] of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional se- cured debt under the Intercreditor Agreement.

1. Joinder. The undersigned, [ ], a [ ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby:

(a) represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [ABL Secured Parties under an ABL Substitute Facility] [Term Loan Debt Secured Parties under the First Lien Term Loan Substitute Facility] [Additional Term Loan Debt Secured Parties under the Additional Term Loan Debt Facility] as [an ABL Agent under an ABL Substitute Facility] [a Term Loan Debt Agent under a First Lien Term Loan Substitute Facility] [an Additional Term Loan Debt Agent under an Additional Term Loan Debt Facility] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b) agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address]

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt constitutes ABL Debt Obligations] The undersigned New Representative, on behalf of itself and each holder of ABL Debt Obligations for which the under- signed is acting as [collateral agent] hereby agrees, for the benefit of all Secured Parties and each future Representative, and as a condition to being treated as ABL Debt Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, in-

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.
C-1
#91163047v5

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Signature Page – Intercreditor Agreement
#91188051v13

cluding the provisions relating to the ranking of ABL Liens and the order of application of proceeds from enforcement of Term Loan Debt Liens [or]

[Option B: to be used if Additional Debt constitutes a Series of Term Loan Debt Obligations] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Term Loan Debt Obligations or Additional Term Loan Debt Obligations [that constitutes a First Lien Term Loan Substitute Facility] for which the undersigned is acting as a Term Loan Debt Agent hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Term Loan Debt Obligations under the Intercreditor Agreement, that the New Representative and each holder of Obligations in respect of the Series of Term Loan Debt Obligations for which the undersigned is acting as Term Loan Debt Agent are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Term Loan Debt Liens and the order of application of proceeds from enforcement of Term Loan Debt Liens.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Intercreditor
Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.
C-2
#91163047v5

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Signature Page – Intercreditor Agreement
#91188051v13

IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of the day and year first above written.

[insert name of New Representative]

By:______________________________
Name:
Title:

The Original Term Loan Debt Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as a Term Loan Debt Agent for the New Representative and the holders of the Obligations represented thereby:

______________________________ ,
as Original Term Loan Debt Agent

By:______________________________
Name:
Title:

The Original ABL Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as ABL Agent for the New Representative and the holders of the Obligations represented thereby:

______________________________ ,
as Original ABL Agent

By:______________________________
Name:
Title:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.
C-3
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EXHIBIT F

[Name and Address of Obligor]

[•], 2018

[BY CERTIFIED MAIL - RETURN RECEIPT REQUESTED & UPS NEXT DAY AIR]

To:	[Name and Address of Credit Card
Issuer/Processor] (the “Processor”)

Re: [OBLIGOR]
Merchant Account Numbers: [•]

Dear Sir/Madam:

[OBLIGOR], a [•]1 with its principal executive offices at [•]2 (the “Company”), among others, has entered into separate financing agreements with each of (a) BANK OF AMERICA, N.A., a national banking association, with offices at CityPlace I, 185 Asylum Street, Hartford, CT 06103, Attn: Edgar Ezerins, as administrative agent (in such capacity, together with its successors and assigns, and any replacement agent pursuant to a replacement asset-based revolving credit financing, the “Revolving Loan Agent”) for its own benefit and the benefit of a syndicate of revolving loan lenders (together with their successors and assigns, and any replacement credit parties pursuant to a replacement asset-based revolving credit financing, the “Revolving Loan Credit Parties”), which are making loans or furnishing other financial accommodations to the Company and certain of its affiliates (the “Revolving Loan Facility”), and (b) GOLDMAN SACHS BANK USA, having an office at 2001 Ross Ave., Dallas, TX 75201, c/o Goldman Sachs Group, Inc., as administrative agent and collateral agent (in such capacities, together with its successors and assigns, and any replacement agent pursuant to a replacement term loan credit financing, the “Term Loan Agent”) for its own benefit and the benefit of a syndicate of term loan lenders (together with their successors and assigns, and any replacement credit parties pursuant to a replacement term loan credit financing, the “Term Loan Credit Parties”), which are making loans to UNITED NATURAL FOODS, INC., a Delaware corporation (the “Lead Borrower”) (the “Term Loan Facility”, and together with the Revolving Loan Facility, the “Facilities”). Pursuant to the Facilities, the Company, among others, has granted to the Revolving Loan Agent, for its own benefit and the benefit of the other Revolving Loan Credit Parties, and to the Term Loan Agent, for its own benefit and the benefit of the other Term Loan Credit Parties, a security interest in and to certain of the assets of the Company (the “Collateral”), including, among others, all credit and debit card charges submitted by the Company to the Processor for processing and all amounts which the Processor owes to the Company on account thereof (the “Credit Card Proceeds”).
________________________________
1 NTD: Insert corporate jurisdiction/organization.
2 NTD: Insert principal executive office address.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91163047v5

Pursuant to the [[•] dated [•]]3, (as amended, modified, supplemented or otherwise modified, and together with any replacement agreement thereto, the “Card Processing Agreement”), between the Processor and the Company, the Processor acts as the credit card processing service provider to the Company, and certain of its affiliates, in connection with sales that use credit cards and debit cards.
For purposes of this credit card notification (the “Credit Card Notification”), the term “Lender Representative” shall mean the Revolving Loan Agent until such time as the Revolving Loan Agent notifies the Processor in writing (at the Processor’s address above or as otherwise designated by the Processor) that the Lender Representative shall be the Term Loan Agent, and on and after delivery of such notice, the term “Lender Representative” shall mean the Term Loan Agent.
Notwithstanding anything to the contrary contained in the Card Processing Agreement, any other credit card notifications delivered prior to the date hereof or any other prior instructions which may have been given to the Processor, effective as of the date hereof, and until such time the Processor receives written instructions from the Lender Representative to the contrary, the Credit Car Proceeds, pursuant to the Card Processing Agreement or otherwise, shall be transferred only as follows:

a.
By electronic wire transfer to one of the deposit accounts described on Schedule I hereto (and as such Schedule I may be amended, modified, supplemented or otherwise modified from time to time in writing by an officer or director of the Company and confirmed in writing by an officer or director of the Lender Representative), or

b.	As the Processor may be otherwise instructed from time to time in writing by an officer of the Lender Representative.
Upon written request by the Revolving Loan Agent or the Term Loan Agent, a copy of each periodic statement provided or made available by the Processor to the Company shall be provided to the Lender Representative at the following address (which address may be changed upon seven (7) days written notice given to the Processor by the Revolving Loan Agent or the Term Loan Agent, as applicable):
If to Revolving Loan Agent:
Bank of America, N.A.
CityPlace I
185 Asylum Street
Hartford, CT 06103
Attn: Edgar Ezerins
Telecopy: (860) 952-6830
E-mail: edgar.ezerins@baml.com
_________________________
3 NTD: Insert title and date of applicable Credit Card Processing agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Re: [•]4

If to Term Loan Agent:

Goldman Sachs Bank USA
2001 Ross Ave. Dallas, TX 75201
c/o Goldman Sachs Group, Inc. Re: [•]5

The Processor shall be fully protected in acting on any order or direction by the Lender Representative given in accordance with the terms of this Credit Card Notification and with respect to the Credit Card Proceeds. The Processor shall not be required to make any inquiry whatsoever as to either the Revolving Loan Agent’s or the Term Loan Agent’s right or authority to give such order or direction or as to the application of any payment made pursuant thereto.
This Credit Card Notification may be amended solely by written notice executed by both the Company and the Lender Representative, and may be terminated either by written notice executed by any officer or director of the Lender Representative, or with respect to the Revolving Loan Facility, by written notice executed by the Company and consented to by the Revolving Loan Agent.
[[•], as lender representative under that certain credit card notification, dated as of [•] (the “Prior Credit Card Notification”), a copy of which has been delivered by the Company to the Processor, hereby terminates the Prior Credit Card Notification.]6

This Credit Card Notification may be executed and delivered by one or more of the parties to this Credit Card Notification on any number of separate counterparts, including by facsimile, telecopier or other methods of electronic transmission, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
THIS CREDIT CARD NOTIFICATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

__________________________________
4 NTD: Insert Obligor name.

5 NTD: Insert Obligor name.

6 NTD: Include if same accounts are subject to a previous Credit Card Notification.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Very truly yours, [OBLIGOR]

By:__________________________________
Name:
Title:

[[•]
as Lender Representative under the Prior
Credit Card Notification

By:__________________________________
Name:
Title:]7

Acknowledged and agreed:

BANK OF AMERICA, N.A.

By:__________________________________
Name:
Title:

GOLDMAN SACHS BANK USA

By:__________________________________
Name: Title:

_______________________________________

7 NTD: Include if subject accounts are subject to a previous Credit Card Notification.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Schedule I
to
Credit Card Notification

Deposit Accounts

Bank	ABA#	Name on Account	Account #

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91207851v4

SCHEDULE 1.1(a)

COMMITMENTS OF LENDERS1

Lender	U.S. Revolver Commitment	Canadian Commitment	U.S. Letter of Credit Commitment	Canadian Letter of Credit Commitment	Commitment for Swingline Loans to U.S. Borrowers	Commitment for Swingline Loans to Canadian Borrower
Bank of America, N.A.	$341,250,000.00	---	$35,000,000.00	---	$100,000,000.00	---
Bank of America, N.A., acting through its Canada Branch	---	$8,750,000.00	---	$5,000,000.00	---	$3,500,000.00
Well Fargo Bank, National Association	$341,250,000.00	---	$35,000,000.00	---	---	---
Wells Fargo Capital Finance Corporation Canada	---	$8,750,000.00	---	---	---	---
JPMorgan Chase Bank,	$243,750,000.00	---	$25,000,000.00	---	---	---

___________________
1 All amounts are in U.S. Dollars.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

1
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N.A.
JPMorgan Chase Bank, N.A., Toronto Branch	---	$6,250,000.00	---	---	---	---
U.S. Bank National Association	$243,750,000.00	---	$25,000,000.00	---	---	---
U.S. Bank National Association, acting through its Canada branch	---	$6,250,000.00	---	---	---	---
Goldman Sachs Bank USA	$48,750,000.00	$1,250,000.00	$5,000,000.00	---	---	---
Branch Banking and Trust Company	$97,500,000.00	$2,500,000.00	---	---	---	---
BMO Harris Financing, Inc.	$97,500,000.00	---	---	---	---	---
Bank of Montreal	---	$2,500,000.00	---	---	---	---
Citizens Bank, N.A.	$97,500,000.00	$2,500,000.00	---	---	---	---
TD Bank, N.A.	$97,500,000.00	---	---	---	---	---
The Toronto- Dominion Bank		$2,500,000.00	---	---	---	---
Royal Bank of Canada	$78,000,000.00	$2,000,000.00	---	---	---	---

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

2
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Credit Suisse AG, Cayman Islands Branch	$48,750,000.00	$1,250,000.00	---	---	---	---
PNC Bank, National Association	$48,750,000.00	---	---	---	---	---
PNC Bank Canada Branch	---	$1,250,000.00	---	---	---	---
Capital One, National Association	$48,750,000.00	$1,250,000.00	---	---		---
Farm Credit East, ACA	$48,750,000.00	$1,250,000.00	---	---	---	---
Coöperatieve Rabobank U.A., New York Branch	$48,750,000.00	$1,250,000.00	---	---	---	---
City National Bank	$19,500,000.00	$500,000.00	---	---	---	---
Total:	$1,950,000,000.00	$50,000,000.00	$125,000,000.00	$5,000,000.00	$100,000,000.00	$3,500,000.00

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

3
#91162358v46

SCHEDULE 1.1(b)

FISCAL PERIODS AND FISCAL QUARTERS

Fiscal 2019		Fiscal 2021		Fiscal 2023
9/1/2018		9/5/2020		9/3/2022
9/29/2018		10/3/2020		10/1/2022
10/27/2018	Q1	10/31/2020	Q1	10/29/2022	Q1
12/1/2018		12/5/2020		12/3/2022
12/29/2018		1/2/2021		12/31/2022
1/26/2019	Q2	1/30/2021	Q2	1/28/2023	Q2
3/2/2019		3/6/2021		3/4/2023
3/30/2019		4/3/2021		4/1/2023
4/27/2019	Q3	5/1/2021	Q3	4/29/2023	Q3
6/1/2019		6/5/2021		6/3/2023
6/29/2019		7/3/2021		7/1/2023
8/3/2019	Q4	7/31/2021	Q4	7/29/2023	Q4
Fiscal 2020		Fiscal 2022		Fiscal 2024
9/7/2019		9/4/2021		9/2/2023
10/5/2019		10/2/2021		9/30/2023
11/2/2019	Q1	10/30/2021	Q1	10/28/2023	Q1
12/7/2019		12/4/2021		12/2/2023
1/4/2020		1/1/2022		12/30/2023
2/1/2020	Q2	1/29/2022	Q2	1/27/2024	Q2
3/7/2020		3/5/2022		3/2/2024
4/4/2020		4/2/2022		3/30/2024
5/2/2020	Q3	4/30/2022	Q3	4/27/2024	Q3
6/6/2020		6/4/2022		6/1/2024
7/4/2020		7/2/2022		6/29/2024
8/1/2020	Q4	7/30/2022	Q4	8/2/2024	Q4

SCHEDULE 9.1.4

NAMES AND CAPITAL STRUCTURE

1. For, each Borrower and Subsidiary, the name, jurisdiction of organization, authorized and issued Equity Interests and record holders of such Equity Interests (with the exception of the Equity Interests in UNFI) are as follows:

Name	Jurisdiction	Number / Class of Authorized Shares	Number / Class of Issued Shares	Record Owner	Percent Ownership of Issued Shares
Borrowers
United Natural Foods, Inc.	Delaware	Common – 100,000,000 Preferred – 5,000,000	Common – 50,410,808[2] Preferred – 0	N/A	N/A
United Natural Foods West, Inc.	California	Common – 100,000	Common – 1	United Natural Foods, Inc.	100%
UNFI Canada, Inc.	Canada	Common – Unlimited	Common – 100	United Natural Foods, Inc.	100%
Subsidiaries
Albert’s Organics, Inc.	California	Voting – 99,500 Non-Voting – 500	Voting – 579.36 Non-Voting – 0	United Natural Foods, Inc.	100%
Blue Marble Brands, LLC	Delaware	N/A	N/A	United Natural Foods, Inc. (sole member)	100%
DS & DJ Realty, LLC	Florida	N/A	N/A	United Natural Foods, Inc. (sole member)	100%
Fromages De France, Inc.	California	Common – 100	Common – 100	Tony’s Fine Foods, Inc.	100%
Gourmet Guru, Inc.	New York	Common – 200	Common – 200	United Natural Foods, Inc.	100%
Natural Retail Group, Inc.	Delaware	Common – 10,000	Common – 1,000	United Natural Foods, Inc.	100%
Nor-Cal Produce, Inc.	California	Common-1,000	Common – 1,000	United Natural Foods, Inc.	100%
SCTC, LLC	Florida	N/A	N/A	United Natural Foods, Inc. (sole member)	100%
Select Nutrition, LLC	Delaware	N/A	N/A	United Natural Foods, Inc. (sole member)	100%
Tony’s Fine Foods	California	Common – 200,000	Common – 122,500	United Natural Foods West, Inc.	100%
SUPERVALU INC.	Delaware	Common – 1,000	Common – 1,000	United Natural Foods, Inc.	100%
Tutto Pronte	California	Common – 100	Common – 100	Tony’s Fine Foods, Inc.	100%
UNFI Transport, LLC	Delaware	N/A	N/A	United Natural Foods, Inc. (sole member)	100%
United Natural Trading, LLC	Delaware	N/A	N/A	United Natural Foods, Inc. (sole member)	100%

2 As of August 23, 2018.
* Information on file with the Borrowers.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.4-1

Name	Jurisdiction	Number / Class of Authorized Shares	Number / Class of Issued Shares	Record Owner	Percent Ownership of Issued Shares
Direct and Indirect Subsidiaries of SUPERVALU INC.[3]
Advantage Logistics - Southeast, Inc.	Alabama	1,000 shares of common stock, $0.01 par value	100 shares of common stock, $0.01 par value	[***]	100%
Advantage Logistics Southwest, Inc.	Arizona	1,000 shares of common stock, no par value	1,000 shares of common stock, no par value	[***]	100%
Advantage Logistics USA East L.L.C.	Delaware	N/A	100 units (uncertificated)	[***]	100%
Advantage Logistics USA West L.L.C.	Delaware	N/A	100 units (uncertificated)	[***]	100%
American Commerce Centers, Inc.	Florida	100,000 shares of common stock, $0.01 par value	*	[***]	100%
Arden Hills 2003 L.L.C.	Delaware	N/A	506 units	SUPERVALU INC.	90%
Associated Grocers Acquisition Company	Florida	100,000 shares of common stock, $0.01 par value	*	[***]	100%
Associated Grocers of Florida, Inc.	Florida	10,000 shares of common stock, $0.01 par value	*	[***]	100%
Billings Distribution Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Billings Equipment Company, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
Billings Operations Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Bismarck Distribution Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Bismarck Equipment Company, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
Bismarck Operations Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Blaine North 1996 L.L.C.	Delaware	N/A	137.3619 units	SUPERVALU INC.	70%
Blue Nile Advertising, Inc.	Florida	100,000 shares of common stock, $0.01 par value per share	*	[***]	100%
Burnsville 1998 L.L.C.	Delaware	N/A	363.35 units	SUPERVALU INC.	77.5%
Butson Enterprises of Vermont, Inc.	Vermont	500 shares of common stock, no par value	300 shares of common stock, no par value	[***]	100%
Butson’s Enterprises of Massachusetts, Inc.	Massachusetts	1,000 shares of common stock, no par value	*	[***]	100%
Butson’s Enterprises, Inc.	New Hampshire	7,500 shares of Class A voting stock, $1.00 par value; 7,500 shares of Class B non-voting stock, $1.00 par value	2,386 shares of Class A voting stock, $1.00 par value; 2,500 shares of Class B non-voting stock, $1.00 par value	[***]	100%
Cambridge 2006 L.L.C.	Delaware	N/A	1,000 units	SUPERVALU INC.	100%
[***]	[***]	[***]	[***]	[***]	[***]

3
Information for direct and indirect Subsidiaries of Supervalu is current as of August 28, 2018 and is subject to change prior to the Closing Date pursuant to the previously disclosed potential Supervalu interim reorganization.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.4-2

Name	Jurisdiction	Number / Class of Authorized Shares	Number / Class of Issued Shares	Record Owner	Percent Ownership of Issued Shares
Champaign Distribution Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Champaign Equipment Company, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
Champaign Operations Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Champlin 2005 L.L.C.	Delaware	N/A	1,814.708 units (uncertificated)	SUPERVALU INC.	100%
Coon Rapids 2002 L.L.C.	Delaware	N/A	182.2658 units (uncertificated)	SUPERVALU INC.	64%
Crown Grocers, Inc.	California	100,000 shares (par value not specified)	*	[***]	100%
Cub Foods, Inc.	Delaware	5,000 shares of common stock, $0.01 par value	1,000 shares of common stock, $0.01 par value	[***]	100%
Cub Stores, LLC	Delaware	N/A	1,000 units	[***]	100%
Eagan 2008 L.L.C.	Delaware	N/A	166.719 units (uncertificated)	SUPERVALU INC.	51%
Eagan 2014 L.L.C.	Delaware	N/A	536.9547 units (uncertificated)	SUPERVALU INC.	51%
[***]	[***]	[***]	[***]	[***]	[***]
Eastern Region Management Corporation	Virginia	5,000 shares of stock, $1.00 par value	*	[***]	100%
Fargo Distribution Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Fargo Equipment Company, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
Fargo Operations Company, LLC	Delaware	N/A	1,000 units	[***]	100%
FF Acquisition, L.L.C.	Virginia	N/A	10 units	[***]	100%
Foodarama LLC	Delaware	N/A	315 units	[***]	100%
Forest Lake 2000 L.L.C.	Delaware	N/A	147.906 units (uncertificated)	SUPERVALU INC.	65%
Fridley 1998 L.L.C.	Delaware	N/A	412.73 units (uncertificated)	SUPERVALU INC.	82%
Grocers Capital Company	California	500,000 Class A shares, no par value; 2,000,000 Class B shares, no par value; 24 Class C shares, no par value	*	[***]	100%
Hastings 2002 L.L.C.	Delaware	N/A	421.5499 units (uncertificated)	SUPERVALU INC.	51%
Hazelwood Distribution Company, Inc.	Delaware	5,000 shares of common stock, $0.01 par value	1,000 shares of common stock, $0.01 par value	[***]	100%
Hazelwood Distribution Holdings, Inc.	Delaware	5,000 shares of common stock, $0.01 par value	1,000 shares of common stock, $0.01 par value	[***]	100%
Hazelwood Equipment Company, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
Hazelwood Wholesale Company, LLC	Delaware	N/A	1,000 units	[***]	100%

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.4-3

Name	Jurisdiction	Number / Class of Authorized Shares	Number / Class of Issued Shares	Record Owner	Percent Ownership of Issued Shares
Hopkins Distribution Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Hopkins Equipment Company, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
Hopkins Operations Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Hornbacher’s, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	120 shares of common stock, $0.001 par value	[***]	100%
International Distributors Grand Bahama Limited	Bahamas	5,000 shares, $1.00 each	4,999 shares, $1.00 each	[***]	99.98%
Inver Grove Heights 2001 L.L.C.	Delaware	N/A	375.03 units	SUPERVALU INC.	100%
Keatherly, Inc.	New Hampshire	300 shares of common stock, no par value; 300 shares of Class common stock, no par value	*	[***]	100%
Keltsch Bros., Inc.	Indiana	*	1,000 shares of common stock, $1.00 par value	[***]	100%
Lakeville 2014 L.L.C.	Delaware	N/A	273.8863 units (uncertificated)	SUPERVALU INC.	51%
Maplewood East 1996 L.L.C.	Delaware	N/A	667 units	SUPERVALU INC.	100%
Market Company, Ltd.	Bermuda	12,000 shares, $1.00 par value	12,000 shares, $1.00 par value	[***]	100%
Market Improvement Company	Florida	3,000 shares of Class A common stock, $100 par value; 7,000 shares of Class B common stock, $100 par value	*	[***]	100%
Monticello 1998 L.L.C.	Delaware	N/A	449.2737 units (uncertificated)	SUPERVALU INC.	90%
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
NC&T Supermarkets, Inc.	Ohio	750 shares of common stock, no par value	100 shares of common stock, no par value	[***]	100%
Nevada Bond Investment Corp. I	Nevada	1,000 shares of common stock, $0.01 par value	*	[***]	100%
Northfield 2002 L.L.C.	Delaware	N/A	362.4074 units (uncertificated)	SUPERVALU INC.	51%
Oglesby Distribution Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Oglesby Equipment Company, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
Oglesby Operations Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Plymouth 1998 L.L.C.	Delaware	N/A	279.90 units (uncertificated)	SUPERVALU INC.	62.5%
Savage 2002 L.L.C.	Delaware	N/A	113.2856 units (uncertificated)	SUPERVALU INC.	51%
SFW Holding Corp.	Delaware	1,000 shares of common stock, $0.01 par value	500 shares of common stock, $0.01 par value	[***]	100%

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.4-4

Name	Jurisdiction	Number / Class of Authorized Shares	Number / Class of Issued Shares	Record Owner	Percent Ownership of Issued Shares
Shop ‘N Save East Prop, LLC	Delaware	N/A	1,000 units	[***]	100%
Shop ‘N Save East, LLC	Delaware	N/A	10,199,000 units	[***]	100%
Shop ‘N Save Prop, LLC	Delaware	N/A	1,000 units	[***]	100%
Shop ‘N Save St. Louis, Inc.	Missouri	1,000 shares of common stock, no par value	1,000 shares of common stock, no par value	[***]	100%
Shop ‘N Save Warehouse Foods, Inc.	Missouri	3,000 shares of common stock, $10.00 par value	100 shares of common stock, $10.00 par value	[***]	100%
Shoppers Food Warehouse Corp.	Ohio	25,000 shares of Class A non-voting common stock, $5.00 par value; 25,000 shares of Class B voting common stock, $5.00 par value	10,000 shares of Class B voting common stock, $5.00 par value	[***]	100%
Shorewood 2001 L.L.C.	Delaware	N/A	415 units (uncertificated)	SUPERVALU INC.	83%
Silver Lake 1996 L.L.C.	Delaware	N/A	66.827748 units (uncertificated)	SUPERVALU INC.	51%
[***]	[***]	[***]	[***]	[***]	[***]
Stevens Point Distribution Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Stevens Point Equipment Company, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
Stevens Point Operations Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Sunflower Markets, LLC	Delaware	N/A	100 units (uncertificated)	[***]	100%
Super Rite Foods Equipment Company, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
Super Rite Foods Operations Company, LLC	Delaware	N/A	1,000 units	[***]	100%
Super Rite Foods, Inc.	Delaware	3,000 shares of common stock, no par value	1,000 shares of common stock, $0.01 par value	[***]	100%
SUPERVALU Enterprise Services, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
SUPERVALU Enterprises, Inc.	Delaware	57,142,857 shares of common stock, $0.01 par value; 1,000,000 shares of preferred stock	1,000 shares of common stock, $0.01 par value	SUPERVALU INC.	100%
SUPERVALU Gold, LLC	Delaware	N/A	100 units (uncertificated)	SUPERVALU INC.	100%
SUPERVALU Holdco, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
SUPERVALU Holdings Equipment Company, Inc.	Delaware	5,000 shares of common stock $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.4-5

Name	Jurisdiction	Number / Class of Authorized Shares	Number / Class of Issued Shares	Record Owner	Percent Ownership of Issued Shares
SUPERVALU Holdings Operations Company, Inc.	Delaware	5,000 shares of common stock $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
SUPERVALU Holdings PA Equipment Company, Inc.	Delaware	5,000 shares of common stock $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
SUPERVALU Holdings PA Operations Company, LLC	Delaware	N/A	1,000 units	[***]	100%
SUPERVALU Holdings, Inc.	Missouri	100,000 shares of common stock, $0.01 par value	1,001.5 shares of common stock, $0.01 par value	[***]	100%
SUPERVALU Holdings - PA LLC	Pennsylvania	N/A	10 units	[***]	100%
SUPERVALU India, Inc.	Minnesota	1,000 shares of common stock, no par value	1,000 shares of common stock, no par value	[***]	100%
SUPERVALU Licensing, LLC	Delaware	N/A	1,000 units	[***]	100%
SUPERVALU Merger Sub, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	SUPERVALU Enterprises, Inc.	100%
SUPERVALU Penn Equipment Company, Inc.	Delaware	5,000 shares of common stock $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
SUPERVALU Penn Operations Company, LLC	Delaware	N/A	1,000 units	[***]	100%
SUPERVALU Penn, LLC	Pennsylvania	N/A	1,000 units	[***]	100%
SUPERVALU Pharmacies, Inc.	Minnesota	10,000 shares of common stock, $0.01 par value	*	[***]	100%
SUPERVALU Receivables Funding Corporation	Delaware	1,000 shares of common stock $10.00 par value	*	[***]	100%
SUPERVALU Services USA, Inc.	Minnesota	1,000 shares of common stock, no par value	1,000 shares of common stock, no par value	[***]	100%
SUPERVALU Transportation, Inc.	Minnesota	25,000 shares of common stock, $0.01 par value	1,000 shares of common stock, $0.01 par value	[***]	100%
SUPERVALU TTSJ, LLC	Delaware	N/A	100 units	[***]	100%
SUPERVALU WA, L.L.C.	Delaware	N/A	100 units	[***]	100%
SUPERVALU Wholesale Equipment Company, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
SUPERVALU Wholesale Holdings, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
SUPERVALU Wholesale Operations, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
SUPERVALU Wholesale, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.4-6

Name	Jurisdiction	Number / Class of Authorized Shares	Number / Class of Issued Shares	Record Owner	Percent Ownership of Issued Shares
SV Markets, Inc.	Ohio	1,000 shares of common stock, no par value	*	[***]	100%
SVU Legacy, LLC	Delaware	N/A	1,000 units	[***]	100%
TC Michigan LLC	Michigan	N/A	*	[***]	100%
TTSJ Aviation, Inc.	Delaware	1,000 shares of common stock, $0.001 par value	100 shares of common stock, $0.001 par value	[***]	100%
Ultra Foods, Inc.	New Jersey	1,000 shares of common stock, $1.00 par value	1,000 shares of common stock, $1.00 par value	[***]	100%
Unified Grocers, Inc.	California	500,000 Class A shares, no par value; 2,000,000 Class B shares, no par value; 24 Class C shares, no par value	*	SUPERVALU INC.	100%
Unified International, Inc.	Delaware	3,000 shares of common stock, $1.00 par value	*	Unified Grocers, Inc.	100%
W. Newell & Co. Distribution Company, LLC	Delaware	N/A	1,000 units	[***]	100%
W. Newell & Co. Equipment Company, Inc.	Delaware	5,000 shares of common stock, $0.001 par value	1,000 shares of common stock, $0.001 par value	[***]	100%
W. Newell & Co., LLC	Delaware	N/A	100 units (uncertificated)	[***]	100%
Wetterau Insurance Co. Ltd.	Bermuda	*	*	[***]	100%
WSI Satellite, Inc.	Missouri	30,000 shares of common stock, $1.00 par value	*	[***]	100%

2.	All agreements binding on holders of Equity Interests of Borrowers and Subsidiaries with respect to such Equity Interests are as follows:

Cub Foods Limited Liability Company Agreements

Supervalu holds limited liability company membership interests in certain Delaware limited liability companies (the “Cub LLCs”) that operate Cub® banner corporate retail stores. The membership interests of the Cub LLCs are subject to certain rights of first refusal and other purchase and sale provisions pursuant to the following limited liability company operating agreements:

•	Limited Liability Company Agreement of Blaine North 1996 L.L.C., dated as of July 29, 1996, by and among Company, [***] and [***]

•	Limited Liability Company Agreement of Bloomington 1998 LLC, dated as of October 23, 1998, by and between Company and [***]

•	Limited Liability Company Agreement of Burnsville 1998 LLC, dated as of October 23, 1998, by and among Company, [***], [***], [***], and [***]

•	Limited Liability Company Agreement of Coon Rapids 2002 LLC, dated as of May 22, 2002, by and between Company and [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.4-7

•	Amended and Restated Limited Liability Company Agreement of Eagan 2008 LLC, dated as of July 14, 2014, by and between Company and[***]

•	Amended and Restated Limited Liability Company Agreement of Eagan 2014 LLC, dated as of July 14, 2014, by and between Company and [***]

•	Limited Liability Company Agreement of Forest Lake 2001 LLC, dated as of June 2001, by and between Company and [***]

•	Limited Liability Company Agreement of Fridley 1998 LLC, dated as of October 23, 1998, by and between Company and [***]

•	Limited Liability Company Agreement of Hastings 2002 LLC, dated as of May 16, 2002, by and between Company and [***]

•	Amended and Restated Limited Liability Company Agreement of Lakeville 2014 LLC, dated as of July 14, 2014, by and between Company and [***]

•	Limited Liability Company Agreement of Monticello 1998 LLC, dated as of December 4, 1998, by and among Company, [***] and[***]

•	Limited Liability Company Agreement of Northfield 2002 LLC, dated as of March 7, 2002, by and between Company and [***]

•	Limited Liability Company Agreement of Plymouth 1998 LLC, dated as of October 23, 1998, by and between Company, [***], [***], [***], [***] and [***]

•	Amended and Restated Limited Liability Company Agreement of Savage 2002 LLC, dated as of July 14, 2014, by and between Company and [***]

•	Amended and Restated Limited Liability Company Agreement of Shakopee 1997 LLC, dated as of July 14, 2014, by and between Company and R[***]

•	Limited Liability Company Agreement of Shorewood 2001 LLC, dated as of January 17, 2003, by and between Company and [***]

•	Limited Liability Company Agreement of Silver Lake 1996 LLC, dated as of April 12, 1996, by and between Company and [***]

[***]
[***]
[***]

3.
In the five years preceding the Closing Date, no Borrower or Subsidiary has acquired all or substantially all of the assets of any other Person nor been the surviving entity in a merger, amalgamation or combination, except:

Albert’s Organics, Inc.

•	In March 2016, Albert’s Organics, Inc., acquired certain assets of Global Organic/Specialty Source, Inc., GO Transportation, LLC and Gulfcoast Cold Storage, LLC.
•    In February 2017, Achondo Transportation, Inc. (“ATI”) was merged into
Albert’s Organics, Inc.

Butson’s Enterprises, Inc.

•	In August 2015, Peoples Market, Incorporated, a New Hampshire corporation, was dissolved following the liquidation of any of its remaining assets into [***].

Foodarama LLC

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.4-8

•	In February 2015, FF Construction LLC, a Virginia limited liability company, dissolved after the liquidation of any of its remaining assets into [***].

•
In February 2015, the following entities were dissolved after their assets were dissolved after the liquidation of any remaining assets of such entities into [***]: (a) Foodarama, Inc., a Maryland corporation; (b) Food-A-Rama-G.U., Inc., a Maryland corporation; and (c) Foodarama Group, Inc., a Maryland corporation.

Shoppers Food Warehouse Corp.

•	In February 2015, SFW Licensing Corp., a Delaware corporation, dissolved after the liquidation of any of its remaining assets into [***].

SUPERVALU INC.

•
In February 2015, Richfood Holdings, Inc., a Delaware corporation (“RHI”), merged with and into Supervalu with Supervalu as the surviving entity. Prior to such merger, Market Funding, Inc., a Delaware corporation, was dissolved after the liquidation of any of its remaining assets into [***].

•
In February 2015, the following entities Supervalu dissolved after the liquidation of any remaining assets of such entities into [***]: (a) SUPERVALU Finance, Inc., a Minnesota corporation; (b) SUPERVALU Receivables, Inc., a Delaware corporation; and (c) Valu Ventures, Inc., a Minnesota corporation.

•	In June 2015, Supermarket Operators of America, Inc., a Delaware corporation, merged with and into Supervalu with Supervalu as the surviving entity.

•	In June 2016, Planmark Architecture of Oregon, P.C., an Oregon professional corporation, was dissolved following the liquidation of any of its remaining assets into [***].

•
In June 2016, Valu Ventures 2, Inc., an Indiana corporation (“VV2”), was dissolved following the liquidation of any its remaining assets into [***], in August 2015, SUPERVALU Terre Haute Limited Partnership, an Indiana limited partnership, was dissolved following the liquidation of any of its remaining assets into [***].

•	In February 2017, Advantage Logistics USA, Inc., a Delaware corporation, merged with and into Supervalu with Supervalu surviving.

•
In June 2017, Supervalu acquired Unified Grocers, Inc., a California corporation (“UG”), upon the merger of West Acquisition Corporation, a California corporation and then wholly-owned subsidiary of Supervalu, with and into UG with UG as the surviving entity.

•	In August 2017, the following entities were dissolved after liquidation of any remaining assets of such entities into [***]: (a) Planmark, Inc. and (b) Risk
Planners, Inc.

•
In December 2017, Supervalu acquired Associated Grocers of Florida, Inc., a Florida corporation (“AGF”), upon the merger of Gator Merger Sub Inc., a Florida corporation and then wholly-owned subsidiary of Supervalu, with and into AGF with AGF as the surviving entity.

•	In March 2018, SUPERVALU Management Corp., a Delaware corporation, dissolved following the liquidation of its assets into [***].

SUPERVALU Holdings, Inc.

•	In February 2015, SV Ventures, an Indiana general partnership, dissolved following the liquidation of fifty percent (50%) of any of its assets to each of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.4-9

[***] and [***] (the “SV Ventures Liquidation”).

•	In August 2015, R&M Kensoha LLC, a Delaware limited liability company, was dissolved following the liquidation of any of its remaining assets into [***].

•	In October 2015, SVH Holding, Inc., a Delaware corporation, merged with and into SV Holdings with SV Holdings surviving.

•	In October 2015, SVH Realty, Inc., a Delaware corporation, merged with and into SV Holdings with SV Holdings surviving.

•
In June 2016, the following entities were dissolved after liquidation of any remaining assets of such entities into [***]: Advantage Logistics-PA LLC, a Pennsylvania limited liability company; (b) Livonia Holding Company, Inc., a Michigan corporation; and (c) WC&V Supermarkets, Inc., a Vermont corporation.

•	In December 2016, Wetterau Finance Co., a Missouri corporation, was merged with and into SV Holdings with SV Holdings as the surviving entity.

SUPERVALU Pharmacies, Inc.

•
In March 2018, the following entities were dissolved after liquidation of any remaining assets of such entities into [***]: (a) Hornbacher’s Pharmacies, Inc., a Delaware corporation; and (b) Shop ‘N Save Pharmacies, Inc., a Delaware corporation.

SUPERVALU TTSJ, LLC

•	In June 2018, SUPERVALU TTSJ, Inc., a Delaware corporation, converted into a Delaware limited liability company pursuant to the laws of the State of Delaware.

Super Rite Foods, Inc.

•	In February 2015, Richfood, Inc., a Virginia corporation (“RFI”), merged with and into Super Rite Foods, Inc., a Delaware corporation (“SRF”), with SRF as the surviving entity (the “RFI Merger”).

•
In February 2015, prior to the RFI Merger, the following entities were dissolved after the liquidation of any remaining assets of such entities into [***]: (a) Rich-Temps, Inc., a Virginia corporation; (b) Market Insurance Agency, Inc., a Virginia corporation; and (c) Market Improvement Corporation, a Virginia corporation.

•	In February 2015, following the RFI Merger, Market Brands, Inc., a Delaware corporation, dissolved following the liquidation of any of its remaining assets into [***].

•	In February 2015, following the RFI Merger, Richfood Procurement, L.L.C., a Virginia limited liability company, merged with and into SRF with SRF as the surviving entity.

•
In June 2015, the following entities were dissolved after the liquidation of any remaining assets of such entities into [***]: (a) Discount Books, Inc., a Delaware corporation; (b) G.W.M. Holdings, Inc., a Virginia corporation;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.4-10

United Natural Foods, Inc.

•
In September 2013, UNFI acquired all of the equity interest of Trudeau Foods, LLC (“Trudeau Foods”) from Trudeau Holdings, LLC, a portfolio company of Arbor Investments II, LP. In June 2015, Trudeau Foods was dissolved into UNFI.

•
In March 2016, UNFI acquired all the outstanding stock of Nor-Cal Produce, Inc. and an affiliated entity Achondo Transportation, Inc. (“ATI”) along with substantially all the assets of Achondo Properties Limited Partnership, an affiliated entity.

•
In August 2016, UNFI acquired all of the equity interest of Haddon House Food Products, Inc., (“Haddon House”) along with its subsidiaries SCTC, LLC and DS & DJ Realty, LLC. In December 2016, Haddon House was dissolved into UNFI.

•	In August 2016, Springfield Development, LLC was liquidated into UNFI.

•	In January 2017, Organic Food, LLC liquidated into UNFI Inc.

United Natural Foods West, Inc.

•
In May 2014, UNFW acquired all of the stock of Tony’s Fine Foods and their wholly owned subsidiaries Tutto Pronte and Fromages De France (both dormant), a leading distributor of perishable food products.

•	In July 2015, United Natural Transportation Inc. was merged into UNFW.

UNFI Transport, LLC

•	In February 2016, UNFI Transport, LLC was formed as a transportation company for UNFI.

SCHEDULE 9.1.11

ROYALTIES; PATENTS, TRADEMARKS AND COPYRIGHTS

1. In the ordinary course of business, Supervalu and its Subsidiaries license, and pay licensee and maintenance fees for, the use of and access to, various third-party software which is used in and necessary to the conduct of its business.

2. Registered Trademarks and Trademark Applications:

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	1 2 3 4 FOR THE COMMUNITY	Registered	Sep-12-2008	77568464	May-26-2009	3626212	USA
SUPERVALU Licensing, LLC	A FRESH TAKE ON VALUE	Registered	Jan-6-2016	86867130	Apr-4-2017	5177545	USA
SUPERVALU Licensing, LLC	A SMART CHOICE FOR SAVINGS. DOLLAR SMART	Registered	Apr-30-2003	78243633	Sep-20-2005	2996944	USA
SUPERVALU Licensing, LLC	A TRADITION OF FRESH THINKING	Registered	Aug-23-2005	TMA738,288	Apr-17-2009	TMA738,288	Canada
Unified Grocers, Inc.	A WORLD OF DIFFERENCE	Registered	Jan-14-2014	86165521	Mar-29-2016	4927982	USA
SUPERVALU Licensing, LLC	ARCTIC SHORES SEAFOOD COMPANY	Registered	Dec-12-2011	85492518	Aug-7-2012	4185858	USA
SUPERVALU Licensing, LLC	ARCTIC SHORES SEAFOOD COMPANY	Registered	Jun-26-2006	78916558	Feb-19-2008	3386833	USA
SUPERVALU Licensing, LLC	AWESOME	Registered	Jan-2-2001	76191790	Jun-4-2002	2576742	USA
Unified Grocers, Inc.	B.I.G. BETTER INDEPENDENT GROCERS	Registered	Jun-10-1983	16737	Jun-10-1983	16737	California
Unified Grocers, Inc.	B.I.G. BETTER INDEPENDENT GROCERS	Registered	Oct-14-2016	121616	Oct-14-2016	121616	California
SUPERVALU Licensing, LLC	BABY BASICS	Registered	Apr-3-1995	74655402	Mar-17-1998	2144905	USA
SUPERVALU Licensing, LLC	BASICS FOR KIDS	Registered	Sep-28-2006	77009937	Aug-28-2007	3284349	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.4-11

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	BASICS FOR KIDS	Registered	Sep-28-2006	77009933	Aug-4-2009	3662314	USA
SUPERVALU Licensing, LLC	BASICS FOR KIDS	Registered	Nov-28-2007	77339460	Dec-16-2008	3546072	USA
SUPERVALU Licensing, LLC	BEEF SPOKEN HERE	Registered	Jan-16-2009	77651039	Sep-29-2009	3690577	USA
SUPERVALU Licensing, LLC	BUILDING ACTIVE RECOGNIZABLE SERVICE	Registered	Feb-9-1994	74488345	Apr-18-1995	1890123	USA
SUPERVALU Licensing, LLC	CARLITA	Registered	Nov-4-2003	78322603	Mar-24-2009	3596476	USA
SUPERVALU Licensing, LLC	CHATTANOOGA CHICKEN	Registered	Jul-17-2003	78275369	Feb-8-2005	2925006	USA
SUPERVALU Licensing, LLC	CHILL-A WHOLE NEW WAY!	Registered	Jul-14-2003	78273659	Nov-9-2004	2901673	USA
SUPERVALU Licensing, LLC	CLEAR EXCELLENCE	Registered	Apr-25-1997	75281481	Mar-10-1998	2142810	USA
SUPERVALU Licensing, LLC	COLOSSAL DONUTS	Registered	Mar-28-2005	76634444	Mar-21-2006	3069978	USA
Unified Grocers, Inc.	COTTAGE HEARTH	Registered	Nov-1-1993	74452858	Sep-20-1994	1854786	USA
SUPERVALU Licensing, LLC	COUNTRY STORE	Registered	Aug-14-2002	76440834	Apr-20-2004	2833752	USA
SUPERVALU Licensing, LLC	COUNTY MARKET	Registered	Jul-27-1981	73320866	Apr-17-1984	1274441	USA
SUPERVALU Licensing, LLC	COUNTY MARKET	Registered	Jul-27-1981	73320865	Apr-3-1984	1272976	USA
SUPERVALU Licensing, LLC	COUNTY MARKET	Registered	Jun-5-1981	73313421	Jun-19-1984	1282825	USA
SUPERVALU Licensing, LLC	COUNTY MARKET	Registered	Mar-19-1981	73301808	Aug-10-1982	1204794	USA
SUPERVALU Licensing, LLC	COUNTY MARKET	Registered	Jan-24-2006	78797759	Oct-17-2006	3158766	USA
SUPERVALU Licensing, LLC	COUNTY MARKET	Registered	Aug-20-2003	76541214	Aug-3-2004	2869022	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-1

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	COUNTY MARKET	Registered	Nov-5-2013	86110206	Jul-1-2014	4559698	USA
SUPERVALU Licensing, LLC	COUNTY MARKET EXPRESS	Registered	May-27-2004	78426383	Aug-9-2005	2983260	USA
SUPERVALU Licensing, LLC	COUNTY MARKET PHARMACY	Registered	Sep-10-2007	77275565	Apr-29-2008	3418110	USA
SUPERVALU Licensing, LLC	COUNTYMARKET WE VALUE FRESH · WE VALUE FAMILY WE V	Registered	Dec-14-2005	78773448	Apr-3-2007	3224488	USA
SUPERVALU Holdings, Inc.	CRESTWOOD BAKERY	Registered	Jul-18-2001	76286974	Mar-12-2002	2547355	USA
SUPERVALU Holdings, Inc.	CRESTWOOD BAKERY	Registered	May-14-2002	76412256	Mar-4-2003	2693083	USA
SUPERVALU Holdings, Inc.	CRESTWOOD BAKERY	Registered	Sep-9-2004	78480726	Nov-15-2005	3015456	USA
SUPERVALU INC.	CUB	Registered	Sep-14-1981	73327957	Jul-12-1983	1245543	USA
SUPERVALU INC.	CUB	Registered	Jul-30-2003	78280644	Sep-14-2004	2884303	USA
SUPERVALU INC.	CUB	Registered	Sep-14-1981	73327958	Jul-12-1983	1245515	USA
SUPERVALU INC.	CUB	Registered	Mar-15-1977	73119200	Nov-22-1977	1078153	USA
SUPERVALU INC.	CUB DISCOUNT LIQUOR	Registered	Jun-7-2002	76418275	Sep-9-2003	2762718	USA
SUPERVALU INC.	CUB FOODS	Registered	Mar-15-1977	73119207	Jan-17-1978	1082984	USA
SUPERVALU INC.	CUB KINDNESS	Pending	Apr-7-2017	87403476			USA
SUPERVALU INC.	CUB PHARMACY	Registered	Nov-25-2002	78188657	Mar-9-2004	2821196	USA
SUPERVALU INC.	CUB. FOR YOU LIFE	Registered	Apr-6-2018	1009778100034	Apr-6-2018	100977810003 4	Minnesota
SUPERVALU INC.	CUB’S BIG YUMMY MUFFIN	Registered	Sep-24-2003	78304847	Nov-23-2004	2905017	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-2

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	CULINARY CIRCLE	Registered	Apr-9-2008	77443676	Dec-8-2009	3723156	USA
SUPERVALU Licensing, LLC	CULINARY CIRCLE	Registered	Nov-30-2016	87252617	Oct-3-2017	5303359	USA
SUPERVALU Licensing, LLC	CULINARY CIRCLE	Pending	Apr-13-2018	2018/0027295			Colombia
SUPERVALU Licensing, LLC	CULINARY CIRCLE	Pending	Jan-18-2018	2643/2018			Honduras
SUPERVALU Licensing, LLC	CULINARY CIRCLE	Pending	Jan-9-2018	87748519			USA
SUPERVALU Licensing, LLC	CULINARY CIRCLE	Pending	Jan-17-2018	2018-2242			Dominican Republic
SUPERVALU Licensing, LLC	CULINARY CIRCLE	Pending	Feb-7-2018	263968-01			Panama
SUPERVALU Licensing, LLC	CULINARY CIRCLE FOOD LOVER’S FOOD	Registered	May-30-2008	77487463	Apr-28-2009	3613669	USA
SUPERVALU Licensing, LLC	EQUALINE	Registered	Mar-5-2004	78379410	Nov-28-2006	3177770	USA
SUPERVALU Licensing, LLC	ESSENTIAL 9.5	Pending	May-15-2018	87922087			USA
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Sep-6-2011	85416015	Apr-23-2013	4325174	USA
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Oct-29-2010	85165277	Jan-1-2013	4268741	USA
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Jan-4-2018	148/2018			Honduras
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Nov-18-2014	86457152	May-26-2015	4743723	USA
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426015	Jun-21-2013	10426015	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426017	May-14-2013	10426017	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-17-2017	2017-0001478			Costa Rica

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-3

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-1-2017	2017000868			Guatemala
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-1-2017	2017000869			Guatemala
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-1-2017	2017008070			Guatemala
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-1-2017	2017000871			Guatemala
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-1-2017	2017000872			Guatemala
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-1-2017	2017000873			Guatemala
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-1-2017	2017000874			Guatemala
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-2-2017	2017000912			Guatemala
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426011	Jun-7-2013	10426011	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Oct-29-2010	85977016	Aug-28-2012	4200134	USA
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426016	Mar-21-2013	10426016	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426182	Mar-28-2013	10426182	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426183	Mar-21-2013	10426183	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426185	Mar-21-2013	10426185	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426186	Mar-21-2013	10426186	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426187	Mar-21-2013	10426187	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426188	Mar-21-2013	10426188	China

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-4

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426191	Mar-21-2013	10426191	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-20-2012	10445522	Mar-28-2013	10445522	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426012	Mar-21-2013	10426012	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426014	Mar-21-2013	10426014	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426184	Apr-21-2013	10426184	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426190	Apr-21-2013	10426190	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426008	Apr-28-2013	10426008	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426009	Apr-28-2013	10426009	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426010	Apr-28-2013	10426010	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426013	Apr-28-2013	10426013	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-20-2012	10445523	Mar-28-2013	10445523	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Jan-16-2012	10426189	Mar-21-2013	10426189	China
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Feb-2-2017	1348340	Feb-6-2017	1348340	WIPO
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Feb-6-2017	1348340	Feb-6-2017	134830	Australia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Jan-31-2017	87319498			USA
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Apr-27-2017	304123205			Hong Kong
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-17-2017	256430-01			Panama

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-5

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-17-2017	256428-01			Panama
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending		256425-01			Panama
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-17-2017	256424-01			Panama
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-17-2017	256423-01			Panama
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-17-2017	256422-01			Panama
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-17-2017	256421-01			Panama
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-17-2017	256420-01			Panama
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-23-2017	DID2017008632			Indonesia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-23-2017	DID2017008633			Indonesia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-23-2017	DID2017008634			Indonesia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-23-2017	DID2017008635			Indonesia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-23-2017	DID2017008636			Indonesia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-23-2017	DID2017008644			Indonesia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-23-2017	DID2017008645			Indonesia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-23-2017	DID2017008646			Indonesia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-10-2017	2017052182			Malaysia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-10-2017	2017052162			Malaysia
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-6

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-10-2017	2017052160			Malaysia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-10-2017	2017052157			Malaysia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-10-2017	2017052152			Malaysia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-10-2017	2017052147			Malaysia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-10-2017	2017052142			Malaysia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-10-2017	2017052140			Malaysia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Dec-28-2017	2017-48391			Dominican Republic
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Feb-3-2017	1240848	Feb-3-2017	1240848	Chile
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-6-2017	1348340			Republic of Korea (South)
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-6-2017	1348340			Singapore
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-2-2017	2017-000912			Guatemala
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Registered	Feb-6-2017	1348340	Feb-6-2017	1348340	Colombia
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-6-2017	1348340			New Zealand
SUPERVALU Licensing, LLC	ESSENTIAL EVERYDAY	Pending	Feb-6-2017	1348340			Philippines
SUPERVALU Holdings, Inc.	F	Registered	Apr-13-1966	72243313	Oct-1-1968	0858088	United States of America
Unified Grocers, Inc.	FAMILY GROCER	Registered	Jul-16-1990	19942	Jul-16-1990	19942	Washington
SUPERVALU Licensing, LLC	FARM FRESH	Registered	Jan-26-2010	77920049	Aug-31-2010	3840836	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-7

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	FARM FRESH	Registered	Dec-7-1981	73340382	Jun-20-1989	1544928	USA
SUPERVALU Licensing, LLC	FARM FRESH	Registered	Dec-3-1984	73511769	Oct-31-1989	1563627	USA
SUPERVALU Licensing, LLC	FARM FRESH FOOD & PHARMACY	Registered	Mar-8-2006	78831950	Jan-2-2007	3193865	USA
SUPERVALU Licensing, LLC	FARM STAND	Registered	Apr-11-1966	72243140	May-7-1968	0848743	USA
SUPERVALU Licensing, LLC	FARMSTAND	Registered	Jun-10-1997	75305979	Oct-23-2001	2499262	USA
SUPERVALU Holdings, Inc.	FESTIVAL FOODS	Registered	Apr-11-2002	76393963	Feb-18-2003	2688438	USA
SUPERVALU Holdings, Inc.	FESTIVAL FOODS	Registered	Apr-11-2002	76393962	Feb-18-2003	2688437	USA
SUPERVALU Holdings, Inc.	FESTY BURGER	Registered	Mar-5-2008	20085801559	Mar-5-2008	20085801559	Wisconsin
SUPERVALU Licensing, LLC	FLAVORITE	Registered	Aug-15-2002	78154616	Mar-21-2006	3070033	USA
SUPERVALU Licensing, LLC	FOOD RITE	Registered	Apr-9-1998	75464879	Dec-7-1999	2297583	USA
SUPERVALU Holdings, Inc.	FOODLAND	Registered	Oct-11-1991	74211325	Aug-11-1992	1707516	USA
SUPERVALU Holdings, Inc.	FOODLAND	Registered	Mar-6-1963	72164032	Feb-16-1965	0785369	USA
SUPERVALU Holdings, Inc.	FOODLAND	Registered	Oct-19-1966	72256732	Apr-30-1968	0848268	USA
SUPERVALU Holdings, Inc.	FOODLAND EXPRESSSS PAPA’S PEPPERONI ROLL	Registered	Jun-24-2003	78266354	Jul-27-2004	2866771	USA
SUPERVALU Holdings, Inc.	FOODLAND EXPRESSSSSS	Registered	Jan-22-2003	78205748	Oct-5-2004	2891171	USA
SUPERVALU Holdings, Inc.	FOODLAND FRESH	Registered	Nov-4-2008	77606585	Jun-16-2009	3638580	USA
SUPERVALU Holdings, Inc.	FOODLANE	Registered	Sep-12-1977	73140907	Nov-7-1978	1105820	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-8

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	FRESH EVENTS BY FARM FRESH	Registered	Mar-19-2008	77426307	Dec-30-2008	3553229	USA
SUPERVALU Licensing, LLC	FRESH PRODUCE. FRESH PRICES.	Registered	Sep-21-2011	85427816	May-1-2012	4135526	USA
SUPERVALU Licensing, LLC	FRESHNESS YOU DESERVE. SAVINGS YOU EXPECT.	Registered	Oct-17-2013	86093700	May-27-2014	4537543	USA
SUPERVALU Licensing, LLC	FROSTED FRUITY	Registered	Feb-11-1991	74137972	Sep-24-1991	1870706	USA
SUPERVALU Licensing, LLC	FUEL EXPRESS AT FARM FRESH	Registered	Dec-9-2014	86474919	Feb-2-2016	4894352	USA
SUPERVALU Licensing, LLC	GOLDEN AGAVE	Registered	Jul-24-1995	74705394	Oct-29-1996	2011671	USA
Unified Grocers, Inc.	GOLDEN CREME	Registered	Jul-31-1998	75529734	Aug-3-1999	2267318	USA
Unified Grocers, Inc.	GOLDEN CREME	Registered	Nov-1-1993	74452859	Jun-10-1997	2068201	USA
Unified Grocers, Inc.	GOLDEN CREME	Registered	Dec-8-1992	156320	Jul-30-1996	527406	Mexico
Unified Grocers, Inc.	GOLDEN CREME	Registered	Dec-8-1992	156319	Oct-9-1996	533627	Mexico
SUPERVALU Licensing, LLC	GOLDEN CRÈME AND COW WITH SUN DESIGN	Pending	4/3/2018	87860829			USA
SUPERVALU Licensing, LLC	GOOD THINGS IN-STORE	Registered	Nov-20-2009	77877407	Oct-5-2010	3858219	USA
SUPERVALU Licensing, LLC	GOTTA LOVE A SALE	Registered	May-1-2012	85613356	Dec-25-2012	4265850	USA
SUPERVALU Licensing, LLC	GOTTA LOVE GREAT DEALS	Registered	May-1-2012	85613374	Dec-25-2012	4265851	USA
SUPERVALU Licensing, LLC	GOTTA LOVE LOW PRICES	Registered	Mar-26-2012	85580040	Dec-4-2012	4255398	USA
Unified Grocers, Inc.	GRAND REWARDS	Registered	Apr-22-1998	75472280	Jul-11-2000	2367184	USA
SUPERVALU Licensing, LLC	GREAT VALU	Registered	Sep-9-1997	75354182	Dec-28-1999	2303297	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-9

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	GROCERIES AT THE SPEED OF LIFE	Pending	Oct-11-2016	87199441			USA
SUPERVALU Licensing, LLC	HEALTHY PURSUITS	Registered	Aug-11-2008	77543959	Jun-2-2009	3633012	USA
Unified Grocers, Inc.	HEALTHY SHELVES	Registered	Nov-19-2012	42502	Nov-19-2012	42502	Oregon
Unified Grocers, Inc.	HEALTHY SHELVES	Registered	Jan-15-2013	68377	Jan-15-2013	68377	California
Unified Grocers, Inc.	HEALTHY SHELVES	Registered	Nov-19-2012	55691	Nov-19-2012	55691	Washington
Unified Grocers, Inc.	HEALTHY SOLUTIONS	Registered	May-18-2010	85041933	Nov-6-2012	4238125	USA
SUPERVALU Licensing, LLC	HERITAGE & CROWN Design	Registered	Mar-23-2012	85578920	Aug-15-2017	5263145	USA
SUPERVALU Licensing, LLC	HOMELIFE	Registered	Feb-16-2009	77669620	Mar-22-2011	3934926	USA
Unified Grocers, Inc.	HOMETOWN FRESH	Registered	Sep-14-2009	77826239	Nov-23-2010	3881229	USA
Unified Grocers, Inc.	HOMETOWN FRIENDLY	Registered	Sep-14-2009	77826234	Nov-23-2010	3881228	USA
Unified Grocers, Inc.	HOMETOWN HEROES	Registered	Sep-14-2009	77826230	Nov-16-2010	3877908	USA
Hornbacher’s, Inc.	HORNBACHER’S	Registered	Aug-16-2005	78693658	Sep-19-2006	3144939	USA
Hornbacher’s, Inc.	HORNBACHER’S PHARMACY	Registered	Mar-31-2015	86581997	Jan-19-2016	4888241	USA
Hornbacher’s, Inc.	HORNBACHER’S FOODS	Registered	Jan-29-2003	78208216	Jul-13-2004	2862615	USA
SUPERVALU Licensing, LLC	IDEAL PORTIONS	Registered	Jun-5-2012	85643082	Jun-4-2013	4348018	USA
SUPERVALU Licensing, LLC	INDEPENDENT MINDED	Registered	Nov-3-2008	77606199	Jul-14-2009	3655855	USA
Unified Grocers, Inc.	IOS	Registered	Jun-27-2005	76641770	Jan-1-2008	3361179	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-10

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	JAVA DELIGHT	Registered	Aug-23-2007	77262711	Apr-29-2008	3418054	USA
SUPERVALU Licensing, LLC	JENICA PEAK	Registered	Jul-20-2001	76288057	Dec-23-2003	2798490	USA
Unified Grocers, Inc.	KITCHEN CHEF	Registered	Oct-24-2016	87213947	Jun-13-2017	5222068	USA
Unified Grocers, Inc.	KITCHEN CHEF SIGNATURE	Registered	Jun-3-2008	77490207	Dec-8-2009	3723215	USA
Unified Grocers, Inc.	KITCHEN CHEF SIGNATURE	Registered	Jun-17-2016	87076052	Dec-6-2016	5095588	USA
Unified Grocers, Inc.	LA CORONA	Pending	Aug-13-2014	86366046			USA
Unified Grocers, Inc.	LIMONAZO	Registered	Oct-24-2016	87213909	May-30-2017	5213830	USA
SUPERVALU Licensing, LLC	MAPLEWOOD FARMS	Registered	Aug-9-2010	85102840	Mar-22-2011	3934569	USA
Unified Grocers, Inc.	MARKET CENTRE	Registered	Jan-19-2016	86880073	Aug-30-2016	5031172	USA
Unified Grocers, Inc.	MARKET CENTRE and DESIGN	Registered	Nov-30-2005	78980835	Mar-3-2009	3584869	USA
Unified Grocers, Inc.	MARKET PLACE	Registered	Jun-5-1997	26170	Jun-5-1997	26170	Washington
Unified Grocers, Inc.	MEGA FOODS	Registered	May-21-2003	31576	May-21-2003	31576	Washington
Unified Grocers, Inc.	MEMBERLINK	Registered	Sep-10-2002	78162701	Mar-30-2004	2827758	USA
Unified Grocers, Inc.	MERCADO SAVINGS! and SHOPPING CART DESIGN	Registered	Sep-11-2015	86754887	Oct-25-2016	5067075	USA
SUPERVALU Licensing, LLC	METOLIUS RIVER ALES	Registered	Oct-26-2011	85457095	Jun-18-2013	4354756	USA
SUPERVALU Licensing, LLC	METRO	Registered	Nov-25-2002	78188644	Dec-9-2003	2791341	USA
SUPERVALU Licensing, LLC	MIGHTY	Registered	Aug-1-1994	74555854	Jul-23-1996	1989088	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-11

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Holdings, Inc.	MOM’S MEAT LOAF	Registered	Jan-14-2008	77370616	Aug-26-2008	3491972	USA
Unified Grocers, Inc.	MORE WAYS TO MAKE IT YOUR MARKET	Registered	Aug-18-2005	78695483	Dec-26-2006	3190184	USA
Unified Grocers, Inc.	MORE WAYS TO MAKE IT YOUR MARKET	Registered	Aug-7-2006	76664209	May-29-2007	3245964	USA
SUPERVALU Licensing, LLC	MORE WAYS TO SAVE	Registered	Oct-2-2008	77584354	Apr-14-2009	3606038	USA
SUPERVALU Licensing, LLC	MOUNTAIN STREAM	Registered	May-2-2008	77464632	Mar-17-2009	3592829	USA
SUPERVALU Licensing, LLC	NEIGHBORHOOD CONVENIENCE. NEIGHBORHOOD SAVINGS.	Registered	Feb-6-2014	86186021	Nov-11-2014	4638528	USA
Unified Grocers, Inc.	NEIGHBORHOOD MARKET FAST FRESH FRIENDLY and DESIGN	Registered	Oct-2-1996	75175703	Nov-24-1998	2206081	USA
SUPERVALU Licensing, LLC	NEWMARKET	Registered	Feb-12-1992	74245670	Sep-29-1992	1721009	USA
SUPERVALU Licensing, LLC	NUTRITION IQ	Registered	Apr-24-2008	77456869	Mar-10-2009	3588781	USA
Unified Grocers, Inc.	PAWSITIVELY PETS	Registered	Jun-15-2012	85653675	Jul-16-2013	4369908	USA
Unified Grocers, Inc.	PAY NET	Registered	Jul-9-1993	74411533	Jan-30-1996	1952518	USA
SUPERVALU Holdings, Inc.	PAY PAK 24	Registered	Jan-15-1993	74348988	Oct-22-1996	2010359	USA
SUPERVALU Licensing, LLC	PEER	Registered	Aug-23-2002	78157214	Feb-24-2004	2817071	USA
SUPERVALU Licensing, LLC	PERSONAL CONFIDENCE	Registered	Jan-4-2006	78785054	Sep-11-2007	3292045	USA
SUPERVALU Licensing, LLC	PIER 14	Registered	May-12-1998	75483824	Mar-2-1999	2229000	USA
SUPERVALU Licensing, LLC	PLENTY FOR TWENTY	Registered	Jul-19-2011	85374863	Jun-12-2012	4156872	USA
SUPERVALU Licensing, LLC	PLENTY FRESH FOR PLENTY LESS	Registered	Mar-29-2011	85279401	Nov-22-2011	4061607	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-12

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
Unified Grocers, Inc.	PRIZE	Registered	Feb-6-1986	80048	Feb-6-1986	80048	California
Unified Grocers, Inc.	PRIZE WILD BIRD FOOD and BIRD DESIGN	Registered	Jul-22-1974	73027452	Sep-2-1975	1019555	USA
SUPERVALU Licensing, LLC	PUMP PERKS	Registered	Sep-17-2004	78485177	Dec-13-2005	3027901	USA
SUPERVALU Licensing, LLC	PUMP PERKY P.P.	Registered	Sep-17-2004	78485175	Dec-13-2005	3027900	USA
SUPERVALU Licensing, LLC	QUICK & EASY LOGO	Pending	Nov-30-2017	87703494			USA
SUPERVALU INC.	RAINBOW	Registered	Feb-19-1987	73645507	Sep-29-1987	1459729	USA
SUPERVALU INC.	RAINBOW FOODS	Registered	Jan-9-1984	73460102	Nov-6-1984	1304312	USA
Associated Grocers of Florida, Inc	RAINIER VALLEY FARMS	Registered	Feb-10-2000	T00/04446J	Mar-21-2000	T00/04446J	Singapore
Associated Grocers of Florida, Inc	RAINIER VALLEY FARMS	Registered	Mar-31-2000	T00/044471	Mar-31-2000	T00/044471	Singapore
Associated Grocers of Florida, Inc	RAINIER VALLEY FARMS	Registered	Jun-13-2000	422765	Jun-13-2000	KOR157823	Thailand
Associated Grocers of Florida, Inc	RAINIER VALLEY FARMS	Registered	Feb-10-2000	422766	Feb-10-2000	KOR137415	Thailand
Associated Grocers of Florida, Inc	RAINIER VALLEY FARMS	Registered	Mar-27-2000	00003473	Apr-11-2003	00003473	Malaysia
Associated Grocers of Florida, Inc	RAINIER VALLEY FARMS	Registered	Mar-27-2000	00003472	Feb-7-2003	00003472	Malaysia
Unified Grocers, Inc.	RAINIER VALLEY FARMS	Registered	Mar-28-2000	89016541	Jul-16-2001	951871	Taiwan
Unified Grocers, Inc.	RAINIER VALLEY FARMS	Registered	Mar-28-2000	89016542	Jul-16-2002	1008440	Taiwan
Unified Grocers, Inc.	READY PAY and DESIGN	Registered	Aug-10-1993	74423947	May-16-1995	1894302	USA
Unified Grocers, Inc.	READY PAY and DESIGN	Registered	Jul-12-1991	74184323	Oct-31-1995	1931839	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-13

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	REAL FOOD IN REAL TIME	Pending	Jan-10-2018	87750059			USA
SUPERVALU Licensing, LLC	REAL GOODNESS REAL VALUE	Registered	Dec-18-2015	86854145	Apr-4-2017	5177494	USA
Unified Grocers, Inc.	RED APPLE MARKET	Registered	May-7-1998	32469	May-7-1998	32469	Oregon
Unified Grocers, Inc.	RED APPLE MARKET	Registered	Jun-12-1998	27073	Jun-12-1998	27073	Washington
Unified Grocers, Inc.	RED APPLE MARKET	Registered	Jun-16-1998	3024	Jun-16-1998	3024	Alaska
SUPERVALU Licensing, LLC	RED OWL	Registered	Dec-26-1961	72134679	Nov-6-1962	0740378	USA
SUPERVALU Licensing, LLC	RED OWL logo	Registered	Dec-26-1961	72134678	Nov-6-1962	0740377	USA
SUPERVALU Licensing, LLC	RED OWL logo	Registered	Nov-22-2016	87245618	Feb-27-2018	5414785	USA
SUPERVALU Licensing, LLC	REFILLADVANTAGE	Registered	Oct-7-2005	78728958	Aug-28-2007	3286994	USA
SUPERVALU Licensing, LLC	REWARDING CAREER, FULFILLING LIFE	Registered	Jun-2-2005	78641904	Jul-18-2006	3116772	USA
Super Rite Foods, Inc.	RICHFOOD	Registered	Mar-18-1980	73254498	Nov-23-1982	1217143	USA
SUPERVALU INC.	RON VICARO	Registered	Jul-14-1995	74700901	Oct-8-1996	2005834	USA
SUPERVALU Licensing, LLC	RX DESIGN	Registered	Jun-17-2002	76422677	Jul-1-2003	2731716	USA
SUPERVALU Licensing, LLC	S SUPER VALU	Registered	Dec-23-1964	72208783	Oct-19-1965	0797910	USA
SUPERVALU Licensing, LLC	SEASONAL ESSENTIALS	Registered	May-6-2015	86621026	Nov-10-2015	4851381	USA
SUPERVALU Licensing, LLC	SEASONAL ESSENTIALS	Registered	May-1-2012	85612892	Jun-4-2013	4347941	USA
Unified Grocers, Inc.	SELECT MARKETS	Registered	Jun-21-1989	73808228	Oct-9-1990	1616987	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-14

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Holdings, Inc.	SENTRY	Registered	Nov-16-1989	74002863	Aug-23-1994	1850830	USA
SUPERVALU Holdings, Inc.	SENTRY	Registered	Apr-16-2004	78402870	Jun-9-2009	3635362	USA
SUPERVALU Holdings, Inc.	SENTRY	Registered	Aug-10-2011	18776	Aug-10-2011	18776	Wisconsin
Unified Grocers, Inc.	SENTRY	Registered	Aug-15-1985	73553577	Aug-23-1994	1850829	USA
SUPERVALU Holdings, Inc.	SENTRY EXPRESS	Registered	Jul-23-2008	5900154	Jul-23-2008	5900154	Wisconsin
SUPERVALU Holdings, Inc.	SENTRY FOODS	Registered	Aug-10-2011	18777	Aug-10-2011	18777	Wisconsin
Unified Grocers, Inc.	SERIOUS ABOUT SERVICE	Registered	Dec-9-1992	74338863	Aug-17-1993	1788660	USA
Unified Grocers, Inc.	SERVICES FOR GROCERS...BY GROCERS	Registered	Dec-12-2008	77569298	Jan-20-2009	3566235	USA
Shoppers Food Warehouse Corp.	SFW	Registered	Dec-13-1983	73456907	Mar-4-1986	1385507	USA
Shop ‘N Save Warehouse Foods, Inc.	SHOP ‘N SAVE	Registered	Dec-7-1978	73196070	Mar-19-1985	1326364	USA
SUPERVALU Holdings, Inc.	SHOP ‘N SAVE	Registered	Jun-8-1981	73313529	Mar-19-1985	1326367	USA
Shop ‘N Save Warehouse Foods, Inc.	SHOP ‘N SAVE EXPRESS	Registered	Nov-19-2003	78329849	Jul-26-2005	2979563	USA
Shop ‘N Save Warehouse Foods, Inc.	SHOP ‘N SAVE FUEL EXPRESS	Registered	Nov-27-2006	77051046	Apr-29-2008	3419192	USA
Shop ‘N Save Warehouse Foods, Inc.	SHOP ‘N SAVE PERKS	Registered	Mar-15-2006	78837978	Oct-2-2007	3304444	USA
Shop ‘N Save Warehouse Foods, Inc.	SHOP ‘N SAVE PHARMACY	Registered	Jul-10-2003	78272658	Jul-6-2004	2860289	USA
Shoppers Food Warehouse Corp.	SHOPPERS	Registered	Jun-10-1988	73733419	Jun-13-1989	1543972	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-15

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
Shoppers Food Warehouse Corp.	SHOPPERS FOOD & PHARMACY	Registered	Jun-28-2005	78659594	Aug-15-2006	3129223	USA
Shoppers Food Warehouse Corp.	SHOPPERS FOOD WAREHOUSE	Registered	Dec-13-1983	73456904	Nov-13-1984	1305515	USA
Shoppers Food Warehouse Corp.	SHOPPERS PHARMACY	Registered	Oct-4-2006	77013280	Oct-23-2007	3315520	USA
SUPERVALU Licensing, LLC	SHOPPERS VALUE	Registered	Oct-21-1988	73758869	Dec-5-1989	1569081	USA
SUPERVALU Licensing, LLC	SHOPPERS VALUE	Registered	Oct-20-2003	78315608	Mar-22-2005	2934826	USA
SUPERVALU Licensing, LLC	SHOPPERS VALUE FOODS	Registered	Nov-20-2013	86124199	Sep-16-2014	4607280	USA
SUPERVALU Licensing, LLC	SHOPPING AT THE SPEED OF LIFE	Pending	Jan-19-2017	87306650			USA
SUPERVALU Licensing, LLC	SIX	Registered	May-6-2002	76405893	Jan-28-2003	2680991	USA
SUPERVALU Licensing, LLC	SMART TIPS FOR LIVING WELL	Registered	Apr-11-2012	85594333	Nov-6-2012	4237643	USA
SUPERVALU Licensing, LLC	SMOKEHOUSE RECIPE	Registered	May-10-2006	78880779	Oct-30-2007	3327756	USA
Unified Grocers, Inc.	SPECIAL VALUE	Registered	Apr-9-2004	78399682	Jul-26-2005	2975990	USA
Unified Grocers, Inc.	SPECIAL VALUE	Registered	Jul-14-2011	85371988	Feb-7-2012	4096358	USA
Unified Grocers, Inc.	SPECIAL VALUE and DESIGN (ON RECTANGLE)	Registered	Feb-13-1995	74633402	Jan-28-1997	2033325	USA
Unified Grocers, Inc.	SPECIAL VALUE and SEAL DESIGN	Registered	Apr-29-1974	73020071	Aug-10-1976	1046187	USA
Unified Grocers, Inc.	SPRING FRESH	Registered	Feb-3-2014	86183057	Dec-8-2015	4867627	USA
Unified Grocers, Inc.	SPRINGFIELD	Registered	Mar-24-1976	73081207	Jun-7-1977	1067042	USA
Unified Grocers, Inc.	SPRINGFIELD	Registered	Oct-17-1994	74586578	Apr-16-1996	1967920	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-16

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
Unified Grocers, Inc.	SPRINGFIELD	Registered	Sep-12-2008	77569286	Feb-16-2010	3750483	USA
Unified Grocers, Inc.	SPRINGFIELD	Registered	Apr-14-1993	165379	May-13-1994	460273	Mexico
Unified Grocers, Inc.	SPRINGFIELD	Registered	Apr-14-1993	165375	Aug-30-1993	440794	Mexico
Unified Grocers, Inc.	SPRINGFIELD	Registered	Dec-8-1992	156318	Sep-29-1994	471485	Mexico
Unified Grocers, Inc.	SPRINGFIELD	Registered	Dec-8-1992	156316	Jul-30-1996	527405	Mexico
Unified Grocers, Inc.	SPRINGFIELD	Registered	Apr-14-1993	165377	Sep-13-1993	441884	Mexico
Unified Grocers, Inc.	SPRINGFIELD	Registered	Dec-8-1992	156315	Jul-13-1994	466326	Mexico
Unified Grocers, Inc.	SPRINGFIELD	Registered	Apr-14-1993	165376	Aug-30-1993	440795	Mexico
Unified Grocers, Inc.	SPRINGFIELD	Registered	Aug-4-1995	101846	Nov-10-1998	66416	Philippines
Unified Grocers, Inc.	SPRINGFIELD	Registered	Aug-4-1995	101847	Dec-8-1998	66770	Philippines
Unified Grocers, Inc.	SPRINGFIELD	Registered	Oct-4-1995	101845	Nov-9-1999	104087	Philippines
Unified Grocers, Inc.	SPRINGFIELD	Registered	Aug-4-1995	101844	Dec-8-1998	66768	Philippines
Unified Grocers, Inc.	SPRINGFIELD	Registered	Aug-4-1995	101843	Dec-8-1998	66777	Philippines
Unified Grocers, Inc.	SPRINGFIELD	Registered	Aug-4-1995	101842	Nov-4-1998	66210	Philippines
Unified Grocers, Inc.	SPRINGFIELD	Registered	Aug-4-1995	101841	Dec-8-1998	66776	Philippines
Unified Grocers, Inc.	SPRINGFIELD	Registered	Aug-4-1995	101838	Dec-28-1998	66883	Philippines
Unified Grocers, Inc.	SPRINGFIELD	Registered	Aug-4-1995	101848	Dec-8-1998	66754	Philippines

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-17

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
Unified Grocers, Inc.	SPRINGFIELD	Registered	Feb-26-1997	970015901	Jun-21-1998	1185395	China
Unified Grocers, Inc.	SPRINGFIELD	Registered	Jun-3-1997	97-25210	Dec-4-1998	432137	Republic of Korea (South)
Unified Grocers, Inc.	SPRINGFIELD	Registered	Sep-23-1998	98-24760	Dec-15-1999	460814	Republic of Korea (South)
Unified Grocers, Inc.	SPRINGFIELD	Pending	Jan-4-2018	87743566			United States of America
Unified Grocers, Inc.	SPRINGFIELD	Pending	Apr-13-2018	2018/0027301			Colombia
Unified Grocers, Inc.	SPRINGFIELD	Pending	Feb-7-2018	263969-01			Panama
Unified Grocers, Inc.	SPRINGFIELD	Pending	Jan-10-2018	1047/2018			Honduras
Unified Grocers, Inc.	SPRINGFIELD and DESIGN (3 PETALS)	Registered	Dec-21-1987	62-141650	Sep-21-1990	2268280	Japan
Unified Grocers, Inc.	SPRINGFIELD in Chinese (CHUN TIAN)	Registered	Mar-7-1997	970018881	Sep-7-1998	1204349	China
Unified Grocers, Inc.	SPRINGFIELD in Chinese (CHUN TIAN)	Registered	Mar-7-1997	970018882	Mar-21-1999	1257416	China
Unified Grocers, Inc.	SPRINGFIELD in Korean	Registered	Jun-10-1997	97-26501	Dec-4-1998	40-432139	Republic of Korea (South)
SUPERVALU Licensing, LLC	STOCKMAN & DAKOTA	Registered	Sep-29-2008	77581162	Sep-1-2009	3677711	USA
SUPERVALU Licensing, LLC	STONE RIDGE CREAMERY	Registered	Jan-18-2005	78549003	Apr-18-2006	3083883	USA
SUPERVALU Licensing, LLC	SUPER CHILL	Registered	Jul-25-2006	78937287	Aug-7-2007	3275086	USA
SUPERVALU Licensing, LLC	SUPER CHILL	Registered	Jul-19-2006	78933106	Jun-8-2010	3801267	USA
SUPERVALU Licensing, LLC	SUPER CHILL	Registered	Oct-25-2001	76329694	Sep-11-2007	3291257	USA
SUPERVALU Licensing, LLC	SUPERVALU	Registered	Aug-29-2002	78159160	Feb-10-2004	2812894	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-18

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	SUPERVALU	Registered	Sep-13-1962	72153129	Nov-12-1963	0760163	USA
SUPERVALU Licensing, LLC	SUPERVALU	Registered	Feb-27-1956	72003476	Jun-11-1957	0646916	USA
SUPERVALU Licensing, LLC	SUPERVALU	Registered	Feb-27-1956	72003475	Jun-11-1957	0646906	USA
SUPERVALU Licensing, LLC	SUPERVALU	Registered	Feb-17-1956	72002930	Jun-11-1957	0646905	USA
SUPERVALU Licensing, LLC	SUPERVALU	Registered	Aug-3-1954	71671067	Jul-24-1956	0631486	USA
SUPERVALU Licensing, LLC	SUPERVALU	Pending	Nov-28-2016	1825530			Mexico
SUPERVALU Licensing, LLC	SUPERVALU	Pending	Nov-29-2016	1826035			Mexico
SUPERVALU Licensing, LLC	SUPERVALU	Pending	Feb-23-2017				China
SUPERVALU Licensing, LLC	SUPERVALU	Registered	Feb-23-2017	40-2017- 0024041	Nov-15-2017	401304306	Republic of Korea (South)
SUPERVALU Holdings, Inc.	SUPERVALU EXPRESS	Registered	Mar-18-2003	78226732	Aug-17-2004	2874492	USA
SUPERVALU Licensing, LLC	SUPERVALU PHARMACIES	Registered	Jun-17-2002	76423049	Nov-25-2003	2785665	USA
SUPERVALU Licensing, LLC	SUPERVALU UNIVERSITY	Registered	Feb-27-2007	77117503	Dec-11-2007	3351130	USA
SUPERVALU Licensing, LLC	SUPERVALU WE DELIVER	Pending	Dec-22-2016	87277823			USA
SUPERVALU Licensing, LLC	SV HARBOR	Registered	Sep-11-2002	78162777	Dec-2-2003	2788805	USA
SUPERVALU Licensing, LLC	SVHARBOR	Registered	Mar-9-2004	78380692	Mar-22-2005	2935019	USA
SUPERVALU Licensing, LLC	SVINSIGHTS	Registered	Oct-8-2014	86417797	Jun-16-2015	4755017	USA
SUPERVALU Licensing, LLC	SVOUTFITTER	Registered	Aug-16-2006	78953559	Sep-11-2007	3292358	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-19

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	SWEET PETALS DESIGN	Pending	Jan-16-2018	87756383			USA
SUPERVALU Licensing, LLC	TASTE-GREAT	Registered	Jul-12-1991	74184358	Jun-9-1992	1693797	USA
SUPERVALU Licensing, LLC	THE AMAZING EGG	Registered	Jul-31-1997	75333559	Feb-2-1999	2222050	USA
SUPERVALU Holdings, Inc.	THE MORE YOU SHOP THE MORE YOU SAVE	Registered	Jun-10-1991	74174541	Nov-10-1992	1731826	USA
SUPERVALU Licensing, LLC	THE W. NEWELL ADVANTAGE	Registered	Nov-1-2005	78744750	Oct-24-2006	3162281	USA
SUPERVALU Licensing, LLC	THE WINE CELLAR AT FARM FRESH	Registered	Sep-25-2007	77288513	Aug-12-2008	3486067	USA
Unified Grocers, Inc.	THRIFTWAY	Registered	Mar-29-1999	75669221	Aug-1-2006	3122251	USA
Unified Grocers, Inc.	THRIFTWAY	Registered	Jul-20-2001	76288152	Aug-1-2006	3122269	USA
Unified Grocers, Inc.	THRIFTWAY	Registered	Mar-25-1985	S19946	Mar-25-1985	S19946	Oregon
SUPERVALU Licensing, LLC	THRIVE LIVE & EAT WELL	Registered	Jun-22-2011	85353001	Mar-27-2012	4119709	USA
SUPERVALU Licensing, LLC	TIMBERWOOD	Registered	Feb-11-2000	75916691	Dec-11-2001	2518550	USA
SUPERVALU Holdings, Inc.	TOT SPOT	Registered	Dec-20-1999	75876464	Jul-17-2001	2469156	USA
Unified Grocers, Inc.	U UNIFIED GROCERS (stylized)	Registered	Jun-8-2007	77201603	Jul-15-2008	3469066	USA
SUPERVALU Licensing, LLC	UNCUP	Registered	Apr-27-2012	85610946	May-28-2013	4343958	USA
Unified Grocers, Inc.	UNIFIED GROCERS	Registered	May-22-2007	77187560	Oct-1-2008	3521609	USA
Unified Grocers, Inc.	UNIFIED GROCERS INSURANCE SERVICES	Registered	Sep-12-2008	77569289	Oct-20-2009	3697791	USA
Unified Grocers, Inc.	UNIFIED UNIFIED WESTERN GROCERS, INC. and DESIGN	Registered	Sep-28-1999	75811243	Dec-10-2002	2659980	USA

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-20

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
Unified Grocers, Inc.	VALUE STOP and DESIGN (STOP SIGN)	Registered	Oct-25-2016	121601	Oct-25-2016	121601	California
SUPERVALU Holdings, Inc.	VILLAGE MARKET	Registered	Nov-20-1995	75021944	Apr-21-1998	2152805	USA
SUPERVALU Licensing, LLC	VILLAGE MARKET	Registered	May-22-1997	75978808	Feb-15-2000	2319903	USA
SUPERVALU Licensing, LLC	W. NEWELL & CO. FRESH THINKING SINCE 1937	Registered	Feb-24-2005	78574398	Jul-18-2006	3118368	USA
SUPERVALU Licensing, LLC	WATCH OUT BUTTER!	Registered	May-24-2012	85633858	May-21-2013	4339953	USA
SUPERVALU Licensing, LLC	WE DELIVER	Pending	Dec-21-2016	87276550	Dec-26-2017	5366236	USA
SUPERVALU Licensing, LLC	WHISPER SOFT IMAGES	Registered	Sep-25-1997	75362596	Jul-17-2001	2469959	USA
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Jan-4-2018	147/2018			Honduras
SUPERVALU Licensing, LLC	WILD HARVEST	Registered	May-9-2005	78625480	Sep-5-2006	3138351	USA
SUPERVALU Licensing, LLC	WILD HARVEST	Registered	Jul-18-1995	74702903	Apr-22-1997	2056158	USA
SUPERVALU Licensing, LLC	WILD HARVEST	Registered	Apr-15-2008	77449117	Jul-6-2010	3815034	USA
SUPERVALU Licensing, LLC	WILD HARVEST	Registered	Apr-15-2008	77449116	Jul-20-2010	3822419	USA
SUPERVALU Licensing, LLC	WILD HARVEST	Registered	Feb-9-2017	87329786	Dec-12-2017	5353790	USA
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-1-2017	2017000875			Guatemala
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-1-2017	2017000876			Guatemala
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-1-2017	2017000877			Guatemala
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-1-2017	2017000878			Guatemala

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-21

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-1-2017	2017000879			Guatemala
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-1-2017	2017000880			Guatemala
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-1-2017	2017000881			Guatemala
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-1-2017	2017000882			Guatemala
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Jul-8-2015	86686697			USA
SUPERVALU Licensing, LLC	WILD HARVEST	Registered	Feb-15-2017	1343167	Feb-15-2017	1,343,167	WIPO
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-17-2017	256445-01			Panama
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-17-2017	256444-01			Panama
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-17-2017	256437-01			Panama
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-17-2017	256432-01			Panama
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-17-2017	256436-01			Panama
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-17-2017	256434-01			Panama
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-17-2017	256431-01			Panama
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-17-2017	256429-01			Panama
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-10-2017	2017052219			Malaysia
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-10-2017	2017052213			Malaysia
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-10-2017	2017052208			Malaysia

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-22

Owner	Trademark	Status	App. Date	App. No.	Reg. Date	Reg. No	Country
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-10-2017	2017052207			Malaysia
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-10-2017	2017052201			Malaysia
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-10-2017	2017052197			Malaysia
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-10-2017	2017052195			Malaysia
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-10-2017	2017052186			Malaysia
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Dec-28-2017	2017-48389			Dominican Republic
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-15-2017	1343167			Singapore
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-15-2017	1343167			Republic of Korea (South)
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Oct-17-2017	87648889			USA
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-15-2017	1343167			Philippines
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-15-2017	1343167			New Zealand
SUPERVALU Licensing, LLC	WILD HARVEST	Registered	Feb-15-2017	1343167	Feb-15-2017	1343167	Colombia
SUPERVALU Licensing, LLC	WILD HARVEST	Registered	Feb-17-2017	20170001479	Jun-15-2017	N262795	Costa Rica
SUPERVALU Licensing, LLC	WILD HARVEST	Pending	Feb-3-2017	1240814			Chile
SUPERVALU Licensing, LLC	WILD HARVEST	Registered	Feb-15-2017	1343167	Feb-15-2017	1343167	China

3. Registered Patents and Patent Applications:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-23

Owner	Title	Application Number	Application Date	Patent Number	Registration Date
SUPERVALU INC	TRUCK AND TRAILER DOOR SAFETY DEVICE	12852955	8/9/2010	8474096	7/2/2013

4. Registered Copyrights and Copyright Applications:

Owner	Title	Registration Number	Registration Year	Type of Work	Description
Credit Suisse AG, Cayman Islands Branch/ Supervalu Inc/ New Albertson’s Inc/ Shop ‘N Save Warehouse Foods, Inc	Arx application -- Alpha 7 & 15 other titles	V3627D713	2013	Recorded Document	Release of security interests in United States copyrights
Cub Foods	Want to save a lot? : CUBF-2290W.	PA0000173682	1983	Motion Picture	(With No one can save you more & Minnesota price message). Deposit includes descriptions (3 p.)
Cub Foods	Cart	PA0000141699	1978	Motion Picture	Commercial
Cub Foods	Truckload/BP : CF-01T-82.	PA0000149316	1982	Motion Picture	Advertisement for Cub Foods. Deposit includes script (1 p.)
Cub Foods	Price of a bag : CUBF-1110W.	PA0000151238	1982	Motion Picture	(With Depends). Deposit includes script (1 p.)
Cub Foods	Butcher campaign, revision : CUBF-2050	PA0000173104	1982	Motion Picture	(With Cow 52, where are you? revision). Commercial
Cub Foods	Cub Foods--Customer awareness.	PA0000173105	1981	Kit	C.O. correspondence.
Cub Foods	Cub Foods--Meat cutting : pt. 1.	PA0000173124	1978	Kit	C.O. correspondence.
Cub Foods	Fast growing G. O. : CUBF 1030.	PA0000173125	1978	Motion Picture	(With Position G. O. & Cub Foods’ Cottage Grove G. O.). Deposit includes script (1 p.)
Cub Foods	Produce : CF-05-78.	PA0000173125	1982	Motion Picture	(With Generic). Commercial. Deposit includes description (1 p.) with title: Cub Foods/Produce.
Cub Foods	Minnesota price message : CUBF-2330.	PA0000173683	1983	Motion Picture	(With No one can save you more & Want to save a lot?). Commercial. Deposit includes descriptions (3 p.)
Cub Foods	No one can save you more : CUBF-2300.	PA0000173684	1983	Motion Picture	(With Want to save a lot? & Minnesota price message). Deposit includes descriptions (3 p.). Title on 1 description: No one else can save you more

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-24

Owner	Title	Registration Number	Registration Year	Type of Work	Description
Cub Foods	Position G. O. : CUBF 1040.	PA0000184707	1982	Motion Picture	(With Fast growing G. O. & Cub Foods’ Cottage Grove G. O.). Deposit includes script (1 p.) bearing title: Last to leave bag.
Cub Foods	Cub Foods’ Cottage Grove G. O. : CUBF 1050	PA0000184708	1981	Motion Picture	Videocassette
Cub Foods	Cub Foods--Maintenance training.	PAu000492158	1982	Kit	C.O. correspondence.
Cub Foods	Cub Foods “Stocker.”	PAu000492159	1982	Motion Picture	C.O. correspondence.
Cub Foods	Generic : CF-105.	PAu000492160	1982	Motion Picture	(With Produce). Commercial. Deposit includes description (1 p.) with title: Cub Foods--Generic.
Cub Foods	Cub Foods--Produce training.	PAu000492161	1982	Kit	C.O. correspondence.
Cub Foods	Cub Foods--Employee orientation.	PAu000492162	1982	Kit	C.O. correspondence.
Cub Foods	Cub Foods--Frozen food & dairy	PAu000492163	1982	Kit	C.O. correspondence.
Cub Foods	Depends : CUBF-2030.	PAu000492164	1982	Motion Picture	(With Price of a bag). Deposit includes script (1 p.)
Cub Foods	Meet Alice : CUBF-2040.	PAu000492165	1982	Motion Picture	Commercial. Deposit includes description (2 p.)
Cub Foods	Cub Foods--Meat cutting : pt. 2.	TX0002393186	1986	Motion Picture	C.O. correspondence.
Dahlstron Display Inc/ Supervalu Inc	ALWAYS FRESH! ALWAYS CHICAGO! (JEWEL-OSCO)	V3571D947	2008	Recorded Document	Copyright Assignment
Jennifer Andrade/ Shop ‘N Save Warehouse Foods Inc	The More You Shop, The More You Save	V3628D838	2013	Recorded Document	Assignment
New Albertson’s Inc/ Supervalu Inc	Diving dinosaur & 11 other titles	V3627D433	2013	Recorded Document	Copyright Assignment
New Albertson’s Inc/ Supervalu Inc	Diving dinosaur & 11 other titles	V3627D788	2013	Recorded Document	Copyright Assignment
Rocky Mountain Technology Group Inc/ Supervalu Inc	ARx application--Alpha 7 & 2 other titles	V3558D973	2007	Recorded Document	Assignment of intellectual property rights
Shop ‘N Save Warehouse Foods Inc/ Wells Fargo Bank	Jingle: the more you shop, the more you save	V3622D450	2012	Recorded Document	Grant of security interest in United States copyrights
Shop ‘N Save/ Lever Brothers/ Meredith Corp	Better Homes and Gardens Trends ninety-seven : smart ideas for the way you…	TX0004767889	1997	Text	compilation, additional text & photos.
Supervalu Inc/ New Albertson’s Inc	ALWAYS FRESH! ALWAYS CHICAGO! (JEWEL-OSCO)	V3631D168	2013	Recorded Document	Copyright Assignment
Supervalu Inc/ New Albertson’s Inc/ Shop ‘N Save Warehouse Foods Inc/ Credit Suisse AG, Cayman Islands Brand	Arx application - alpha 7 & 15 other titles.	V3620D907	2012	Recorded Document	Grant of security interest in United States copyrights

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-25

Owner	Title	Registration Number	Registration Year	Type of Work	Description
Supervalu Inc/ Shop ‘n Save Warehouse Foods Inc/ Goldman Sachs Bank USA	ARx application--Alpha 7 & 15 other titles	V3627D893	2013	Recorded Document	Grant of security interest in United States copyrights
Supervalu Inc/ Wells Fargo Bank	Arx application - Alpha 7 & 2 other titles	V3622D449	2012	Recorded Document	Grant of security interest in United States copyrights

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.11-26

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date
U010-UNF	T02164-US	Registered	Intent To Use Application	78723899	9/30/2005	3277444	8/7/2007	8/7/2027	8/7/2027

Country	United States	Trademark	GRATEFUL HARVEST (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02164-US1	Registered	Intent To Use Application	78723904	9/30/2005	3357403	12/18/2007	12/18/2027	12/18/2027

Country	United States	Trademark	GRATEFUL HARVEST (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02164-US3	Registered	Intent To Use Application	78175910	10/18/2002	2855136	6/15/2004	6/15/2024	6/15/2024

Country	United States	Trademark	GRATEFUL HARVEST			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02165-US	Registered	Intent To Use Application	78723922	9/30/2005	3406848	4/1/2008	4/1/2028	4/1/2028

Country	United States	Trademark	MISCELLANEOUS DESIGN (GRATEFUL HARVEST LOGO)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02165-US1	Registered	Intent To Use Application	78723918	9/30/2005	3283744	8/21/2007	8/21/2027	8/21/2027

Country	United States	Trademark	MISCELLANEOUS DESIGN (GRATEFUL HARVEST LOGO)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02168-IB	Registered	Regular	847419	1/6/2005	847419	1/6/2005	1/6/2025	1/6/2025

Country	International	Trademark	UNITED NATURAL FOODS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-UNF	T02168-IB-EUTM	Registered	Regular	847419	1/6/2005	847419	1/6/2005	1/6/2025	1/6/2025

Country	European Union Trademark	Trademark	UNITED NATURAL FOODS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02168-IB-JP	Registered	Regular	A0000435	1/6/2005	847419	1/6/2005	1/6/2025	1/6/2025
Country	Japan	Trademark	UNITED NATURAL FOODS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02168-TW	Registered	Regular	94029813	6/22/2005	1231397	10/1/2006	10/1/2026	9/30/2026

Country	Taiwan	Trademark	UNITED NATURAL FOODS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02168-US	Registered	Regular	78530623	12/10/2004	3049980	1/24/2006	1/24/2026	1/24/2026

Country	United States	Trademark	UNITED NATURAL FOODS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02170-EUTM	Registered	Regular	4666046	10/4/2005	4666046	9/13/2006	10/4/2025	10/4/2025

Country	European Union Trademark	Trademark	WOODSTOCK FARMS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02170-EUTM1	Registered	Regular	4994083	3/17/2006	4994083	4/11/2007	3/17/2026	3/17/2026

Country	European Union Trademark	Trademark	WOODSTOCK FARMS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-UNF	T02170-TW	Registered	Regular	94033609	7/13/2005	1207882	5/1/2006	5/1/2026	4/30/2026

Country	Taiwan	Trademark	WOODSTOCK FARMS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02170-TW1	Registered	Regular	94033608	7/13/2005	1208006	5/1/2006	5/1/2026	4/30/2026

Country	Taiwan	Trademark	WOODSTOCK FARMS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02170-TW2	Registered	Regular	94033607	7/13/2005	1196782	2/16/2006	2/16/2026	2/15/2026

Country	Taiwan	Trademark	WOODSTOCK FARMS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02171-EUTM	Registered	Regular	4999157	3/17/2006	4999157	8/23/2007	3/17/2026	3/17/2026

Country	European Union Trademark	Trademark	WOODSTOCK FARMS & DESIGN			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02171-TW	Registered	Regular	95013659	3/21/2006	1253807	3/1/2007	3/1/2027	2/28/2027

Country	Taiwan	Trademark	WOODSTOCK FARMS & DESIGN			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02174-US	Registered	Regular	76187631	12/28/2000	2671140	1/7/2003	1/7/2023	1/7/2023

Country	United States	Trademark	EARTH ORIGINS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date
U010-UNF	T02175-US	Registered	Regular	74120751	12/5/1990	1731357	11/10/1992	11/10/2022	11/10/2022

Country	United States	Trademark	EXPRESS SNACKS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02178-US	Registered	Regular	78592493	3/22/2005	3065993	3/7/2006	3/7/2026	3/7/2026

Country	United States	Trademark	HEALTHY CLIPPINGS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02179-US	Registered	Regular	75517573	7/13/1998	2263145	7/20/1999	7/20/2019	7/20/2019

Country	United States	Trademark	MOUNTAIN PEOPLES WAREHOUSE			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02189-US	Registered	Regular	75453273	3/19/1998	2221771	2/2/1999	2/2/2019	2/2/2019

Country	United States	Trademark	WOODFIELD FARMS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02190-US	Registered	Supplemental / B Register	75516249	7/9/1998	2378242	8/15/2000	8/15/2020	8/15/2020

Country	United States	Trademark	RESOURCE ORGANIC			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02191-US	Registered	Regular	75516240	7/9/1998	2353204	5/30/2000	5/30/2020	5/30/2020

Country	United States	Trademark	SOURCE ORGANIC			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date
U010-UNF	T02193-US	Registered	Regular	75153421	8/20/1996	2248478	6/1/1999	6/1/2019	6/1/2019

Country	United States	Trademark	SUNSPLASH MARKET			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02266-CA	Registered	Regular	1539398	8/11/2011	830725	8/27/2012	8/27/2027	8/27/2027

Country	Canada	Trademark	RISING MOON ORGANICS & Design			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02653-US	Registered	Regular	77579954	9/26/2008	3615593	5/5/2009	5/5/2019	5/5/2019

Country	United States	Trademark	UNFI			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02654-US	Registered	Regular	77579975	9/26/2008	3634425	6/9/2009	6/9/2019	6/9/2019

Country	United States	Trademark	UNFI DRIVEN BY NATURE and Design (logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02655-US	Registered	Regular	77579987	9/26/2008	3615594	5/5/2009	5/5/2019	5/5/2019

Country	United States	Trademark	DRIVEN BY NATURE			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02661-US	Registered	Regular	76183563	12/21/2000	2636805	10/15/2002	10/15/2022	10/15/2022

Country	United States	Trademark	SELECT NUTRITION DISTRIBUTORS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date
U010-UNF	T02709-CA	Registered	Regular	1313435	8/11/2006	786273	1/4/2011	1/4/2026	1/4/2026

Country	Canada	Trademark	FANTASTIC WORLD FOODS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02737-JP	Registered	Regular	12630694	12/14/1994	4330701	10/29/1999	10/29/2019	10/29/2019

Country	Japan	Trademark	FANTASTIC FOODS & DESIGN			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02737-JP1	Registered	Regular	12630794	12/14/1994	4282810	6/11/1999	6/11/2019	6/11/2019

Country	Japan	Trademark	FANTASTIC FOODS & DESIGN			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02899-US	Registered	Regular	77853859	10/21/2009	3820881	7/20/2010	7/20/2020	7/20/2020

Country	United States	Trademark	CLEARVUE			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02966-US	Registered	Regular	77957492	3/12/2010	3863865	10/19/2010	10/19/2020	10/19/2020

Country	United States	Trademark	HEARTLAND MEADOW WHERE GOODNESS			Attorney		David R. Josephs
			GROWS and Design (logo)			Client\Division		United Natural Foods, Inc.

U010-UNF	T02968-US	Registered	Regular	77961285	3/17/2010	3864137	10/19/2010	10/19/2020	10/19/2020

Country	United States	Trademark	HEARTLAND MEADOW (word mark)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date
U010-UNF	T02977-US	Registered	Intent To Use Application	85012434	4/13/2010	3926983	3/1/2011	3/1/2021	3/1/2021

Country	United States	Trademark	EARTH ORIGINS MARKET			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02977-US1	Registered	Regular	85914499	4/25/2013	4504334	4/1/2014	4/1/2024	4/1/2024

Country	United States	Trademark	EARTH ORIGINS MARKET			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T02998-CA	Registered	Regular	1508778	12/20/2010	817852	2/17/2012	2/17/2027	2/17/2027

Country	Canada	Trademark	GRATEFUL HARVEST ORGANIC 100% PURE			Attorney		David R. Josephs
			NEW ZEALAND and Design (color logo)			Client\Division		United Natural Foods, Inc.

U010-UNF	T03074-US	Registered	Regular	85203188	12/21/2010	3978302	6/14/2011	6/14/2021	6/14/2021

Country	United States	Trademark	EARTH ORIGINS MARKET and Design (color logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03074-US1	Registered	Regular	85913132	4/24/2013	4504329	4/1/2014	4/1/2024	4/1/2024

Country	United States	Trademark	EARTH ORIGINS MARKET and Design (color logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03088-CA1	Registered	Regular	1537237	7/26/2011	842281	2/5/2013	2/5/2028	2/5/2028

Country	Canada	Trademark	WOODSTOCK EAT BECAUSE IT'S GOOD! (LOGO)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-UNF	T03089-CA1	Registered	Regular	1537236	7/26/2011	842624	2/7/2013	2/7/2028	2/7/2028

Country	Canada	Trademark	WOODSTOCK			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03090-CA1	Registered	Regular	1537235	7/26/2011	841894	1/31/2013	1/31/2028	1/31/2028

Country	Canada	Trademark	EAT BECAUSE ITS GOOD!			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03143-CA	Registered	Regular	1538713	8/8/2011	847222	3/28/2013	3/28/2028	3/28/2028

Country	Canada	Trademark	HARVEST BAY and Design (logo with swoosh)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03196-US	Registered	Regular	85332059	5/27/2011	4083374	1/10/2012	1/10/2022	1/10/2022

Country	United States	Trademark	IUNFI			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03222-CA	Registered	Intent To Use Application	1565561	2/23/2012	896046	2/9/2015	2/9/2030	2/9/2030

Country	Canada	Trademark	IUNFI and Design (logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03222-US	Registered	Regular	85405957	8/24/2011	4084106	1/10/2012	1/10/2022	1/10/2022

Country	United States	Trademark	IUNFI and Design (logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-UNF	T03362-US	Registered	Intent To Use Application	85620942	5/9/2012	4332890	5/7/2013	5/7/2023	5/7/2023

Country	United States	Trademark	EARTH ORIGINS OUTLET			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03391-US	Registered	Regular	85649668	6/12/2012	4438359	11/26/2013	11/26/2023	11/26/2023

Country	United States	Trademark	ALBERT'S ORGANICS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03392-US	Registered	Regular	85649708	6/12/2012	4438360	11/26/2013	11/26/2023	11/26/2023

Country	United States	Trademark	ALBERT'S ORGANICS and Design (B-W logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03395-CA	Registered	Regular	1584216	7/12/2012	860679	9/19/2013	9/19/2028	9/19/2028

Country	Canada	Trademark	UNFI DRIVEN BY NATURE and Design			Attorney		David R. Josephs
			(Canadian color logo with red leaf)			Client\Division		United Natural Foods, Inc.

U010-UNF	T03397-US	Registered	Intent To Use Application	85660184	6/25/2012	4448608	12/10/2013	12/10/2023	12/10/2023

Country	United States	Trademark	MARKET WATCH			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03457-US	Registered	Regular	85754951	10/16/2012	4357431	6/25/2013	6/25/2023	6/25/2023

Country	United States	Trademark	SELECT NUTRITION DISTRIBUTORS & DESIGN (LOGO)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-UNF	T03465-CA	Registered	Regular	1620736	4/2/2013	934423	4/12/2016	4/12/2031	4/12/2031

Country	Canada	Trademark	SELECT NUTRITION			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03465-US	Registered	Regular	85759659	10/22/2012	4357655	6/25/2013	6/25/2023	6/25/2023

Country	United States	Trademark	SELECT NUTRITION			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03546-US	Registered	Regular	85861409	2/27/2013	4450382	12/17/2013	12/17/2023	12/17/2023

Country	United States	Trademark	HONEST GREEN (BLOCK LETTERS)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03547-US	Registered	Regular	85861437	2/27/2013	4450383	12/17/2013	12/17/2023	12/17/2023

Country	United States	Trademark	HONEST GREEN & DESIGN			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03769-US	Registered	Regular	86121462	11/18/2013	4567433	7/15/2014	7/15/2024	7/15/2024

Country	United States	Trademark	SELECT NUTRITION DISTRIBUTORS & design			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03790-CA	Registered	Regular	1665705	2/27/2014	1665705	3/6/2017	3/6/2032	3/6/2032

Country	Canada	Trademark	SELECT NUTRITION (LOGO)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-UNF	T03790-US	Registered	Regular	86140463	12/11/2013	4568143	7/15/2014	7/15/2024	7/15/2024

Country	United States	Trademark	SELECT NUTRITION (LOGO)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03805-US	Registered	Regular	86161202	1/9/2014	4584089	8/12/2014	8/12/2024	8/12/2024

Country	United States	Trademark	HEALTHY EXPLORATIONS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03806-US	Registered	Regular	86161218	1/9/2014	4584091	8/12/2014	8/12/2024	8/12/2024

Country	United States	Trademark	HEALTHY EXPLORATIONS (LOGO)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03807-CA	Registered	Intent To Use Application	1663267	2/10/2014	963678	2/22/2017	2/22/2032	2/22/2032

Country	Canada	Trademark	CONNECTING FARMS, FOOD, AND FAMILIES			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03829-CA	Registered	Intent To Use Application	1663268	2/10/2014	963676	2/22/2017	2/22/2032	2/22/2032

Country	Canada	Trademark	UNISSANT LA FERME, LES ALIMENTS ET LES FAMILLES			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03855-US	Registered	Intent To Use Application	86225526	3/19/2014	4740476	5/19/2015	5/19/2025	5/19/2025

Country	United States	Trademark	CONNECTING FARMS TO FAMILIES			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-UNF	T03863-US	Registered	Intent To Use Application	86232524	3/26/2014	4928045	3/29/2016	3/29/2026	3/29/2026

Country	United States	Trademark	INDEPENDENT ADVANTAGE			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03947-US	Registered	Regular	78282038	8/1/2003	2912935	12/21/2004	12/21/2024	12/21/2024

Country	United States	Trademark	FRITZIE FRESH (Stylized/Design)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T03948-US	Registered	Regular	74291185	7/6/1992	1757091	3/9/1993	3/9/2023	3/9/2023

Country	United States	Trademark	FRITZIE FRESH			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T04238-US	Registered	Regular	86830194	11/24/2015	4997883	7/12/2016	7/12/2026	7/12/2026

Country	United States	Trademark	SUPPLY CHAIN BY CLEARVUE

U010-UNF	T04315-CA	Registered	Regular	1787771	6/20/2016	TMA991013	2/20/2018	2/20/2033	2/20/2033

Country	Canada	Trademark	UNFI UNITED NATURAL FOODS & Design			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T04316-US	Registered	Regular	87080668	6/22/2016	5133119	1/31/2017	1/31/2027	1/31/2027

Country	United States	Trademark	UNFI UNITED NATURAL FOODS & design			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-UNF	T04317-US	Registered	Regular	87080692	6/22/2016	5154740	3/7/2017	3/7/2027	3/7/2027

Country	United States	Trademark	SELECT NUTRITION & design			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T04319-US	Registered	Regular	87080739	6/22/2016	5133123	1/31/2017	1/31/2027	1/31/2027

Country	United States	Trademark	ALBERT'S ORGANICS & design			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T04330-US	Registered	Regular	87130441	8/8/2016	5137665	2/7/2017	2/7/2027	2/7/2027

Country	United States	Trademark	HONEST GREEN ESOLUTIONS BY UNFI and			Attorney		David R. Josephs
			Design (logo)			Client\Division		United Natural Foods, Inc.

U010-UNF	T04523-US	Registered	Regular	87606963	9/13/2017	5479585	5/29/2018	5/29/2028	5/29/2028

Country	United States	Trademark	ALBERT'S FRESH PRODUCE			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T04524-US	Registered	Regular	87607012	9/13/2017	5479586	5/29/2018	5/29/2028	5/29/2028

Country	United States	Trademark	ALBERT'S FRESH PRODUCE and Design (b/w logo)

U010-UNF	T04530-US	Filed	Intent To Use Application	87667628	11/1/2017

Country	United States	Trademark	UNFI FRESH			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-UNF	T04531-US	Filed	Intent To Use Application	87667644	11/1/2017

Country	United States	Trademark	UNFI FRESH and Design (b-w logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

U010-UNF	T04559-CA	Filed	Regular	1186883	11/20/2017

Country	Canada	Trademark	PRO ORGANICS PRODUCE & FRESH FOOD			Attorney		David R. Josephs
			and Design			Client\Division		United Natural Foods, Inc.

U010-UNF	T04594-US	Registered	Regular	76029019	4/17/2000	2766041	9/23/2003	9/23/2023	9/23/2023

Country	United States	Trademark	KOYO and Design (tree logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date
U010-CA	T04512-CA	Registered	Regular	1,795,478	8/11/2016	TMA992325	3/13/2018	3/13/2033	3/13/2033

Country	Canada	Trademark	SAVOR			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-CA	T04513-CA	Registered	Regular	1,066,193	7/11/2000	TMA593305	10/28/2003	10/28/2018	10/28/2018

Country	Canada	Trademark	ORGANIC LIVING			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-CA	T04514-CA	Registered	Regular	1,103,199	5/17/2001	TMA626522	11/24/2004	11/24/2019	11/24/2019

Country	Canada	Trademark	ORGANIC SENSATIONS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-CA	T04515-CA	Registered	Regular	1,105,409	6/6/2001	TMA628142	12/10/2004	12/10/2019	12/10/2019

Country	Canada	Trademark	NATURAL SENSATIONS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-CA	T04516-CA	Registered	Regular	1,000,041	12/18/1998	TMA555693	12/19/2001	12/19/2031	12/19/2031

Country	Canada	Trademark	PRO ORGANICS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

		Registered	Regular	1,000,039	12/18/1998	TMA555691	12/19/2001	12/19/2031	12/19/2031
U010-CA	T04517-CA

Country	Canada	Trademark	CANADA'S ORGANIC FRESH FOOD LEADER			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T02170-US1	Registered	Regular	78609470	4/15/2005	3619430	5/12/2009	5/12/2019	5/12/2019

Country	United States	Trademark	WOODSTOCK FARMS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02170-US2	Registered	Regular	78609472	4/15/2005	3619431	5/12/2009	5/12/2019	5/12/2019

Country	United States	Trademark	WOODSTOCK FARMS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02170-US3	Registered	Regular	78609475	4/15/2005	3619432	5/12/2009	5/12/2019	5/12/2019

Country	United States	Trademark	WOODSTOCK FARMS (WORD MARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02171-US1	Registered	Regular	78723958	9/30/2005	3619439	5/12/2009	5/12/2019	5/12/2019

Country	United States	Trademark	WOODSTOCK FARMS & DESIGN			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02171-US5	Registered	Regular	85831392	1/24/2013	4364898	7/9/2013	7/9/2023	7/9/2023

Country	United States	Trademark	WOODSTOCK FARMS and Design (logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02176-US	Registered	Regular	75292335	5/15/1997	2327088	3/7/2000	3/7/2020	3/7/2020

Country	United States	Trademark	GOURMET ARTISAN HANDCRAFTED FOODS AND DESIGN			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T02177-US2	Registered	Regular	85165859	11/1/2010	3977545	6/14/2011	6/14/2021	6/14/2021

Country	United States	Trademark	HARVEST BAY			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02181-US	Registered	Regular	78238990	4/17/2003	2895383	10/19/2004	10/19/2024	10/19/2024

Country	United States	Trademark	NATURAL SEA			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02187-US	Registered	Regular	75222924	1/9/1997	2211644	12/15/1998	12/15/2018	12/15/2018

Country	United States	Trademark	ORGANIC BABY CERTIFIED ORGANIC BABY FOOD AND DESIGN			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02195-US	Registered	Regular	646393	2/25/1987	1487657	5/10/1988	5/10/2028	5/10/2028

Country	United States	Trademark	WOODSTOCK			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02266-US	Registered	Regular	78302417	9/18/2003	2884380	9/14/2004	9/14/2024	9/14/2024

Country	United States	Trademark	RISING MOON ORGANICS & Design			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02283-US	Registered	Regular	74258939	3/25/1992	1831483	4/19/1994	4/19/2024	4/19/2024

Country	United States	Trademark	COOL FRUITS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T02284-US	Registered	Regular	76106166	8/10/2000	2611611	8/27/2002	8/27/2022	8/27/2022

Country	United States	Trademark	AH! LASKA			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02294-US	Registered	Regular	78038833	12/11/2000	2858711	6/29/2004	6/29/2024	6/29/2024

Country	United States	Trademark	MEDITERRANEAN ORGANIC & DESIGN			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02295-US	Registered	Regular	73691997	10/26/1987	1493354	6/21/1988	6/21/2028	6/21/2028

Country	United States	Trademark	LORIVA			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02498-US	Registered	Regular	74506206	3/23/1994	1893236	5/9/1995	5/9/2025	5/9/2025

Country	United States	Trademark	TUMARO'S			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02503-US	Registered	Regular	75852865	11/17/1999	2465219	7/3/2001	7/3/2021	7/3/2021

Country	United States	Trademark	TUMARO'S GOURMET TORTILLAS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02506-US	Registered	Regular	75683942	4/16/1999	2764541	9/16/2003	9/16/2023	9/16/2023

Country	United States	Trademark	TUMARO'S THE ORIGINAL GOURMET WRAPS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T02507-US	Registered	Regular	76302605	8/20/2001	2762465	9/9/2003	9/9/2023	9/9/2023

Country	United States	Trademark	TUMARO'S AMERICA'S FAVORITE GOURMET TORTILLA			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02677-US	Registered	Regular	77628776	12/8/2008	3647068	6/30/2009	6/30/2019	6/30/2019

Country	United States	Trademark	BLUE MARBLE BRANDS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02698-US	Registered	Regular	74075573	7/5/1990	1656369	9/10/1991	9/10/2021	9/10/2021

Country	United States	Trademark	FANTASTIC FOODS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02701-US	Registered	Regular	74587161	10/18/1994	1928000	10/17/1995	10/17/2025	10/17/2025

Country	United States	Trademark	NATURE'S BURGER			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02702-US	Registered	Regular	74485626	2/2/1994	2396643	10/24/2000	10/24/2020	10/24/2020

Country	United States	Trademark	CHA-CHA CHILI			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02709-US	Registered	Regular	78814540	2/14/2006	3518298	10/14/2008	10/14/2028	10/14/2028

Country	United States	Trademark	FANTASTIC WORLD FOODS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T02746-US	Registered	Regular	78892521	5/25/2006	3218006	3/13/2007	3/13/2027	3/13/2027

Country	United States	Trademark	MT VIKOS (Stylized)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02747-US	Registered	Regular	78318318	10/24/2003	2877744	8/24/2004	8/24/2024	8/24/2024

Country	United States	Trademark	FETIRI			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02769-CA	Filed	Regular	1816262	12/29/2016

Country	Canada	Trademark	FIELD DAY			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02769-US	Registered	Intent To Use Application	77691780	3/16/2009	3782510	4/27/2010	4/27/2020	4/27/2020

Country	United States	Trademark	FIELD DAY			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T02769-US1	Registered	Intent To Use Application	86495147	1/5/2015	4952407	5/3/2016	5/3/2026	5/3/2026

Country	United States	Trademark	FIELD DAY			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03088-US	Registered	Intent To Use Application	85226939	1/26/2011	4143766	5/15/2012	5/15/2022	5/15/2022

Country	United States	Trademark	WOODSTOCK EAT BECAUSE IT'S GOOD! (LOGO)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T03088-US1	Registered	Intent To Use Application	85230668	1/31/2011	4100138	2/14/2012	2/14/2022	2/14/2022

Country	United States	Trademark	WOODSTOCK EAT BECAUSE IT'S GOOD! (LOGO)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03089-US	Registered	Intent To Use Application	85227329	1/27/2011	4143767	5/15/2012	5/15/2022	5/15/2022

Country	United States	Trademark	WOODSTOCK			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03089-US1	Registered	Intent To Use Application	85230671	1/31/2011	4100139	2/14/2012	2/14/2022	2/14/2022

Country	United States	Trademark	WOODSTOCK			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03090-US	Registered	Intent To Use Application	85227333	1/27/2011	4139993	5/8/2012	5/8/2022	5/8/2022

Country	United States	Trademark	EAT BECAUSE IT'S GOOD!			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03090-US1	Registered	Intent To Use Application	85230675	1/31/2011	4119519	3/27/2012	3/27/2022	3/27/2022

Country	United States	Trademark	EAT BECAUSE IT'S GOOD!			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03143-US	Registered	Intent To Use Application	85279490	3/29/2011	4191544	8/14/2012	8/14/2022	8/14/2022

Country	United States	Trademark	HARVEST BAY and Design (logo with swoosh)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T03390-US	Registered	Intent To Use Application	85648416	6/11/2012	4426300	10/29/2013	10/29/2023	10/29/2023

Country	United States	Trademark	NATURAL SEA PURE WILD SEAFOOD and			Attorney		David R. Josephs
			Design			Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03446-US	Registered	Intent To Use Application	85736659	9/24/2012	4597798	9/2/2014	9/2/2024	9/2/2024

Country	United States	Trademark	TUMARO'S and Design (logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03447-US	Registered	Intent To Use Application	85736607	9/24/2012	4597797	9/2/2014	9/2/2024	9/2/2024

Country	United States	Trademark	TODAYS THE DAY.			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03516-US	Registered	Intent To Use Application	85821096	1/11/2013	4433922	11/12/2013	11/12/2023	11/12/2023

Country	United States	Trademark	LET'S SKIP THE SANDWICH.			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03719-US	Registered	Intent To Use Application	86046220	8/23/2013	5059843	10/11/2016	10/11/2026	10/11/2026

Country	United States	Trademark	THANK YOUR FARMER!			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03720-US	Registered	Intent To Use Application	86046236	8/23/2013	4941757	4/19/2016	4/19/2026	4/19/2026

Country	United States	Trademark	GIVE THANKS TO YOUR FARMER!			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T03816-US	Registered	Regular	86174231	1/24/2014	4596640	9/2/2014	9/2/2024	9/2/2024

Country	United States	Trademark	BLUE MARBLE BRANDS (LOGO)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03864-US	Registered	Regular	86236978	3/31/2014	4617649	10/7/2014	10/7/2024	10/7/2024

Country	United States	Trademark	RISING MOON ORGANICS (LOGO)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03866-US	Registered	Regular	86241035	4/3/2014	4588960	8/19/2014	8/19/2024	8/19/2024

Country	United States	Trademark	A WORLD OF GOOD FOOD.			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03892-US	Registered	Intent To Use Application	86405810	9/25/2014	5142211	2/14/2017	2/14/2027	2/14/2027

Country	United States	Trademark	WOODSTOCK MINIME'S			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T03937-US	Registered	Intent To Use Application	86330658	7/8/2014	5365276	12/26/2017	12/26/2027	12/26/2027

Country	United States	Trademark	TASTY.TRUSTY.SNACKS!			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04020-US	Registered	Regular	86405735	9/25/2014	4759169	6/23/2015	6/23/2025	6/23/2025

Country	United States	Trademark	RISING MOON ORGANICS (WORDMARK)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T04081-CA	Filed	Intent To Use Application	1816260	12/29/2016

Country	Canada	Trademark	FIELD DAY and Design (logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04081-US	Registered	Intent To Use Application	86495156	1/5/2015	4952408	5/3/2016	5/3/2026	5/3/2026

Country	United States	Trademark	FIELD DAY and Design (logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04084-US	Registered	Intent To Use Application	86516878	1/28/2015	5233035	6/27/2017	6/27/2027	6/27/2027

Country	United States	Trademark	WILDLY SIMPLE			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04265-US	Registered	Intent To Use Application	86904506	2/11/2016	5266866	8/15/2017	8/15/2027	8/15/2027

Country	United States	Trademark	EASY GOURMET TONIGHT!			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04308-US	Registered	Regular	87038020	5/16/2016	5201568	5/9/2017	5/9/2027	5/9/2027

Country	United States	Trademark	RISING MOON			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04309-US	Registered	Regular	87038058	5/16/2016	5201569	5/9/2017	5/9/2027	5/9/2027

Country	United States	Trademark	RISING MOON & Design (logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T04310-US	Registered	Regular	87038422	5/16/2016	5221254	6/13/2017	6/13/2027	6/13/2027

Country	United States	Trademark	TEAM NON-GMO

U010-BMB	T04311-US	Registered	Regular	87038466	5/16/2016	5221255	6/13/2017	6/13/2027	6/13/2027

Country	United States	Trademark	TEAM NON-GMO LEARN SHARE GROW and			Attorney		David R. Josephs
			Design (logo)			Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04334-US	Registered	Regular	87139761	8/16/2016	5109966	12/27/2016	12/27/2026	12/27/2026

Country	United States	Trademark	MT VIKOS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04335-US	Registered	Intent To Use Application	87139903	8/16/2016	5257734	8/1/2017	8/1/2027	8/1/2027

Country	United States	Trademark	MT VIKOS & DESIGN (NEW 2016 LOGO)

U010-BMB	T04369-US	Registered	Regular	76629617	1/28/2005	3200092	1/23/2007	1/23/2027	1/23/2027

Country	United States	Trademark	ASIAN GOURMET			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04370-US	Registered	Regular	76236101	4/6/2001	2784682	11/18/2003	11/18/2023	11/18/2023

Country	United States	Trademark	BELLA FAMIGLIA			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T04371-US	Registered	Regular	76503792	4/3/2003	2829576	4/6/2004	4/6/2024	4/6/2024

Country	United States	Trademark	TROPICAL PEPPER CO.			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04372-US	Registered	Regular	72096413	4/4/1960	713619	4/4/1961	4/4/2021	4/4/2021

Country	United States	Trademark	HADDON HOUSE			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04373-US	Registered	Regular	73009552	12/26/1973	1013016	6/10/1975	6/10/2025	6/10/2025

Country	United States	Trademark	MUSETTE			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04374-US	Registered	Regular	77652138	1/19/2009	3672297	8/25/2009	8/25/2019	8/25/2019

Country	United States	Trademark	MEDFORD FARMS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04375-US	Registered	Regular	73251781	2/27/1980	1186982	1/19/1982	1/19/2022	1/19/2022

Country	United States	Trademark	MEDFORD FARMS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04384-US	Registered	Intent To Use Application	87265265	12/12/2016	5325618	10/31/2017	10/31/2027	10/31/2027

Country	United States	Trademark	HOOKED ON ORGANIC			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-BMB	T04605-US	Docket	Intent To Use Application

Country	United States	Trademark	KOYO (word mark)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04606-US	Docket	Intent To Use Application

Country	United States	Trademark	KOYO AN UMAMI ADVENTURE (word mark)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-BMB	T04607-US	Docket	Intent To Use Application

Country	United States	Trademark	KOYO and Design (leaf logo)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date
U010-GG	T04348-US	Registered	Regular	78218347	2/24/2003	3607524	4/14/2009	4/14/2019	4/14/2019

Country	United States	Trademark	GOURMET GURU			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-AO	T03722-US	Registered	Intent To Use Application	86049862	8/28/2013	4642256	11/18/2014	11/18/2024	11/18/2024

Country	United States	Trademark	ORGANIC PRODUCE PRODIGY

U010-AO	T03723-US	Registered	Intent To Use Application	86051139	8/29/2013	4642265	11/18/2014	11/18/2024	11/18/2024

Country	United States	Trademark	ORGANIC PRODUCE PRODIGY & DESIGN			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date
U010-TFF	T04021-US	Registered	Regular	76657796	4/3/2006	3245893	5/29/2007	5/29/2027	5/29/2027

Country	United States	Trademark	CALIFORNIA COLD LOGISTICS			Attorney		David R. Josephs
			(Stylized/Design)			Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-TFF	T04023-US1	Registered	Regular	76065296	6/5/2000	2603587	8/6/2002	8/6/2022	8/6/2022

Country	United States	Trademark	NONNA'S KITCHEN (Stylized/Design)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-TFF	T04024-US	Registered	Regular	76390942	4/3/2002	2766326	9/23/2003	9/23/2023	9/23/2023

Country	United States	Trademark	GOLD RUSH CREAMERY NATURAL CHEESE			Attorney		David R. Josephs
			(Stylized/Design)			Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-TFF	T04025-US	Registered	Regular	586340	3/6/1986	1462111	10/20/1987	10/20/2027	10/20/2027

Country	United States	Trademark	NONNA'S			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

U010-TFF	T04026-US	Registered	Regular	76715251	10/24/2013	4553705	6/24/2014	6/24/2024	6/24/2024

Country	United States	Trademark	DIANA SUPREME (Stylized/Design)

U010-TFF	T04118-US	Registered	Intent To Use Application	86557527	3/9/2015	4840579	10/27/2015	10/27/2025	10/27/2025

Country	United States	Trademark	BOO CHIPS			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-TFF	T04560-US	Filed	Regular	87943551	5/31/2018

Country	United States	Trademark	NONNA'S KITCHEN and Design (with banner)			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

TRADEMARK CASE PRINT

ClientCode	Docket Number	Status	Case Type	Appl. No.	Appl. Date	Reg. No.	Reg. Date	Exp. Date	Renewal Date

U010-UNT	T04558-US	Filed	Intent To Use Application	87687890	11/16/2017

Country	United States	Trademark	GROOVE			Attorney		David R. Josephs
						Client\Division		United Natural Foods, Inc./UNFI Canada, Inc.

SCHEDULE 9.1.14

ENVIRONMENTAL MATTERS

None.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SCHEDULE 9.1.16
LITIGATION

1.	Proceedings and investigations pending or threatened against Borrowers or Subsidiaries:

•
In December 2008, a class action complaint was filed in the United States District Court for the Western District of Wisconsin against Supervalu alleging that a 2003 transaction between Supervalu and C&S Wholesale Grocers, Inc. (“C&S”) was a conspiracy to restrain trade and allocate markets. In the 2003 transaction, Supervalu purchased certain assets of the Fleming Corporation as part of Fleming Corporation’s bankruptcy proceedings and sold certain assets of Supervalu to C&S that were located in New England. Three other retailers filed similar complaints in other jurisdictions and the cases were consolidated and are proceeding in the United States District Court in Minnesota. The complaints allege that the conspiracy was concealed and continued through the use of non-compete and non-solicitation agreements and the closing down of the distribution facilities that Supervalu and C&S purchased from each other. Plaintiffs are divided into Midwest plaintiffs and New England plaintiff and are seeking monetary damages, injunctive relief and attorneys’ fees. On June 19, 2015, the District Court Magistrate Judge entered an order that decided a number of matters including granting Midwest plaintiffs' request to seek class certification for certain Midwest Distribution Centers and denying New England plaintiff’s request to add an additional New England plaintiff and denying plaintiffs’ request to seek class certification for a group of New England retailers. In September 2015, the New England plaintiff appealed to the 8th Circuit the denial of the request to add an additional New England plaintiff and to seek class certification for a group of New England retailers and the hearing before the 8th Circuit occurred on May 17, 2016. On September 7, 2016, the District Court granted Midwest plaintiffs’ motion to certify five Midwest distribution center classes, only one of which sued Supervalu (the non-arbitration Champaign distribution center class). On March 1, 2017, the 8th Circuit denied the New England plaintiff’s appeals seeking to join an additional New England plaintiff and the appeal seeking the ability to move for class certification of a smaller New England class. At a mediation on May 25, 2017, Supervalu reached a settlement with the non-arbitration Champaign distribution center class, which is the one Midwest class suing Supervalu. Supervalu and the Midwest plaintiffs entered into a settlement agreement and the Court granted final approval of the settlement on November 17, 2017. The material terms of the settlement include: (1) denial of wrongdoing and liability by Supervalu; (2) release of all Midwest plaintiffs’ claims against Supervalu related to the allegations and transactions at issue in the litigation that were raised or could have been raised by the non-arbitration Champaign distribution center class; and (3) payment by Supervalu of $8.75 million. There is no contribution between C&S and Supervalu, and C&S did not settle the claims alleged against them. The New England Village Markets plaintiff is not a party to the settlement and is pursuing its individual claims and potential class actions claims against Supervalu, which at this time are determined as remote. On February 15, 2018, Supervalu filed a summary judgment and Daubert motion and the New England plaintiff filed a motion for class certification. The hearing on the motions occurred

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.16- 1

on May 16, 2018, and on July 27, 2018, the Court ruled in Supervalu’s favor granting both the Daubert and summary judgment motions. On August 15, 2018, the plaintiff appealed to the 8th Circuit.

•
In August and November 2014, four class action complaints were filed against Supervalu relating to the criminal intrusions into its computer network announced by Supervalu in fiscal 2015 (the “Criminal Intrusion”). The cases were centralized in the Federal District Court for the District of Minnesota under the caption In Re: SUPERVALU INC. Customer Data Security Breach Litigation. On June 26, 2015, the plaintiffs filed a Consolidated Class Action Complaint. Supervalu filed a Motion to Dismiss the Consolidated Class Action Complaint and the hearing took place on November 3, 2015. On January 7, 2016, the District Court granted the Motion to Dismiss and dismissed the case without prejudice, holding that the plaintiffs did not have standing to sue as they had not met their burden of showing any compensable damages. On February 4, 2016, the plaintiffs filed a motion to vacate the District Court’s dismissal of the complaint or in the alternative to conduct discovery and file an amended complaint, and Supervalu filed its response in opposition on March 4, 2016. On April 20, 2016, the District Court denied plaintiffs’ motion to vacate the District Court’s dismissal or in the alternative to amend the complaint. On May 18, 2016, plaintiffs appealed to the 8th Circuit and on May 31, 2016, Supervalu filed a cross-appeal to preserve its additional arguments for dismissal of the plaintiffs’ complaint. On August 30, 2017, the 8th Circuit affirmed the dismissal for 14 out of the 15 plaintiffs finding they had no standing. The 8th Circuit did not consider Supervalu’s cross-appeal and remanded the case back for consideration of Supervalu’s additional arguments for dismissal against the one remaining plaintiff. On October 30, 2017, Supervalu filed its motion to dismiss the remaining plaintiff and on November 7, 2017, the plaintiff filed a motion to amend its complaint. The Court held a hearing on the motions on December 14, 2017, and on March 7, 2018, the District Court denied plaintiff’s motion to amend and granted Supervalu’s motion to dismiss. On March 14, 2018, plaintiff appealed to the 8th Circuit.

•
On June 30, 2015, Supervalu received a letter from the Office for Civil Rights of the U.S. Department of Health and Human Services (“OCR”) seeking documents and information regarding Supervalu’s HIPAA breach notification and reporting from 2009 to the present. The letter indicates that the OCR Midwest Region is doing a compliance review of Supervalu’s alleged failure to report small breaches of protected health information related to its pharmacy operations (e.g., any incident involving less than 500 individuals). On September 4, 2015, Supervalu submitted its response to OCR’s letter. [***]. The potential penalties related to the issues being investigated are up to $50 thousand per violation (which can be counted per day) with a $1.5 per calendar year maximum for multiple violations of a single provision (with the potential for finding violations of multiple provisions each with a separate $1.5 per calendar year maximum); however, as noted above, any actual penalties will be determined only after consideration by OCR of various factors, including the nature of any violation, remedial actions taken by Supervalu and other factors determined relevant by OCR.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.16- 2

•
On September 21, 2016, Supervalu’s retail banner Farm Fresh received an administrative subpoena issued by the Drug Enforcement Administration (“DEA”) on September 9, 2016. In addition to requesting information on Farm Fresh’s pharmacy policies and procedures generally, the subpoena also requested the production of documents that are required to be kept and maintained by Farm Fresh pursuant to the Controlled Substances Act and its implementing regulations. On November 23, 2016, Farm Fresh responded to the subpoena and is cooperating fully with DEA’s additional requests for information. On February 8, 2018, Farm Fresh received a letter from the US Attorney’s Office asserting violations of the Controlled Substances Act and the potential for penalties. Farm Fresh provided its response to the alleged violations on April 30, 2018., and discussions with the DEA/USAO continue. While Supervalu cannot predict the outcome of this matter at this time, Supervalu does not believe that a monetary loss is probable. However, Supervalu believes that a monetary loss is reasonably possible, but cannot estimate the amount of any such loss as Supervalu does not know the amount of monetary penalties, if any, the DEA may seek. [***].

•
On November 30, 2015, an amended complaint was filed alleging that Supervalu and Albertson's pharmacies overcharged government health programs (Medicare, Medicaid, Tricare) for prescriptions. This matter started in 2012 when Supervalu received a subpoena from the Department of Justice seeking various documents regarding the Company's price match program and pharmacy prescription pricing. We fully cooperated with the government and provided the documents requested along with a white paper as to why we didn't believe we had overcharged government health programs. We heard nothing further on this matter until we learned in September 2015 that there had been a Qui Tam action filed by Schutte and Yarberry in August 2011. The Government declined to pursue the matter on May 22, 2015, and the court unsealed the case on May 27, 2015. The relators (Yarberry and Schutte) decided to pursue the matter despite the government's declination. They filed an amended complaint asserting that Supervalu and Albertson’s defrauded government health programs in several states when reporting and calculating Usual & Customary (U&C) pricing for reimbursement from government health programs. The relators assert that when Supervalu price matched certain competitors' generic prescription prices it should have adjusted its U&C price to match that of the price matched pricing. On January 29, 2016, Supervalu filed a Motion to Dismiss and on October 21, 2016 the Court denied the motion. On February 2, 2018, the plaintiffs submitted expert reports asserting single damages of $169M, but recently corrected an error which reduced its single damages to $139M. Based on our expert's analysis of the report, and assuming plaintiffs' theory is correct which we vigorously dispute, Supervalu’s share would be single damages of approximately $26M. Under the False Claims Act damages are trebled and penalties are imposed based on the number of false claims. On May 21, 2018, we filed our motions for Summary Judgment and a Daubert motion (to exclude experts) and plaintiffs filed motions for summary judgment. Plaintiffs also filed Summary Judgment and Daubert motions. The parties are waiting for the Court to rule on the motions. The trial date is currently scheduled for December 4, 2018.

•	On August 24, 2018, two class action complaints (Wallace v. Supervalu Inc., et.al; Gusinsky v. Supervalu, Inc. et. al.) were filed in Delaware Federal District Court

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.16- 3

alleging violations of securities laws as a result of the proposed merger with United Natural Foods, Inc. The complaints allege that the Supervalu’s proxy statement fails to disclose material information necessary for shareholders to assess the fairness of the merger.

2.	Pending Commercial Tort Claim held by any Obligor:

Case Name	Defendant	Summary of Claim
American Express Antitrust Litigation	American Express	Antitrust case regarding Interchange Rates and anti-steering rules
In re: Processed Egg Products Antitrust Litigation	Seventeen Egg Producers including United Egg Producers and Sparboe Farms	Price fixing - eggs
Androgel Antitrust	Unimed Pharmaceuticals Inc.; Solvay Pharmaceuticals, Inc.; Actavis, Inc.; Par Pharmaceuticals, Inc.; Paddock Laboratories, Inc.	Brand drug maker Solvay Pharmaceuticals (predecessor to Abbvie) alleged to have filed sham patent litigation and entered into reverse payment agreements with generic mfrs.
In re Broiler Chicken Antitrust Litigation	Many poultry producers including Tyson and Perdue	Price fixing- broiler chickens
In re Lipitor Antitrust Litigation	Pfizer, Inc.; Pfizer Manufacturing Ireland; Warner-Lambert Company; Warner-Lambert Company LLC; Ranbaxy, Inc.; Ranbaxy Pharmaceuticals, Inc.; Ranbaxy Laboratories Limited	Antitrust case alleging conspiracy to delay market entry of a generic version
In re: Effexor XR Antitrust Litigation	Wyeth, Inc.; American Home Products; Wyeth-Whitehall Pharmaceuticals; Wyeth Pharmaceutical Company; Teva Pharmaceuticals USA, Inc.; Teva Pharmaceuticals Industries, Ltd.;	Antitrust case alleging conspiracy to delay market entry of generic version
In re: Processed Egg Products Antitrust Litigation	Seventeen Egg Producers including United Egg Producers and Sparboe Farms	Price fixing - eggs
Supervalu v. Bumble Bee, et al.	Starkist Company; Bumble Bee Foods, LLC; Tri-Union Seafoods, LLC d/b/a Chicken of the Sea	Price fixing – shelf stable packaged seafood

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.16- 4

SCHEDULE 9.1.18

ERISA; CANADIAN PLANS

1.	One or more Obligors maintained, established, contributed to or been obligated to contribute to the following Multiemployer Plans:

•	United Wire, Metal and Machine Pension Fund (the Woodstock Farms location)

•	New England Teamsters and Trucking Industry Pension Fund (the Leicester, MA location)

•	Western Conference of Teamsters Pension Trust

•	Bakery and Confectionery Union and Industry International Health Benefits Fund

•	District 77 IAM&AW Welfare Association

•	Indiana Teamsters Safety Training Educational Trust Fund

•	IUOE & Pipeline Employers Health & Welfare Fund

•	Machinists Health & Welfare Trust

•	Minnesota Teamsters Health & Welfare Plan

•	Teamsters Joint Council 32 – Employers H&W Fund

•	Minnesota Teamsters HRA Plan

•	Montana Teamsters/Contractors-Employers Trust

•	Montana Teamsters/Contractors-Employers Trust (Retirees)

•	Montana Teamsters/Contractors-Employers Trust (HRA)

•	Minneapolis Retail Meat Cutters & Food Handlers Health & Welfare Fund

•	Automotive, Petroleum & Allied Industries Employees Health & Welfare Trust

•	Central Pennsylvania Teamsters Health & Welfare Fund

•	Central States Southeast & Southwest Areas Health & Welfare Fund

•	Washington Teamsters Welfare Trust

•	Washington Bakers Trust

•	Northwest IAM Benefit Trust

•	Northern Minnesota - Wisconsin Area Retail Food Health and Welfare Fund

•	Oregon Teamster Employers Trust

•	Sound Health &Wellness Trust

•	Southern States Savings Plan

•	St. Louis Labor Healthcare Network

•	Teamsters & Employers Welfare Trust of Illinois

•	Teamsters 206 Employers Trust

•	Teamsters Local 610 Prescripticare Trust Fund

•	Teamsters and Food Employers Security Trust Fund

•	Twin Cities Bakery Workers Health & Welfare Fund

•	UFCW Local 88 & Employers Health & Welfare Fund

•	UFCW Local 1189 & St. Paul Food Employers Health and Welfare Plans (formerly Local 789)

•	UFCW Union Local 655 Welfare Fund

•	UFCW Unions & Employers Midwest Health Benefits Fund

•	UFCW Unions & Participating Employers Health and Welfare Fund

•	UFCW Unions & Participating Employers Legal Fund

•	Teamsters Medicare Trust for Retired Employees

•	District 9 IAM&AW Welfare Trust

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.18-1

•	Locals 302 & 612 IUOE Construction Industry Health and Security Fund

•	Automotive Machinists Pension Trust

•	Bakery and Confectionery Union and Industry International Pension Fund

•	Central Pension Fund of the IUOE and Participating Employers

•	Central States, SE & SW Areas Pension Fund

•	Employer-Teamsters Local Nos. 175 & 505 Pension Trust Fund

•	Employers and Local 534 Grocery Employees Pension Fund

•	Employers and Local 534 Meat Employees Pension Fund

•	Food Employers Labor Relations Association (FELRA) and UFCW Pension Fund

•	International Association of Machinists National Pension Fund

•	Minneapolis Food Distributing Industry Pension Plan

•	Minneapolis Retail Meat Cutters and Food Handlers Pension Fund

•	Minnesota Bakers Union Pension Plan

•	Minnesota Teamsters 401(k) Plan

•	Northern Minnesota / Wisconsin Area Retail Clerks Pension Fund

•	Sound Retirement Trust

•	UFCW 1189 & St. Paul Food Employers Defined Contribution Plan

•	UFCW Consolidated Pension Plan

•	UFCW International Union-Industry Pension Fund

•	UFCW Union Local 655 Food Employers Joint Pension Plan and Trust

•	UFCW Unions and Employers Midwest Pension Fund

•	UFCW Unions and Employers Pension Fund

•	UFCW Unions and Participating Employers Pension Fund

•	Stationary Engineers Training Local 286 Journeymen Upgrading, Apprenticeship Training, and Training Trust

2.	[***]

3.
Supervalu has withdrawn from certain Multiemployer Plans which could result in Supervalu incurring withdrawal liability under Title IV of ERISA in the future. Supervalu’s estimate of such potential liability is set forth in Supervalu’s Annual Report on Form 10-K, as filed with the SEC on April 24, 2018.

4.	The SUPERVALU Retirement Plan and Unified Grocers, Inc. Cash Balance Pension Plan have Unfunded Pension Liabilities.

5.
On April 24, 2018, Supervalu announced that it is pursuing the sale of the corporately owned and operated retail operations of its Shop ‘n Save retail banner based in the Saint Louis, Missouri region (including the operations of the distribution center dedicated to supplying such retail operations) and that those operations are now reported in Supervalu’s financial statements as assets held for sale within discontinued operations. The sale or closure of certain of these operations could result in triggering withdrawal liability under ERISA.

6.	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.18-2

SCHEDULE 9.1.20
LABOR CONTRACTS

1.	Agreement between UNFI and Teamsters Local Union No. 117, effective March 1, 2017 – February 28, 2021.

2.	Agreement between UNFI and Chaufers, Teamsters & Helpers Local Union No 238, effective July 2, 2017 – July 1, 2021.

3.	Agreement between United Natural Foods Inc. and Teamsters Local 493, effective August 1, 2014 – July 31, 2019.

4.	Agreement between United Natural Trading Co. dba Woodstock Farms Manufacturing Co and Local 810 International Brotherhood of Teamsters, effective July 1, 2017 – March 20, 2019.

5.	Agreement between Nor-Cal Produce, Inc. and Chauffeurs Teamsters and Helpers Local Union No. 150, effective June 1, 2014 – May 31, 2020.

6.
Agreement between United Natural Foods Inc. and IBT Local 63 (chartered by the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America), effective March 12, 2016 – March 20, 2019.

7.	Agreement between Teamsters Local Union No. 493 and United Natural Foods Inc., effective August 1, 2014 – July 31, 2019.

8.	Agreement between Teamsters Local No. 445 and United Natural Foods Inc., effective August 1, 2017 – July 31, 2020.

9.	Agreement between Teamsters Local 419 and United Natural Foods Canada, Inc., effective March 1, 2017 – March 5, 2022.

10.
Agreement between SuperValu, Inc., Hazelwood (St. Louis) Distribution Company, Inc. and International Association of Machinists and Aerospace Workers, District No. 9, effective May 8, 2016 – November 9, 2019.

11.	Agreement between Advantage Logistics Rocky Mountain and International Union of Operating Engineers, Local Union No. 1, effective June 20, 2016 –June 15, 2019.

12.
Agreement between the Lancaster Distribution Center of SuperValu, Inc. and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC, Local Union 1035-11, effective October 27, 2015 – January 26, 2019.

13.	Agreement between SuperValu, Inc. Tacoma – Inventory Control and International Brotherhood of Teamsters, Local Union No. 117, effective July 15, 2018 – July 17, 2021.

14.	Agreement between SuperValu, Inc. Tacoma - Warehouse and International Brotherhoods of Teamsters, Local Union No. 117, effective July 15, 2018 – July 17, 2021.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.25-1

15.	Agreement between Cub Foods, Duluth and United Food and Commercial Workers Union, Local No. 1189, effective November 1, 2017 – October 31, 2020.

16.	Agreement between United Food and Commercial Workers Union, Local No. 1189 and Cub Gold, effective April 3, 2016 – April 6, 2019.

17.	Agreement between United Food and Commercial Workers Union, Local No. 1189 and Cub Foods, St. Paul, effective April 3, 2016 – April 6, 2019.

18.	Agreement between SuperValu, Inc. Fargo Division (Drivers, Warehouse and Office) and International Brotherhood of Teamsters, Local No. 120, effective June 1, 2017 through June 1, 2019.

19.	Agreement between SuperValu, Inc. Minneapolis (Hopkins) – Drivers and Warehouse and International Brotherhood of Teamsters, Local No. 120, effective June 1, 2018 – May 31, 2022.

20.	Agreement between SuperValu Stores, Inc. (d/b/a Cub Foods), Grocery – Freeport Store and UFCW Local 1546, effective August 27, 2017 – June 27, 2020

21.	Agreement between SuperValu Stores, Inc. (d/b/a Cub Foods), Meat – Freeport Store and UFCW Local 1546, effective August 27, 2017 – June 27, 2020.

22.
Agreement between SuperValu, Inc. – Billings Distribution Center and Teamsters Local Union No. 190, and between SuperValu, Inc. – Great Falls, Montana Drivers and Teamsters Local Union No. 2, effective April 22, 2018 – April 22, 2023.

23.	Agreement between Bakery, Confectionery, Tobacco Workers and Grain Millers Union, Twin Cities Local 22, AFL-CIO and Cub Foods, effective September 6, 2015 – September 8, 2018.

24.	Agreement between Shoppers Food and Pharmacy and United Food and Commercial Workers Union, Local 27, effective July 9, 2017 – July 11, 2020.

25.
Agreement between SuperValu Tacoma Grocery Division and International Association of Machinists and Aerospace Workers, AFL-CIO, District Lodge No. 160, Automotive Machinists, Local No. 297, effective July 10, 2014 – July 14, 2018.

26.	Collective Bargaining Agreement between SuperValu, Inc. New Stanton and International Brotherhood of Teamsters, Local Union No. 30, effective June 5, 2016 – June 1, 2019 (Driver Agreement).

27.
Collective Bargaining Agreement between SuperValu, Inc. New Stanton and International Brotherhood of Teamsters, Local Union No. 30, effective June 5, 2016 – June 1, 2019 (Building and Equipment Maintenance Employees).

28.	Collective Bargaining Agreement between SuperValu, Inc. New Stanton and International Brotherhood of Teamsters, Local Union No. 30, effective June 5, 2016 – June 1, 2019 (Warehouse Agreement).

29.	Agreement between SuperValu, Inc. and International Brotherhood of Teamsters, Union Local No. 313 (Tacoma Warehouse Receiving & Billing Clerks), effective July 15, 2018 – July 17, 2021.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.25-2

30.	Agreement between SuperValu, Inc. and International Brotherhood of Teamsters, Local No. 313, (Tacoma - Drivers) effective July 15, 2018 – July 17, 2021.

31.
Labor Agreement between SuperValu, Inc. and Bakery, Confectionery, Tobacco Workers and Grain Millers International Union Local 358, (Mechanicsville - Warehouse) effective February 1, 2018 – January 23, 2021.

32.	Agreement between Shoppers Food and Pharmacy and United Food & Commercial Workers Union, Local 400, effective July 9, 2017 – July 11, 2020.

33.	Agreement between SuperValu, Inc., Fort Wayne Distribution Center and International Brotherhood of Teamsters, Local Union No. 414, effective June 15, 2017 – September 14, 2019.

34.	Agreement between Unified Grocers, Inc. Stockton (Automotive Workers) and Teamsters Local 439, effective September 20, 2015 – September 19, 2020.

35.	Agreement between Unified Grocers, Inc. Stockton (Wholesale Delivery Drivers) and Teamsters Local 439, effective September 20, 2015 – September 19, 2020.

36.	Agreement between Unified Grocers, Inc. Stockton (Dry Warehouse) and Teamsters Local Union No. 439, effective September 20, 2015 – September 19, 2020.

37.	Agreement between Unified Grocers, Inc. Stockton (Frozen Foods Warehouse) and Teamsters Local Union No. 439, effective September 19, 2015 – September 19, 2020.

38.	Agreement between Unified Grocers, Inc. Stockton (Truck Mechanics) and Teamsters Local 439, effective September 19, 2015 and September 19, 2020.

39.	Agreement between Advantage Logistics Inc. (Denver/Rocky Mountain - Warehouse) and International Brotherhood of Teamsters, Local Union No. 455, effective September 25, 2016 – September 26, 2020.

40.	Agreement between Advantage Logistics Colorado South (Warehouse) and International Brotherhood of Teamsters, Local Union No. 455, effective April 24, 2016 – April 24, 2021.

41.	Agreement between Unified Grocers, Inc. (Commerce and Santa Fe Springs, Automotive Workers) and International Brotherhood of Teamsters, Local 495, effective September 20, 2015 – September 19, 2020.

42.	Agreement between Shop ‘n Save Warehouse Foods, Inc. (Maintenance) and International Brotherhood of Teamsters, Teamsters and Chauffeurs Local Union No. 525, effective July 17, 2016 – July 13, 2019.

43.	Collective Bargaining Agreement between Shop ‘n Save Warehouse Foods, Inc. (Jerseyville – Meat/Deli) and U.F.C.W. Meat Cutters’ Union Local 534, effective October 7, 2012 – December 13, 2014.

44.
Collective Bargaining Agreement between Shop ‘n Save Warehouse Foods, Inc. (Metro Illinois - Clerks) and United Food and Commercial Workers International Union, Local 534, effective October 17, 2010 – October 19, 2013.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.25-3

45.
Agreement between Shop ‘n Save Warehouse Foods, Inc., a member of the Greater St. Louis Food Employers’ Council (St. Louis - Meat, Deli & Seafood) – and the United Food and Commercial Workers Union, Local No. 534, effective July 18, 2011 – December 14, 2014 (as extended by the Extension Agreement between the Greater St. Louis Food Employers’ Council (Shop ‘n Save St. Louis) and UFCW Local 534.

46.	Agreement between SuperValu Eastern Region, Mechanicsville, Virginia (Drivers) and International Brotherhood of Teamsters, Local Union No. 592, effective May 7, 2017 – May 7, 2022.

47.
Collective Bargaining Agreement between SuperValu, Inc., Hazelwood Distribution Company, Inc. (St. Louis – Drivers) and International Brotherhood of Teamsters, Miscellaneous Drivers, Helpers, Health Care and Public Employees Union, Local 610, effective March 27, 2016 – March 30, 2019.

48.	Agreement between SuperValu Stores, Inc. (Anniston) and International Brotherhood of Teamsters, Local 612, effective March 24, 2017 – March 26, 2022.

49.
Agreement between SuperValu, Inc., Hazelwood Distribution Company, Inc. (St. Louis - Service Garage) and Automotive, Petroleum and Allied Industries Employees Union, Local No. 618, effective March 27, 2016 – March 30, 2019.

50.	Agreement between Unified Grocers, Inc. (Stockton and Santa Fe Springs - Frozen Food) and Teamsters Local Union No. 630, effective September 20, 2015 – September 19, 2020.

51.
Agreement between SuperValu, Inc., Bismarck Distribution Center, Bismarck; North Dakota (Warehouse, Office & Drivers) and International Brotherhood of Teamsters, Local 638, effective June 18, 2017 – September 14, 2019.

52.	Agreement between Cub Foods (Minneapolis, Monticello – Clerks and Meat) and United Food and Commercial Workers Union, District Local 653, effective March 4, 2018 – March 4, 2023.

53.	Agreement between Shop ‘n Save Warehouse Foods Inc. (St. Louis – Clerks) and United Food and Commercial Workers Union, Local 655, effective May 9, 2016 – May 11, 2019.

54.
Agreement between SuperValu, Inc. (Green Bay – Drivers & Warehouse) and International Brotherhood of Teamsters - Drivers, Warehouse & Dairy Employees, Local No. 662, effective June 1, 2016 – May 31, 2019.

55.	Agreement between SuperValu, Inc. St. Louis Distribution Center (Warehouse) and International Brotherhood of Teamsters, Local Union No. 688, effective July 1, 2017 – September 20, 2019.

56.	Wholesale Grocery Agreement between SuperValu, Inc. (Tacoma – Ellensburg Drivers) and International Brotherhood of Teamsters, Local Union No. 760, effective July 15, 2018 – July 17, 2021.

57.
Collective Agreement between Unified Grocers, Inc. (Commerce Dispatching and Routing Clerks) and International Brotherhood of Teamsters, Local Union 848, effective September 20, 2015 – September 19, 2020.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.25-4

58.	Agreement between Unified Grocers, Inc. (Commerce - Wholesale Delivery Drivers) and International Brotherhood of Teamsters, Local Union 848, effective September 20, 2015 – September 19, 2020.

59.
Agreement between Unified Grocers, Inc. (Commerce and Santa Fe Springs - Truck Mechanics) and International Brotherhood of Teamsters, Local Union No. 848, effective September 20, 2015 – September 19, 2020.

60.	Warehouse Agreement Between Unified Grocers, Inc. and Teamsters Local Union No. 630, effective September 20, 2015 – September 19, 2020.

61.
Agreement between SHOP ‘n SAVE Warehouse Foods, Inc. (St. Louis - Meat, Delicatessen and Seafood Departments) and United Food and Commercial Workers Union Local No. 88, effective March 27, 2017 – March 28, 2020.

62.
Collective Bargaining Agreement between Local 881 U.F.C.W and SHOP ‘n SAVE Warehouse Foods, Inc., (St. Louis - Clerks), effective September 21, 2014 – September 23, 2017 (as extended by that certain Contract Extension Agreement Between UFCW Local 881 and Shop ‘n Save Warehouse Foods, Inc. (Metro Illinois Agreement), effective September 24, 2017).

63.	Agreement between International Brotherhood of Teamsters and Unified Grocers, Inc. (Portland – Warehouse Supplement), effective April 24, 2016 – April 20, 2019.

64.	Master Agreement between Unified Grocers, Inc. (Portland) and International Brotherhood of Teamsters, Local Unions No. 162, 206, 305, effective April 24, 2016 – April 20, 2019.

65.	Agreement between International Brotherhood of Teamsters and Unified Grocers, Inc. (Portland – Drivers and Mechanics Supplement), effective April 24, 2016 – April 20, 2019.

66.	Agreement by and between SUPERVALU, Inc. (Green Bay – Mechanics) and Lodge 1855, International Association of Machinists and Aerospace Workers, effective April 1, 2015 – March 31, 2020.

67.
Wage and Working Agreement, by and between SuperValu, Inc. Minneapolis Distribution Center (Mechanics) and District Lodge No. 77 of the International Association of Machinists and Aerospace Workers, AFL-CIO, effective November 1, 2017 – October 31, 2020.

68.
Bargaining Agreement between SuperValu, Inc. Distribution Center Lancaster County, Pennsylvania (Warehouse) and International Brotherhood of Teamsters, Local Union No. 771, effective January 14, 2017 – January 11, 2020.

69.	Agreement by and between Supervalu, Inc. (Great Falls Cash & Carry) and Teamsters Local Union No. 2, effective April 22, 2018 – April 22, 2023.

70.
Labor Arbitration between C. Lloyd/Teamsters Local 117 and SUPERVALU (Seattle warehouse) regarding termination of employee. Arbitration decision was adverse, no final determination as to amount awarded.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-9.1.25-5

SCHEDULE 10.1.11

POST-CLOSING DELIVERABLES

1.
Within thirty (30) days after the Closing Date, the Borrowers shall, and shall cause the other Obligors to, deliver to the Applicable Agent all insurance certificates as to coverage under the insurance policies required by Section 8.6.1.

2.
Within thirty (30) days after the Closing Date, the Borrowers shall, and shall cause all such insurance with respect to the Obligors and property constituting ABL Priority Collateral to be endorsed to provide that (i) the Applicable Agent is an additional insured or loss payee, as applicable, (ii) that no cancellation in coverage thereof shall be effective prior to at least thirty (30) days after written notice thereof to the Applicable Agent and (iii) the interest of the Applicable Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

#91229296v4
S-10.1.11-1

SCHEDULE 10.2.1

EXISTING DEBT

1. Equipment Loan

Instrument	Amount Outstanding	Secured / Unsecured
Equipment Loan, between [***], as borrower, [***], as guarantor, and [***], as lender.	36,008,411.85	Secured

2. Intercompany Debt Arrangements

Lender	Borrower	Amount Owed
[***]	[***]	[***]
[***]	[***]	[***]

[***]

3. Unsecured Surety Bonds (as of 8/27/18)

[***]

4. Standby Letters of Credit (as of 8/27/18)

[***]

5. Swap Termination Value

UNFI (as of April 2018)

·	Interest Rate Swaps Termination Value: $7,318,879.37

Supervalu (as of August 2018)

·	Interest Rate Swap Termination Value: $569,984

·	Fuel Hedge Swaps Termination Value: $(11,632)

6. Guaranties

[***]

7. Contingent Lease Liabilities

[***]

8. [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.1-1

9. [***]

10. California Workers’ Compensation Guaranties

·
July 27, 2006, Agreement of Assumption and Guarantee of Workers’ Compensation Liabilities executed by SVU for the benefit of Albertson’s, Inc. in consideration for the Department of Industrial Relations permission for Albertson’s, Inc. to operate as certified self-insured employers in the State of California. SVU agrees to assume and guarantee to pay all liabilities and obligations which Albertson’s, Inc. may incur as a self-insurer of its California workers’ compensation liabilities on or after 7/27/2006 through 3/21/2013, when Supervalu completed the sale of New Albertson’s Inc. (“NAI”).

•
August 8, 2007, Agreement of Assumption and Guarantee of Workers’ Compensation Liabilities executed by SVU for the benefit of American Drug Stores LLC in consideration for the Department of Industrial Relations permission for American Drug Store LLC to operate as certified self-insured employers in the State of California. SVU agrees to assume and guarantee to pay all liabilities and obligations which American Drug Store LLC may incur as a self-insurer of its California workers’ compensation liabilities arising on or after 8/3/2007 through 3/21/2013, when Supervalu completed the sale of NAI. (the parent company of American Drug Stores LLC).

•
September 8, 2010, Agreement of Assumption and Guarantee of Worker’s Compensation Liabilities executed by SVU for the benefit of New Albertson’s, Inc. in consideration for the Department of Industrial Relations permission for NAI to operate as certified self-insured employers in the State of California. SVU agrees to assume and guarantee to pay all liabilities and obligations which NAI may incur as a self-insurer of its California workers’ compensation liabilities on or after 9/8/2010 through 3/21/2013, when SVU completed the sale of NAI

11. ASC Notes Guarantee

Supervalu has guaranteed certain debt obligations of American Stores Company (“ASC”). In connection with the NAI sale on March 21, 2013, AB Acquisition assumed the ASC debt but the existing guarantee as provided by SVU was not released and SVU continues as guarantor. Concurrently with the NAI sale, AB Acquisition entered into an agreement with Supervalu to indemnify SVU for any consideration used to satisfy the guarantee by depositing $467,000,000 in cash into an escrow account, which provides Supervalu first priority interest and the trustee of the ASC bondholders’ second priority interest in the collateral balance. On January 24, 2014, ASC successfully tendered for $462,000,000 of the $467,000,000 notes outstanding under the ASC indenture. The escrow account balance has since been reduced to below $4,000,000, reflecting the approximate amount of ASC notes still outstanding under the ASC indenture.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.1-2

SCHEDULE 10.2.2

EXISTING LIENS

State	Debtor	Secured Party	Filing Information	Collateral
VA	FF Acquisition, L.L.C.	American Bank Note Company, as Agent for the United States Postal Service	File No. 02092373445 Filed: 9/23/2002 Lapse Date: 9/23/2012 Continuation File No. 07070670920 Filed: 7/6/2007	The Consigned Goods are all USPS postage delivered to Consignee for sale to the public from all establishments maintained by Consignee, including, but not limited to, First Class postage.
VA	FF Acquisition, L.L.C.	American Greetings Corporation	File No. 10031072883 Filed: 3/10/2010 Lapse Date: 3/10/2020 Continuation File No. 15021356516 Filed: 2/13/2015 Amendment File No. 15022462497 Filed: 2/24/2015 Amendment File No. 16082338296 Filed: 8/23/2016	Inventory sold or delivered by Secured Party or its affiliates to Debtor.
VA	FF Acquisition, L.L.C.	Community First Bank	File No. 12082456298 Filed: 8/24/2012 Lapse Date: 8/24/2017 Full Assignment File No. 12092157715 Filed: 9/21/2012 Full Assignment File No. 13022055387 Filed: 2/20/2013	Specific leased equipment.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.2-1

State	Debtor	Secured Party	Filing Information	Collateral
OH	Shoppers Food Warehouse Corp.	American Greetings Corporation
File No. OH00140730723
Filed: 3/10/2010
Lapse Date: 3/10/2020

Continuation
File No. 20150440107
Filed: 2/13/2015

Collateral Amendment
File No. 20150550248
Filed: 2/24/2015

Collateral Amendment
File No. 20162350182
Filed: 8/22/2016
Inventory sold or delivered by Secured Party or its affiliates to Debtor.
CA	Unified Grocers, Inc.	Juanita’s Foods	File #127317423040 File Date: 6/15/2012 Lapse Date 6/15/2017 Termination: File #1675622736 File Date: 12/20/2016	All Inventory which Secured Party delivers to Debtor pursuant to that certain Consignment Agreement dated March 26, 2012.
CA	Unified Grocers, Inc.	Juanita’s Foods	File #127317423161 File Date: 6/15/2012 Lapse Date: 6/15/2017 Termination File #1675622737 File Date: 12/20/2016	All Inventory which Secured Party delivers to Debtor pursuant to that certain Consignment Agreement dated March 26, 2012.
CA	Unified Grocers, Inc.	IMB Credit LLC	File #127327421413 File Date 8/31/2012 Lapse Date 8/31/2017 Termination File #1675604128 File Date: 12/9/2016	Equipment and software.
CA	Unified Grocers, Inc.	Banc of America Leasing & Capital, LLC	File #127343033218 File Date: 12/31/2012 Lapse Date: 12/31/2017	Equipment described in Master Lease Agreement No. 22181-9000 dated March 23, 2011.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.2-2

State	Debtor	Secured Party	Filing Information	Collateral
CA	Unified Grocers, Inc.	South Coast Air Quality Management District	File #137345977662 File Date 1/24/2013 Lapse Date: 1/24/2018	Equipment.
CA	Unified Grocers, Inc.	South Coast Air Quality Management District	File #137362861259 File Date: 5/29/2013 Lapse Date: 5/29/2018	Equipment.
CA	Unified Grocers, Inc.	South Coast Air Quality Management District	File #137365959280 File Date: 6/19/2013 Lapse Date 6/19/2018	Equipment.
CA	Unified Grocers, Inc.	BMO Harris Equipment Finance Company	File #137392024374 File Date: 12/23/2013 Lapse Date: 12/23/2018 Amendment File #1473966169 File Date: 1/24/2014	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	BMO Harris Equipment Finance Company	File #137392024495 File Date 12/23/2013 Lapse Date 12/23/2018 Amendment File #1473966168 File Date 1/24/2014	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	BMO Harris Equipment Finance Company	File #137392027044 File Date: 12/23/2013 Lapse Date: 12/23/2018 Amendment File #1473966176 File Date 1/24/2014	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	BMO Harris Equipment Finance Company	File #137392027428 File Date 12/23/2013 Lapse Date: 12/23/2018 Amendment File #1473966177 File Date 1/24/2014	Equipment and insurance proceeds.
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.2-3

State	Debtor	Secured Party	Filing Information	Collateral
CA	Unified Grocers, Inc.	Sutherland Fibre Recycling	File #147401958918 File Date 3/6/2014 Lapse Date: 3/6/2019	Equipment.
CA	Unified Grocers, Inc.	South Coast Air Quality Management District	File #147404084385 File Date 3/20/2014 Lapse Date 3/20/2019	Equipment.
CA	Unified Grocers, Inc.	South Coast Air Quality Management District	File #147404606789 File Date 3/25/2014 Lapse Date 3/25/2019	Equipment.
CA	Unified Grocers, Inc.	BMO Harris Equipment Finance Company	File #147436256078 File Date 11/12/2014 Lapse Date 11/12/2019	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	BMO Harris Equipment Finance Company	File #147436257342 File Date: 11/12/2014 Lapse Date: 11/12/2019	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	BMO Harris Equipment Finance Company	File #147436257463 File Date: 11/12/2014 Lapse Date: 11/12/2019	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	BMO Harris Equipment Finance Company	File #147436258232 File Date: 11/12/2014 Lapse Date: 11/12/2019	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	Banc of America Leasing & Capital, LLC	File #157469744855 File Date: 6/15/2015 Lapse Date: 6/15/2020	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	BMO Harris Equipment Finance Company	File #157471497661 File Date: 6/24/2015 Lapse Date 6/24/2020	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	Banc of America Leasing & Capital, LLC	File #157472343753 File Date 6/30/2015 Lapse Date 6/30/2020	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	Banc of America Leasing & Capital, LLC	File #157484027654 File Date 9/9/2015 Lapse Date 9/9/2020	Equipment and insurance proceeds.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.2-4

State	Debtor	Secured Party	Filing Information	Collateral
CA	Unified Grocers, Inc.	Banc of America Leasing & Capital, LLC	File #157489993267 File Date: 10/14/2015 Lapse Date: 10/14/2020	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	Banc of America Leasing & Capital, LLC	File #157492462575 File Date 10/30/2015 Lapse Date 10/30/2020	Equipment and insurance proceeds.
CA	Unified Grocers, Inc.	PNC Equipment Finance, LLC Fleet Advantage, LLC	File #157497358988 File Date 12/1/2015 Lapse Date 12/1/2020	All rights of Debtor to Schedule No. 1 of Master Equipment Lease Agreement dated November 18, 2015.
CA	Unified Grocers, Inc.	Canon Financial Services, Inc.	File #167520860904 File Date 4/21/2016 Lapse Date 4/21/2021	All rights of Debtor to the Assigned Leases and Equipment.
CA	Unified Grocers, Inc.	PNC Equipment Finance, LLC Fleet Advantage, LLC	File #167527937108 File Date 5/27/2016 Lapse Date 5/27/2021	All rights of Debtor to Schedule No. 2 of Master Equipment Lease Agreement dated November 18, 2015.
CA	Unified Grocers, Inc.	International Paper Company	File #167537597838 File Date 7/21/2016 Lapse Date 7/21/2021	Equipment.
MO	SUPERVALU Holdings, Inc.	American Bank Note Company, as Agent for the United States Postal Service	File No. 20050068215M Filed: 6/29/2005 Lapse Date: 6/29/2020 Continuation File No. 20100060676K Filed: 6/9/2010 Continuation File No. 1502195022025 Filed: 2/13/2015	The Consigned Goods are all USPS postage delivered to Consignee for sale to the public from all establishments maintained by Consignee, including, but not limited to, First Class postage.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.2-5

State	Debtor	Secured Party	Filing Information	Collateral
MO	SUPERVALU Holdings, Inc.	American Greetings Corporation	File No. 20100025328E Filed: 3/10/2010 Lapse Date: 3/10/2020 Continuation File No. 1502235038390 Filed: 2/23/2015 Amendment File No. 1608247554554 Filed: 8/23/2016	Inventory sold or delivered by Secured Party or its affiliates to Debtor.
DE	SUPERVALU Inc.	Forsythe/McArthur Associates, Inc.	File No. 20080714996 Filed: 2/28/2008 Lapse Date: 2/28/2018 Continuation File No. 20123586692 Filed: 9/18/2012	Specific leased equipment.
DE	SUPERVALU Inc.	General Electric Capital Corporation	File No. 20081059250 Filed: 3/20/2008 Lapse Date: 3/20/2018 Secured Party Amendment File No. 20125082773 Filed: 12/28/2012 Continuation File No. 20125082781 Filed: 12/28/2012	Specific leased equipment.
DE	SUPERVALU Inc.	General Electric Capital Corporation	File No. 20081059292 Filed: 3/20/2008 Lapse Date: 3/20/2018 Secured Party Amendment File No. 20125088010 Filed: 12/28/2012 Continuation File No. 20125088028 Filed: 12/28/2012	Specific leased equipment.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.2-6

State	Debtor	Secured Party	Filing Information	Collateral
DE	SUPERVALU Inc.	Crown Credit Company	File No. 20092161534 Filed: 7/6/2009 Lapse Date: 7/6/2019 Continuation File No. 20142201762 Filed: 6/6/2014	Specific leased equipment.
DE	SUPERVALU Inc.	NCR Corporation	File No. 20092513429 Filed: 8/5/2009 Lapse Date: 8/5/2019 Continuation File No. 20143059110 Filed: 7/31/2014
All products, including without limitations, equipment, components, software, deliverables and supplies, whether now or hereafter acquired, which are acquired (directly or indirectly) from NCR Corporation and/or the acquisition of which is financed by NCR Corporation, and all proceeds.

DE	SUPERVALU Inc.	American Greetings Corporation
File No. 20100806459
Filed: 3/10/2010
Lapse Date: 3/10/2020

Continuation
File No. 20150636505
Filed: 2/13/2015

Collateral Amendment
File No. 20150775261
Filed: 2/24/2015

Amendment
File No. 20165092620
Filed: 8/22/2016
Inventory sold or delivered by Secured Party or its affiliates to Debtor.
DE	SUPERVALU Inc.	Banc of America Leasing & Capital, LLC	File No. 20114575224 Filed: 11/30/2011 Lapse Date: 11/30/2016	Specific equipment.
DE	SUPERVALU Inc.	Banc of America Leasing & Capital, LLC	File No. 20114575240 Filed: 11/30/2011 Lapse Date: 11/30/2016	Specific equipment.
DE	SUPERVALU Inc.	Nestle Dreyer’s Ice Cream Company	File No. 20115000438 Filed: 12/20/2011 Lapse Date: 12/20/2016	Specific consigned products.
DE	SUPERVALU Inc.	Papyrus/Recycled Greetings, Inc.	File No. 20122461111 Filed: 6/26/2012 Lapse Date: 6/26/2017	Inventory sold or delivered by Secured Party to Debtor on a scan based trading and consignment basis.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.2-7

State	Debtor	Secured Party	Filing Information	Collateral
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20122634972 Filed: 7/9/2012 Lapse Date: 7/9/2017	Specific leased equipment.
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20123107341 Filed: 8/10/2012 Lapse Date: 8/10/2017	Specific leased equipment.
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20123761444 Filed: 9/28/2012 Lapse Date: 9/28/2017	Specific leased equipment.
DE	SUPERVALU Inc.	Banc of America Leasing & Capital, LLC Citi Finance LLC Bank of Cape Cod
File No. 20130977810
Filed: 3/14/2013
Lapse Date: 3/14/2018

Collateral Amendment
File No. 20131080192
Filed: 3/21/2013

Amendment
File No. 20131958504
Filed: 5/22/2013

Amendment
File No. 20131970707
Filed: 5/23/2013
Specific equipment.
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20131479444 Filed: 4/17/2013 Lapse Date: 4/17/2018	Specific leased equipment.
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20131769141 Filed: 5/8/2013 Lapse Date: 5/8/2018	Specific leased equipment.
DE	SUPERVALU Inc.	Banc of America Leasing & Capital, LLC	File No. 20132337609 Filed: 6/18/2013 Lapse Date: 6/18/2018 Collateral Amendment File No. 20132566801 Filed: 7/3/2013	Specific leased equipment.
DE	SUPERVALU Inc.	Bank of Cape Cod	File No. 20132990712 Filed: 8/1/2013 Lapse Date: 8/1/2018	Specific leased equipment.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.2-8

State	Debtor	Secured Party	Filing Information	Collateral
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20133839785 Filed: 10/1/2013 Lapse Date: 10/1/2018	Specific equipment.
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20134603222 Filed: 11/21/2013 Lapse Date: 11/21/2018	Specific equipment.
DE	SUPERVALU Inc.	Data Sales Co., Inc.	File No. 20140082693 Filed: 1/8/2014 Lapse Date: 1/8/2019	Specific leased equipment.
DE	SUPERVALU Inc.	Data Sales Co., Inc.	File No. 20141709716 Filed: 5/1/2014 Lapse Date: 5/1/2019	Specific leased equipment.
DE	SUPERVALU Inc.	CenturyLink Communications, LLC	File No. 20141885748 Filed: 5/13/2014 Lapse Date: 5/13/2019	Specific equipment.
DE	SUPERVALU Inc.	Consignor: TNG GP	File No. 20143887247 Filed: 9/19/2014 Lapse Date: 9/19/2019	Consigned goods.
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20144748711 Filed: 11/24/2014 Lapse Date: 11/24/2019	Specific leased equipment.
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20144775862 Filed: 11/25/2014 Lapse Date: 11/25/2019	Specific leased equipment.
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20144791000 Filed: 11/26/2014 Lapse Date: 11/26/2019	Specific leased equipment.
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20144832580 Filed: 12/2/2014 Lapse Date: 12/2/2019	Specific leased equipment.
DE	SUPERVALU Inc.	IBM Credit LLC	File No. 20145032339 Filed: 12/11//2014 Lapse Date: 12/11/2019	Specific leased equipment.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.2-9

State	Debtor	Secured Party	Filing Information	Collateral
DE	SUPERVALU Inc.	Banc of America Leasing & Capital, LLC	File No. 20145134879 Filed: 12/17//2014 Lapse Date: 12/17/2019	Specific leased equipment.
DE	SUPERVALU Inc.	Nestle DSD Company; Dreyer’s Grand Ice Cream, Inc.; Nestle Dreyer’s Ice Cream Company	File No. 20153127312 Filed: 7/20/2015 Lapse Date: 7/20/2020
(a) Ice cream, frozen novelties & other products sold under the following brand names: Dreyer’s, Skinny Cow, Frosty Paws, Edy’s, Nestle or Haegen/Dazs; and
(b) Frozen pizza & other frozen dinner items & products sold under the following brand names: DiGiornio, California Pizza Kitchen, Tombstone or Jack’s.

DE	SUPERVALU Inc.	Noreast Capital Corporation	File No. 20154950720 Filed: 10/27/2015 Lapse Date: 10/27/2020
UCC statement filing is for notice purposes & is not intended to convert lease into security agreement.

2 - CM2400 cash manager safes located at Shoppers Food and Pharmacy, 5600 Thea Alameda, Baltimore, MD 21239.

MN	Super Valu	Forklifts of Minnesota, Inc.	File No. 891253900023 Filed: 6/7/2016 Lapse Date: 6/7/2021	Specific equipment.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.2-10

SCHEDULE 10.2.5

EXISTING INVESTMENTS

1. Investments in non-wholly owned entities:

Entity Name	Owner	Ownership %
Blaine North 1996 L.L.C.	SUPERVALU INC.	70.00
Bloomington 1998, L.L.C.	SUPERVALU INC.	40.00
[***]	[***]	[***]
Burnsville 1998 L.L.C.	SUPERVALU INC.	77.50
Coon Rapids 2002 L.L.C.	SUPERVALU INC.	64.00
Eagan 2008 L.L.C.	SUPERVALU INC.	51.00
[***]	[***]	[***]
Forest Lake 2000, L.L.C.	SUPERVALU INC.	65.00
Fridley 1998 L.L.C.	SUPERVALU INC.	92.00
[***]	[***]	[***]
[***]	[***]	[***]
Hastings 2002 L.L.C.	SUPERVALU INC.	58.00
[***]	[***]	[***]
[***]	[***]	[***]
Lakeville 2014 L.L.C.	SUPERVALU INC.	51.00
[***]	[***]	[***]
[***]	[***]	[***]
Monticello 1998 L.L.C.	SUPERVALU INC.	90.00
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Northfield 2002 L.L.C.	SUPERVALU INC.	51.00
[***]	[***]	[***]
Plymouth 1998 L.L.C.	SUPERVALU INC.	62.50
Savage 2002 L.L.C.	SUPERVALU INC.	51.00
Shakopee 1997 L.L.C.	SUPERVALU INC.	25.00
Shorewood 2001 L.L.C.	SUPERVALU INC.	62.00
Silver Lake 1996 L.L.C.	SUPERVALU INC.	51.00
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

2.    UNFI is a party to warrant agreements with [***], pursuant to which UNFI has the right to acquire up to 992 shares of [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.5-1

SCHEDULE 10.2.16

EXISTING AFFILIATE TRANSACTIONS

None.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

S-10.2.16-1